As filed with the Securities and Exchange Commission on August 11, 2004

Registration No. 333-117102

Securities and Exchange Commission

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHTRONICS SURGICAL SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Georgia	3845	58-2210668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

(770) 419-0691

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Argil J. Wheelock, M.D.

Chairman of the Board and Chief Executive Officer

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

Telephone: (770) 419-0691

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Frank M. Williams Miller & Martin PLLC Suite 1000 Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402 (423) 756-6600	Ted S. Biderman HealthTronics Surgical Services, Inc. 1841 West Oak Parkway, Suite A Marietta, Georgia 30062 (770) 419-0691	Timothy L. LaFrey Akin Gump Strauss Hauer & Feld LLP 300 West 6th Street, Suite 2100 Austin, Texas 78701 (512) 499-6200	James S.B. Whittenburg Prime Medical Services, Inc. 1301 S. Capital of Texas Highway Suite B-200 Austin, Texas 78746 (512) 328-2892

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of all other conditions to the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated August 11, 2004

PROPOSED MERGER—YOUR VOTE IS IMPORTANT

The boards of directors of Prime Medical Services, Inc., or Prime, and HealthTronics Surgical Services, Inc., or HealthTronics, have agreed upon a transaction in which Prime will be merged with and into HealthTronics. Before we can complete the merger, we must obtain the approval of our companies’ common shareholders. We are sending this joint proxy statement/prospectus to ask you to vote in favor of this transaction and related matters.

As a result of the merger, holders of Prime common stock will be entitled to receive one share of HealthTronics common stock for each share of Prime common stock they currently own. HealthTronics shareholders will continue to own their existing shares of HealthTronics common stock after the merger. The common stock to be issued to Prime stockholders will represent approximately 62% of the outstanding common stock of HealthTronics after the merger and the current HealthTronics shareholders will hold approximately 38% of the outstanding common stock of HealthTronics after the merger.

Prime common stock is quoted on the Nasdaq National Market under the symbol “PMSI.” Prime common stock will be delisted if the merger is consummated.

HealthTronics common stock is quoted on the Nasdaq National Market under the symbol “HTRN.”

Your vote is very important. We cannot complete the merger unless the Prime and HealthTronics shareholders vote to approve and adopt the merger agreement.

This document is a prospectus relating to the shares of HealthTronics common stock to be issued in the merger and a joint proxy statement for both HealthTronics to solicit proxies for its special meeting of shareholders and Prime to solicit proxies for its special meeting of stockholders. It contains answers to frequently asked questions and a summary of the important terms of the merger, the merger agreement and related transactions, followed by a more detailed discussion.

For a discussion of certain significant matters that you should consider before voting on the merger agreement, see “ Risk Factors” beginning on page 18.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the HealthTronics common stock to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This document is dated August 27, 2004 [assumed date] and is first being mailed to shareholders of Prime and HealthTronics on or about August 30, 2004 [assumed date].

PRIME MEDICAL SERVICES, INC.

1301 S. Capital of Texas Highway, Suite B-200

Austin, Texas 78746

(512) 328-2892

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 29, 2004 [ASSUMED DATE]

To the Stockholders of Prime Medical Services, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Prime Medical Services, Inc. will be held at 1301 S. Capital of Texas Highway, Atrium of Suite B-200, Austin, Texas, on September 29, 2004 [assumed date] at 10:00 a.m. [assumed time], Austin, Texas time, for the following purposes:

1.	to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated June 11, 2004, by and between Prime and HealthTronics Surgical Services, Inc., pursuant to which Prime will be merged with and into HealthTronics; and

2.	to transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on August 25, 2004 [assumed date] are entitled to notice of and to vote at the special meeting or at any adjournments or postponements thereof. Each share of Prime common stock is entitled to one vote. The affirmative vote of a majority of the outstanding Prime common stock is required to approve and adopt the merger agreement. A complete list of stockholders entitled to vote at the special meeting will be available for examination at Prime’s offices in Austin, Texas during normal business hours by any Prime stockholder for any purpose relevant to the special meeting for a period of 10 days before the special meeting. This list will also be available at the special meeting and any Prime stockholder may inspect it for any purpose relevant to the special meeting. Prime stockholders are not entitled to appraisal rights under the Delaware General Corporation Law with respect to the merger.

The Prime board of directors unanimously approved the merger agreement and the transactions contemplated by it, declared the advisability of the merger agreement, and recommends that Prime stockholders vote at the special meeting “FOR” the approval and adoption of the merger agreement.

By Order of the Board of Directors,

/s/ BRAD A. HUMMEL
Brad A. Hummel
President and Chief Executive Officer

Austin, Texas

August 27, 2004 [assumed date]

Your vote is important. Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

HEALTHTRONICS SURGICAL SERVICES, INC.

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

(770) 419-0691

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 29, 2004 [ASSUMED DATE]

To the Shareholders of HealthTronics Surgical Services, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of HealthTronics Surgical Services, Inc. will be held at 1841 West Oak Parkway, Suite A, Marietta, Georgia, on September 29, 2004 [assumed date] at 11:00 a.m. [assumed time], Marietta, Georgia time, for the following purposes:

1.	to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated June 11, 2004, by and between Prime Medical Services, Inc. and HealthTronics, pursuant to which (i) Prime will be merged with and into HealthTronics, (ii) HealthTronics will issue HealthTronics common stock to Prime stockholders, (iii) HealthTronics will amend and restate its articles of incorporation and (iv) 11 individuals will be appointed to serve on the HealthTronics board of directors upon the effectiveness of the merger;

2.	to consider and vote upon proposals to amend and restate the HealthTronics articles of incorporation to:

(a)	increase the number of authorized shares of HealthTronics common stock from 30,000,000 shares to 70,000,000 shares;

(b)	provide for the authority to issue up to 30,000,000 shares of preferred stock;

(c)	modify the limitation of liability rights of directors of HealthTronics;

(d)	provide for indemnification rights for the HealthTronics officers and directors;

(e)	provide for circumstances when the HealthTronics amended and restated articles of incorporation may be amended in the future;

(f)	change the name of HealthTronics to “HealthTronics, Inc.”; and

(g)	adopt the amended and restated articles of incorporation in the form attached hereto as Annex D, which include the foregoing amendments (if approved by the shareholders) and other changes set forth in the form of amended and restated articles of incorporation; and

3.	to transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Approval of each of proposals 1 and 2(a) through (g) is conditioned on the approval of all of those proposals. Therefore, you should consider proposals 1 and 2(a) through (g) together. If any of proposals 1 and 2(a) through (g) is not approved, none of them will be implemented, even if one or more of them receive sufficient shareholder votes for approval.

Only shareholders of record at the close of business on August 25, 2004 [assumed date] are entitled to notice of and to vote at the special meeting or at any adjournments or postponements thereof. Each share of HealthTronics common stock is entitled to one vote. For all proposals, the affirmative vote of a majority of the outstanding HealthTronics common stock is required. A complete list of shareholders entitled to vote at the special meeting will be available for examination at HealthTronics’ offices in Marietta, Georgia during normal business hours by any HealthTronics shareholder for any purpose relevant to the special meeting for a period of 10 days before the special meeting. This list will also be available at the special meeting and any HealthTronics shareholder may inspect it for any purpose relevant to the special meeting. HealthTronics shareholders are not entitled to dissenters’ rights under the Georgia Business Corporation Code with respect to the merger.

The HealthTronics board of directors unanimously approved the merger agreement and the transactions contemplated by it, and recommends that HealthTronics shareholders vote at the special meeting “FOR” the approval and adoption of the merger agreement and “FOR” the approval of the proposed amendments to the HealthTronics articles of incorporation.

By Order of the Board of Directors,

/s/ ARGIL J. WHEELOCK
Argil J. Wheelock, M.D.
Chairman of the Board and Chief Executive Officer

Marietta, Georgia

August 27, 2004 [assumed date]

Your vote is important. Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

INCORPORATION OF CERTAIN PRIME DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, or SEC, allows Prime to “incorporate by reference” business and financial information that is not included in or delivered with this document, which means that Prime can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

This document incorporates by reference the documents set forth below:

•	Prime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 5, 2004;

•	Prime’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004, filed May 5, 2004, and the quarter ended June 30, 2004, filed July 27, 2004; and

•	Prime’s Current Reports on Form 8-K, filed on February 2, 2004, February 23, 2004, February 24, 2004, April 28, 2004, June 14, 2004, June 15, 2004 and July 22, 2004.

Prime is also incorporating by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the filing of this document and the date of the Prime special meeting of stockholders.

You can obtain any of the documents listed above from Prime or the SEC. Documents listed above are available from Prime without charge, excluding all exhibits unless the exhibits have specifically been incorporated by reference in this document. Holders of this document may obtain documents listed above by requesting them upon written or oral request from Prime at the following address:

Prime Medical Services, Inc.

1301 S. Capital of Texas Highway, Suite B-200

Austin, Texas 78746

Attention: Investor Relations

(512) 328-2892

If you would like to request documents from us, please do so by September 22, 2004 [5 business days before meeting] to receive timely delivery of the documents in advance of the Prime special meeting of stockholders.

In addition, see “Where You Can Find More Information” on page 103.

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INCORPORATION OF CERTAIN HEALTHTRONICS DOCUMENTS BY REFERENCE

The SEC allows HealthTronics to “incorporate by reference” business and financial information that is not included in or delivered with this document, which means that HealthTronics can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

This document incorporates by reference the documents set forth below:

•	HealthTronics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 15, 2004;

•	HealthTronics’ Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004, filed May 10, 2004, and the quarter ended June 30, 2004, filed August 9, 2004;

•	HealthTronics’ Current Reports on Form 8-K, filed on February 2, 2004, February 23, 2004, March 9, 2004, March 12, 2004, March 23, 2004, May 6, 2004, two reports filed on June 15, 2004, a report filed on August 4, 2004 and a report filed on August 5, 2004; and

•	The description of HealthTronics’ outstanding common stock contained in HealthTronics’ Form 8-A/A filed on November 11, 1999, which incorporates by reference HealthTronics’ Pre-Effective Amendment Number One to Form SB-2, filed with the SEC on January 26, 1999.

HealthTronics is also incorporating by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the filing of this document and the date of the HealthTronics special meeting of shareholders.

You can obtain any of the documents listed above from HealthTronics or the SEC. Documents listed above are available from HealthTronics without charge, excluding all exhibits unless the exhibits have specifically been incorporated by reference in this document. Holders of this document may obtain documents listed above by requesting them upon written or oral request from HealthTronics at the following address:

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

Attention: Investor Relations

(770) 419-0691

If you would like to request documents from us, please do so by September 22, 2004 [5 business days before meeting] to receive timely delivery of the documents in advance of the HealthTronics special meeting of shareholders.

In addition, see “Where You Can Find More Information” on page 103.

LIST OF ANNEXES

QUESTIONS AND ANSWERS ABOUT THE MERGER

Set forth below are commonly asked questions and answers about the merger, including, if applicable, parenthetical page references to the more complete discussion in this document of the questions answered in this section. For a more complete description of the legal and other terms of the merger, please read carefully this entire document and the other available information referred to in “Where You Can Find More Information.”

Q:	What will happen in the merger?

A:	The proposed merger will combine the businesses of Prime and HealthTronics. At the effective time of the merger, Prime will be merged with and into HealthTronics, and HealthTronics will be the surviving corporation. As a result of the merger, HealthTronics will continue as a public company and Prime’s corporate existence will cease.

Q:	How will the merger affect Prime stockholders? What will Prime stockholders receive for their shares in the merger? (see page 65)

A:	Under the terms of the merger agreement, Prime stockholders will become shareholders of HealthTronics. Holders of Prime common stock will receive one share of HealthTronics common stock for each share of Prime common stock they own.

Q:	How will the merger affect HealthTronics shareholders? Will HealthTronics shareholders receive any shares in the merger? (see page 65)

A:	HealthTronics shareholders will not receive any shares in the merger. They will continue to hold the HealthTronics common stock they own before the time of the merger.

Options to purchase HealthTronics common stock will continue to exist under the same terms and conditions as they exist prior to the merger, except for options held by certain officers and directors of HealthTronics that will fully vest as a result of the merger. For a description of the officers and directors whose options will vest as a result of the merger, see “The Merger—Interests of Certain Persons in the Merger” on page 61.

Q:	Where will my shares be traded after the merger? (see page 64)

A:	HealthTronics common stock will continue to be traded on the Nasdaq National Market under the symbol “HTRN.” Prime common stock will no longer be traded.

Q:	What changes will be made to HealthTronics’ articles of incorporation in connection with the merger? (see page 94)

A:	The HealthTronics shareholders will separately vote on amendments to the HealthTronics articles of incorporation to, among other things, (i) increase the number of authorized shares of HealthTronics common stock, (ii) authorize the issuance of preferred stock, (iii) modify the limitation of liability rights of directors of HealthTronics, (iv) provide for indemnification of the officers and directors of HealthTronics, (v) set forth certain circumstances under which the amended and restated articles of incorporation may be amended and (vi) change the name of the company to “HealthTronics, Inc.” For a more detailed discussion of these changes, see page 94.

Q:	Why are Prime and HealthTronics proposing the merger? (see pages 36 and 39)

A:	Prime and HealthTronics believe that the merger will create a stronger combined company and benefit their respective shareholders. For discussions of both the positive and negative factors considered by the board of directors of each company in approving the merger, see pages 36 and 39.

v

Q:	Are there any risks in the merger that I should consider? (see page 18)

A:	Yes. There are risks associated with all business combinations, including the proposed merger. We have described these risks and other risks in more detail under “Risk Factors” beginning on page 18.

Q:	What vote does my board of directors recommend? (see page 29)

A:	The Prime board of directors and the HealthTronics board of directors unanimously recommend that their shareholders vote “FOR” the approval and adoption of the merger agreement.

In addition, the HealthTronics board of directors unanimously recommends that the HealthTronics shareholders vote “FOR” the approval of each of the proposed amendments to the HealthTronics articles of incorporation.

Q:	What happens if some, but not all, of the Prime and HealthTronics proposals are approved by the shareholders of Prime and HealthTronics?

A:	Unless the Prime proposal to approve and adopt the merger agreement and the transactions contemplated by it is approved by the Prime stockholders, and the HealthTronics proposals to approve and adopt the merger agreement and to approve each of the amendments to the HealthTronics articles of incorporation are approved by HealthTronics shareholders, the transactions contemplated by the merger agreement will not occur and the HealthTronics articles of incorporation will not be amended. Additionally, even though certain proposals may be approved by either Prime or HealthTronics shareholders, unless all the proposals are approved, none of the transactions contemplated by the proposals will be consummated.

Q:	When do you expect the merger to be completed?

A:	We expect to complete the merger promptly following approval by Prime stockholders at the Prime special meeting of stockholders and approval by the HealthTronics shareholders at the HealthTronics special meeting of shareholders.

Q:	How do I vote my shares at my shareholder meeting? (see page 31)

A:	After carefully reading this document and the information incorporated by reference, indicate on the enclosed proxy how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at your shareholder meeting. To assure that we obtain your vote, please vote as instructed on your proxy card, even if you plan to attend your shareholder meeting in person. If you are a Prime stockholder and you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval and adoption of the merger agreement and may be voted in the discretion of the proxy holder for any other proposals that may be submitted at the Prime stockholder meeting. If you are a HealthTronics shareholder and you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval and adoption of the merger agreement and the approval of all of the amendments to the HealthTronics articles of incorporation, and may be voted in the discretion of the proxy holder for any other proposals that may be submitted at the HealthTronics shareholder meeting. You may revoke your proxy on or before the day of your shareholder meeting by following the instructions on page 32. You then may either change your vote or attend your shareholder meeting and vote in person.

Q:	What happens if I abstain from voting, or do not submit a proxy or vote? (see page 31)

A:	If you are a Prime stockholder or a HealthTronics shareholder, any of these actions will have the effect of a vote against the approval and adoption of the merger agreement and, with respect to the HealthTronics shareholders, against the approval of the proposed amendments to the HealthTronics articles of incorporation.

If you sign your proxy card but do not indicate how you want to vote, your shares will be voted in favor of each proposal.

Q:	What should I do if I want to change my vote or revoke my proxy? (see page 31)

A:	You can:

•	send a written notice to the corporate secretary stating that you would like to revoke your proxy;

•	complete and submit a later dated proxy card; or

•	attend your shareholder meeting and vote in person.

Q:	If my broker holds my shares in “street name,” will my broker vote them for me without my instructions? (see page 31)

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures your broker provides.

Q:	Should I send in my stock certificates now? (see page 65)

A:	No. After the merger, if you are a Prime stockholder, we will send you written instructions on how to exchange your Prime stock certificates for certificates representing HealthTronics common stock. HealthTronics shareholders should continue to hold their certificates after the merger and do not need to take any further action.

Q:	Am I entitled to appraisal rights or dissenters’ rights? (see page 66)

A:	No. Prime stockholders are not entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, which we will refer to as the DGCL. HealthTronics shareholders are not entitled to dissenters’ rights under Article 13 of the Georgia Business Corporation Code.

Q:	Is the merger taxable? (see page 72)

A:	Prime and HealthTronics each expect the merger to be tax free pursuant to Section 368(a) of the Internal Revenue Code.

It is a condition to closing that Prime and HealthTronics receive opinions from outside legal counsel that the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code. Although either Prime or HealthTronics may waive this condition, they currently do not anticipate doing so. If Prime and/or HealthTronics does waive this condition and the tax consequences of the merger are materially different from those described in this document, we will inform you of this decision and ask you to vote on the Prime proposal (if you are a Prime stockholder) and HealthTronics proposals (if you are a HealthTronics shareholder) taking this into consideration, or alternatively, resolicit your approval in the event the waiver occurs after your special meeting of shareholders.

Please review carefully the information under the caption “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 for a description of the material U.S. federal income tax consequences of the merger to Prime stockholders. The tax consequences to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:	Where can I find more information about the companies? (see page 103)

A:

Both Prime and HealthTronics file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. This information is also available through the Internet site maintained by the SEC at http://www.sec.gov and at the offices of the Nasdaq National Market. In addition, you may obtain some of this information directly from Prime and HealthTronics. For a more detailed description of the information available, please see “Where You Can Find More Information” on page 103.

Q:	Who can help answer my questions? (see page 103)

A:	If you have more questions about the merger, please call the Investor Relations department of Prime at (512) 328-2892 or HealthTronics at (770) 419-0691.

SUMMARY

This summary primarily highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms of the merger, you should read carefully this entire document and the other available information referred to under “Where You Can Find More Information” on page 103. We encourage you to read the merger agreement, the legal document governing the merger, which is included as Annex A to this joint proxy statement/prospectus. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary.

The Companies

Prime Medical Services, Inc.

1301 S. Capital of Texas Highway, Suite B-200

Austin, Texas 78746

(512) 328-2892

Prime manufactures, sells and maintains lithotripters, which are devices that transmit high-energy shock waves through the body to break up kidney stones in a medical procedure known as lithotripsy. Prime also provides lithotripsy services, designs and manufactures trailers and coaches for transporting high technology medical devices and broadcast and communication equipment, and markets various medical tables and x-ray generators. Prime provides services related to the operation of lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers. Physicians, not Prime, render medical care utilizing the lithotripters. Prime also designs, constructs and engineers mobile trailers, coaches and special purpose mobile units that transport high technology medical devices and equipment designed for broadcasting and communications applications, such as magnetic resonance imaging devices (or MRI machines), cardiac catheterization labs for testing blood pressure, blood oxygen levels and other heart conditions, CT scanware (or CAT scan machines), lithotripters, positron emission tomography devices or machines for PET scans, mobile command and control centers and satellite news gathering vehicles. Prime and its subsidiaries also market fixed and mobile tables for urological treatments and imaging, patient handling tables for use by pain management clinics and other users, and x-ray generators for medical imaging. Prime common stock is quoted on the Nasdaq National Market under the symbol “PMSI.”

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

(770) 419-0691

HealthTronics is a leading provider of non-invasive surgical treatments for the urology and orthopaedic markets, and, as a result of its recent acquisition of HMT Holding AG and controlling interest in HMT High Medical Technologies AG, a manufacturer of medical devices. The primary component of its urology business is lithotripsy, a medical procedure in which a device called a lithotripter transmits high-energy shock waves through the body to break up kidney stones. Also in the urology sector, HealthTronics provides treatments for benign and cancerous conditions of the prostate. In treating benign prostate disease, HealthTronics uses a technology called transurethral microwave therapy, a process in which heat therapy is used to treat the enlarged prostate, and other technologies. For treating prostate and other cancers, HealthTronics uses a procedure called cryosurgery, a process which uses a double freeze thaw cycle to destroy cancer cells. In orthopaedics, HealthTronics provides non-invasive surgical solutions for a wide variety of orthopaedic conditions such as chronic plantar fasciitis and chronic lateral epicondylitis, more commonly known as heel pain and tennis elbow, respectively. HealthTronics provides these services with its device called the OssaTron®, which is an evolution of the lithotripsy technology. The OssaTron® is approved by the FDA for the two previously stated indications and has been demonstrated to be effective through several clinical studies. Much of HealthTronics’ business consists of partnerships with urologists, orthopaedic surgeons and podiatrists or as a mobile service provider. HealthTronics employs an extensive network of clinical technicians who assist doctors with the operation of the equipment during procedures and electronic service technicians who maintain the medical devices in good working order. HealthTronics common stock is quoted on the Nasdaq National Market under the symbol “HTRN.”

The Merger (see page 65)

Pursuant to the merger agreement, Prime will merge with and into HealthTronics.

Under the terms of the merger agreement, Prime stockholders will receive one share of HealthTronics common stock for each share of Prime common stock they currently own. HealthTronics shareholders will continue to own their existing shares of HealthTronics common stock after the merger. The common stock to be issued to Prime stockholders will represent approximately 62% of the outstanding common stock of HealthTronics after the merger and the current HealthTronics shareholders will hold approximately 38% of the outstanding common stock of HealthTronics after the merger.

The merger is expected to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code. Accordingly, the merger is expected to be tax free to Prime stockholders.

Options to purchase Prime common stock will be converted into options to purchase HealthTronics common stock based on the same exchange ratio as applies to the conversion of Prime common stock. Therefore, at the effective time of the merger, an option to purchase one share of Prime common stock will become an option to purchase one share of HealthTronics common stock at the same exercise price and on the same terms as applied to such Prime option prior to the merger. Pursuant to the terms of the merger agreement, at the time of the merger, HealthTronics will assume the Prime Amended and Restated 1993 Stock Option Plan, as amended June 18, 2002, and the Prime 2003 Stock Option Plan, and each outstanding employee or director stock option of Prime.

Of Prime’s warrants covering 427,061 shares of Prime common stock outstanding as of the date of this document, 305,505 of such warrants will expire pursuant to their terms at the time of the merger if the Prime board of directors so elects, unless exercised prior to the time of the merger. The Prime board of directors intends to make such election. Also, 54,356 of such warrants will expire according to their terms before the merger, unless exercised before their expiration dates. The remaining 67,200 Prime warrants will become warrants to purchase shares of HealthTronics common stock at the same exercise price and on the same terms as applied to such Prime warrants prior to the merger, unless such warrants otherwise expire according to their terms.

Recommendations of the Boards of Directors (see page 29)

Prime. The Prime board of directors unanimously approved the merger agreement and the transactions contemplated by it, declared the advisability of the merger agreement, and recommends that Prime stockholders vote at the special meeting “FOR” the approval and adoption of the merger agreement.

HealthTronics. The HealthTronics board of directors unanimously approved the merger agreement and the transactions contemplated by it, including:

•	the issuance of HealthTronics common stock to the Prime stockholders,

•	the amendment and restatement of HealthTronics’ articles of incorporation,

•	the adoption of the amended and restated bylaws of HealthTronics at the time of the merger in the form attached at Annex E, and

•	the appointment of 11 individuals to serve on the HealthTronics board of directors upon the effectiveness of the merger.

The HealthTronics board of directors hereby recommends that HealthTronics shareholders vote at the special meeting “FOR” the approval and adoption of the merger agreement.

In addition, the HealthTronics board of directors recommends that HealthTronics shareholders vote at the special meeting “FOR” the following proposals to amend and restate the HealthTronics articles of incorporation:

•	to increase the number of authorized shares of HealthTronics common stock from 30,000,000 shares to 70,000,000 shares;

•	to provide for the authority to issue up to 30,000,000 shares of preferred stock;

•	to modify the limitation of liability rights of directors of HealthTronics;

•	to provide for indemnification rights for the HealthTronics officers and directors;

•	to provide for circumstances when the HealthTronics amended and restated articles of incorporation may be amended in the future;

•	to change the name of HealthTronics to “HealthTronics, Inc.”; and

•	to adopt the amended and restated articles of incorporation in the form attached hereto as Annex D, which include the foregoing amendments (if approved by the HealthTronics shareholders) and other changes set forth in the form of amended and restated articles of incorporation.

Opinions of Financial Advisors (see pages 42 and 48)

In deciding to recommend the merger, the boards of directors of Prime and HealthTronics each considered opinions from their companies’ respective financial advisors.

Prime. Prime received a written opinion from its financial advisor, Banc of America Securities LLC, to the effect that, based upon its review and assumptions and subject to specific matters stated in its opinion, the text of which is set forth in full at Annex B, as of June 10, 2004, the exchange ratio to be received by the Prime stockholders in the merger was fair to Prime’s stockholders from a financial point of view.

HealthTronics. HealthTronics received a written opinion, the text of which is set forth in full at Annex C, from its financial advisor, SunTrust Robinson Humphrey, to the effect that as of the date of its opinion, June 11, 2004, the exchange ratio in the proposed merger was fair to HealthTronics, from a financial point of view.

The full texts of these opinions describe the bases and assumptions on which they were rendered and are attached as Annexes B and C. We urge you to read these opinions in their entirety as well as the discussions of such opinions under “The Merger—Opinion of Prime’s Financial Adviser” and “The Merger—Opinion of HealthTronics’ Financial Advisor” beginning on page 42 of this document.

Board of Directors and Senior Management of HealthTronics following the Merger (see page 60)

Pursuant to the merger agreement, the combined company’s initial board of directors following the merger will be composed of 11 members who will serve as directors until their respective successors have been duly elected or appointed or until their earlier death, resignation or removal. The merger agreement provides that Prime will designate six of these directors, HealthTronics will designate four of these directors and one director will be jointly designated by the Prime designees and the HealthTronics designees. The respective Prime and HealthTronics designees are as follows:

Prime designees	Current position at Prime
R. Steven Hicks	Director
Brad A. Hummel	Director, Chief Executive Officer and President
Michael R. Nicolais	Director
William A. Searles	Director
Kenneth S. Shifrin	Chairman
Perry W. Waughtal	Director

HealthTronics designees	Current position at HealthTronics
Scott A. Cochran	Director
Donny R. Jackson	Director
Timothy J. Lindgren	Director
Argil J. Wheelock, M.D.	Chairman and Chief Executive Officer

The joint designee will be selected by the Prime designees and the HealthTronics designees after the merger.

In connection with the merger, the following individuals will serve as the senior management of HealthTronics after the merger until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal:

	Management position following the merger	Current position at Prime or HealthTronics
Argil J. Wheelock, M.D.	Non-executive Chairman	HealthTronics’ Chairman and Chief Executive Officer

Kenneth S. Shifrin	Non-executive Vice Chairman	Prime’s Chairman

Brad A. Hummel	Chief Executive Officer and President	Prime Director, Chief Executive Officer and President

John Q. Barnidge	Chief Financial Officer and Senior Vice President	Prime’s Chief Financial Officer and Senior Vice President

James S.B. Whittenburg	Senior Vice President—Development, General Counsel and Secretary	Prime’s Senior Vice President— Development, General Counsel and Secretary

Joseph M. Jenkins, M.D.	President—Urology	Prime’s President—Urology

W. Price Dunaway	Senior Vice President—Urology	HealthTronics’ Senior Vice President and Chief Operating Officer of Lithotripsy Operations

	Management position following the merger	Current position at Prime or HealthTronics

Phil J. Supple	President—Manufacturing	Prime’s President—Manufacturing

Richard A. Rusk	Vice President and Controller	Prime’s Vice President and Controller

Shareholder Proposals are Conditional

If any of the Prime proposal to approve and adopt the merger agreement, the HealthTronics proposal to approve and adopt the merger agreement, or the HealthTronics proposals to approve the proposed amendments to the HealthTronics articles of incorporation are not approved, then none of the transactions contemplated by the proposals will be consummated. Thus, each proposal must be approved by the respective shareholders or the merger will not be completed and the HealthTronics articles of incorporation will not be amended.

Voting Agreements (see page 32)

In connection with the signing of the merger agreement, Kenneth S. Shifrin, Chairman of the Board of Prime, entered into a voting agreement whereby Mr. Shifrin agreed to vote all of his shares of Prime common stock (less than 1% of Prime’s outstanding shares as of the record date) in favor of the approval and adoption of the merger agreement.

At the same time, Argil J. Wheelock, M.D., Chairman of the Board and Chief Executive Officer of HealthTronics, entered into a voting agreement whereby Dr. Wheelock agreed to vote all of his shares of HealthTronics common stock (approximately 10.8% [assumed #] of HealthTronics’ outstanding shares as of the record date) in favor of the approval and adoption of the merger agreement.

The Shareholder Meetings (see page 29)

Prime. At the Prime special meeting, Prime stockholders will be asked to approve and adopt the merger agreement.

HealthTronics. At the HealthTronics special meeting, HealthTronics shareholders will be asked to approve and adopt the merger agreement and to approve each of the proposed amendments to the HealthTronics articles of incorporation.

Record Dates (see page 30)

Prime. You can vote at the special meeting of Prime stockholders if you owned Prime common stock at the close of business on August 25, 2004 [assumed date].

HealthTronics. You can vote at the special meeting of HealthTronics shareholders if you owned HealthTronics common stock at the close of business on August 25, 2004 [assumed date].

Votes Required (see page 30)

Prime. To establish a quorum at the Prime special meeting, holders of a majority of the outstanding shares of Prime common stock must be present, in person or by proxy, at the meeting. Approval and adoption of the merger agreement by Prime stockholders requires the affirmative vote of a majority of the outstanding shares of Prime common stock.

HealthTronics. To establish a quorum at the HealthTronics special meeting, holders of a majority of outstanding shares of HealthTronics common stock must be present, in person or by proxy, at the meeting. Approval and adoption of the merger agreement and approval of the proposed amendments to the HealthTronics articles of incorporation by HealthTronics shareholders require the affirmative vote of a majority of the outstanding shares of HealthTronics common stock.

Share Ownership of Management (see page 63)

Prime. As of the record date for the Prime special meeting, there were 20,829,343 [assumed #] shares of Prime common stock outstanding. Directors and executive officers of Prime beneficially owned approximately 6.7% [assumed #] of the outstanding Prime common stock on the record date.

HealthTronics. As of the record date for the HealthTronics special meeting, there were 12,397,024 [assumed #] shares of HealthTronics common stock outstanding. Directors and executive officers of HealthTronics beneficially owned approximately 21.8% [assumed #] of the outstanding HealthTronics common stock on the record date.

Risks Associated with the Merger (see page 18)

You should be aware of and carefully consider the risks relating to the merger described under “Risk Factors” beginning on page 18. These risks include possible difficulties in combining two companies that have previously operated independently.

Accounting Treatment (see page 59)

Prime is deemed to be the acquiring company for accounting purposes and the merger will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The assets acquired and liabilities assumed will be deemed to be those of HealthTronics because HealthTronics will be the surviving legal entity.

Conditions to the Merger (see page 68)

We will complete the merger only if the conditions to the merger are satisfied, including the following:

•	the approval by the shareholders of Prime and HealthTronics of the proposals presented at their respective special meetings;

•	the absence of any material adverse effect upon either Prime or HealthTronics;

•	the receipt by each party of a “comfort” letter given by the other party’s outside accounting firm;

•	the receipt by each party of a tax opinion from their respective outside law firms that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code;

•	the approval for listing of the HealthTronics common stock to be issued in the merger on the Nasdaq National Market;

•	the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	the absence of any law or court order that prohibits the merger;

•	the closing of the merger and consummation of the transactions contemplated in the merger agreement will not cause a breach or default under Prime’s indenture related to its 8.75% senior subordinated notes due April 2008; and

•	the repayment or refinancing by Prime and HealthTronics of all indebtedness under their credit facilities or the receipt by Prime and HealthTronics of consents under such credit facilities to enter into the merger.

We may choose to complete the merger even though a condition has not been satisfied if applicable law allows us to do so. The merger agreement includes additional conditions to the merger which are described on page 68.

Termination of the Merger Agreement (see page 70)

We can agree to terminate the merger agreement at any time. In addition, either of us can unilaterally terminate the merger agreement in various circumstances, including the following:

•	if the merger has not been completed by December 31, 2004, and if the terminating company has not materially breached its obligations under the merger agreement in a manner that proximately contributed to the failure to consummate the merger on or before that date; and

•	if the Prime stockholders fail to approve and adopt the merger agreement or the HealthTronics shareholders fail to approve and adopt the merger agreement.

Prime can unilaterally terminate the merger agreement if the average of the closing prices per share of HealthTronics common stock for the 30 consecutive trading days immediately preceding the third trading day before the closing of the merger is less than $4.92.

HealthTronics can unilaterally terminate the merger agreement if the average of the closing prices per share of Prime common stock for the 30 consecutive trading days immediately preceding the third trading day before the closing of the merger is less than $4.05.

The merger agreement can be terminated in other circumstances, which are described on page 70. If the merger agreement is terminated in accordance with its terms, neither Prime nor HealthTronics will be required to pay any termination fee to the other party.

Interests of Certain Persons in the Merger that Differ from Your Interests (see page 61)

Some of HealthTronics’ and Prime’s directors and officers have interests in the merger being consummated that differ from, or are in addition to, your interests as shareholders of HealthTronics and Prime. Pursuant to existing agreements or agreements to be entered into at closing, the following individuals will receive cash payments in connection with the closing of the merger:

Martin J. McGahan – $700,000

Ted S. Biderman – $350,000

Kenneth S. Shifrin – $180,000

At the closing of the merger, Dr. Wheelock will terminate his current employment agreement with HealthTronics and will simultaneously enter into a board service and release agreement pursuant to which Dr. Wheelock will serve as Chairman of HealthTronics after the merger. As consideration for his services, Dr. Wheelock will be entitled to receive $25,000 per month for the first year of his service, $20,833 per month for his second year of service and $16,666 per month for his third year of service, unless he is no longer serving on the board of directors. In the event Dr. Wheelock’s directorship with HealthTronics is terminated he will also be entitled to a severance payment of $1,410,000. Dr. Wheelock’s board service and release agreement will also contain certain non-competition and related covenants which are described on page 61.

In addition to the cash payments above, pursuant to a severance and non-competition agreement to be entered into at closing Mr. McGahan will be entitled to payments of $8,334 per month for three years as consideration for noncompetition commitments in the agreement and health insurance benefits for one year from the date of termination of his employment by HealthTronics. Also pursuant to a severance and non-competition agreement to be entered into at closing, Mr. Biderman will be entitled to payments of $4,167 per month for three years as consideration for noncompetition commitments in the agreement and health insurance benefits for one year from the date of termination of his employment by HealthTronics. Under Mr. McGahan’s and Mr. Biderman’s agreements, as a condition to their receiving payments under the agreements, they will be subject to certain non-competition and related covenants which are described on page 61.

Also at the closing of the merger, Mr. Shifrin, Chairman of the Board of Prime, will terminate his current board service agreement with Prime and will simultaneously amend his existing severance and release agreement with Prime. Mr. Shifrin will also enter into a board service, amendment and release agreement pursuant to which Mr. Shifrin will serve as Vice Chairman of HealthTronics and receive the cash payment listed above. The term of Mr. Shifrin’s non-competition and related covenants under his existing board service agreement will be extended by one year.

Immediately prior to the effective time of the merger, the options held by the following officers and directors of HealthTronics will automatically vest (to the extent not already vested). The exercise price per share provided in the table below is a weighted-average price taking into account the exercise prices of all the options held by the listed individual. See page 62 for a complete listing of the options, including exercise prices, held by the following individuals:

Officer or Director	Title	Options	Weighted-Average Exercise Price/ Share
Argil J. Wheelock, M.D.	Chairman and Chief Executive Officer	330,000	$6.95

Martin J. McGahan	President, Chief Operating Officer and Chief Financial Officer	188,000	$7.86

Ted S. Biderman	Senior Vice President and General Counsel	85,000	$8.81

Victoria W. Beck	Executive Vice President and Chief Accounting Officer	118,500	$8.11

James R. Andrews	Director	120,000	$9.13

J. Richard Steadman, M.D.	Director	50,000	$7.54

Russell H. Maddox	Director	206,667	$6.70

HealthTronics’ directors and executive officers beneficially owned approximately 21.8% [assumed #]% of the outstanding shares of HealthTronics common stock as of the record date for the HealthTronics special meeting, including shares underlying stock options held by them. The directors and executive officers of Prime did not beneficially own any shares of HealthTronics common stock as of that date.

Prime’s directors and executive officers beneficially owned approximately 6.7% [assumed #] of the outstanding shares of Prime common stock as of the record date for the Prime special meeting, including shares underlying options held by them. The directors and executive officers of HealthTronics did not beneficially own any shares of Prime common stock as of that date.

Acquisition Proposals (see page 67)

Prime and HealthTronics have agreed not to engage in any discussions or negotiations with anyone that has made or is considering making an offer or proposal for a business combination involving Prime or HealthTronics, as applicable, or the purchase of a substantial amount of the stock or assets of Prime or HealthTronics, as applicable, other than as contemplated in the merger agreement. However, Prime, HealthTronics or their respective boards of directors may take and disclose a position with respect to a tender offer by a third party pursuant to applicable law and before obtaining Prime or HealthTronics shareholder approval of the merger agreement, or, if certain conditions are met, furnish information or enter into negotiations with any person, organization or entity indicating a willingness to make an unsolicited bona fide proposal for a business combination involving Prime or HealthTronics, as applicable, or the purchase of a substantial amount of the stock or assets of Prime or HealthTronics, as applicable. For a more detailed discussion of such conditions, see “Terms of the Merger Agreement—Additional Agreements—Acquisition Proposals (No-Shop Provisions)” on page 67.

Material Differences in the Rights of Shareholders (see page 90)

The rights of Prime stockholders are governed by Delaware law and Prime’s certificate of incorporation and bylaws. Upon completion of the merger, your rights as shareholders of HealthTronics will be governed by Georgia law and HealthTronics’ amended and restated articles of incorporation and amended and restated bylaws. Georgia law and HealthTronics’ amended and restated articles of incorporation and amended and restated bylaws differ from Delaware law and Prime’s certificate of incorporation and bylaws and from HealthTronics’ current articles of organization and bylaws in some material respects. For instance,

•	HealthTronics’ amended and restated articles of incorporation would authorize the issuance of (i) 70,000,000 shares of common stock, compared to 40,000,000 shares for Prime under its current certificate of incorporation and 30,000,000 shares for HealthTronics under its current articles of incorporation, and (ii) 30,000,000 shares of preferred stock, compared to 1,000,000 shares for Prime and none for HealthTronics under their current charters;

•	HealthTronics’ amended and restated bylaws would require between one and 15 directors. Prime’s current bylaws require at least one director with no limit to the size of the board of directors, and HealthTronics’ current bylaws require between five and nine directors;
•	HealthTronics’ amended and restated bylaws would permit the removal of one or more directors by a plurality of shareholder votes while Prime’s current bylaws and HealthTronics’ current bylaws each require a majority shareholder vote;

•	HealthTronics’ amended and restated bylaws would provide for proxy appointments in writing, by phone, or by electronic transmission while Prime’s currently bylaws only provide for written proxy appointments and HealthTronics’ current bylaws do not address this issue;

•	special meetings of shareholders may be called by holders of 30% or more of the outstanding common stock under HealthTronics’ amended and restated bylaws whereas only 10% and 25% of the shareholders can call a special meeting under Prime’s and HealthTronics’ current bylaws, respectively; and

•

the amended and restated articles of incorporation of HealthTronics allow the corporation to amend the articles of incorporation as provided in the OCGA. The OCGA provides that the board of directors may amend the articles of incorporation without shareholder action to make non-material changes such as deleting names and addresses of initial directors, deleting the name and address of the initial registered agent, and changing the corporate name. Otherwise, the OCGA generally provides that amendments may be made to the articles of incorporation if the board of directors recommends the amendment to the shareholders, and the shareholders entitled to vote on the amendment approve the amendment by a majority vote. Notwithstanding the foregoing, the amended and restated articles of incorporation of HealthTronics provide that any amendment to articles VI, VII, VIII and IX (which relate to Limitation of Director’s Liability, Indemnification, Outside Interests and Amendment to the Articles of Incorporation, respectively) may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the shareholders entitled to vote thereon and the affirmative of a majority of the members of the entire board of directors. Under Prime and HealthTronics’ current certificate of incorporation and articles of incorporation, generally only a majority of the shares entitled to vote thereon and a majority of the board of directors is necessary for such amendments;

For a detailed description of these material differences, see page 90.

Comparative Per Share Market Price Information (see page 28)

Prime common stock is quoted on the Nasdaq National Market under the symbol “PMSI” and HealthTronics common stock is quoted on the Nasdaq National Market under the symbol “HTRN.” On June 10, 2004, the last full trading day before public announcement of the proposed merger, the closing price of HealthTronics common stock was $7.04 per share and the closing price of Prime common stock was $5.94 per share. On August 26, 2004 [assumed date] (the last full trading day before mailing this document), the last reported sale price of HealthTronics common stock was $[            ] per share and the last reported sale price of Prime common stock was $[            ] per share. We urge you to obtain current market quotations before making any decision with respect to the merger.

Summary Historical Consolidated Financial Data

Prime

In the table below, we provide you with summary historical financial data of Prime. We have prepared this information using the consolidated financial statements of Prime for the three years ended December 31, 2003 and the six months ended June 30, 2004 and 2003. The financial statements for the three fiscal years ended December 31, 2003 have been audited. The financial statements for the six months ended June 30, 2004 and 2003 have not been audited. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Prime considers necessary for a fair presentation of the financial position and the results of operations for these periods.

Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004. When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in our annual and quarterly reports filed with the SEC, as well as the section of our annual and quarterly reports titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(Amounts in thousands, except per share data)
Statement of Income Data:
Revenue:
Lithotripsy	$35,986	$30,098	$60,416	$70,301	$80,887
Manufacturing	54,270	47,139	98,955	88,753	51,579
Refractive(1)	—	—	—	10,143	22,332
Other	475	525	1,022	739	70

	90,731	77,762	160,393	169,936	154,868

Cost of services and general and administrative expenses:
Lithotripsy	15,706	13,011	24,802	26,292	26,167
Manufacturing	49,211	42,420	89,499	74,112	43,901
Refractive(1)	—	—	—	8,862	15,224
Corporate	2,024	1,440	3,495	3,603	3,986
Depreciation and amortization	3,466	3,651	7,063	6,671	14,235
Other(1)	—	—	—	17,740	44,580

	70,407	60,522	124,859	137,280	148,093

Operating income	20,324	17,240	35,534	32,656	6,775
Other income (expenses):
Interest and dividends	149	221	313	237	445
Interest expense	(4,653)	(4,537)	(8,991)	(9,697)	(10,983)
Loan fees	—	—	(257)	(1,069)	(163)
Other, net	(32)	(258)	(118)	498	197

Income (loss) before provision (benefit) for income taxes and minority interest	15,788	12,666	26,481	22,625	(3,729)
Minority interest in consolidated income	10,264	7,893	17,591	21,830	19,250
Provision (benefit) for income taxes	2,021	1,623	2,667	25	(8,514)

Net income (loss)	$3,503	$3,150	$6,223	$770	$(14,465)

Basic earnings (loss) per share:
Net income (loss)	$0.18	$0.18	$0.36	$0.05	$(0.92)
Weighted average shares outstanding	19,674	17,200	17,157	16,352	15,704
Diluted earnings (loss) per share:
Net income (loss)	$0.18	$0.18	$0.36	$0.05	$(0.92)
Weighted average shares outstanding	19,913	17,398	17,367	16,621	15,704

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(Amounts in thousands, except per share data)
Other Financial Data:
Net cash provided by operating activities	$14,903	$13,429	$37,272	$48,131	$47,532
Net cash (used in) provided by investing activities	(687)	(17,216)	(19,889)	(20,607)	(17,835)
Net cash used in financing activities	(20,221)	(7,174)	(27,777)	(23,853)	(28,724)

As of June 30, 2004
(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$3,775
Working capital	39,892
Goodwill	185,299
Total assets	294,924
Total long-term debt (excluding current portion)	107,444
Stockholders’ equity	127,461

(1)	During 2002, Prime recognized an impairment of approximately $17 million related to the disposal of its refractive vision operations. Additionally, Prime recognized an impairment related to certain lithotripsy assets located in south Florida due to a loss of the related hospital contract. During the year ended December 31, 2001, Prime recognized a charge totaling $44.6 million, of which $8.2 million relates to minority interest, leaving a net impact to Prime of $36.4 million, all but $2.5 million of which was non-cash. Of this amount, approximately $21.6 million was for Prime’s impairment of goodwill associated with acquisitions made in the refractive vision segment during 1999 and 2000, $4.4 million related to a loss on Prime’s sale of its Kansas City refractive center, $3.8 million related to Prime recognizing impairments of certain lithotripsy assets, $3.8 million related to an increase in reserves on lithotripsy receivables, net of the related minority interest position of the increased reserves of $8.2 million, and $2.5 million for the severance of certain contractual obligations. Prime based its increase in reserves on certain lithotripsy receivables on negotiated settlements with hospitals and on additional information now available to Prime from a full year’s operations of its new receivables system, which was placed in service in late 2000.

HealthTronics

In the table below, we provide you with summary historical financial data of HealthTronics. We have prepared this information using the consolidated financial statements of HealthTronics for the three years ended December 31, 2003 and the six months ended June 30, 2004 and 2003. The financial statements for the three fiscal years ended December 31, 2003 have been audited. The financial statements for the six months ended June 30, 2004 and 2003 have not been audited. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which HealthTronics considers necessary for a fair presentation of the financial position and the results of operations for these periods.

Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004. When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in our annual and quarterly reports filed with the SEC, as well as the section of our annual and quarterly reports titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(Amounts in thousands, except per share data)
Statement of Income Data:
Revenue:
Lithotripsy(1)	$28,753	$26,991	$55,772	$62,195	$28,441
Manufacturing(2)	3,271	—	—	—	—
Orthotripsy	8,743	8,599	18,813	11,703	6,435
Other	8,307	6,753	13,821	13,294	9,006

	49,074	42,343	88,406	87,192	43,882

Cost of services and general and administrative expenses:
Lithotripsy(1)	13,650	12,239	25,008	25,040	10,822
Manufacturing(2)	4,885	—	—	—	—
Orthotripsy	7,080	6,444	15,403	10,943	6,102
Other	8,708	9,502	19,837	18,434	10,857
Depreciation and amortization	3,060	2,804	5,602	5,687	4,396

	37,383	30,989	65,850	60,104	32,177

Operating income	11,691	11,354	22,556	27,088	11,705

Other income (expenses):
Interest and dividends	109	75	191	196	174
Interest expense	(1,106)	(1,044)	(1,938)	(2,963)	(509)
Loan fees	—	—	—	—	—
Other, net(3)	1,360	2,988	6,949	6,288	4,080

Income (loss) before provision (benefit) for income taxes and minority interest	12,054	13,373	27,758	30,609	15,450
Minority interest in consolidated income	10,549	8,729	19,273	16,575	10,230
Provision for income taxes	930	1,817	3,224	5,491	2,087

Net income (loss)	$575	$2,827	$5,261	$8,543	$3,133

Basic earnings (loss) per share:
Net income (loss)	$0.05	$0.25	$0.46	$0.77	$0.29
Weighted average shares outstanding	12,100	11,484	11,504	11,141	10,981
Diluted earnings (loss) per share:
Net income (loss)	$0.05	$0.24	$0.45	$0.73	$0.28
Weighted average shares outstanding	12,143	11,715	11,751	11,739	11,123

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(Amounts in thousands)
Other Financial Data:
Net cash provided by operating activities	$91	$1,195	$784	$22,674	$6,117
Net cash provided by (used in) investing activities	(2,661)	(3,572)	4,492	(3,943)	(47,638)
Net cash provided by (used in) financing activities	2,276	(5,552)	(13,044)	(11,828)	45,603

As of June 30, 2004
(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$8,746
Working capital	(6,534)
Goodwill	67,323
Total assets	135,181
Total long-term debt (excluding current portion)	8,580
Shareholders’ equity	46,138

(1)	In December 2001, HealthTronics acquired Litho Group, Inc. consisting of several lithotripsy subsidiaries including five lithotripsy entities in five major markets. In June 2002, HealthTronics sold its lithotripsy subsidiary, US Lithotripsy.
(2)	On March 5, 2004, HealthTronics acquired HMT Holdings AG, which among other things manufactures medical devices.
(3)	Other, net includes HealthTronics Gain on Sales of Investment Interest for the years ended December 31, 2003, 2002, and 2001 of $4.5 million, $4.4 million, and $3.4 million, respectively. These gains approximated $300 thousand and $2.2 million for the six months ended June 30, 2004 and 2003, respectively. During 2002, HealthTronics recognized a $2.2 million gain related to the sale of its US Lithotripsy subsidiary. During the six months ended June 30, 2003 and the year ended December 31, 2003 HealthTronics recognized a $3.9 million pre-tax gain related to the re-syndication of certain of its Litho Group investment interests. In 2001 the gains were primarily from the sales of investment interests in several orthopaedic partnerships.

Summary Unaudited Pro Forma Combined Financial Data of the Combined Company

The following table sets forth summary unaudited pro forma combined financial data which is presented to give effect to the merger.

The unaudited pro forma combined financial information is not necessarily indicative of the results of operations or the financial position that would have occurred had the merger been consummated at January 1, 2003, nor is it necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial information should be read together with the historical financial statements of Prime and HealthTronics incorporated by reference into this document and with the information in “Selected Historical Consolidated Financial and Other Data—Prime” beginning on page 74, and “Selected Historical Consolidated Financial and Other Data—HealthTronics” beginning on page 76.

	Pro Forma
	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(Amounts in thousands, except per share data)
Statement of Income Data:
Revenue:
Lithotripsy	$64,739	$116,188
Manufacturing	57,541	98,955
Orthotripsy	8,743	18,813
Other	8,782	14,843

	139,805	248,799

Cost of services and general and administrative expenses:
Lithotripsy	29,356	49,810
Manufacturing	54,096	89,499
Orthotripsy	7,080	15,403
Other	10,750	23,494
Depreciation and amortization	6,691	12,995

	107,973	191,201

Operating income	31,832	57,598
Other income (expenses):
Interest and dividends	234	456
Interest expense	(5,759)	(10,929)
Loan fees	—	(257)
Other, net	1,328	6,831

Income (loss) before provision (benefit) for income taxes and minority interest	27,635	53,699
Minority interest in consolidated income	20,813	36,864
Provision (benefit) for income taxes	2,879	5,702

Net income (loss)	$3,943	$11,133

Basic earnings (loss) per share:
Net income (loss)	$0.12	$0.39
Weighted average shares outstanding	31,774	28,661
Diluted earnings (loss) per share:
Net income (loss)	$0.12	$0.38
Weighted average shares outstanding	32,056	29,118

	Pro Forma
	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(Amounts in thousands)
Other Financial Data:
Net cash provided by operating activities	$14,994	$38,056
Net cash provided by (used in) investing activities	(3,348)	(15,397)
Net cash used in financing activities	(17,945)	(40,821)

As of June 30, 2004
(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$7,724
Working capital	27,993
Total assets	477,582
Total liabilities	221,310
Shareholders’ equity	220,208

Comparative Per Share Data

The following table sets forth certain historical per share data for Prime and HealthTronics and unaudited pro forma combined per share data after giving effect to the merger under the purchase method of accounting. The information presented in this table should be read in conjunction with the pro forma consolidated financial statements and the separate financial statements of the respective companies and the notes thereto appearing elsewhere herein or incorporated herein by reference.

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
Historical—HealthTronics
Earnings (Loss) Per Share:
Basic	$0.05	$0.46
Diluted	$0.05	$0.45
Book Value Per Share—Diluted	$3.80	$3.44
Historical—Prime
Earnings (Loss) Per Share:
Basic	$0.18	$0.36
Diluted	$0.18	$0.36
Book Value Per Share—Diluted	$6.40	$6.14
Pro Forma Combined
Earnings (Loss) Per Share:
Basic	$0.12	$0.39
Diluted	$0.12	$0.38
Book Value Per Share—Diluted	$6.87	$6.85

RISK FACTORS

In deciding whether to approve the merger and the transactions contemplated by the merger agreement, you should consider the following risks related to the merger and your investment in HealthTronics following the merger. You should consider carefully these risks along with the other information in this document.

Risks Relating to the Merger

Prime and HealthTronics may not realize the benefits of the merger if they experience difficulties integrating Prime into HealthTronics.

To be successful after the merger, Prime and HealthTronics will need to combine and integrate the operations of their separate companies into one company. Integration will require substantial management attention and could detract attention away from the day-to-day business of the combined company. Prime and HealthTronics could encounter difficulties in the integration process, such as the loss of key employees, customers or suppliers. If Prime and HealthTronics cannot integrate their businesses successfully, they may fail to realize the benefits they expect to realize from the merger.

Prime and HealthTronics may fail to realize anticipated operating efficiencies and cost savings associated with the merger if the estimated structural and operational similarities between Prime and HealthTronics do not exist.

The success of the merger will depend, in part, on the ability of HealthTronics, as the surviving corporation, to realize the anticipated operating efficiencies and cost savings from combining the businesses of HealthTronics and Prime. We have initially estimated that, by virtue of structural and operational similarities between Prime and HealthTronics, synergy potential will be approximately $10 million on an annualized basis. It is possible that our estimates could turn out to be incorrect. The amount of our cost savings will depend in part on HealthTronics’ ability to combine the businesses of HealthTronics and Prime in a way that permits those costs savings to be realized. If our estimates are incorrect or we are not able to successfully combine our two companies, anticipated cost savings may not be realized fully or at all, or make take longer to realize than anticipated.

The market value of shares of HealthTronics common stock that Prime stockholders receive in the merger will vary as a result of the fixed exchange ratio and possible stock price fluctuations. As a result, the price of HealthTronics common stock that Prime stockholders receive in the merger may be lower than the price of Prime common stock at the time of the merger.

As a result of the merger, each outstanding share of Prime common stock will be converted into one share of HealthTronics common stock. The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either HealthTronics common stock or Prime common stock. The price of HealthTronics common stock at the time the merger is completed may be higher or lower than the price of Prime common stock on the date of this document or on the date of the special meetings of the shareholders of Prime and HealthTronics. Changes in the business, operations or prospects of HealthTronics or Prime, market assessments of the benefits of the merger and of the likelihood that the merger will be completed, regulatory considerations, general market and economic conditions, or other factors may affect the prices of shares of HealthTronics common stock or shares of Prime common stock. Most of these factors are beyond our control.

In addition, if the average of the closing prices per share of HealthTronics common stock for the 30 consecutive trading days immediately preceding the third trading day before the closing of the merger is less than $4.92, Prime can unilaterally terminate the merger agreement without penalty. Similarly, if the average of the closing prices per share of Prime common stock for the 30 consecutive trading days immediately preceding the third trading day before the closing of the merger is less than $4.05, HealthTronics can unilaterally terminate the merger agreement without penalty.

Because the merger will be completed only after the special meetings of our respective shareholders are held, we cannot assure you that the price of the shares of HealthTronics common stock or Prime common stock now, or on the date of the special meetings, will be indicative of their respective prices at the time the merger is completed. We urge you to obtain current market quotations for both shares of HealthTronics common stock and shares of Prime common stock.

Prime and HealthTronics both have incurred and will incur significant costs as a result of the merger, which will reduce the amount of capital available to fund their combined operations.

Prime expects to incur approximately $2.0 million in costs related to the merger. These costs have included or will include fees for a fairness opinion, investment banking fees, other banking fees, legal and accounting fees, printing costs, transition costs and other related costs. HealthTronics expects to incur approximately $1.5 million in costs related to the merger. These costs have included or will include fees for a fairness opinion, investment banking fees, other bank fees, legal and accounting fees, transition costs and other related costs. Prime and HealthTronics may also incur unanticipated costs relating to the merger. As a result of the payment of the costs incurred by the companies related to the merger, Prime and HealthTronics will have less capital available to fund their combined activities after the merger.

Some directors and officers of HealthTronics and Prime have interests in the merger that are different from, or in addition to, the interests of other HealthTronics or Prime shareholders.

Some of the directors and officers of HealthTronics and Prime are parties to agreements, or participate in other arrangements, that give them interests in the merger that are different from your interests. We estimate that the cash payments the directors and officers of HealthTronics will receive as a result of the merger will be approximately $1,050,000, and the cash payments the directors and officers of Prime will receive as a result of the merger will be approximately $180,000. In addition, Messrs. McGahan and Biderman are entitled to receive $450,000 in payments over time following the merger in consideration for agreeing to be subject to noncompetition and similar obligations. Also, at the time of the merger, Mr. Wheelock will enter into a new board service agreement with HealthTronics, and Mr. Shifrin and Prime will terminate his existing board service agreement, and he will enter into a new board service agreement with HealthTronics. In addition, at the time of the merger, the stock options of certain directors and officers of HealthTronics (Dr. Wheelock, Mr. McGahan, Mr. Biderman, Ms. Beck, Dr. Andrews, Dr. Steadman, and Mr. Maddox) will vest, to the extent not already vested. You should consider these interests in voting on the merger. We have described these different interests in more detail under “The Merger—Interests of Certain Persons in the Merger” on page 61.

The market price of HealthTronics common stock may decline if Prime and HealthTronics fail to successfully integrate their operations and realize anticipated benefits of the merger.

The market price of HealthTronics common stock could decline as a result of the merger, based on the occurrence of a number of events, including:

•	the failure to successfully integrate Prime into HealthTronics; and

•	the belief that HealthTronics has not realized the perceived benefits of the merger with Prime in a timely manner or at all.

Failure to complete the merger could harm the businesses of Prime and HealthTronics because of incurred transaction costs, lost opportunity costs and perceived uncertainties in the direction of Prime’s or HealthTronics’ businesses and could cause a decline in their respective stock prices to the extent those stock prices reflect a market belief that the merger will be completed.

Failure to complete the merger could harm the businesses of Prime and HealthTronics in a number of ways. The transaction costs, including accounting, legal and certain financial advisory fees, must be paid even if the merger is not completed. In the event either party elects to seek another merger or business combination, it may not be able to find another party willing to pay or be paid, as applicable, an equal or greater price than the price to be paid in the merger. Following announcement of the merger, Prime’s and HealthTronics’ relationships with employees and customers may have been, or might be in the future, negatively affected because of uncertainties surrounding the future status and/or direction of Prime or HealthTronics. If the merger is not completed, Prime and HealthTronics may experience difficulty reestablishing or replacing these relationships. Further, during the merger process, Prime or HealthTronics may have refrained from pursuing other business opportunities that may no longer be available if the merger agreement is terminated. During the time while the merger agreement is in effect, both parties are prohibited from soliciting, initiating or encouraging or entering into certain transactions, such as a merger, sale of assets or other business combination with a party other than Prime or HealthTronics, as applicable, and from taking certain other actions in its business without the other party’s consent. In addition, if the merger is not completed, the market prices of Prime common stock and HealthTronics common stock could decline, to the extent that the market prices of the stocks reflect a market belief that the merger will be completed and its potential benefits realized.

Risks Relating to HealthTronics as the Surviving Corporation after the Merger

The high levels of indebtedness of both Prime and HealthTronics may limit the financial and operating flexibility of HealthTronics as the surviving corporation after the merger.

As of June 30, 2004, Prime’s debt was approximately $110.8 million and its stockholders’ equity was approximately $127.5 million. Prime has outstanding $100 million of 8.75% senior subordinated notes due April 2008. The 8.75% notes are unsecured general obligations and are subordinated in right of payment to all of Prime’s existing and future senior indebtedness and are guaranteed by Prime’s subsidiaries on a full, unconditional, joint and several basis. In addition, Prime has a revolving line of credit with a borrowing limit of $50 million, none of which was drawn at June 30, 2004.

Prime has been assigned a B-1 senior implied rating and its 8.75% notes have been assigned a B-3 rating by Moody’s Investor Service Inc. Prime has also been assigned a BB- corporate credit rating by Standard and Poor’s Ratings Group. All of these ratings are below investment grade. As a result, after the merger, despite the fact that improved access to capital is a goal of the merger, HealthTronics may have difficulty accessing capital markets or raising capital on favorable terms as it will incur higher borrowing costs than its competitors that have higher ratings. Therefore, the financial results of HealthTronics may be negatively affected by its inability to raise capital or the cost of such capital as a result of its credit ratings.

HealthTronics incurred debt to finance the acquisition of Litho Group, Inc. and its recent acquisition of a controlling interest in HMT High Medical Technologies, AG. At June 30, 2004, HealthTronics had debt, including capital leases, of approximately $33.0 million and shareholders’ equity of approximately $46.1 million.

Unless the indebtedness of Prime and HealthTronics is repaid, HealthTronics, as the surviving corporation, must comply with various covenants and obligations under the current debt facilities of Prime and HealthTronics. After the merger, such high levels of debt may, among other things, limit the ability of HealthTronics to:

•	incur additional debt or liens;

•	make available for other purposes a substantial portion of its cash flow dedicated to interest and principal payment obligations;

•	make payments in respect of or redeem or acquire any debt or equity issued or assumed by HealthTronics;

•	sell assets;

•	make loans or investments;

•	acquire or be acquired by other companies; and

•	amend certain of HealthTronics’ contracts.

HealthTronics’ substantial debt after the merger could have important consequences to you. For example, it could:

•	increase HealthTronics’ vulnerability to general adverse economic and industry conditions;

•	limit HealthTronics’ ability to fund future working capital and capital expenditures, engage in future acquisitions, or otherwise realize the value of its assets and opportunities fully because of the need to dedicate a substantial portion of its cash flow from operations to payments on its debt or to comply with any restrictive terms of its debt;

•	limit HealthTronics’ flexibility in planning for, or reacting to, changes in the industry in which it operates; and

•	place HealthTronics at a competitive disadvantage as compared to its competitors that have less debt.

In addition, if HealthTronics fails to comply with the terms of any of its debt agreements, its lenders will have the right to accelerate the maturity of that debt and foreclose upon the collateral, if any, securing that debt. Realization of any of these factors could adversely affect HealthTronics’ financial condition and results of operations.

If HealthTronics, as the surviving corporation, is not able to establish or maintain relationships with physicians and hospitals, its ability to successfully commercialize current or future products could be materially harmed.

Both Prime and HealthTronics are dependent on health care providers in two respects. First, if physicians and hospitals or other health care facilities determine that their services are not of sufficiently high quality or reliability, or if facilities determine that their services are not cost effective, then they might not utilize the services of HealthTronics, as the surviving corporation. Second, physicians generally own equity interests (and in some cases majority interests) in the partnerships of Prime and HealthTronics. Prime and HealthTronics provide a variety of services to the partnerships and in general manage their day-to-day affairs. The operations of HealthTronics, as the surviving corporation, could become disrupted and its financial results could be adversely affected, if these physician partners become dissatisfied with HealthTronics’ services or HealthTronics becomes involved in disputes with its partners.

Prime and HealthTronics are subject to extensive federal and state health care regulation, and HealthTronics will continue to be subject to extensive federal and state health care regulation after the merger. Any violations of these regulations and resulting penalties or fines could adversely affect HealthTronics’ operations and financial results.

Both Prime and HealthTronics are directly, or indirectly through their customers, subject to extensive regulation by both the federal government and the governments in states in which they conduct business, including:

•	the federal False Claims Act;

•	the federal Medicare and Medicaid Anti-Kickback Law, and state anti-kickback prohibitions;

•	federal and state billing and claims submission laws and regulations;

•	the federal Health Insurance Portability and Accountability Act of 1996, which we refer to as HIPAA, and state laws relating to patient privacy and health care fraud;

•	the federal physician self-referral prohibition commonly known as the Stark Law and the state law equivalents of the Stark Law;

•	state laws that prohibit the practice of medicine by non-physicians, and prohibit fee-splitting arrangements involving physicians; and

•	federal and state laws governing the equipment both Prime and HealthTronics use in their businesses concerning patient safety and equipment operating specifications.

Practices prohibited by these statutes include, but are not limited to, the payment, receipt, offer, or solicitation of money or other consideration in connection with the referral of patients for services covered by a federal or state health care program. Prime and HealthTronics contract with physicians under a variety of financial arrangements, and physicians have ownership interests in some entities in which Prime or HealthTronics also has an interest. After the merger, if HealthTronics’ operations are found to be in violation of any of the laws and regulations to which HealthTronics or its customers are subject, HealthTronics may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines, exclusion from the Medicare, Medicaid, and other governmental health care programs, loss of licenses, and the curtailment of HealthTronics’ operations. While Prime and HealthTronics believe that they are in compliance with all applicable laws, no assurances can be given that their activities will be found to be in compliance with these laws if scrutinized by regulatory authorities. Any penalties, damages, fines or curtailment of HealthTronics’ operations, individually or in the aggregate, could adversely affect HealthTronics’ ability to operate its business and HealthTronics’ financial results. The risks of HealthTronics being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or in the courts, and their provisions are open to a variety of interpretations. Any action brought against HealthTronics for violation of these laws or regulations, even if HealthTronics successfully defended against it, could cause HealthTronics to incur significant legal expenses and divert HealthTronics’ management’s attention from the operation of HealthTronics’ business.

Third party payors could refuse to reimburse health care providers for use of the service offerings and products of HealthTronics, as the surviving corporation, which could make HealthTronics’ revenues decline.

Third party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of medical procedures and treatments. In addition, significant uncertainty exists as to the reimbursement status of newly approved health care products. Lithotripsy treatments are reimbursed under various federal and state programs, including Medicare and Medicaid, as well as under private health care programs, primarily at fixed rates. Governmental programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, and private programs are subject to policy changes and commercial considerations, all of which may have the effect of decreasing program payments, increasing costs or requiring us to modify the way in which the combined company operates its business. These changes could have a material and adverse effect on the combined company.

Orthopaedic extracorporeal shock wave surgery as a non-invasive treatment for certain types of exoskeletal medical conditions like heel pain and tennis elbow is a relatively new procedure in the U.S., and reimbursement policies are still evolving. Medicare has not yet established final reimbursement rates for such surgery, although some Healthcare Common Procedure Coding System, or HCPCS, codes have been established. HCPCS codes are used to describe medical procedures for purposes of Medicare reimbursements. There is also no permanent CPT code designated for the procedure by the American Medical Association which is typically necessary for third party payor reimbursements. To date, reimbursement by private third party payors has been made on a case-by-case basis. HealthTronics, both now and after the merger, cannot assure you that third party payors will establish and maintain price levels sufficient for HealthTronics to realize an appropriate return on its investment in the business of orthopaedic extracorporeal shock wave surgery. Furthermore, if physicians, hospitals and other health care providers do not receive sufficient reimbursement for the cost of these procedures, then they may be reluctant to perform these procedures and therefore may not utilize HealthTronics’ services. Competing orthopaedic shock wave devices that use low energy protocols and are marketed to physicians for use in office settings, or for treatment use by technicians or physical therapists may also cause a material decrease in reimbursement by third party payors as a result of confusion in the market regarding high energy and low energy devices or protocols.

Should any of these events occur, the combined company’s earnings and stock price could be negatively affected and its business reputation damaged.

New and proposed federal and state laws and regulatory initiatives relating to various initiatives in health care reform (such as improving privacy and the security of patient information and combating health care fraud) could require HealthTronics, as the surviving corporation, to expend substantial sums to appropriately respond to and comply with this broad variety of legislation (such as acquiring and implementing new information systems for privacy and security protection), which could negatively impact its financial results.

Recent legislation and several regulatory initiatives at the state and federal levels address patient privacy concerns. These laws are fully described in the Government Regulations section of HealthTronics’ annual report on Form 10-K for the fiscal year ended December 31, 2003, which description is incorporated herein by reference. New federal legislation extensively regulates the use and disclosure of individually identifiable health-related information and the security and standardization of electronically maintained or transmitted health-related information. Prime and HealthTronics do not yet know the total financial or other impact of these regulations on their combined business. Continuing compliance with these regulations will likely require the combined company to spend substantial sums, including, but not limited to, purchasing new computer systems, which could negatively impact its financial results. Additionally, if the combined company fails to comply with the privacy regulations, it could suffer civil penalties of up to $25,000 per calendar year per standard (with well over fifty standards with which to comply) and criminal penalties with fines of up to $250,000 for willful and knowing violations. In addition, health care providers will continue to remain subject to any state laws that are more restrictive than the federal privacy regulations. These privacy laws vary by state and could impose additional penalties.

The provisions of HIPAA criminalize situations that previously were handled exclusively civilly through repayments of overpayments, offsets and fines by creating new federal health care fraud crimes. Further, as with the federal laws, general state criminal laws may be used to prosecute health care fraud and abuse. Prime and HealthTronics believe that their business arrangements and practices comply with existing health care fraud laws. However, a violation could subject HealthTronics, as the surviving corporation, to penalties, fines and/or possible exclusion from Medicare or Medicaid. Such sanctions could significantly reduce HealthTronics’ revenue or profits.

A number of proposals for health care reform have been made in recent years, some of which have included radical changes in the health care system. Health care reform could result in material changes in the financing and regulation of the health care business, and Prime and HealthTronics are unable to predict the effect of such changes on the combined company’s future operations. It is uncertain what legislation on health care reform, if any, will ultimately be implemented or whether other changes in the administration of or interpretation of existing laws involving governmental health care programs will occur. There can be no assurance that future health care legislation or other changes in the administration of or interpretation of existing legislation regarding governmental health care programs will not have a material adverse effect on the results of HealthTronics’ operations.

Prime and HealthTronics face intense competition and rapid technological change that could result in products that are superior to the products the combined company manufactures or superior to the products on which Prime’s and HealthTronics’ current or proposed services are based. The combined company could lose customers to competitors offering superior products, and such a loss of customers could decrease the combined company’s profitability and earnings.

Competition in Prime’s and HealthTronics’ industries is intense. Prime and HealthTronics compete with national, regional and local providers of lithotripsy and orthopaedic extracorporeal shock wave surgical services. This competition could lead to a decrease in the combined company’s profitability. Moreover, if its customers determine that its competitors offer better quality services or are more cost effective, the combined company could lose business to these competitors. The medical device industry is subject to rapid and significant technological change. Others may develop technologies or products that are more effective or less costly than the products on which Prime’s and HealthTronics’ services are based, which could render these services obsolete or noncompetitive. Prime’s and HealthTronics’ businesses are also impacted by competition from other lithotripsy and orthopaedic extracorporeal shock wave surgery services, on the one hand, and surgical and other established methods for treating urological and orthopaedic conditions, on the other hand. In the event a competitive product is embraced by the medical community, the combined company’s earnings and stock price could be negatively affected.

HealthTronics, as the surviving corporation, may be subject to costly and time-consuming product or professional liability actions that would materially harm its business.

The businesses of Prime and HealthTronics expose them to potential product liability risks that are inherent in the medical device and medical services industry, including those which may arise from misuse or malfunction of, or design flaws in, the extracorporeal shock wave treatment devices or other medical devices they use. Prime and HealthTronics may be held liable if patients are injured when undergoing lithotripsy, orthopaedic extracorporeal shock wave or prostate surgery procedures where its devices are used. Treatment with the extracorporeal shock wave device may result in a variety of complications, in particular, post-treatment pain and neurological symptoms. Prime and HealthTronics cannot ensure that they will be able to avoid product or professional liability exposure. Product and professional liability insurance is generally expensive, if available at all. Prime and HealthTronics cannot ensure that their present insurance coverages are adequate or that they can obtain adequate insurance coverage at a reasonable cost in the future.

Because the value of some of HealthTronics’ products depends to a large extent on the intellectual property rights associated with those products, HealthTronics’ success after the merger will depend partly on its ability to operate without infringing on or utilizing the proprietary rights of others.

The medical device industry is characterized by a substantial amount of litigation over patent and other intellectual property rights. No one has claimed that any of Prime’s or HealthTronics’ medical devices infringe on their intellectual property rights; however, it is possible that Prime or HealthTronics may have unintentionally infringed on others’ patents or other intellectual property rights. Intellectual property litigation is costly. If HealthTronics, after the merger, does not prevail in any litigation, in addition to any damages HealthTronics might have to pay, HealthTronics could be required to stop the infringing activity or obtain a license. Any required license may not be available to HealthTronics on acceptable terms. If HealthTronics fails to obtain a required license or is unable to design around a patent, it may be unable to sell some of its products, which would reduce HealthTronics’ revenues and net income.

HealthTronics’ results of operations could be adversely affected as a result of goodwill impairments that reduce earnings and shareholders’ equity.

Goodwill represents the excess of the purchase price paid for a company over the fair value of that company’s tangible net assets acquired. As of June 30, 2004, Prime had goodwill of $185.3 million and HealthTronics had goodwill of $67.3 million. If HealthTronics, following the merger, determines in the future that it will not receive the full amount of the benefits represented by goodwill, the remaining balance of goodwill will be deemed impaired. If impaired, the amount of goodwill or intangible assets will be reduced to the value determined by HealthTronics as the future benefit, if any, that HealthTronics will receive from the goodwill. The amount of the reduction will be deducted from earnings during the period in which the impairment occurs. An impairment will also reduce shareholders’ equity in the period incurred by the amount of the impairment. If the benefits of previous acquisitions for which goodwill was reflected do not materialize, HealthTronics may be required to record a charge against future earnings.

HealthTronics may not be able to continue and expand market acceptance of extracorporeal shock wave surgery for orthopaedic indications.

Orthopaedic extracorporeal shock wave surgery is a new medical procedure in the U.S. with no established market. There are established alternatives to treating the indications for which HealthTronics intends to promote orthopaedic extracorporeal shock wave surgery. Moreover, physicians may not utilize the OssaTron® device until they receive long-term clinical evidence to convince them to alter their existing treatment methods. Physicians may also resist using the OssaTron® device until we have demonstrated that it is well established that most third party payors will reimburse them for procedures using it.

HealthTronics cannot commercialize the use of the OssaTron® for any additional orthopaedic indications until its has obtained regulatory approval for such indications.

Medical devices like the OssaTron® device must be approved by the U.S. Food and Drug Administration, or the FDA, prior to their marketing for commercial use. The FDA often grants approval only for a particular indication or disease, and in these cases, the device may not be marketed for use in treating other conditions, unless the FDA grants additional approvals. The process of attempting to obtain regulatory approvals is unpredictable, is often lengthy, and requires the expenditure of substantial resources. The FDA can delay, limit or deny approval for several reasons, including:

•	danger or ineffectiveness of the product;

•	disagreements with us over interpretations of clinical data; and

•	new or revised approval policies.

On October 12, 2000, the FDA granted HealthTronics approval to market the OssaTron® device to treat chronic plantar fasciitis, commonly known as heel pain. On March 14, 2003, the FDA granted HealthTronics approval to market the OssaTron® device for treatment of chronic lateral epicondylitis, or tennis elbow. HealthTronics’ orthopaedic business may not be successful and its long-term growth prospects may not be realized without FDA approval for the use of the OssaTron® device in indications other than chronic plantar fasciitis and chronic lateral epicondylitis. Furthermore, any delay in receiving approval, any failure to receive approval, or any failure to comply with existing or future regulatory requirements would likely harm HealthTronics’ ability to conduct its business.

After the merger, the market price of HealthTronics’ common stock may experience substantial fluctuation for reasons over which HealthTronics has little control.

Prime’s and HealthTronics’ stock prices each have a history of volatility. Fluctuations have occurred even in the absence of significant developments pertaining to Prime’s and HealthTronics’ businesses. Stock prices and trading volume of companies in the health care and health services industry have fallen and risen dramatically in recent years. Both company-specific and industry-wide developments may cause this volatility. During 2003, Prime’s closing stock price has ranged from $4.05 to $8.88, and HealthTronics’ closing stock price has ranged from $5.20 to $11.67. Factors that could impact the market price of HealthTronics’ common stock after the merger include the following:

•	future announcements concerning HealthTronics, its competition or the health care services market generally;

•	developments relating to HealthTronics’ relationships with hospitals, surgery centers or physicians;

•	developments relating to HealthTronics’ sources of supply;

•	claims made or litigation filed against HealthTronics;

•	changes in, or new interpretations of, government regulations;

•	changes in operating results from quarter to quarter;

•	sales of stock by insiders;

•	news reports relating to trends in HealthTronics’ markets;

•	acquisitions and financings in HealthTronics’ industries; and

•	overall volatility of the stock market.

Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations, coupled with changes in HealthTronics’ results of operations and general economic, political and market conditions, may adversely affect the market price of HealthTronics common stock.

The failure to integrate HMT Holding AG and its subsidiary HMT High Medical Technologies, AG successfully may result in HealthTronics not achieving the anticipated benefits of the acquisition.

HealthTronics acquired HMT Holding AG, or HMT Holding, and a controlling interest in HMT High Medical Technologies AG, or HMT, in March 2004. HMT had revenues in 2003 of approximately $20 million prior to the acquisition, compared to HealthTronics’ 2003 revenues of approximately $88 million. Approximately $10 million of the revenue of HMT in 2003 was from HealthTronics. In integrating HMT, HealthTronics faces challenges in consolidating functions, integrating its organizations, procedures and operations in a timely and efficient manner, and retaining key personnel. These challenges will result principally because HMT:

•	conducts operations based from its home office in Switzerland and sells products worldwide;

•	has different management policies and financial software which will need to be converted to HealthTronics’ standards;

•	previously did not utilize US generally accepted accounting principles in preparation of its financial statements (which will need to be converted); and

•	has some different employment and compensation arrangements for its employees.

As a result, the integration will be complex and will require additional attention from members of management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on HealthTronics’ revenues, level of expenses and operating results. The failure to achieve synergies and cost savings may also create a financial strain on HealthTronics and may cause or encourage HealthTronics to seek strategic alternatives with respect to HMT Holding and its interest in HMT.

Clinical costs to obtain FDA approval of HIFU may be higher than anticipated by HealthTronics, or the FDA may fail to approve HIFU, and, as a result, HealthTronics’ earnings and stock price could decline.

HealthTronics’ recently signed a distribution agreement with EDAP TMS S.A., a French company, which provides that HealthTronics will start a clinical trial for the submission of high intensity focused ultrasound, or HIFU, treatment of prostate cancer to the FDA for pre-market approval. In the event the costs of the clinical trial are greater than those budgeted by HealthTronics, HealthTronics could be forced to increase debt or to limit spending on the development of other projects. In the event of such increased costs, HealthTronics’ earnings and stock price could be depressed or negatively impacted. While HIFU has been successful in Europe to treat prostate cancer, the results of the clinical trials may not meet the standards required for approval by the FDA. Failure to obtain FDA approval for HIFU could adversely effect future earnings and negatively impact the market price of HealthTronics’ common stock.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements other than statements of historical fact included in this document are forward-looking statements. Forward-looking statements may be found under “Questions and Answers About the Merger,” “Summary,” “The Merger,” “Risk Factors,” “HealthTronics Unaudited Pro Forma Consolidated Financial Statements,” and the risk factors and other information in the periodic reports filed under the Exchange Act by Prime and HealthTronics and elsewhere in this document regarding the financial position, business strategy, growth, possible or assumed future results of operations, other plans and objectives for the future operations of Prime and HealthTronics, statements regarding integration of the businesses of Prime and HealthTronics and general economic conditions.

Forward-looking statements are subject to risks and uncertainties and include information concerning cost savings from the merger. Although we believe that in making such statements our expectations are based on reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will,” “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” and elsewhere in this document, could affect the future results of the health care industry in general, and Prime and HealthTronics after the merger in particular, and could cause those results to differ materially from those expressed in such forward-looking statements:

•	unexpected difficulties in integrating the operations of Prime and HealthTronics;

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	uncertainties in our establishing or maintaining relationships with physicians and hospitals;

•	the impact of current and future laws and governmental regulations;

•	uncertainties inherent in third party payors’ attempts to limit health care coverages and levels of reimbursement;

•	the effects of competition and technological changes;

•	the availability (or lack thereof) of acquisition or combination opportunities; and

•	general economic, market or business conditions.

All written and oral forward-looking statements attributable to Prime and HealthTronics or persons acting on behalf of Prime and HealthTronics are expressly qualified in their entirety by such factors. For additional information with respect to these factors, see “Where You Can Find More Information” on page 103.

MARKET PRICE AND DIVIDEND INFORMATION

Historical Market Prices of Prime and HealthTronics

Prime common stock is quoted on the Nasdaq National Market under the symbol “PMSI.” HealthTronics common stock is quoted on the Nasdaq National Market under the symbol “HTRN.” The following table sets forth the high and low closing prices per share of Prime common stock and HealthTronics common stock on the Nasdaq National Market.

	Prime Common Stock		HealthTronics Common Stock
	High	Low	High	Low
2001
First Quarter	$7.03	$4.94	$11.69	$6.50
Second Quarter	6.88	4.42	11.00	6.97
Third Quarter	5.50	4.30	10.20	5.05
Fourth Quarter	5.22	3.33	9.06	5.46
2002
First Quarter	$8.00	$4.68	$12.25	$7.95
Second Quarter	11.88	7.20	17.49	9.50
Third Quarter	11.65	8.74	17.60	7.55
Fourth Quarter	9.95	6.30	9.58	6.25
2003
First Quarter	$8.88	$7.00	$9.89	$6.60
Second Quarter Third Quarter	8.10 5.54	4.71 4.05	9.68 11.67	7.52 5.20
Fourth Quarter	5.34	4.12	7.50	5.30
2004
First Quarter	$5.88	$4.68	$7.10	$5.87
Second Quarter	7.94	5.35	7.99	6.11
Third Quarter (through August 9, 2004)	7.75	6.80	7.82	6.88

On June 10, 2004, the last full trading day before the public announcement of the proposed merger, the last reported sale price per share of Prime common stock on the Nasdaq National Market was $5.94 and the last reported sale price per share of HealthTronics common stock on the Nasdaq National Market was $7.04.

As of August 9, 2004, there were approximately 171 record holders of HealthTronics common stock, and there were approximately 590 record holders of Prime common stock.

No History of Dividends and No Dividends Expected in the Foreseeable Future

Neither Prime nor HealthTronics is currently paying dividends on its common stock. Following the merger, HealthTronics’ board of directors will have the authority to declare and pay dividends on its common stock in its discretion, as long as HealthTronics has funds legally available to do so and the HealthTronics credit facility and the Prime credit facility and indenture relating to Prime’s 8.75% notes, to the extent the credit facilities and indenture remain in place after the merger, permit the declaration and payment. Prime’s credit facility and the indenture relating to its 8.75% notes restrict its ability to pay cash dividends. In addition, HealthTronics intends to retain its earnings to finance the expansion of its business and for general corporate purposes. Therefore, HealthTronics does not anticipate paying cash dividends on its common stock in the foreseeable future.

THE SHAREHOLDER MEETINGS

The Prime board is using this document to solicit proxies from Prime stockholders for use at Prime’s special meeting of stockholders. The HealthTronics board is using this document to solicit proxies from HealthTronics shareholders for use at HealthTronics’ special meeting of shareholders. In addition, this document constitutes a prospectus covering the issuance of HealthTronics common stock as a result of the transactions contemplated by the merger agreement.

Times and Places

The shareholder meetings will be held as follows:

For Prime stockholders:	For HealthTronics shareholders:
10:00 a.m. [assumed time], Austin, Texas time	11:00 a.m. [assumed time], Marietta, Georgia time
September 29, 2004 [assumed date]	September 29, 2004 [assumed date]
1301 S. Capital of Texas Highway	1841 West Oak Parkway
Atrium of Suite B-200	Suite A
Austin, Texas	Marietta, Georgia

Purposes of the Shareholder Meetings

Prime. The purpose of Prime’s special meeting is as follows:

•	to consider and vote upon a proposal to approve and adopt the merger agreement; and

•	to transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Prime knows of no other matters to come before the special meeting.

The Prime board of directors unanimously approved the merger agreement and the transactions contemplated by it, declared the advisability of the merger agreement, and recommends that Prime stockholders vote at the special meeting “FOR” the approval and adoption of the merger agreement.

HealthTronics. The purpose of the HealthTronics special meeting is as follows:

•	to consider and vote upon a proposal to approve and adopt the merger agreement;

•	to consider and vote upon proposals to amend and restate the HealthTronics articles of incorporation to:

(a)	increase the number of authorized shares of HealthTronics common stock from 30,000,000 shares to 70,000,000 shares;

(b)	provide for the authority to issue up to 30,000,000 shares of preferred stock;

(c)	modify the limitation of liability rights of directors of HealthTronics;

(d)	provide for indemnification rights for the HealthTronics officers and directors;

(e)	provide for circumstances when the HealthTronics amended and restated articles of incorporation may be amended in the future;

(f)	change the name of HealthTronics to “HealthTronics, Inc.”; and

(g)	adopt the amended and restated articles of incorporation in the form attached hereto as Annex D, which include the foregoing amendments (if approved by the HealthTronics shareholders) and other changes set forth in the form of amended and restated articles of incorporation; and

•	to transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

HealthTronics knows of no other matters to come before the special meeting.

The HealthTronics board of directors unanimously approved the merger agreement and the transactions contemplated by it, and recommends that HealthTronics shareholders vote at the special meeting “FOR” the approval and adoption of the merger agreement and “FOR” the proposed amendments to the HealthTronics amended and restated articles of incorporation.

Record Date and Outstanding Shares

Prime. Only holders of record of Prime common stock at the close of business on August 25, 2004 [assumed date] are entitled to notice of, and to vote at, the Prime special meeting. On the record date, there were 20,829,343 [assumed #] shares of Prime common stock issued and outstanding held by approximately 590 [assumed #] holders of record. Each share of Prime common stock entitles the holder of that share to one vote on each matter submitted for stockholder approval.

HealthTronics. Only holders of record of HealthTronics common stock at the close of business on August 25, 2004 [assumed date] are entitled to notice of, and to vote at, the HealthTronics special meeting. On the record date, there were 12,397,024 [assumed #] shares of HealthTronics common stock issued and outstanding held by approximately 171 [assumed #] holders of record. Each share of HealthTronics common stock entitles the holder of that share to one vote on each matter submitted for shareholder approval.

Quorum and Vote Necessary to Approve Proposals

Prime. The presence, in person or by proxy, of the holders of a majority of the shares of Prime common stock outstanding is necessary to constitute a quorum at the Prime special meeting. Approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Prime common stock.

If you are a holder of Prime common stock and you do not vote your shares or you abstain from voting your shares, such actions will be the equivalent of a “no” vote because the approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Prime common stock. In addition, broker non-votes will be the equivalent of a “no” vote because the Prime proposal requires the affirmative vote of a majority of the outstanding shares of Prime common stock.

HealthTronics. The presence, in person or by proxy, of the holders of a majority of the shares of HealthTronics common stock outstanding is necessary to constitute a quorum at the HealthTronics special meeting. Approval and adoption of the merger agreement and approval of the proposed amendments to the HealthTronics articles of incorporation require the affirmative vote of a majority of the outstanding shares of HealthTronics common stock.

If you are a holder of HealthTronics common stock and you do not vote your shares or you abstain from voting your shares, such actions will be the equivalent of a “no” vote because the approval and adoption of the merger agreement and approval of the proposed amendments to the HealthTronics articles of incorporation require the affirmative vote of a majority of the outstanding shares of HealthTronics common stock. In addition, broker non-votes will be the equivalent of a “no” vote because the HealthTronics proposals require the affirmative vote of a majority of the outstanding shares of HealthTronics common stock.

If either the Prime stockholders do not approve and adopt the merger agreement, or the HealthTronics shareholders do not approve and adopt the merger agreement, or the HealthTronics shareholders do not approve all of the proposed amendments to the HealthTronics articles of incorporation, the transactions contemplated by the merger agreement will not occur.

Proxies

The applicable proxy card will be sent to each Prime and HealthTronics shareholder on their respective record dates. If you receive a proxy card, you may grant a proxy vote on the proposals by marking and signing your proxy card and returning it to Prime or HealthTronics, as applicable. If you hold your stock in the name of a bank, broker or other nominee, you should follow the instructions of the bank, broker or nominee when voting your shares. All shares of stock represented by properly executed proxies received before or at the Prime special meeting and the HealthTronics special meeting will be voted in accordance with the instructions indicated on such proxies. Proxies that have been revoked properly and on time will not be counted. If no instructions are indicated on a properly executed returned proxy, that proxy will be voted “FOR” approval and adoption of the merger agreement with respect to Prime, “FOR” the approval and adoption of the merger agreement with respect to HealthTronics, “FOR” the approval of the proposed amendments to the HealthTronics articles of incorporation, and “FOR” the other matters indicated on the proxy card.

Prime. In accordance with the Nasdaq National Market rules, brokers and nominees who hold shares in street name for customers may not exercise their voting discretion with respect to the approval and adoption of the merger agreement. Thus, absent specific instructions from the beneficial owner of such shares, brokers and nominees may not vote such shares with respect to the approval of such proposal. Prime common stock represented by these “broker non-votes” will be counted for purposes of determining whether there is a quorum at the Prime special meeting but will have the effect of a vote against the approval and adoption of the merger agreement.

A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, if you mark your proxy “ABSTAIN,” that will have the effect of a vote against the Prime proposal.

HealthTronics. In accordance with the Nasdaq National Market rules, brokers and nominees who hold shares in street name for customers may not exercise their voting discretion with respect to the approval and adoption of the merger agreement and the approval of the proposed amendments to the HealthTronics articles of incorporation. Thus, absent specific instructions from the beneficial owner of such shares, brokers and nominees may not vote such shares with respect to the approval of such proposals. HealthTronics common stock represented by these “broker non-votes” will be counted for purposes of determining whether there is a quorum at the HealthTronics special meeting but will have the effect of a vote against the proposals.

A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, if you mark your proxy “ABSTAIN,” that will have the effect of a vote against the HealthTronics proposals.

Other Business. The Prime and HealthTronics boards are not currently aware of any business to be acted upon at the shareholders meetings other than the matters described under “Purposes of the Shareholders Meetings.” If, however, other matters are properly brought before a shareholders meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment. Adjournments or postponements of a shareholders meeting may be made for the purpose of, among other things, soliciting additional proxies. An adjournment of the Prime stockholders meeting may be made from time to time by approval of the holders of Prime common stock representing a majority of the votes present in person or by proxy at the Prime stockholders meeting if a quorum does not exist, or by approval of any officer of Prime if no Prime stockholder entitled to vote is present at the stockholders meeting. Any adjournment of the HealthTronics shareholders meeting may be made from time to time by approval of the holders of HealthTronics common stock representing a majority of the votes present in person or by proxy at the HealthTronics shareholders meeting, whether or not a quorum exists. Proxies from Prime stockholders voted against the approval and adoption of the merger agreement will not be voted in favor of an adjournment or postponement of the special meeting for the purpose of soliciting additional proxies on this matter. Proxies from

HealthTronics shareholders voted against the approval and adoption of the merger agreement will not be voted in favor of an adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Revocation of Proxies. Unless you have executed a valid irrevocable proxy, you may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the corporate secretary of Prime or HealthTronics, as appropriate, in writing before the shareholders meeting that you have revoked your proxy; or

•	voting in person, or notifying the corporate secretary of Prime or HealthTronics, as appropriate, orally at the shareholders meeting of your wish to revoke your proxy.

However, your attendance at the shareholder meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure your broker provides to change those instructions.

Solicitation of Proxies

In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. We will reimburse them for their reasonable expenses in doing so. Prime has engaged [            ] and HealthTronics has engaged [            ], both proxy solicitation firms, to solicit proxies. In addition, the directors, officers and employees of Prime and HealthTronics may solicit proxies by telephone, telecopy, fax, telegram or in person. These directors, officers and employees will receive no additional compensation for doing so. Prime and HealthTronics estimate that the total fees paid to [            ] and [            ] will each be less than $[            ].

To ensure sufficient representation at the shareholder meetings, we may request the return of proxy cards by telephone, telegram or in person. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

Prime and HealthTronics will individually pay their respective costs incurred in connection with soliciting proxies for their separate shareholder meetings, including the cost of preparing and mailing this document and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, if the merger is consummated. In the merger agreement, we have agreed to split most of the costs of preparing and distributing this document, other than legal and investment banking fees, if the merger agreement is terminated.

Voting Agreements

In connection with the execution of the merger agreement, Prime, HealthTronics and Kenneth S. Shifrin entered into a voting agreement whereby Mr. Shifrin agreed to vote all of his shares of Prime common stock in favor of the approval and adoption of the merger agreement. The number of outstanding shares of Prime common stock subject to the voting agreement (not including shares underlying stock options held by Mr. Shifrin) represented less than 1% [assumed #] of the outstanding shares of Prime common stock as of the record date.

In connection with the execution of the merger agreement, Prime, HealthTronics and Argil J. Wheelock, M.D. entered into a voting agreement whereby Dr. Wheelock agreed to vote all of his shares of HealthTronics common stock in favor of the approval and adoption of the merger agreement. The number of outstanding shares of HealthTronics common stock subject to the voting agreement (not including shares underlying stock options held by Dr. Wheelock) represented approximately 10.8 [assumed #]% of the outstanding shares of HealthTronics common stock as of the record date.

The above voting agreements will terminate upon the first to occur of (i) the effective time of the merger, (ii) the date upon which the merger agreement is terminated, (iii) December 31, 2004 or (iv) the amendment of the merger agreement.

THE MERGER

Background of the Merger

On June 4, 2002, Prime formally retained Banc of America Securities LLC, or BAS, to advise it in connection with a potential merger involving HealthTronics. On June 5, 2002, Prime and HealthTronics executed a confidentiality and non-disclosure agreement related to a potential merger transaction. During the period from June 5 to August 6, 2002, members of Prime’s and HealthTronics’ management teams discussed the possibility of a merger, but concluded that a combination did not make sense at that particular time. Among other factors, the primary impediments to a merger were differences in the companies’ respective stock values and earnings estimates, as well as the commitment of both companies to unrelated and not yet mature business segments.

In the fall of 2003, Mr. Hummel and Dr. Wheelock occasionally conversed at industry functions and discussed potential transactions.

In December of 2003, Mr. Hummel and Dr. Wheelock coincidentally met in Aspen, Colorado while vacationing and agreed to have dinner on December 31, 2003. During that dinner, Mr. Hummel and Dr. Wheelock discussed in general terms each company’s performance and publicly known strategic objectives. Discussions concerning a potential combination were preliminary in nature, but both Mr. Hummel and Dr. Wheelock believed that possible synergies and other benefits justified further discussions. In addition, each company’s existing business segments had further matured since the companies last discussed a possible combination, allowing more predictable future earnings estimates. Mr. Hummel and Dr. Wheelock concluded the meeting without scheduling further discussions.

In March 2004, SunTrust Robinson Humphrey was informally retained to advise HealthTronics regarding a potential merger or sale transaction.

On or about February 17, 2004, Mr. Hummel and Dr. Wheelock spoke by telephone and agreed to have dinner together the evening prior to the American Lithotripsy Society’s board of directors meeting on April 3, 2004 in San Diego, California. Mr. Hummel and Dr. Wheelock met for dinner on April 2, 2004 in San Diego and further discussed the potential benefits of a combination.

During the period from April 2, 2004 to April 21, 2004, Mr. Hummel engaged in several conversations and conference calls with Mr. Barnidge, Mr. Whittenburg, Mr. Rusk and representatives of BAS. The purpose of these calls was to gather and consider publicly available financial information related to HealthTronics. Mr. Hummel asked that BAS prepare a preliminary financial analysis evaluating a potential merger. Mr. Hummel also engaged in several conversations with Prime’s directors during which he discussed in general terms the possibility of a combination with HealthTronics, including during a dinner with Dr. Spalding and Dr. Jenkins in Nashville, Tennessee on April 5, 2004, at which Mr. Hummel, Dr. Spalding and Dr. Jenkins discussed the clinical aspects of HealthTronics’ health care services. On April 14, 2004 Mr. Hummel discussed the status of the HealthTronics discussions with Mr. Nicolais, Dr. Spalding, Mr. Searles and Mr. Shifrin during a meeting of Prime’s compensation committee.

On April 21, 2004, Prime’s board of directors met in Austin, Texas. Among other topics addressed during the meeting, Mr. Hummel discussed both his prior conversations with Dr. Wheelock and his conversations with BAS. Mr. Hummel advised the board that he would continue to pursue discussions with HealthTronics absent objections. No director objected to further discussions.

On April 22, 2004, Mr. Hummel, Mr. Barnidge and Mr. Whittenburg, on behalf of Prime, and Dr. Wheelock and Mr. McGahan, on behalf of HealthTronics, met in Atlanta at the offices of SunTrust Robinson Humphrey. Representatives of BAS and SunTrust Robinson Humphrey were present. During the meeting, management of Prime and HealthTronics first discussed the reasons for pursuing a merger. Each of Prime and HealthTronics reviewed their 2004, 2005, 2006, 2007 and 2008 financial projections by segment. BAS presented preliminary financial analysis concerning a merger and discussed the possible benefits for Prime and HealthTronics shareholders. Mr. Hummel and Dr. Wheelock discussed in general terms their expectations regarding the combined company’s board and management following a merger. The parties present also discussed pricing mechanics and Prime proposed an exchange ratio of one HealthTronics common share for each common share of Prime. HealthTronics management and representatives left the meeting room to permit each company an opportunity to review discussions and consider whether to pursue a merger. After reconvening, HealthTronics and Prime each agreed to discuss the possibility of a merger with their respective boards of directors based on a proposed one-for-one exchange ratio and a board composition consisting of five current Prime directors, four current HealthTronics directors, and two directors to be mutually agreed upon.

On April 27, 2004, Mr. Hummel arranged a telephone conference with Dr. Wheelock, Mr. Shifrin and Mr. Searles to discuss the potential terms of a merger. The participating individuals discussed management composition and the proposed exchange ratio.

On April 29, 2004, Dr. Wheelock and Mr. McGahan formally presented to the HealthTronics board of directors the proposed merger of Prime into HealthTronics with HealthTronics as the surviving entity at an exchange ratio of one share of HealthTronics common stock for each share of Prime common stock. Shortly thereafter, the HealthTronics board conducted a detailed analysis and discussion of publicly available information concerning Prime and the proposed combination. The HealthTronics board unanimously authorized Dr. Wheelock and Mr. McGahan to continue due diligence and negotiate the definitive terms for a potential merger. The HealthTronics board scheduled a meeting for June 10, 2004 to consider approval of a definitive merger agreement if prepared by that time.

Mr. Hummel continued to discuss the proposed merger with Prime’s directors, including during a meeting with Mr. Waughtal on May 8, 2004 in Houston, Texas and a telephone conversation with Dr. Luikart on May 8, 2004.

On May 17 and May 18, 2004, management and representatives of HealthTronics, including representatives of SunTrust Robinson Humphrey and Healthtronics’ outside legal counsel Miller & Martin PLLC, met in Austin, Texas at the corporate offices of Prime to conduct due diligence. Present for Prime were members of management and representatives of BAS. On May 17, 2004, Prime and HealthTronics executed a new confidentiality and non-disclosure agreement. Due diligence at Prime’s corporate offices continued until the afternoon of May 18, 2004.

On May 18, 2004, management and representatives of Prime, including representatives of BAS and Prime’s outside legal counsel, Akin Gump Strauss Hauer & Feld LLP, met in Atlanta, Georgia at the offices of Miller Martin to conduct due diligence. Present for HealthTronics were members of management and representatives of SunTrust Robinson Humphrey.

On May 20, 2004, Prime management distributed an information package of materials to the Prime board members regarding various analyses of the proposed merger and resulting accretion and dilution, as applicable, to the combined company. Mr. Hummel had various discussions with individual Prime board members regarding aspects of the proposed transaction, including a May 24, 2004 telephone call with Mr. Hicks and a May 25, 2004 telephone call with Mr. Shifrin and Mr. Barnidge, at which representatives of BAS were present. On May 26, 2004, Prime management formally presented the HealthTronics merger opportunity to its board of directors, and updated the board concerning discussions and due diligence. At the meeting, the board authorized Mr. Hummel to continue due diligence and negotiate the definitive terms for a potential merger, subject to HealthTronics first agreeing to a post-merger board composition consisting of six current Prime directors, four current HealthTronics directors and one director to be mutually agreed upon. The board scheduled a meeting for June 10, 2004 to consider and approve execution of a definitive merger agreement if prepared by that time.

From May 26, 2004 until the merger agreement was signed on June 11, 2004, Prime and HealthTronics continued with due diligence. This process included diligence by each company’s internal personnel, financial advisors, legal advisors and other consultants.

On May 26, 2004, Akin Gump provided an initial draft of the merger agreement to HealthTronics and its legal counsel and financial advisors.

On May 27, 2004, Mr. Hummel and Dr. Wheelock discussed the board composition proposed by Prime’s board.

On June 1, 2004, HealthTronics formally retained SunTrust Robinson Humphrey to advise it in connection with a potential merger involving Prime. The HealthTronics board met on June 7, 2004 to discuss preliminary due diligence results and current terms of the proposed merger agreement. SunTrust Robinson Humphrey formally presented its qualifications and methodology for analyzing the transaction and preparing a fairness opinion. The board ratified the retention of SunTrust Robinson Humphrey to advise HealthTronics in regards to the proposed merger and to provide a fairness opinion. Miller & Martin PLLC provided the board with a report of its legal due diligence investigation of Prime. Thereafter, Miller & Martin PLLC provided the board with a detailed analysis of the fiduciary duties of the board in considering the merger. The board engaged in a detailed discussion and analysis of its fiduciary duties in regards to the proposed merger and its currently negotiated terms. The board unanimously agreed to continue negotiations and due diligence.

On June 1, 2004, Mr. Hummel, Mr. Barnidge, and representatives of Akin Gump and BAS met with Dr. Wheelock, Mr. McGahan, Mr. Biderman and representatives of SunTrust Robinson Humphrey at the offices of SunTrust Robinson Humphrey in Atlanta, Georgia. They discussed the process by which the merger agreement would be executed and approved by the boards of directors of Prime and HealthTronics, the filing of a registration statement with the Securities and Exchange Commission and the closing of the merger. Discussions also involved a general timeline for the merger, the logistics of meeting that timeline as well as general due diligence matters.

Negotiation of the terms and conditions of the merger agreement was ongoing from approximately June 1 through June 11, 2004. During this period, the parties completed their due diligence reviews.

On June 7, 2004, Prime management distributed an updated information package of materials to the Prime board members regarding the various merger analyses. The package included the current draft of the merger agreement and executive summaries of the merger agreement and due diligence review. From June 7 to June 9, 2004, Mr. Hummel had various discussions with individual Prime board members regarding aspects of the proposed transaction, including discussions with Mr. Shifrin and Mr. Hicks. On June 9, 2004, Prime management distributed to the Prime board members the fairness analysis prepared by BAS.

On June 10, 2004, HealthTronics’ board of directors met in Birmingham, Alabama to review, discuss and consider approval of the merger agreement. HealthTronics’ legal counsel, Miller & Martin PLLC, and representatives of SunTrust Robinson Humphrey participated in the meeting by telephone. At the meeting Dr. Wheelock discussed the background of the proposed merger, the meetings and discussions with Prime, and the results of the due diligence investigation. SunTrust Robinson Humphrey then delivered its opinion to HealthTronics to the effect that, based upon its review and assumptions and subject to specific matters stated in its opinion as of June 10, 2004, the text of which is set forth in full at Annex C, the exchange ratio in the proposed merger was fair to HealthTronics, from a financial point of view. For a discussion of the opinion of SunTrust Robinson Humphrey, see “The Merger—Opinion of HealthTronics’ Financial Advisor” on page 48. Following this presentation, Mr. Biderman, HealthTronics’ general counsel, discussed the terms of the merger agreement in detail and answered the directors’ questions concerning the merger agreement. The HealthTronics board then engaged in a lengthy discussion concerning the advisability of the merger including consideration of each of those matters identified below in the section entitled, “The Merger—Reasons for the Merger—HealthTronics.” At the meeting the HealthTronics board voted unanimously to approve the proposed merger agreement.

On June 10, 2004, Prime’s board of directors met telephonically to consider and approve the merger agreement. Prime’s outside counsel and representatives of BAS attended the meeting. At the meeting Mr. Hummel reviewed the background and history of the proposed transaction, the discussions with HealthTronics and the status of Prime’s due diligence work. During the meeting, BAS delivered its opinion to Prime to the effect that, based upon its review and assumptions and subject to specific matters stated in its opinion, the text of which is set forth in full at Annex B, as of June 10, 2004, the exchange ratio to be received by the Prime stockholders in the merger was fair to Prime’s stockholders from a financial point of view. For a discussion of the opinion of BAS, see “The Merger—Opinion of Prime’s Financial Advisor” on page 42.

Following this presentation, the Prime board conducted a lengthy discussion with respect to the advisability of the merger transaction including consideration of each of those matters identified below in the sections entitled, “The Merger—Reasons for the Merger—Prime.” At the meeting the Prime board voted unanimously to approve the proposed merger agreement.

The merger agreement was finalized and executed on June 11, 2004.

Signing of the Voting Agreements. Concurrently with the execution of the merger agreement, Mr. Shifrin executed a voting agreement with HealthTronics and Prime, and Dr. Wheelock executed a voting agreement with Prime and HealthTronics, under which they agreed to vote their shares in favor of the merger. Prime and HealthTronics respectively requested that these security holders execute the voting agreements to provide greater assurances that the merger would be consummated.

Reasons for the Merger—Prime

At its June 10, 2004 meeting the members of the Prime board unanimously approved the merger agreement and the transactions contemplated by it, and declared the merger agreement advisable. The Prime board believes that the merger agreement and the terms of the merger are fair to, and in the best interests of, Prime and the Prime stockholders. Therefore, the Prime board recommends that Prime’s stockholders vote at the special meeting “FOR” the approval and adoption of the merger agreement.

In reaching its recommendation, the Prime board consulted with Prime’s management, Prime’s financial advisor Banc of America Securities LLC, and Prime’s outside legal counsel Akin Gump Strauss Hauer & Feld LLP, and considered the following material factors:

•	Broaden the Urology Platform and Increase Prominence in the Urology Market. The merger will increase the combined company’s customer and physician base and its services to the urology market. In the past, each company has been primarily a lithotripsy services provider. The combined company will have relationships through its partnerships with approximately 3,000 urologists, a much larger number than either company had before the merger. These relationships create a natural distribution channel for the combined company’s expanded urologic products and services. The combined company intends to (1) expand its prostate therapies services (which include the treatments of both benign prostatic hyperplasia (enlarged prostate gland) and cancer therapies, (2) market and sell a line of urological medical devices and equipment, for which it owns the licensing and intellectual property rights (including two FDA-approved models of a spark-gap lithotripter, urological treatment tables, patient management tables and an orthopaedic lithotripsy device), (3) develop urological surgical centers, and (4) operate a nationwide field service organization dedicated to the repair and maintenance of the combined company’s installed base of medical devices as well as non-proprietary third-party devices.

•	Improve Financial Flexibility. Prime believes that the merger will provide the combined company with more efficient access to capital, at a lower cost, than either Prime or HealthTronics has individually. The combined company will have improved financial metrics and debt coverage ratios, which should enable it to obtain lower-cost financing to replace the existing $100 million of 8.75% senior subordinated notes due in 2008. With the improvement in its leverage ratios and other balance sheet metrics, the combined company should be better positioned to obtain equity financing through secondary markets.

•	Operating Efficiencies; Cost Savings. The merger should enable the combined company to eliminate up to approximately $10 million on an annualized basis in redundant expenses in administration, facilities, services and mobile operations.

•	Expand Physician Market Channels. The merger should provide access to a larger number of physicians to which the combined company will be able to offer and sell additional products and services related to urology. Such expanded market and distribution channels may also create interest from manufacturers and distributors of products and services unrelated to the current products and services offered by Prime.

•	Provide Increased Liquidity. Both Prime and HealthTronics common stock trade on the Nasdaq National Market. The average daily trading volume of Prime common stock over the one-year period ending on June 14, 2004, the date the merger was publicly announced, was approximately 100,828 shares per day. The average daily trading volume of HealthTronics common stock over that period was approximately 88,730 shares per day. Prime anticipates that in view of the substantially increased size of the combined company following the merger, the common stock of the combined company will trade at significantly greater daily volumes than the volumes at which the Prime common stock traded before the merger announcement, thereby providing increased liquidity for Prime stockholders.

•	Provide Premium Merger Consideration. For each Prime share held by them, the Prime stockholders will receive one share of HealthTronics common stock. The per share consideration to Prime’s stockholders represents a 18.5% premium over the last reported sale price per share of Prime common stock on June 10, 2004, the last full trading day before the public announcement of the merger based on the last reported sale price per share of HealthTronics common stock on that day, and a 21.5% premium over the average last reported sale prices per share of Prime common stock for the 10 trading days preceding the announcement based on the average last reported sale prices per share of HealthTronics common stock over the same period.

•	Provide Balance Sheet Benefits. The combined company’s balance sheet should be stronger than Prime’s balance sheet. As of June 30, 2004, HealthTronics’ funded debt to EBITDA and senior debt to EBITDA ratios were lower than Prime’s. Additionally, the combined company’s interest coverage (adjusted EBITDA to interest expense) and net debt leverage (net debt to adjusted EBITDA) should also be better than Prime’s interest coverage and net debt leverage. Prime defines “EBITDA” as earnings before interest, taxes, depreciation and amortization and “adjusted EBITDA” as EBITDA less minority interest expense. Prime believes EBITDA and adjusted EBITDA are useful financial measures of its capital structure for comparison with its competitors.

•	Diversification of Existing Product and Service Offerings. The merger will diversify Prime’s existing business into the orthopaedic shock wave business.

•	Qualify as a Tax-Free Reorganization. The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, and the transaction will be tax free to Prime stockholders.

•	Fair Merger Consideration. Banc of America Securities LLC presented its review and opinion to the effect that, based upon its review and assumptions and subject to specific matters stated in its opinion, the text of which is set forth in full at Annex B, as of June 10, 2004, the exchange ratio to be received by the Prime stockholders in the merger was fair to Prime’s stockholders from a financial point of view.

In reaching its decision to recommend the merger to its stockholders, the Prime board also considered a number of additional factors, including:

•	the composition of the board of directors of HealthTronics immediately following the merger, including the designation by Prime of six out of the 11 directorships;

•	its discussions with Prime’s management concerning the results of Prime’s investigation of HealthTronics; and

•	the strategic, operational and financial opportunities available to Prime in the normal course of its business compared to those that might be available following the merger.

The Prime board also considered certain risks and potential disadvantages associated with the merger, including:

•	Price of HealthTronics Shares at Closing May Differ from the Price of Shares to Be Received by Prime Stockholders in the Merger. As a result of the merger, each outstanding share of Prime common stock will be converted into one share of HealthTronics common stock. The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either shares of HealthTronics common stock or shares of Prime common stock. The price of shares of HealthTronics common stock at the time the merger is completed may be lower than the price of Prime common stock on the date of this document or on the date of the special meetings of stockholders.

•	Merger-Related Costs. Prime and HealthTronics expect to incur approximately $3.5 million in costs as a result of the merger, which will reduce the amount of capital available to fund future operations.

•	Integration. The operations of the two companies may not be successfully integrated. Integrating businesses involves a number of special risks, including (i) the possibility that management may be distracted from regular business concerns by the need to integrate operations, (ii) unforeseen difficulties in integrating operations and systems and (iii) problems concerning retaining and assimilating key employees, customers or suppliers of the combined company. Any of these risks could lead to potential adverse short-term or long-term effects on operating results.

•	Satisfaction of Conditions to the Merger. The merger might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement. Failure to complete the merger could harm Prime’s business in a number of ways. The transaction costs, including accounting, legal and certain financial advisory fees, must still be paid, without any offsetting benefits from the merger. In the event Prime elects to seek another merger or business combination, it may not be able to find another party willing to pay an equal or greater price than the price to be paid in the merger. During the time while the merger agreement is in effect, Prime is prohibited from soliciting, initiating or encouraging or entering into certain transactions, such as a merger, sale of assets or other business combination with a party other than HealthTronics. In addition, if the merger is not completed, the market price of Prime common stock could decline, to the extent that the market price of the Prime stock reflects a market belief that the merger will be completed and its potential benefits realized.

•	Lack of Expected Cost Savings. Expected cost savings may not be realized to the degree anticipated.

•	Right of HealthTronics to Terminate Merger Agreement. The market price of Prime common stock could decrease by an amount that gives HealthTronics the right to terminate the merger agreement without any liability to Prime.

•	other matters described under “Risk Factors” beginning on page 18.

In the judgment of the Prime board, the potential benefits of the merger outweigh these considerations. The foregoing discussion of the information and factors that were given weight by the Prime board is not intended to be exhaustive, but it is believed to include all material factors considered by the Prime board. Projections for HealthTronics that HealthTronics provided to Prime were not material to the Prime board’s decision.

In view of the variety of factors considered in connection with its evaluation of the proposed merger and the terms of the merger agreement, the Prime board did not deem it practicable to quantify or assign relative weights to the factors considered in reaching its conclusion. In addition, individual Prime directors may have given different weights to different factors. The order of presentation of the factors does not reflect the relative significance of the factors considered.

In considering the recommendation of the Prime board with respect to the merger, the merger agreement and the transactions contemplated thereby, Prime stockholders should be aware that certain officers and directors of Prime have certain interests in the proposed merger that are different from and in addition to the interests of Prime stockholders generally. The Prime board was aware of these interests and considered them in approving the merger and the transactions contemplated in the merger agreement. Please refer to “The Merger—Interests of Certain Persons in the Merger” beginning on page 61 for more information about these interests.

Reasons for the Merger—HealthTronics

At its June 10, 2004 meeting the members of the HealthTronics board unanimously approved the merger agreement and the transactions contemplated by it, including

•	the issuance of HealthTronics common stock to the Prime stockholders,

•	the amendment and restatement of HealthTronics’ articles of incorporation to, among other things, (i) increase the number of authorized shares of HealthTronics common stock, (ii) authorize the issuance of preferred stock, (iii) modify the limitation of liability rights of directors of the company, (iv) provide for indemnification of the officers and directors of the company, (v) set forth certain circumstances under which the amended and restated articles of incorporation may be amended and (vi) change the name of the company to “HealthTronics, Inc.”

•	the adoption of the amended and restated bylaws of HealthTronics at the time of the merger in the form attached at Annex E, and

•	the appointment of 11 individuals to serve on the HealthTronics board of directors upon the effectiveness of the merger.

The HealthTronics board believes that the merger agreement and the terms of the merger are fair to, and in the best interests of, HealthTronics and the HealthTronics shareholders. Therefore, the HealthTronics board unanimously recommends that HealthTronics shareholders vote at the special meeting “FOR” the approval and adoption of the merger agreement.

The board of directors considered various factors, including the following, in approving the merger agreement and the merger. The potential positive factors include the following:

•	Broaden the Urology Platform and Increase Prominence in the Urology Market. The merger will increase the combined company’s customer and physician base and its services to the urology market. In the past, each company has been primarily a lithotripsy services provider. The combined company will have relationships through its partnerships with approximately 3,000 urologists, a much larger number than either company had before the merger. These relationships create a natural distribution channel for the combined company’s expanded urologic products and services. The combined company intends to (1) expand its prostate therapies services (which include the treatments of both benign prostatic hyperplasia (enlarged prostate gland) and cancer therapies), (2) market and sell a line of urological medical devices and equipment, for which it owns the licensing and intellectual property rights (including two FDA-approved models of a spark-gap lithotripter, urological treatment tables, patient management tables and an orthopaedic lithotripsy device), (3) develop urological surgical centers, and (4) operate a nationwide field service organization dedicated to the repair and maintenance of the combined company’s installed base of medical devices as well as non-proprietary third-party devices.

•

Improve Financial Flexibility. HealthTronics believes that the merger will provide the combined company with more efficient access to capital, at a lower cost, than HealthTronics has individually. The combined company will have improved financial metrics and debt coverage ratios, which should enable it to obtain lower-cost financing to replace the existing $100 million of 8.75% senior subordinated notes due in 2008. With the improvement in its leverage ratios and other balance sheet metrics, the combined company should be better positioned to obtain equity financing through secondary markets. These source of capital could assist the combined company in its business expansion strategy.

•	Operating Efficiencies; Cost Savings. The merger should enable the combined company to eliminate up to approximately $10 million on an annualized basis in redundant expenses in administration, facilities, services and mobile operations.

•	Expand Physician Market Channels. The merger should provide access to a larger number of physicians to which the combined company will be able to offer and sell additional products and services related to urology. Such expanded market and distribution channels may also create interest from manufacturers and distributors of products and services unrelated to the current products and services offered by HealthTronics.

•	Provide Increased Liquidity. Both Prime and HealthTronics common stock trade on the Nasdaq National Market. The average daily trading volume of Prime common stock over the one-year period ending on June 14, 2004, the date the merger was publicly announced, was approximately 100,828 shares per day. The average daily trading volume of HealthTronics common stock over that period was approximately 88,730 shares per day. HealthTronics anticipates that in view of the substantially increased size of the combined company following the merger, the common stock of the combined company will trade at significantly greater daily volumes than the volumes at which the HealthTronics common stock traded before the merger announcement, thereby providing increased liquidity for HealthTronics shareholders.

•	Provide Broader Distribution Channels. By taking advantage of Prime’s extensive relationships with physicians and other health care providers, the merger should enable HealthTronics to broaden the distribution of its products and services into new markets without the barriers associated with expanding into those markets.

•	Provide Increased Market Capitalization and Visibility. The market capitalization of the combined company will be greater than that of HealthTronics, which should result in increased visibility and the potential for increased interest from institutional investors and research analysts.

•	Provide Accretion to Earnings. The merger should increase HealthTronics’ earnings per share by up to $.50 per share, primarily as a result of the addition of Prime’s earnings to those of HealthTronics and eliminating redundant expenses in administration, facilities, services and mobile operations.

•	Expand Resources to Gain Approval for and to Market New Products and Services. The merger should provide HealthTronics with additional resources to sponsor and support clinical trials to speed the approval of new devices and device indications. Upon approval of new devices or device indications, the additional resources of the combined company will allow it to utilize additional marketing and sales channels to more quickly increase utilization and sales.

•	Fair Merger Consideration. SunTrust Robinson Humphrey presented its review and opinion that based upon its review and assumptions and subject to specific matters stated in its opinion, as of June 11, 2004, the exchange ratio in the proposed merger was fair to HealthTronics, from a financial point of view.

In reaching its decision to recommend the merger to its shareholders, the HealthTronics board also considered a number of additional factors, including:

•	its discussions with HealthTronics’ management concerning the results of HealthTronics’ investigation of Prime; and

•	the strategic, operational and financial opportunities available to HealthTronics in the normal course of its business compared to those that might be available following the merger.

The HealthTronics board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger. Many of the factors are explained in more detail in this document under the heading “Risk Factors” beginning on page 18. These factors include the following:

•	Price of Prime Shares at Closing May Differ from the Price of Shares to Be Exchanged by Prime Stockholders in the Merger. As a result of the merger, each outstanding share of Prime common stock will be converted into one share of HealthTronics common stock. The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either shares of HealthTronics common stock or shares of Prime common stock. The price of shares of Prime common stock at the time the merger is completed may be lower than the price of Prime common stock on the date of this document or on the date of the special meeting of HealthTronics’ shareholders.

•	Merger-Related Costs. Prime and HealthTronics expect to incur approximately $3.5 million in costs as a result of the merger, which will reduce the amount of capital available to fund future operations.

•	Integration. The operations of the two companies may not be successfully integrated. Integrating businesses involves a number of special risks, including (i) the possibility that management may be distracted from regular business concerns by the need to integrate operations, (ii) unforeseen difficulties in integrating operations and systems and (iii) problems concerning retaining and assimilating key employees, customers or suppliers of the combined company. Any of these risks could lead to potential adverse short-term or long-term effects on operating results.

•	Satisfaction of Conditions to the Merger. The merger might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement. Failure to complete the merger could harm HealthTronics’ business in a number of ways. The transaction costs, including accounting, legal and certain financial advisory fees, must be paid even if the merger is not completed, without any offsetting benefits from the merger. In the event HealthTronics elects to seek another merger or business combination, it may not be able to find another party willing to pay an equal or greater price than the price to be paid in the merger. During the time while the merger agreement is in effect, HealthTronics is prohibited from soliciting, initiating or encouraging or entering into certain transactions, such as a merger, sale of assets or other business combination with a party other than Prime. In addition, if the merger is not completed, the market price of HealthTronics common stock could decline, to the extent that the market price of the HealthTronics stock reflects a market belief that the merger will be completed and its potential benefits realized.

•	Right of Prime to Terminate Merger Agreement. The market price of HealthTronics common stock could decrease by an amount that gives Prime the right to terminate the merger agreement without any liability to HealthTronics.

•	Debt of Combined Company. The combined company will be significantly more leveraged than HealthTronics, putting it at greater risk in the event of a downturn in its business. Debt of Prime as of June 30, 2004 was $110.8 million compared to debt of HealthTronics of $33.0 million on that date.

•	Uncertainties Caused by Entering into the Merger Agreement. Following announcement of the merger agreement with Prime, HealthTronics’ relationship with its employees and customers might be negatively affected because of uncertainty surrounding HealthTronics’ future status and direction. In this connection the HealthTronics board considered the impact of these potentially damaged relationships on HealthTronics if for some unforeseen reason the merger with Prime were not consummated.

The preceding discussion of the information and factors considered and given weight by the HealthTronics board is not intended to be exhaustive. However, the HealthTronics board believes that the discussion encompasses all of the material factors considered. Projections for Prime that Prime provided to HealthTronics were not material to the HealthTronics board’s decision. In reaching their decision to approve and to recommend approval of the merger agreement to HealthTronics shareholders, the HealthTronics board did not assign any relative or specific weights to factors they considered. Individual directors may have given different weights to different factors. The order of presentation of the factors does not reflect the relative significance of the factors considered.

Having considered these factors and the risks discussed more fully under “Risk Factors” beginning on page 18 as well as the potential rewards of the merger, the HealthTronics board believes that the positive factors outweigh the negative factors.

In considering the recommendation of the HealthTronics board with respect to the merger, the merger agreement and the transactions contemplated thereby, HealthTronics shareholders should be aware that certain officers and directors of HealthTronics have certain interests in the proposed merger that are different from and in addition to the interests of HealthTronics shareholders generally. The HealthTronics board was aware of these interests and considered them in approving the merger and the transactions contemplated in the merger agreement. Please refer to “The Merger—Interests of Certain Persons in the Merger” beginning on page 61 for more information about these interests.

Opinion of Prime’s Financial Advisor

In June 2002, the board of directors of Prime retained Banc of America Securities LLC, or BAS, to act as its financial advisor in connection with a proposed transaction with HealthTronics. BAS is a nationally recognized investment banking firm. BAS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Prime selected BAS to act as its financial advisor on the basis of BAS’ experience and expertise in transactions similar to the merger, its reputation in the healthcare services industry and investment community and its historical investment banking relationship with Prime.

BAS delivered its written opinion to the Prime board of directors that the exchange ratio (the “Exchange Ratio”) to be received by the stockholders of Prime in the merger was fair to Prime’s stockholders from a financial point of view as of June 10, 2004. The Prime board of directors did not limit the investigations made or procedures followed by BAS in rendering its opinion. BAS was not requested to, nor did it assist Prime in soliciting, indications of interest from third parties for all or any part of Prime.

We have attached the full text of BAS’ written opinion to the Prime board of directors as Annex B, which is incorporated in its entirety. You should read this opinion carefully and in its entirety in connection with this document. However, we have also included the following summary of BAS’ opinion, which is qualified in its entirety by reference to the full text of the opinion.

BAS’ opinion is directed to the Prime board of directors. It does not constitute a recommendation as to how the shareholders of Prime and HealthTronics should vote with respect to the merger. The opinion addresses only the financial fairness of the Exchange Ratio to be received by stockholders of Prime in the merger. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the Prime board of directors to proceed with or effect the merger or any other aspect of the merger. In furnishing its opinion, BAS did not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. Statements to that effect are included in the BAS opinion.

BAS:

•	reviewed certain publicly available financial statements and other business and financial information of Prime and HealthTronics, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Prime and HealthTronics prepared by the managements of Prime and HealthTronics, respectively;

•	analyzed certain financial forecasts related to Prime and HealthTronics prepared by the respective managements of Prime and HealthTronics;

•	reviewed and discussed with senior executives of Prime and HealthTronics information relating to certain strategic, financial and operational benefits anticipated from the merger prepared by the respective managements of Prime and HealthTronics;

•	discussed the past and current operations, financial condition and prospects of Prime with senior executives of Prime and discussed the past and current operations, financial condition and prospects of HealthTronics with senior executives of HealthTronics;

•	reviewed the pro forma impact of the merger on HealthTronics’ and Prime’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed information prepared by members of senior management of Prime and HealthTronics relating to the relative contributions of Prime and HealthTronics to the combined company;

•	reviewed the reported prices and trading activity for the Prime common stock and the HealthTronics common stock;

•	compared the financial performance of Prime and HealthTronics and the prices and trading activity of the Prime common stock and HealthTronics common stock with that of certain other publicly traded companies that BAS deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions that BAS deemed relevant;

•	participated in discussions and negotiations among representatives of Prime and HealthTronics and their financial advisors; and

•	reviewed the June 8, 2004 draft of the merger agreement and certain related documents.

BAS performed such other analyses and considered such other factors as BAS deemed appropriate, although it has discussed herein all analyses it deems material.

BAS reviewed the June 8, 2004 draft of the merger agreement in its preparation of its opinion. While Prime and HealthTronics had the opportunity to agree to materially add, delete or alter material terms of the merger agreement before its execution, the final merger agreement was substantially similar to the June 8, 2004 draft of the merger agreement.

BAS did not assume any responsibility to independently verify the information listed above. Instead, with the consent of the Prime board of directors, BAS relied on the information as being accurate and complete. BAS also made the following assumptions with the consent of the Prime board of directors:

•	with respect to the financial forecasts for Prime and HealthTronics provided to BAS by management of each company, including information relating to certain strategic, financial and operational benefits anticipated from the merger, on the advice of Prime’s management, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Prime and HealthTronics at the time of preparation as to the future performance of both companies;

•	that any restructuring of subsidiaries, including physician partnerships, have been effected in compliance with all applicable legal and regulatory requirements;

•	that the merger will be completed in accordance with the terms described in the June 8, 2004 draft of the merger agreement, with full satisfaction of all covenants and conditions, and without waiver by Prime of any of the conditions to its obligations that are contained in the June 8, 2004 draft of the merger agreement.

Prime and HealthTronics do not publicly disclose internal management forecasts of the type provided to BAS by the management of each of Prime and HealthTronics in connection with BAS’ review of the merger. The forecasts were not prepared with a view toward public disclosure. In addition, the forecasts were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from the results set forth in the forecasts. BAS has assumed no liability for the forecasts and, at the direction of the Prime board of directors, BAS relied upon Prime’s and HealthTronics’ estimates relating to certain strategic, financial and operational benefits anticipated from the merger.

In addition, for purposes of its opinion, BAS:

•	relied on advice of counsel and independent accountants to Prime as to all legal and financial reporting matters with respect to Prime, the merger and the June 8, 2004 draft of the merger agreement; and

•	did not make any independent valuation or appraisal of the assets or liabilities of Prime, nor did BAS receive any appraisals.

BAS’ opinion was based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, BAS did not assume any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses performed by BAS in connection with providing its opinion to the Prime board of directors. Some of the summaries of financial analyses performed by BAS include information presented in tabular format. In order to fully understand the financial analyses performed by BAS, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BAS.

Valuation Analyses Regarding Prime and HealthTronics

Comparable Company Analysis. Based on public and other available information, BAS calculated the multiples of aggregate value to each of (a) earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (b) EBITDA less minority interest expense (“Adjusted EBITDA”), each for 2004, for four companies in the imaging services and surgery center industries that BAS deemed to be comparable to Prime and HealthTronics.

Imaging Services Companies	Surgery Center Companies
Alliance Imaging, Inc.	AmSurg Corporation
Radiologix, Inc.	Symbion, Inc.

BAS defined aggregate value to mean:

•	equity value, defined as the product of the number of diluted shares of common stock outstanding for a company multiplied by its stock price; plus

•	outstanding funded debt and minority interest; less

•	cash and cash equivalents.

Adjusted aggregate value is defined as aggregate value less minority interest.

BAS also calculated the multiples of price to earnings (“P/E”) and P/E to growth (“PEG”), each for 2005, for four companies in the imaging services and surgery center industries that BAS deemed comparable to Prime and HealthTronics.

The following table sets forth multiples indicated by this analysis for these four companies:

Multiple:	Range of Multiples	Median
Aggregate Value / 2004P EBITDA	4.9x to 5.6x	5.2x
Adjusted Aggregate Value / 2004P Adjusted EBITDA	4.9x to 9.9x	5.8x
2005P P/E	16.4x to 42.0x	22.6x
2005P PEG	0.82x to 1.01x	0.92x

In addition, BAS compared selected financial and market data of Prime to four companies in the specialty vehicle manufacturing industry that BAS deemed to be comparable to Prime.

Specialty Vehicle Manufacturers
Monaco Coach Corporation	Spartan Motors, Inc.
National R.V. Holdings, Inc.	Wabash National Corporation

The results of this analysis are set forth below:

Multiple:	Range of Multiples	Median
Aggregate Value / 2004P EBITDA	3.8x to 9.2x	8.1x
2005P P/E	9.5x to 13.6x	12.9x
2005P PEG	0.19x to 1.14x	0.72x

The comparable company analysis compared Prime and HealthTronics to the four companies in the imaging services and surgery center industries and also compared Prime to the four companies in the specialty vehicle manufacturing industry on the basis that the companies selected were the most relevant given the factors considered above. Consequently, BAS did not include every company that could be deemed to be a participant in the same industries.

The analysis implied a range of values for Prime common stock of $5.50 to $8.50 per share based on the following multiple ranges: 3.5x - 4.5x 2004 EBITDA, 6.0x - 8.0x 2004 Adjusted EBITDA, and 9.0x - 14.0x 2005 P/E. The analysis implied a range of values for HealthTronics common stock of $5.50 to $7.50 per share based on the following multiple ranges: 4.0x - 5.0x 2004 EBITDA, 8.0x - 10.0x 2004 Adjusted EBITDA, and 15.0x - 20.0x 2005 P/E.

Comparable Transactions Analysis. Based on public and other available information, BAS calculated the multiples of aggregate value to latest twelve months EBITDA for the acquired company implied in five acquisitions of lithotripsy, imaging services and dialysis center companies that have been announced since 2001.

Using publicly available information, BAS examined the following five transactions:

Announcement Date	Acquiror	Target
February 2, 2004	Renal Care Group Inc.	National Nephrology Associates
March 28, 2003	Advent International Corp.	American Radiology Services, Inc.
July 2, 2002	JPMorgan Chase & Co.	MedQuest Associates Inc.
December 11, 2001	HealthTronics Surgical Services, Inc.	Litho Group, Inc. (part of Integrated Health Services)
July 2, 2001	J.W. Childs & The Halifax Group	InSight Health Services Corp.

The following table sets forth the multiples indicated by this analysis for these five acquisitions:

Aggregate Value to:	Range of Multiples	Median
Latest twelve months EBITDA	2.8x to 9.7x	5.5x

The comparable transactions analysis compared the merger to the five acquisitions of lithotripsy, imaging services and dialysis center companies on the basis that the transactions selected were the most relevant given the factors considered above. Consequently, BAS did not include every transaction that could be deemed to have occurred in the relevant industries.

The analysis implied an acquisition value of Prime common stock ranging from $4.25 to $6.25 per share based on a multiple range of 4.5x - 5.5x LTM EBITDA. The analysis implied an acquisition value of HealthTronics common stock ranging from $7.00 to $9.50 per share based on a multiple range of 5.0x - 6.0x LTM EBITDA.

No company or transaction used in the comparable company or comparable transactions analyses is identical to Prime, HealthTronics or the merger. Accordingly, an analysis of the foregoing results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Prime, HealthTronics and the merger are being compared.

Discounted Cash Flow Analysis. BAS used financial cash flow forecasts for Prime for calendar years 2004 through 2008, as estimated by the management of Prime, to perform discounted cash flow analysis. In conducting this analysis, BAS first calculated the forecasted unlevered free cash flows of Prime. Unlevered free cash flow is defined as adjusted earnings before interest and taxes (“EBIT”) less cash taxes plus depreciation and amortization less capital expenditures less change in net working investment. Second, BAS estimated the terminal value of Prime at the end of 2008. Terminal value is defined as the value of a business at the end of the projection period. To determine the terminal value, BAS used the perpetuity growth method, which assumes that the business is held in perpetuity and that the free cash flows continue to grow at an assumed perpetual rate. To calculate the terminal value of Prime at the end of 2008, BAS applied perpetuity growth rates ranging from 1.0% to 3.0% to Prime’s estimated 2009 unlevered free cash flow. BAS then discounted the cash flows and terminal values to present values as of June 30, 2004 using discount rates ranging from 10.0% to 12.0%. BAS selected the range of discount rates to reflect Prime’s weighted average cost of capital based on an implied cost of equity of 13.0% and a cost of debt of 6.0%.

This analysis indicated a range of value for Prime common stock from $7.00 to $9.50 per share.

BAS used financial cash flow forecasts for HealthTronics for calendar years 2004 through 2008, as estimated by the management of HealthTronics, to perform discounted cash flow analysis. In conducting this analysis, BAS first calculated the forecasted unlevered free cash flows of HealthTronics. Second, BAS estimated the terminal value of HealthTronics at the end of 2008 by applying perpetuity growth rates ranging from 3.0% to 5.0% of HealthTronics’ estimated 2009 unlevered free cash flow. BAS then discounted the cash flows and terminal values to present values as of June 30, 2004 using discount rates ranging from 10.0% to 12.0%. BAS selected the range of discount rates to reflect HealthTronics’ weighted average cost of capital based on an implied cost of equity of 14.3% and cost of debt of 7.0%.

This analysis indicated a range of value for HealthTronics common stock of $5.00 to $8.00 per share.

Contribution Analysis. BAS used the estimates and forecasts for Prime prepared by management of Prime and for HealthTronics prepared by management of HealthTronics to review the estimated contribution of each company to the (a) revenue, (b) EBITDA, (c) Adjusted EBITDA, (d) net income and (e) discounted cash flow analysis for each of (1) estimated calendar year 2004 and (2) projected calendar year 2005, for the combined company. This analysis did not take into account any potential synergies following completion of the merger.

This analysis indicated the implied equity ownership based on Prime’s contribution:

Contribution to:	On an Estimated Calendar Year 2004 Basis	On a Projected Calendar Year 2005 Basis
Revenue	62%	59%
EBITDA	62%	60%
Adjusted EBITDA	73%	74%
Net income	77%	78%
Discounted cash flow analysis	70%	—

BAS then compared the contributions to the pro forma share ownership of the combined company to be owned by each company’s stockholders, assuming the merger was completed under the terms of the June 8, 2004 draft of the merger agreement. On a pro forma basis, Prime stockholders would own approximately 62% of the combined company on a diluted basis.

Exchange Ratio Analysis. BAS reviewed the historical ratio of closing price per share of Prime common stock to that of HealthTronics common stock for several time periods during the one-year period from June 9, 2003 to June 8, 2004. During this period, the historical exchange ratio calculated on a daily basis has ranged from a low of 0.458x to a high of 1.080x. The current exchange ratio on June 8, 2004 was 0.850x.

The average exchange ratios for selected time periods during the last year were:

Time Period Before June 8, 2004	Average Exchange Ratio
3 months	0.940x
6 months	0.881x
12 months	0.773x

BAS noted that the average exchange ratios for all these periods above were less than the exchange ratio of 1.000x proposed in the June 8, 2004 draft of the merger agreement.

Accretion/Dilution Analysis. Using financial forecasts and base synergies projections of Prime and HealthTronics provided by their respective managements, BAS reviewed the pro forma effects of the merger, including a comparison of estimated earnings per share on a stand-alone basis for Prime and HealthTronics to the estimated earnings per share of the combined company for calendar years 2005 through 2006.

BAS noted that, based on (a) the forecasts provided by each company, (b) realization of the estimated synergies and (c) assuming completion of the merger under the terms of the June 8, 2004 draft of the merger agreement, the accretion or dilution to Prime and HealthTronics’ earnings per share would be:

Calendar Year	Accretion (Dilution) to Prime Earnings per Share	Accretion (Dilution) to HealthTronics Earnings per Share
2005	4.7%	124.0%
2006	17.0%	113.2%

Historical Stock Price Analysis. BAS reviewed and compared the historical stock price performance of Prime and HealthTronics to each other and to the historical stock price performance of the same imaging services and surgery center companies, identified above under “Comparable Company Analysis” and the NASDAQ composite index over various periods ending June 8, 2004. The analysis indicated that Prime common stock outperformed HealthTronics common stock over the last twelve months and underperformed HealthTronics common stock over the last month, last three months and last six months. The analysis also indicated that both Prime common stock and HealthTronics common stock outperformed the comparable companies and the NASDAQ composite index in certain periods and underperformed the comparable companies and the NASDAQ composite index in other periods. BAS also noted that during the 52-week period ended June 8, 2004, the market price for Prime common stock ranged from a high of $7.62 to a low of $3.80, and the market price for HealthTronics common stock ranged from a high of $11.67 to a low of $5.20.

As noted above, the discussion above is merely a summary of the analyses and examinations that BAS considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by BAS. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. BAS believes that its analyses and the summary above must be considered as a whole. BAS further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Prime board of directors. BAS did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be BAS’ view of the actual value of Prime or HealthTronics.

In performing its analyses, BAS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Prime and HealthTronics. The analyses performed by BAS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of BAS’ analysis of the financial fairness of the Exchange Ratio to be received by the stockholders of Prime in the merger and were provided to the Prime board of directors in connection with the delivery of BAS’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, BAS’ opinion and presentation to the Prime board of directors were among the many factors taken into consideration by the Prime board of directors in making its determination to approve, and to recommend that Prime’s stockholders approve, the merger agreement.

Prime agreed to pay BAS a fixed fee of $750,000 at the time it delivered its opinion and a transaction fee contingent on the completion of the merger in an amount not less than $1,500,000. The transaction fee will be determined at the time the merger is completed and will be based on the aggregate transaction value. As of June 10, 2004, based on HealthTronics’ closing stock price, the transaction fee was estimated to be approximately $1,500,000. The transaction fee will be reduced by the $750,000 fixed fee paid when the opinion was delivered. The Prime board of directors was aware of this fee structure and took it into account in considering BAS’ fairness opinion and in approving the merger. The engagement letter calls for Prime to reimburse BAS for its reasonable fees and expenses, and Prime has agreed to indemnify BAS, any controlling person of BAS and each of their respective directors, officers, employees, agents, affiliates and representatives against particular liabilities, including liabilities under the federal securities laws. BAS has not received nor will it receive any other fees in regards to this transaction other than the fees mentioned in the opinion description.

In the ordinary course of its business, BAS and its affiliates may actively trade the debt and equity securities or loans of Prime and HealthTronics for its own account and for the accounts of customers. Accordingly, BAS or its affiliates may at any time hold a long or short position in those securities or loans. Currently, BAS has a short position of 197,733 shares of Prime common stock and does not hold any shares of HealthTronics. Bank of America holds approximately 67,200 warrants exercisable for Prime common stock with exercise prices ranging between $2.89 and $4.34 per share. BAS or its affiliates also have provided and may in the future provide financial advisory and financing services to Prime and HealthTronics and have received or may in the future receive fees for the rendering of these services. During the prior two years, BAS has received approximately $3,447,000 in fees from Prime. BAS provided advisory services to Prime for its acquisition of Medstone International, Inc. that was announced in November 2003 and received a fee for these services. BAS has not performed any financial advisory services for HealthTronics. BAS served as lead arranger and book manager, and Bank of America, N.A. serves as administrative agent, swing line lender and letter of credit issuer, for Prime’s $50 million revolving credit facility. BAS also maintains a treasury management relationship with Prime and served as book manager and an initial purchaser of, and currently serves as a market maker for, Prime’s 8.75% senior subordinated notes due April 2008.

Opinion of HealthTronics’ Financial Advisor

HealthTronics has engaged SunTrust Robinson Humphrey as its financial advisor in connection with the proposed merger. At the June 10, 2004 meeting of the HealthTronics board of directors, SunTrust Robinson Humphrey reviewed with the board its financial analysis of the merger and delivered its opinion that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio of the proposed merger is fair from a financial point of view to HealthTronics.

The full text of the opinion of SunTrust Robinson Humphrey, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C and is incorporated herein by reference. The description of the SunTrust Robinson Humphrey opinion set forth herein is qualified in its entirety by reference to the full text of the SunTrust Robinson Humphrey opinion. HealthTronics shareholders are urged to read the opinion in its entirety.

SunTrust Robinson Humphrey’s opinion is directed to the board of directors of HealthTronics and relates only to the fairness from a financial point of view of the exchange ratio of the merger. SunTrust Robinson Humphrey’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the HealthTronics shareholders meeting.

Material and Information Considered with Respect to the Merger

In arriving at its opinion, SunTrust Robinson Humphrey among other things:

•	reviewed drafts of the agreements related to the merger, including the merger agreement and exhibits thereto;

•	reviewed certain publicly available information concerning HealthTronics and Prime that SunTrust Robinson Humphrey believed to be relevant to its analysis;

•	reviewed and analyzed certain historical and projected financial and operating data concerning HealthTronics and Prime furnished to SunTrust Robinson Humphrey by HealthTronics and Prime, respectively;

•	conducted discussions with members of management of HealthTronics and Prime concerning their respective businesses, operations, present conditions, future prospects and expected strategic benefits from the combination of HealthTronics and Prime;

•	reviewed the historical market prices and trading activities for the common stocks of HealthTronics and Prime and compared them with those of selected publicly-traded companies that SunTrust Robinson Humphrey deemed relevant;

•	compared the historical and projected financial results and present financial condition of HealthTronics and Prime with those of selected publicly-traded companies that SunTrust Robinson Humphrey deemed relevant;

•	reviewed the financial terms of the merger with financial terms, to the extent publicly available, of selected merger and acquisition transactions that SunTrust Robinson Humphrey deemed relevant; and

•	performed certain financial analyses with respect to HealthTronics’ and Prime’s pro forma financial condition and projected future operating performance.

SunTrust Robinson Humphrey reviewed other financial statistics and undertook other analyses and investigations as SunTrust Robinson Humphrey deemed appropriate, although it has discussed herein all analyses it deems material.

In arriving at its opinion, SunTrust Robinson Humphrey assumed and relied upon the accuracy and completeness of the financial and other information provided to it by HealthTronics and Prime without independent verification. With respect to the financial forecasts of HealthTronics and Prime, including estimates of the cost savings and other potential synergies anticipated to result from the merger, SunTrust Robinson Humphrey was advised by the senior management of HealthTronics and Prime that they were reasonably prepared and reflected the best available estimates and judgments of the management of both HealthTronics and Prime. In arriving at its opinion, SunTrust Robinson Humphrey conducted only a limited physical inspection of the properties and facilities of HealthTronics and Prime. SunTrust Robinson Humphrey has not made or obtained any evaluations or appraisals of the assets or liabilities of HealthTronics or Prime.

The SunTrust Robinson Humphrey opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to SunTrust Robinson Humphrey, as of the date of its opinion. The financial markets in general and the market for the common stock of HealthTronics and Prime, in particular, are subject to volatility, and SunTrust Robinson Humphrey’s opinion did not address potential developments in the financial markets or the market for the common stock of HealthTronics or Prime after the date of its opinion. For purposes of its opinion, SunTrust Robinson Humphrey assumed that:

•	the merger would be consummated in accordance with the terms of the merger agreement and related documents without any waiver of any material terms or conditions by HealthTronics or Prime;

•	the merger would be treated as a tax-free reorganization for income tax purposes; and

•	all material governmental, regulatory or other consents or approvals (contractual or otherwise) necessary for the consummation of the merger would be obtained without requiring any restrictions, including any divestiture requirements or amendments or modifications, that would have a material adverse effect on HealthTronics, Prime or the expected benefits of the merger.

Subsequent developments may affect SunTrust Robinson Humphrey’s opinion and SunTrust Robinson Humphrey does not have any obligation to update, revise or reaffirm its opinion.

In preparing its opinion, SunTrust Robinson Humphrey performed a variety of financial and comparative analyses, a summary of which are described below. The summary is not a complete description of the analyses underlying SunTrust Robinson Humphrey’s opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Accordingly, SunTrust Robinson Humphrey believes that its analyses must be considered as an integrated whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and SunTrust Robinson Humphrey’s opinion.

In performing its analyses, SunTrust Robinson Humphrey made numerous assumptions with respect to HealthTronics, Prime, industry performance and general business, economic, market and financial conditions, many of which are beyond the control of HealthTronics and Prime. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

SunTrust Robinson Humphrey’s opinion and analyses were only one of many factors considered by the HealthTronics board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the HealthTronics board of directors or management of HealthTronics with respect to the merger or the exchange ratio of the merger. The exchange ratio of the merger was determined on the basis of negotiations between HealthTronics and Prime. HealthTronics’ decision to enter into the merger was made solely by the HealthTronics board of directors.

The following is a summary of the material financial and comparative analyses presented by SunTrust Robinson Humphrey in connection with its opinion to the HealthTronics board of directors.

Analysis of Transaction Structure

SunTrust Robinson Humphrey analyzed the value of the exchange ratio pursuant to the merger based on HealthTronics’ closing stock price on June 9, 2004, as well as the implied value per share of the combined company. SunTrust Robinson Humphrey also evaluated these values in relation to Prime’s closing stock price on June 9, 2004, as well as the implied value per share of Prime based on various analyses.

Analysis of HealthTronics

Market Analysis of Selected Publicly-Traded Companies

SunTrust Robinson Humphrey reviewed and compared selected publicly available financial data, market information and trading multiples for HealthTronics with other selected publicly traded companies that SunTrust Robinson Humphrey deemed relevant to HealthTronics. These companies are:

Outpatient Surgery Centers

Alliance Imaging, Inc. (AIQ)	Renal Care Group, Inc. (RCI)
Amsurg Corporation (AMSG)	Radiologix Inc. (RGX)
Davita Inc. (DVA)	Symbion, Inc. (SMBI)
Prime Medical Services, Inc. (PMSI)	United Surgical Partners International, Inc. (USPI)

For the selected publicly-traded companies, SunTrust Robinson Humphrey analyzed, among other things, firm value (or market capitalization plus debt less cash and cash equivalents) as a multiple of: latest twelve months (“LTM”) and projected 2004 and 2005 revenues; earnings before interest, taxes, depreciation and amortization (“EBITDA”); and earnings before interest and taxes (“EBIT”). SunTrust Robinson Humphrey also compared stock price as a multiple of LTM and projected 2004 and 2005 earnings per share (“EPS”). All multiples were based on closing stock prices as of June 9, 2004. Historical revenues, EBITDA, EBIT and EPS results were based on financial information available in public filings and press releases of the selected companies. Projected EPS estimates were based on research reports and First Call consensus estimates. First Call is an information provider that publishes a compilation of estimates of projected financial performance for publicly-traded companies produced by equity research analysts at leading investment banking firms. Projected revenues, EBITDA and EBIT figures were taken from equity research reports written by analysts at leading investment banking firms. The following table sets forth the mean multiples for HealthTronics indicated by the market analysis of selected publicly-traded companies:

	Mean Multiple of Selected Companies	Multiple for HealthTronics (1)
Firm Value to:
LTM Revenues	1.85x	1.19x
2004E Revenues	1.61	1.03
2005E Revenues	1.55	0.93
LTM EBITDA	8.91	13.87
2004E EBITDA	7.73	16.23
2005E EBITDA	7.01	10.79
LTM EBIT	14.27	53.03
2004E EBIT	11.58	253.74
2005E EBIT	10.32	25.17
Equity Value to:
LTM Net Income	20.65x	23.07x
2004E Net Income	19.50	38.44
2005E Net Income	18.03	16.48

(1)	Multiples based on publicly-available historical and projected financials for HealthTronics.

Based upon the multiples derived from this analysis and HealthTronics’ historical and projected results, SunTrust Robinson Humphrey calculated a range of implied equity values for HealthTronics between $0.51 and $14.42 per share with average and median implied equity values of $6.87 and $5.58 per share, respectively.

SunTrust Robinson Humphrey noted that none of the companies used in the market analysis of selected publicly-traded companies is identical to HealthTronics and that, accordingly, the analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of the selected publicly-traded companies.

Analysis of Selected Merger and Acquisition Transactions

SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in the following eight selected completed mergers and acquisitions that SunTrust Robinson Humphrey deemed relevant:

Acquirer	Target
Renal Care Group, Inc.	National Nephrology Associates, Inc.
Prime Medical Service, Inc.	Medstone International, Inc.
United Medical System AG	Alliance Imaging Inc.
SurgiCare Inc.	Aspen Healthcare Inc.
SurgiCare Inc.	San Jacinto Surgery Center L.P.
OnCure Technologies Corp.	Coastal Radiation Oncology Medical Group, Inc.
HealthTronics Surgical Services, Inc.	Litho Group, Inc.
Concentra Operating Corporation	National Healthcare Resources, Inc.

For the selected transactions, SunTrust Robinson Humphrey analyzed, among other things, firm value as a multiple of LTM revenues and EBITDA. Revenues and EBITDA values were based on historical financial information available in public filings of the acquirer and/or target companies related to the selected transactions. The following table sets forth the multiples indicated by this analysis:

	Mean Multiple of Reference Transactions	Multiple for HTRN/PMSI Transaction (1)
Firm Value to:
LTM Revenues	1.50x	1.51x
LTM EBITDA	7.48	10.08

(1)	Multiples based on publicly-available historical financials for Prime and closing stock price of HealthTronics on June 9, 2004.

Based upon the multiples derived from this analysis and HealthTronics’ historical results, SunTrust Robinson Humphrey calculated a range of implied equity values for HealthTronics between $2.88 and $9.22 per share with average and median implied equity values of $6.05 per share based on the reference transactions.

SunTrust Robinson Humphrey noted that no transaction considered in the analysis of selected merger and acquisition transactions is identical to the merger. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

Discounted Cash Flow Analysis

SunTrust Robinson Humphrey performed a discounted cash flow analysis of HealthTronics based upon projections provided by HealthTronics’ management for the fiscal years ending December 31, 2004 through 2008 to estimate the net present equity value per share of HealthTronics. SunTrust Robinson Humphrey calculated a range of net present firm values for HealthTronics based on its free cash flow (earnings before interest and after tax minus capital expenditures minus increases in working capital plus decreases in working capital) over the projected time period (2004-2008) using a weighted average cost of capital for HealthTronics ranging between 10% and 18% and terminal value multiples of fiscal year 2008 EBITDA ranging from 7.0x to 11.0x. Terminal value is calculated by multiplying the fifth year’s (2008) EBITDA (a rough estimate of free cash flow) by the terminal value multiples to estimate the value of all future free cash flows after the fifth year. The analysis indicated the following per share equity valuations of HealthTronics:

Discount Rate	Discounted Present Value of Equity per Share
	7.0x	8.0x	9.0x	10.0x	11.0x
10.0%	$7.68	$8.73	$9.79	$10.84	$11.89
12.0%	$6.92	$7.89	$8.85	$9.81	$10.77
14.0%	$6.24	$7.12	$8.00	$8.88	$9.76
16.0%	$5.62	$6.43	$7.24	$8.04	$8.85
18.0%	$5.06	$5.80	$6.54	$7.29	$8.03

Analysis of Prime

Market Analysis of Selected Publicly-Traded Companies

SunTrust Robinson Humphrey reviewed and compared publicly available financial data, market information and trading multiples for Prime with other selected publicly-traded companies that SunTrust Robinson Humphrey deemed relevant to Prime. These companies include the outpatient surgery centers used for HealthTronics, with the exception that Prime was removed from the group and HealthTronics was added, as well as the specialty vehicle manufacturers listed below:

Specialty Vehicle Manufacturers

Spartan Motors (SPAR)	Collins Industries (COLL)
Supreme Industries (STS)	Federal Signal Corporation (FSS)
Thor Industries (THO)	Oshkosh Truck Corporation (OSK)

For the selected publicly-traded companies, SunTrust Robinson Humphrey analyzed, among other things, firm value as a multiple of: LTM and projected 2004 and 2005 revenues, EBITDA and EBIT. SunTrust Robinson Humphrey also analyzed stock price as a multiple of LTM, and projected 2004 and 2005 EPS. All multiples were based on closing stock prices as of June 9, 2004. SunTrust Robinson Humphrey used a blended multiple based on Prime’s manufacturing division gross profit relative to Prime’s consolidated gross profit. The relative weighting used was 27% manufacturing, 73% outpatient surgery. Historical revenues, EBITDA, EBIT and EPS results were based on financial information available in public filings and press releases of the selected companies. Projected EPS estimates were based on research reports and First Call consensus estimates. The following table sets forth the mean multiples for Prime indicated by the market analysis of selected publicly-traded companies:

	Mean Multiple of Selected Companies	Multiples for Prime (1)
Firm Value to:
LTM Revenues	1.51x	1.40x
2004E Revenues	1.37	1.19
2005E Revenues	1.31	1.04
LTM EBITDA	9.32	9.36
2004E EBITDA	8.67	9.29
2005 E EBITDA	7.72	NA
LTM EBIT	13.71	13.13
2004E EBIT	11.17	14.92
2005E EBIT	9.89	NA
Equity Value to:
LTM Net Income	20.78x	19.35x
2004E Net Income	21.36	12.77
2005E Net Income	17.57	11.11

(1)	Multiples based on publicly available historical and projected financials for Prime.

Based upon the multiples derived from this analysis and Prime’s historical and projected results, SunTrust Robinson Humphrey calculated a range of implied equity values for Prime between $5.59 and $15.20 per share with average and median implied equity values of $9.08 and $8.63 per share, respectively.

SunTrust Robinson Humphrey noted that none of the companies used in the market analysis of selected publicly-traded companies is identical to Prime and that, accordingly, the analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of the selected publicly-traded companies.

Analysis of Selected Merger and Acquisition Transactions

SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in the following 16 selected completed mergers and acquisitions that SunTrust Robinson Humphrey deemed relevant:

Acquirer	Target
Renal Care Group, Inc.	National Nephrology Associates, Inc.
Prime Medical Services, Inc.	Medstone International, Inc.
United Medical System AG	Alliance Imaging Inc.
SurgiCare Inc.	Aspen Healthcare Inc.
SurgiCare Inc.	San Jacinto Surgery Center, L.P.
OnCure Technologies Corp.	Coastal Radiation Oncology Medical Group, Inc.
HealthTronics Surgical Services, Inc.	Litho Group, Inc.
Concentra Operating Corporation	National Healthcare Resources, Inc.
Oshkosh Truck Corporation	Jerr-Dan Corporation
Drew Industries Incorporated	Zieman Manufacturing Company
Thor Industries, Inc.	Keystone RV Company
Obsidian Capital Partners L.P.	United Expressline, Inc.
Monaco Coach Corporation	SMC Corporation
Henlys Group PLC	Blue Bird Corporation
Amsted Industries Incorporated	Varlen Corporation
Investor Group	Hilite Industries, Inc.

For the selected transactions, SunTrust Robinson Humphrey analyzed, among other things, firm value as a multiple of LTM revenues and EBITDA. Revenues and EBITDA values were based on historical financial information available in public filings of the acquirer and/or target companies related to the selected transactions. The following table sets forth the blended multiples indicated by this analysis:

	Mean Multiple of Reference Transactions	Multiple for HTRN/PMSI Transaction (1)
Firm Value to:
LTM Revenues	1.31x	1.51x
LTM EBITDA	7.35	10.08

(1)	Multiples based on publicly-available historical financials for Prime and closing stock price of HealthTronics on June 9, 2004.

Based upon the multiples derived from this analysis and Prime’s historical results, SunTrust Robinson Humphrey calculated a range of implied equity values for Prime between $3.77 and $5.34 per share with average and median implied equity values of $4.55 per share based on the reference transactions.

SunTrust Robinson Humphrey noted that no transaction considered in the analysis of selected merger and acquisition transactions is identical to the merger. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

Discounted Cash Flow Analysis

SunTrust Robinson Humphrey performed a discounted cash flow analysis of Prime based upon projections provided by Prime’s management for the fiscal years ending December 31, 2004 through 2006 and developed from Prime’s projections for the fiscal years ending June 30, 2007 and 2008 to estimate the net present equity value per share of Prime. SunTrust Robinson Humphrey calculated a range of net present firm values for Prime based on its free cash flow (EBITDA minus capital expenditures and increases in working capital plus decreases in working capital) over the projected time period using a weighted average cost of capital for Prime ranging between 10% to 18% and terminal value multiples of fiscal year 2008 EBITDA ranging from 7.0x to 11.0x. The analysis indicated the following per share equity valuations of Prime:

Discount Rate	Discounted Present Value of Equity per Share
	7.0x	8.0x	9.0x	10.0x	11.0x
10.0%	$11.61	$13.25	$14.88	$16.51	$18.14
12.0%	$10.37	$11.86	$13.35	$14.85	$16.34
14.0%	$9.25	$10.61	$11.98	$13.34	$14.71
16.0%	$8.23	$9.48	$10.74	$11.99	$13.24
18.0%	$7.31	$8.46	$9.61	$10.76	$11.91

Analysis of the Pro Forma Combined Company

Market Analysis of Selected Publicly-Traded Companies

SunTrust Robinson Humphrey reviewed and compared selected pro forma financial data, market information and trading multiples for the combined company with other selected publicly traded companies that SunTrust Robinson Humphrey deemed relevant. SunTrust Robinson Humphrey used the same group of 14 publicly traded outpatient surgery and vehicle manufacturing companies for purposes of analyzing the combined company that it used to analyze Prime with the exception that Prime was removed from the group. For the purposes of this analysis, SunTrust Robinson Humphrey included synergies expected to be realized after the transaction as estimated by HealthTronics.

For the selected publicly-traded companies, SunTrust Robinson Humphrey analyzed, among other things, firm value as a multiple of: LTM and projected 2004 and 2005 revenues, EBITDA and EBIT. SunTrust Robinson Humphrey also analyzed stock price as a multiple of LTM, and projected 2004 and 2005 EPS. All multiples were based on closing stock prices as of June 9, 2004. Historical revenues, EBITDA, EBIT and EPS results were based on financial information available in public filings and press releases of the selected companies. Projected revenues, EBITDA, EBIT and EPS estimates were based on research reports and First Call consensus estimates. The following table sets forth the mean multiples for the pro forma combined company indicated by the market analysis of selected publicly-traded companies:

	Mean Multiple of Selected Companies
Firm Value to:
LTM Revenues	1.78	x
2004E Revenues	1.58
2005E Revenues	1.54
LTM EBITDA	8.85
2004E EBITDA	7.64
2005E EBITDA	7.12
LTM EBIT	14.16
2004E EBIT	11.07
2005E EBIT	10.16
Equity Value to:
LTM Net Income	20.77	x
2004E Net Income	20.21
2005E Net Income	18.69

Based upon the blended multiples (blended using manufacturing gross profit as a percent of the pro forma combined company’s consolidated gross profit) derived from this analysis and the combined company’s pro forma historical and projected results, SunTrust Robinson Humphrey calculated a range of implied equity values for the combined company between $5.71 and $13.87 per share with average and median implied equity values of $9.58 and $9.20 per share, respectively.

SunTrust Robinson Humphrey noted that none of the companies used in the market analysis of selected publicly-traded companies is identical to the combined company and that, accordingly, the analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of the selected publicly-traded companies.

Analysis of Selected Merger and Acquisition Transactions

SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in the following 16 selected completed mergers and acquisitions that SunTrust Robinson Humphrey deemed relevant:

Acquirer	Target
Renal Care Group, Inc.	National Nephrology Associates, Inc.
Prime Medical Services, Inc.	Medstone International, Inc.
United Medical System AG	Alliance Imaging Inc.
SurgiCare Inc.	Aspen Healthcare Inc.
SurgiCare Inc.	San Jacinto Surgery Center, L.P.
OnCure Technologies Corp.	Coastal Radiation Oncology Medical Group, Inc.
HealthTronics Surgical Services, Inc.	Litho Group, Inc.
Concentra Operating Corporation	National Healthcare Resources, Inc.
Oshkosh Truck Corporation	Jerr-Dan Corporation
Drew Industries Incorporated	Zieman Manufacturing Company
Thor Industries, Inc.	Keystone RV Company
Obsidian Capital Partners L.P.	United Expressline, Inc.
Monaco Coach Corporation	SMC Corporation
Henlys Group PLC	Blue Bird Corporation
Amsted Industries Incorporated	Varlen Corporation
Investor Group	Hilite Industries, Inc.

For the selected transactions, SunTrust Robinson Humphrey analyzed, among other things, firm value as a multiple of LTM revenues, EBITDA and EBIT. Revenues, EBITDA and EBIT values were based on historical financial information available in public filings of the acquirer and/or target companies related to the selected transactions. The following table sets forth the blended multiples indicated by this analysis:

	Mean Multiple of Reference Transactions	Multiple for HTRN/PMSI Transaction (1)
Firm Value to:
LTM Revenues	1.43x	1.51x
LTM EBITDA	7.44	10.08
LTM EBIT	13.09	14.1

(1)	Multiples based on publicly-available historical financials for Prime and closing stock price of HealthTronics on June 9, 2004.

Based upon the multiples derived from this analysis and the combined company’s pro forma historical results, SunTrust Robinson Humphrey calculated a range of implied equity values for the combined company between $5.13 and $6.95 per share with average and median implied equity values of $6.32 and $6.89 per share, respectively, based on the reference transactions.

SunTrust Robinson Humphrey noted that no transaction considered in the analysis of selected merger and acquisition transactions is identical to the merger. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

Discounted Cash Flow Analysis

SunTrust Robinson Humphrey performed a discounted cash flow analysis of the combined company based upon pro forma projections derived from projections for the fiscal years ending December 31, 2004 through 2008 provided by management to estimate the net present equity value per share of the combined company. SunTrust Robinson Humphrey calculated a range of net present firm values for the combined company based on its pro forma free cash flow (EBITDA minus capital expenditures and increases in working capital plus decreases in working capital) over the projected time period using a weighted average cost of capital for the combined company ranging between 10% to 18% and terminal value multiples of fiscal year 2008 EBITDA ranging from 7.0x to 11.0x. The analysis indicated the following per share equity valuations of the combined company:

Discount Rate	Discounted Present Value of Equity per Share
	7.0x	8.0x	9.0x	10.0x	11.0x
10.0%	$11.09	$12.67	$14.25	$15.83	$17.40
12.0%	$9.93	$11.37	$12.81	$14.25	$15.70
14.0%	$8.88	$10.20	$11.52	$12.84	$14.16
16.0%	$7.93	$9.14	$10.35	$11.56	$12.77
18.0%	$7.07	$8.18	$9.29	$10.40	$11.51

Pro Forma Merger Analysis

Accretion/Dilution Analysis

SunTrust Robinson Humphrey reviewed certain of the pro forma financial effects of the merger on HealthTronics through the fiscal year ending December 31, 2006 assuming that the merger closes on September 30, 2004. SunTrust Robinson Humphrey performed the analysis using projections provided by HealthTronics and Prime, including consideration of projected synergies. Based on this analysis, the merger was determined to be 26.3%, 62.0% and 51.2% accretive to HealthTronics’ projected EPS for the fiscal years ending December 31, 2004, 2005 and 2006, respectively.

Information Regarding SunTrust Robinson Humphrey

The HealthTronics board of directors selected SunTrust Robinson Humphrey to act as its financial advisor and render a fairness opinion regarding the merger because SunTrust Robinson Humphrey is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and because it is familiar with HealthTronics, its business and its industry. SunTrust Robinson Humphrey has, from time to time, rendered, and may in the future render, investment banking, financial advisory and other services to HealthTronics for which it has received, or will receive, customary compensation. SunTrust Robinson Humphrey is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

Pursuant to a letter agreement dated June 1, 2004, HealthTronics has agreed to pay SunTrust Robinson Humphrey a retainer of $25,000 and an opinion fee of $250,000 which was payable upon delivery of the fairness opinion. In addition, HealthTronics has agreed to pay SunTrust Robinson Humphrey a financial advisory fee at the closing of the merger equal to 0.5% of the value of HealthTronics prior to the closing of the merger. The fees paid or payable to SunTrust Robinson Humphrey are not contingent upon the contents of the opinion delivered. In addition, HealthTronics has agreed to reimburse SunTrust Robinson Humphrey for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify SunTrust Robinson Humphrey and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, SunTrust Robinson Humphrey may actively trade in the securities of HealthTronics and Prime for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of August 3, 2004, SunTrust Robinson Humphrey did not hold any securities of HealthTronics or Prime.

Regulatory Approvals

Neither Prime nor HealthTronics is aware of the need to obtain any regulatory approvals to consummate the merger other than the following:

•	effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

•	approval to list the shares of HealthTronics common stock to be issued in connection with the proposed merger on the Nasdaq National Market;

•	the termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

•	filings under applicable state securities laws.

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired and we intend to obtain the remaining approvals and any additional regulatory approvals that may be required. However, we cannot assure you that we will be able to obtain all approvals.

Accounting Treatment

Because Prime’s stockholders will own approximately 62% of the shares of HealthTronics common stock after the merger, Prime’s designees to the combined company’s board of directors will represent a majority of the combined company’s board of directors, and Prime’s senior management will represent a majority of the senior management of the combined entity, Prime is deemed to be the acquiring company for accounting purposes and the merger will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The consideration paid (purchase price) will be allocated to the tangible and intangible net assets of Healthtronics based on their fair values, and the net assets of HealthTronics will be recorded at fair values as of the completion of the merger and added to those of Prime. The assets acquired and liabilities assumed will be deemed to be those of HealthTronics because HealthTronics will be the surviving legal entity.

Opinions as to Material U.S. Federal Income Tax Consequences of the Merger

As a condition to the merger, Prime must receive an opinion of its tax counsel that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code. In addition, such opinion will provide that Prime and HealthTronics shall each be a party to the reorganization, and that no gain or loss shall be recognized by the Prime stockholders upon the receipt of HealthTronics common stock in exchange for Prime common stock pursuant to the merger. As a condition to the merger, HealthTronics must receive an opinion of its tax counsel that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code, that HealthTronics and Prime shall each be a party to the reorganization, and that the HealthTronics shareholders will not recognize any gain or loss as a result of the merger. Although the merger agreement allows Prime and HealthTronics to waive this condition, Prime and HealthTronics currently do not anticipate doing so. If Prime and/or HealthTronics does waive this condition and the tax consequences of the merger are materially different from those described in this document, we will inform you of this decision and ask you to vote on the Prime proposals (if you are a Prime stockholder) and HealthTronics proposals (if you are a HealthTronics shareholder) taking this into consideration, or alternatively, resolicit your approval in the event the waiver occurs after your special meeting of shareholders.

The opinions will be based on certain factual representations and certifications contained in certificates signed by duly authorized officers of Prime and HealthTronics. An opinion represents the opinion giver’s best judgment and is not binding on the Internal Revenue Service, and there can be no assurance that following the merger the Internal Revenue Service will not challenge the conclusions expressed in the opinions. Please review carefully the information under the caption “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 for a description of the material U.S. federal income tax consequences of the merger.

Board of Directors and Management of HealthTronics following the Merger

Pursuant to the merger agreement, the combined company’s initial board of directors following the merger will be composed of 11 members who will serve as directors until their respective successors have been duly elected or appointed or until their earlier death, resignation or removal. The merger agreement provides that Prime will designate six of these directors, HealthTronics will designate four of these directors and one director will be jointly designated by the Prime designees and the HealthTronics designees. The respective Prime and HealthTronics designees are as follows:

Prime designees	Current position at Prime
R. Steven Hicks	Director
Brad A. Hummel	Director, Chief Executive Officer and President
Michael R. Nicolais	Director
William A. Searles	Director
Kenneth S. Shifrin	Chairman
Perry W. Waughtal	Director

HealthTronics designees	Current position at HealthTronics
Scott A. Cochran	Director
Donny R. Jackson	Director
Timothy J. Lindgren	Director
Argil J. Wheelock, M.D.	Chairman and Chief Executive Officer

The joint designee will be selected by the Prime designees and the HealthTronics designees after the merger.

The following individuals will serve as officers of the surviving corporation in the following capacities:

	Management position following the merger	Current position at Prime or HealthTronics
Argil J. Wheelock, M.D.	Non-executive Chairman	HealthTronics’ Chairman and Chief Executive Officer

Kenneth S. Shifrin	Non-executive Vice Chairman	Prime’s Chairman

Brad A. Hummel	Chief Executive Officer and President	Prime Director, Chief Executive Officer and President

John Q. Barnidge	Chief Financial Officer and Senior Vice President	Prime’s Chief Financial Officer and Senior Vice President

James S.B. Whittenburg	Senior Vice President—Development, General Counsel and Secretary	Prime’s Senior Vice President— Development, General Counsel and Secretary

Joseph M. Jenkins, M.D.	President—Urology	Prime’s President—Urology

W. Price Dunaway	Senior Vice President—Urology	HealthTronics’ Senior Vice President and Chief Operating Officer of Lithotripsy Operations

Phil J. Supple	President—Manufacturing	Prime’s President—Manufacturing

	Management position following the merger	Current position at Prime or HealthTronics

Richard A. Rusk	Vice President and Controller	Prime’s Vice President and Controller

Interests of Certain Persons in the Merger

In considering the recommendation of the boards with respect to the merger, shareholders of HealthTronics and Prime should be aware that certain officers and directors of HealthTronics and Prime have certain interests in the merger that are separate from and in addition to the interests of stockholders of HealthTronics and Prime generally. The boards were aware of these interests and took them into account in approving the merger agreement and the transactions contemplated thereby. We estimate that the cash payments the directors and officers of HealthTronics will receive as a result of the merger will be approximately $1,050,000 ($700,000 to Mr. McGahan and $350,000 to Mr. Biderman), and the cash payments directors and officers of Prime will receive as a result of the merger will be approximately $180,000 (all to Mr. Shifrin).

Dr. Wheelock

At the closing of the merger, Dr. Wheelock will terminate his current employment agreement with HealthTronics and will simultaneously enter into a board service and release agreement pursuant to which Dr. Wheelock will serve as Chairman of HealthTronics after the merger. Dr. Wheelock will not receive any cash payments at the time of the merger. As consideration for his services, Dr. Wheelock will be entitled to receive $25,000 per month for the first year of his service, $20,833 per month for his second year of service and $16,666 per month for his third year of service, unless he is no longer serving on the board of directors. In the event Dr. Wheelock’s directorship with HealthTronics is terminated, he will also be entitled to a severance payment of $1,410,000. Dr. Wheelock’s board service and release agreement also provides that Dr. Wheelock will for a period of five years following the date his service as a director of HealthTronics is terminated refrain from directly or indirectly (i) soliciting HealthTronics’ and its affiliates’ employees and other similar persons; (ii) soliciting vendors, customers, and other similar persons and entities to adversely alter their relationship with HealthTronics or its affiliates; (iii) advising physicians, hospitals, surgery centers and similar persons to negatively alter their business relationship with HealthTronics or its affiliates; and (iv) engaging in certain business activities conducted by HealthTronics.

Mr. McGahan and Mr. Biderman

At the closing of the merger, Mr. McGahan and Mr. Biderman will terminate their current employment agreements with HealthTronics and will simultaneously enter into severance and non-competition agreements. Pursuant to Mr. McGahan’s agreement, he will be entitled to receive a $700,000 cash payment at the time of the merger, which includes a severance payment of $310,000, along with a one time payment of $390,000. In addition, Mr. McGahan shall be entitled to payments of $8,334 per month for three years as consideration for the noncompetition commitments in his severance and non-competition agreement and health insurance benefits for one year from the date of termination. Pursuant to Mr. Biderman’s agreement, he will be entitled to receive a $350,000 cash payment at the time of the merger, which includes a severance payment of $200,000, along with a one time payment of $150,000. In addition, Mr. Biderman shall be entitled to payments of $4,167 per month for three years as consideration for the non competition commitments in his severance and non-competition agreement and health insurance benefits for one year from the date of termination. Under Mr. McGahan’s and Mr. Biderman’s severance and non-competition agreements, as a condition to their receiving payments under the agreements, Mr. McGahan and Mr. Biderman will for a period of three years following the date of the merger refrain from directly or indirectly (i) soliciting HealthTronics’ and its affiliates’ employees and other similar persons; (ii) soliciting vendors, customers, and other similar persons and entities to adversely alter their relationship with HealthTronics or its affiliates; (iii) advising physicians, hospitals, surgery centers and similar persons to negatively alter their business relationship with HealthTronics or its affiliates; and (iv) engaging in certain business activities conducted by Prime and HealthTronics as of the date of the merger.

Ms. Beck

Victoria W. Beck has an employment agreement with HealthTronics, pursuant to which she serves as the Executive Vice President and Chief Accounting Officer of HealthTronics from the date of the agreement until March 31, 2005. Under the employment agreement, Ms. Beck receives a salary at the rate of $11,250 per month and benefits under any employee benefit plan or arrangement made generally available by the company to its executives. Upon termination of the agreement by HealthTronics for cause or by Ms. Beck without good reason, Ms. Beck will be entitled to payment of her salary and benefits accrued to the date of termination and all unvested stock options shall terminate. Upon termination of the agreement for any other reason (including termination by HealthTronics without cause, by Ms. Beck for good reason, or the expiration of the term of the agreement), Ms. Beck will be entitled to payment of her salary and benefits accrued through the date of termination, and, in addition, she shall be entitled to a severance benefit equal to two times her average annual compensation, which will be calculated averaging all forms of compensation received by Ms. Beck for the three years included in the December 31, 2003 HealthTronics proxy summary compensation table. Unless HealthTronics terminates Ms. Beck’s employment for cause or Ms. Beck terminates her employment for other than good reason, upon termination of Ms. Beck’s employment or a change of control (which shall include the consummation of the merger described herein), all unvested stock options held by Ms. Beck on the date of termination shall immediately vest and become exercisable and Ms. Beck will be entitled to health insurance benefits for one year from the date of termination. Ms. Beck will not receive any cash payments at the time of the merger.

Mr. Shifrin

At the closing of the merger, Kenneth S. Shifrin, Chairman of the Board of Prime, will terminate his current board service agreement with Prime and will simultaneously amend his existing severance and release agreement with Prime. In addition, Mr. Shifrin will enter into a board service, amendment and release agreement pursuant to which Mr. Shifrin will serve as Vice Chairman of HealthTronics. Pursuant to Mr. Shifrin’s new agreement, he will be entitled to receive a one time payment of $180,000 at the time of the merger. Mr. Shifrin will continue to have life insurance policies maintained on his behalf by the company and will otherwise be compensated as determined by HealthTronics’ board of directors. The amendment to the terms of Mr. Shifrin’s release and severance agreement extends the non-competition and related covenants in that agreement for one year.

Vesting of Stock Options

Immediately prior to the effective time of the merger, the options held by the following officers and directors of Healthtronics will automatically vest (to the extent not already vested):

Officer or Director	Title	Options	Exercise Price/Sh.
Argil J. Wheelock, M.D.	Chairman and Chief Executive Officer	20,000	$8.50
		25,000	$10.50
		210,000	$6.50
		50,000	$6.66
		25,000	$6.49

Martin J. McGahan	President, Chief Operating Officer	93,000	$9.00
	and Chief Financial Officer	15,000	$7.70
		30,000	$6.66
		50,000	$6.49

Officer or Director	Title	Options	Exercise Price/Sh.

Ted S. Biderman	Senior Vice President and General Counsel	65,000	$9.50
		10,000	$6.66
		10,000	$6.49

Victoria W. Beck	Executive Vice President	5,000	$6.00
	and Chief Accounting Officer	25,000	$12.0625
		5,000	$8.50
		6,000	$10.50
		30,000	$6.50
		20,000	$6.969
		7,500	$7.70
		10,000	$6.66
		10,000	$6.49

James R. Andrews	Director	50,000	$12.0625
		20,000	$6.50
		20,000	$8.25
		15,000	$6.66
		15,000	$6.49

J. Richard Steadman, M.D.	Director	50,000	$7.54

Russell H. Maddox	Director	5,000	$8.50
		25,000	$6.50
		20,000	$8.25
		32,500	$6.66
		2,500	$8.99
		66,667	$6.00
		20,000	$6.49
		35,000	$7.00

Each of the above stock options that is vested, together with any previously vested and unexercised options, shall be exercisable for a period of three years following vesting date (or, if earlier, until the expiration date of the options).

Beneficial Ownership of Officers and Directors as of the Record Date

HealthTronics’ directors and executive officers beneficially owned approximately 21.8% [assumed #] of the outstanding shares of HealthTronics common stock as of the record date for the HealthTronics special meeting, including shares underlying stock options held by them. The directors and executive officers of Prime did not beneficially own any shares of HealthTronics common stock as of that date.

Prime’s directors and executive officers beneficially owned approximately 6.7% [assumed #] of the outstanding shares of Prime common stock as of the record date for the Prime special meeting, including shares underlying options held by them. The directors and executive officers of HealthTronics did not beneficially own any shares of Prime common stock as of that date.

Indemnification of Officers and Directors

The merger agreement provides that for six years after the merger, HealthTronics will indemnify the present and former officers and directors of HealthTronics and Prime from liabilities arising out of actions or omissions in their capacities as such at or before the effective time of the merger, to the full extent permitted under Delaware law (and Georgia law to the extent applicable) or HealthTronics’ articles of incorporation and bylaws. In addition, HealthTronics will maintain its and Prime’s current directors’ and officers’ insurance coverage for six years after the effective time of the merger, but only to the extent related to actions or omissions before the effective time of the merger, provided that HealthTronics may substitute insurance policies with substantially similar coverage and amounts containing terms no less advantageous than those maintained by HealthTronics and Prime as of the effective time of the merger.

Appraisal Rights; Dissenters’ Rights

Prime is a Delaware corporation. Section 262(b)(1) of the Delaware General Corporation Law provides that no appraisal rights shall be available for shares of any class or series of stock, which stock at the record date fixed to determine the stockholders entitled to receive notice and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, where the stock is either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than two thousand (2,000) holders. Because Prime’s common stock is listed on the Nasdaq National Market and Prime stockholders are receiving HealthTronics common stock in consideration for the Prime shares, Prime stockholders are not entitled to appraisal rights under Delaware law. HealthTronics is a Georgia corporation. Under Georgia law, the HealthTronics shareholders are not entitled to dissenters’ rights.

Termination of Trading of Prime Common Stock

If the merger is completed, the shares of Prime common stock will cease quotation on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

TERMS OF THE MERGER AGREEMENT

The following describes the material terms of the merger agreement. The full text of the merger agreement is attached as Annex A and is incorporated herein by reference. We strongly encourage you to read the entire merger agreement.

Merger

By virtue of the merger agreement, Prime will merge with and into HealthTronics, with HealthTronics being the surviving entity in the merger. In the merger, Prime stockholders will receive HealthTronics common stock, as described below under “Manner and Basis of Converting Stock.” The merger is expected to constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

The merger agreement provides that the closing of the merger will take place on the business day on which all of the conditions to closing of the merger are satisfied or waived, or on such other date agreed to by Prime and HealthTronics. Prime and HealthTronics anticipate that the closing date will be on the business day immediately following the Prime and HealthTronics shareholders meetings. The filing of articles of merger with the Secretary of State of Georgia and a certificate of merger with the Secretary of State of Delaware will be made as soon as practicable after the closing. The merger will become effective on the later of (i) the date of filing of such articles of merger in Georgia, (ii) the date of filing of such certificate of merger in Delaware or (iii) on a date agreed to by the parties to the merger as stated in the Georgia articles of merger and Delaware certificate of merger.

Manner and Basis of Converting Stock

Conversion of Prime Common Stock. Once the merger becomes effective, each outstanding share of Prime common stock will be automatically converted into the right to receive one share of HealthTronics common stock without any action on the part of the holders of Prime common stock. HealthTronics shareholders will continue to own their existing shares of HealthTronics common stock.

All treasury shares of Prime common stock will be cancelled and cease to exist and no HealthTronics common stock or other consideration will be delivered in exchange for Prime treasury stock.

After the effective time of the merger, each certificate representing Prime common stock will represent only a right to receive, without interest, upon surrender, (i) the applicable number of shares of HealthTronics common stock and (ii) certain dividends and distributions discussed in the next paragraph. If, before the effective time of the merger, Prime common stock or HealthTronics common stock is changed as a result of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the exchange ratio discussed above will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

No dividends or distributions declared or made after the merger becomes effective with a record date after the effective time of the merger will be paid to a holder of certificates formerly representing Prime common stock until certificates reflecting such common stock have been surrendered in accordance with the merger agreement. Subject to applicable laws, upon such surrender, the record holder of each surrendered certificate will be paid, without interest, the amount of dividends or other distributions with a record date after the time when the merger becomes effective, but if the payment date for any such dividend or distribution payable has not occurred before such surrender, payment will occur at the designated payment date.

After the time the merger becomes effective, upon presentation of certificates representing Prime common stock to the exchange agent, those certificates will be cancelled and exchanged as set forth below and in the merger agreement. The merger will not affect HealthTronics common stock that is issued and outstanding before the effective time of the merger.

Surrender and Payment. Before the effective time of the merger, HealthTronics will deposit with [                        ], the exchange agent, certificates representing the HealthTronics common stock to be issued to the Prime stockholders. Promptly after the effective time of the merger, the exchange agent will send to each holder of record of Prime common stock a letter of transmittal and instructions for use in effecting the exchange of its certificates for HealthTronics common stock. The exchange agent will exchange the HealthTronics common stock for surrendered Prime stock certificates pursuant to the terms of the merger agreement.

Before any person, entity or organization that is not the record holder of surrendered Prime stock certificate(s) receives the merger consideration discussed above, (i) the surrendered stock certificate(s) must be properly endorsed or otherwise in proper form for transfer and (ii) the person, entity or organization must pay the exchange agent any transfer or other taxes required as a result of such issuance of merger consideration unless he, she or it establishes to the exchange agent’s satisfaction that such tax has been paid or is not applicable.

Any shares of HealthTronics common stock and cash that remain unclaimed one year after the effective time of the merger will be returned to HealthTronics. Any holder of Prime common stock who has not exchanged his, her or its certificates representing such stock before that time may thereafter look only to HealthTronics, as a general creditor, to exchange his, her or its stock certificates or to pay amounts that he, she or it is entitled pursuant to the merger agreement. If outstanding Prime stock certificates are not surrendered within six years after the effective time of the merger (or, before any earlier date on which the merger consideration issuable and/or payable with respect to such certificates would otherwise escheat to or become the property of any governmental unit or agency), the merger consideration issuable and/or payable with respect to those shares will become the property of HealthTronics to the extent permitted by applicable law. Neither Prime nor HealthTronics will be liable to any holder of Prime stock certificates for any amount paid, or merger consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

Stock Options. Options to purchase Prime common stock will be converted into options to purchase HealthTronics common stock based on the same exchange ratio as applies to the conversion of Prime common stock. At the effective time of the merger, an option to purchase one share of Prime common stock will become an option to purchase one share of HealthTronics common stock at the same exercise price and on the same terms as applied to such Prime option prior to the merger. Pursuant to the terms of the merger agreement, at the time of the merger, HealthTronics will assume the Prime Amended and Restated 1993 Stock Option Plan, as amended June 18, 2002, the Prime 2003 Stock Option Plan, and each outstanding employee or director stock option of Prime.

Appraisal Rights; Dissenters’ Rights. Section 262(b)(1) of the Delaware General Corporation Law provides that no appraisal rights shall be available for shares of any class or series of stock, which stock at the record date fixed to determine the stockholders entitled to receive notice and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, where the stock is either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than two thousand (2,000) holders. Prime stockholders are not entitled to appraisal rights under Section 262 of the DGCL because as of the record date for the special meeting of Prime’s stockholders, Prime was listed on the Nasdaq National Market and the only consideration Prime stockholders will receive in connection with the merger is HealthTronics common stock. HealthTronics shareholders will not be entitled to dissenters’ rights under Article 13 of the Georgia Business Corporation Code.

Representations and Warranties

The merger agreement contains customary representations and warranties of Prime and HealthTronics relating to various aspects of the respective businesses and financial statements of the parties and other matters. The representations and warranties will not survive the merger, but they will serve as the basis of conditions to each of Prime’s and HealthTronics’ obligations to complete the merger.

Conduct of Business Pending the Merger

Prime and HealthTronics have agreed that, before the merger, each party will operate its business in the ordinary course consistent with past practice and will use all reasonable efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and key employees.

In addition, the merger agreement places specific restrictions on the ability of either Prime or HealthTronics to:

•	adopt or amend its certificate of incorporation or bylaws (or similar organizational documents);

•	declare, set aside or pay any dividends on common stock;

•	merge or consolidate with another entity;

•	make a material acquisition, enter into a new line of business or commence business in a new country;

•	dispose of material assets or properties;

•	issue securities or amend the terms of any of its outstanding securities;

•	incur any indebtedness outside the ordinary course of business;

•	increase compensation to executive officers or employees other than in the ordinary course of business consistent with past practices;

•	terminate any employee entitled to severance payment upon such termination;

•	settle pending litigation outside the ordinary course of business;

•	adopt or amend or terminate any employee benefit plan or collective bargaining agreement or enter into or amend any employment, severance or similar contract; or

•	organize or acquire any entity that could become a subsidiary.

Additional Agreements

Tax Treatment of the Merger. Prime and HealthTronics have agreed to use all reasonable efforts to cause the merger to qualify, and will not take or permit any actions that could prevent the merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code.

Acquisition Proposals (No-Shop Provisions). Until the termination of the merger agreement, Prime will not solicit any offer or proposal for a merger or acquisition of Prime, or an acquisition of all or a substantial portion of the assets of Prime, or discuss or negotiate with third parties regarding a merger or acquisition of Prime or its assets. Prime may, however, communicate with third parties that make bona fide unsolicited offers to merge with or acquire Prime or its assets to the extent such actions are necessary to comply with Rules 14d-9 and 14e-2(a) of the Exchange Act, or if:

•	Prime’s board of directors in good faith determines the third party making the unsolicited offer intends in good faith to proceed with negotiations and is financially capable of completing a business combination with Prime;

•	Prime’s board of directors determines, after consulting with outside legal counsel, such communications are necessary to comply with its fiduciary duties;

•	Prime enters into a confidentiality agreement with the third party;

•	Prime notifies HealthTronics of the communications; and

•	Prime keeps HealthTronics informed of the status and terms of the negotiations or discussions and provides copies of written documents related to such negotiations or discussions.

Until the termination of the merger agreement, HealthTronics will not solicit any offer or proposal for a merger or acquisition of HealthTronics, or an acquisition of all or a substantial portion of the assets of HealthTronics, or discuss or negotiate with third parties regarding a merger or acquisition of HealthTronics or its assets. HealthTronics may, however, communicate with third parties that make bona fide unsolicited offers to merge with or acquire HealthTronics or its assets to the extent such actions are necessary to comply with Rules 14d-9 and 14e-2(a) of the Exchange Act, or if:

•	HealthTronics’ board of directors in good faith determines the third party making the unsolicited offer intends in good faith to proceed with negotiations and is financially capable of completing a business combination with HealthTronics;

•	HealthTronics’ board of directors determines, after consulting with outside legal counsel, such communications are necessary to comply with its fiduciary duties;

•	HealthTronics enters into a confidentiality agreement with the third party;

•	HealthTronics notifies Prime of the communications; and

•	HealthTronics keeps Prime informed of the status and terms of the negotiations or discussions and provides copies of written documents related to such negotiations or discussions.

For a more detailed discussion of the termination of the merger agreement in the event such a superior transaction occurs, see “Terms of the Merger Agreement—Termination” on page 70.

Shareholders’ Meetings. Both Prime and HealthTronics will, as soon as reasonably possible after the date of the merger agreement, (i) call a special meeting of their shareholders for the purpose of securing the approval of the merger agreement and the transactions contemplated by the merger agreement, (ii) distribute to their shareholders the joint proxy statement/prospectus, (iii) use all reasonable efforts to solicit from their shareholders proxies approving the merger agreement and the transactions contemplated by the merger agreement and (iv) cooperate and consult with each other on the foregoing matters.

Directors’ and Officers’ Indemnification and Insurance. For six years after the merger, HealthTronics will indemnify the present and former officers and directors of HealthTronics and Prime from liabilities arising out of actions or omissions in their capacities as such at or before the effective time of the merger, to the full extent permitted under Delaware law (and Georgia law to the extent applicable) or HealthTronics’ articles of incorporation and bylaws. In addition, HealthTronics will maintain its and Prime’s current directors’ and officers’ insurance coverage for six years after the effective time of the merger, but only to the extent related to acts or omissions before the effective time of the merger, provided that HealthTronics may substitute insurance policies with substantially similar coverage and amounts containing terms no less advantageous than those maintained by HealthTronics and Prime as of the effective time of the merger.

Other. Other additional agreements, including those relating to access and information, further assurances, expenses, cooperation, publicity, additional actions, party filings, acquisition of consents, preparation of the joint proxy statement/prospectus and registration statement on Form S-4, stock exchange listing, notice of certain events by the parties, affiliate agreements, shareholder litigation, actions under Prime’s indenture and credit facility and under HealthTronics’ credit facility, and assumption of employment and severance agreements are contained in the merger agreement.

Conditions to Consummation of the Merger

Conditions to the Obligations of Each Party. Unless waived, the respective obligations of each party to effect the merger will be subject to the fulfillment at or before the effective time of the following conditions:

•	the approval and adoption of the merger agreement by the Prime stockholders and the HealthTronics shareholders;

•	the absence of any statute, injunction, order, judgment or other legal restraint prohibiting, enjoining or restricting the completion of the merger;

•	the absence of any stop order regarding the registration statement on Form S-4 relating to the merger or any proceeding for such purpose pending before or threatened by the SEC;

•	the receipt of such material permits, authorizations, consents, or approvals required to consummate the transactions contemplated by the merger agreement;

•	the approval for listing of the HealthTronics common stock to be issued in the merger on the Nasdaq National Market;

•	the termination or expiration of any applicable period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

•	the closing of the merger and consummation of the transactions contemplated in the merger agreement may not cause a breach or default under Prime’s indenture related to its 8.75% senior subordinated notes due April 2008.

Prime and HealthTronics currently expect each of these conditions to be satisfied prior to or promptly after the special meetings of the Prime and HealthTronics shareholders.

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired and Prime does not currently expect the merger to cause a breach or default under its indenture.

Conditions to the Obligations of HealthTronics. Unless waived by HealthTronics, the obligation of HealthTronics to effect the merger is subject to the satisfaction at or before the effective time of the merger of the following additional conditions, among others:

•	compliance by Prime in all material respects with its obligations under the merger agreement;

•	the representations and warranties of Prime contained in the merger agreement being true and correct both as of the date of the merger agreement and as of the effective time, except for such failure to be true and correct that would not reasonably be expected to have a material adverse effect on Prime;

•	until the effective time of the merger, there must not have occurred any change in the financial condition, business, operations or prospects of Prime that would constitute a material adverse effect;

•	the receipt by HealthTronics of certificates signed by the chief executive officer and chief financial officer of Prime to the effect that certain conditions contained in the merger agreement have been satisfied;

•	the receipt by HealthTronics of a tax opinion from an outside law firm that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code;

•	the receipt by HealthTronics of a “comfort” letter given by Prime’s outside accounting firm; and

•	the repayment or refinancing by HealthTronics of all indebtedness under its credit facility or the receipt by HealthTronics of consent under such credit facility to enter into the merger.

Prime and HealthTronics currently expect each of these conditions to be satisfied prior to or promptly after the special meetings of the Prime and HealthTronics shareholders.

Conditions to the Obligations of Prime. Unless waived by Prime, the obligation of Prime to effect the merger is subject to the satisfaction at or before the effective time to the merger of the following conditions, among others:

•	compliance by HealthTronics in all material respects with its obligations under the merger agreement;

•	the representations and warranties of HealthTronics contained in the merger agreement being true and correct both as of the date of the merger agreement and as of the effective time, except for such failure to be true and correct that would not reasonably be expected to have a material adverse effect on HealthTronics;

•	until the effective time of the merger, there must not have occurred any change in the financial condition, business, operations or prospects of HealthTronics that would constitute a material adverse effect;

•	the receipt by Prime of certificates signed by the chief executive officer and chief financial officer of HealthTronics to the effect that certain conditions contained in the merger agreement have been satisfied;

•	the receipt by Prime of a tax opinion from an outside law firm that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code;

•	the receipt by Prime of a “comfort” letter condition given by HealthTronics’ outside accounting firm; and

•	the repayment or refinancing by Prime of all indebtedness under its credit facility or the receipt by Prime of consent under such credit facility to enter into the merger.

Prime and HealthTronics currently expect each of these conditions to be satisfied prior to or promptly after the special meetings of the Prime and HealthTronics shareholders.

Waiver of Conditions. Prior to the closing of the merger, Prime and HealthTronics may choose to complete the merger even though a condition has not been satisfied if applicable law allows them to do so. If Prime and/or HealthTronics waives a material condition, they will inform you of that decision and ask you to vote on the Prime and HealthTronics proposals taking any waiver(s) into consideration, or alternatively, resolicit your approval in the event the waiver occurs after your special meeting of shareholders.

Termination

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after approval by the Prime or HealthTronics shareholders:

•	by the mutual written consent of Prime and HealthTronics;

•	by either Prime or HealthTronics, if the effective time of the merger has not occurred on or before December 31, 2004, provided that the party seeking to terminate the merger agreement must not have materially breached its obligations under the merger agreement in any manner that has proximately contributed to the failure to consummate the merger on or before that date;

•	by Prime, if there has been a material breach by HealthTronics of any representation, warranty, covenant or agreement set forth in the merger agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by HealthTronics of notice of the breach;

•	by HealthTronics, if there has been a material breach by Prime of any representation, warranty, covenant or agreement set forth in the merger agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by Prime of notice of the breach;

•	by either Prime or HealthTronics, if there exists any applicable law, rule or regulation that makes the merger illegal or if there exists any judgment, injunction, order or decree that restrains or prohibits the consummation of the merger;

•	by either Prime or HealthTronics, if the shareholders of either Prime or HealthTronics do not approve the merger transaction at their shareholders meetings;

•	by HealthTronics, if (i) Prime’s board of directors withdraws, modifies or changes its recommendation of the merger agreement or the merger, or recommends to Prime’s stockholders any merger or acquisition proposal from a third party; or (ii) a tender offer or exchange offer for outstanding shares of Prime common stock then representing 40% or more of the combined power to vote generally for the election of directors is commenced, and Prime’s board of directors does not recommend that Prime’s stockholders not tender their shares into such tender or exchange offer;

•	by either Prime or HealthTronics, if Prime accepts a superior proposal;

•	by Prime, if (i) HealthTronics’ board of directors withdraws, modifies, or changes its recommendation of the merger agreement or the merger; or recommends to HealthTronics’ shareholders any merger or acquisition proposal from a third party; or (ii) a tender offer or exchange offer for outstanding shares of HealthTronics common stock then representing 40% or more of the combined power to vote generally for the election of directors is commenced, and HealthTronics’ board of directors does not recommend that HealthTronics’ shareholders not tender their shares into such tender or exchange offer;

•	by either Prime or HealthTronics, if HealthTronics accepts a superior proposal;

•	by Prime, if the average closing price per share of a share of HealthTronics common stock on the Nasdaq National Market, as reported in the Wall Street Journal, for the 30 consecutive trading days immediately preceding the third trading day before the closing date of the merger is less than $4.92; or

•	by HealthTronics if the average closing price per share of a share of Prime common stock on the Nasdaq National Market, as reported in the Wall Street Journal, for the 30 consecutive trading days immediately preceding the third trading day before the closing date of the merger is less than $4.05.

The term “superior proposal” means an unsolicited bona fide proposal made by a third party relating to an acquisition proposal on terms that the board of directors of Prime or HealthTronics, as applicable, determines in good faith, after consultation with its financial advisors and its outside legal counsel, is reasonably likely to be consummated taking into account the entity making such proposal and all legal, financial, regulatory and other relevant aspects of such proposal, and the board of directors of Prime or HealthTronics, as applicable, determines in good faith, after consultation with its financial advisors and its outside legal counsel, that the proposal would, if consummated, result in a transaction that is more favorable than the merger from a financial point of view to the shareholders of Prime or HealthTronics, as applicable. Prior to the acceptance of a superior proposal and termination of the merger agreement, Prime or HealthTronics, as applicable, shall negotiate in good faith with the other party to make such adjustments in the terms and conditions of the merger agreement as would enable Prime or HealthTronics, as applicable, to reject the superior proposal and proceed with the merger.

If the merger agreement is terminated in accordance with its terms and the merger is abandoned, neither Prime nor HealthTronics will be required to pay any termination fee to the other party, and all obligations of the parties will terminate, except the parties’ obligations relating to: the effects of termination of the merger agreement; expenses in connection with the transactions contemplated by the merger agreement; publicity; and certain other provisions. In the event the merger agreement is terminated, Prime or HealthTronics will split the costs incurred in connection with the preparation, filing or distribution of this joint proxy statement/prospectus, except for costs relating to legal and banking fees. Termination of the merger agreement will not relieve any party from liability for any breaches of the merger agreement occurring before the termination.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summarizes the material U.S. federal income tax consequences of the merger to Prime stockholders. This summary addresses only those stockholders who hold their shares of Prime common stock as a capital asset, and does not address all of the U.S. federal income tax consequences that may be relevant to particular Prime stockholders in light of their individual circumstances, or to Prime stockholders who are subject to special rules, such as, without limitation:

•	financial institutions;

•	mutual funds;

•	tax-exempt organizations or pension funds;

•	partnerships, subchapter S corporations or other pass-through entities;

•	shareholders who may be subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	foreign persons, foreign entities or U.S. expatriates;

•	persons who hold shares of Prime common stock as a hedge, appreciated financial position, straddle, synthetic security, conversion transaction or other integrated investment; or

•	holders who acquired their shares of Prime common stock upon the exercise of warrants or employee stock options or otherwise as compensation.

The following summary is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, and the regulations, rulings, and decisions thereunder in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws are not addressed. Prime stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances.

Prime and HealthTronics each anticipate that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. It is a condition to the closing of the merger that Prime and HealthTronics each receive an opinion from its respective tax counsel to the effect that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code. The opinions of Prime’s tax counsel, Akin Gump Strauss Hauer & Feld LLP, and HealthTronics’ tax counsel, Miller & Martin PLLC, will be dated as of the effective time of the merger and will conclude that Prime and HealthTronics, respectively, shall each be a party to the reorganization. Although the merger agreement allows Prime and HealthTronics, respectively, to waive this condition, Prime and HealthTronics currently do not anticipate doing so. If Prime and/or HealthTronics does waive this condition and the tax consequences of the merger are materially different from those described in this document, we will inform you of this decision and ask you to vote on the Prime proposal (if you are a Prime stockholder) and HealthTronics proposals (if you are a HealthTronics shareholder) taking any waiver(s) into consideration, or alternatively, resolicit your approval in the event the waiver occurs after your special meeting of shareholders. The opinions will rely on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement, and representations and covenants made by Prime and HealthTronics, including those contained in representation letters of officers of Prime and HealthTronics. If any of those representations, covenants or assumptions is inaccurate, counsel may not be able to render the required opinions and the tax consequences of the merger could differ from those discussed here. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or any court, nor does it preclude the Internal Revenue Service from adopting a contrary position. No ruling has been or will be sought from the Internal Revenue Service on the U.S. federal income tax consequences of the merger.

Subject to the limitations and qualifications set forth above and the limitations and qualifications set forth in the opinions of counsel included as an exhibit to the registration statement of which this prospectus is a part, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, which will result in the following federal income tax consequences:

Tax Consequences to Prime Stockholders

Recognition of Gain or Loss. Prime stockholders that receive shares of HealthTronics common stock in the merger will not recognize gain or loss for U.S. federal income tax purposes.

Tax Basis for HealthTronics Common Stock. Each Prime stockholder’s aggregate tax basis in the shares of HealthTronics common stock received in the merger will be the same as such stockholder’s aggregate tax basis in the shares of Prime common stock surrendered in the merger.

Holding Period for HealthTronics Common Stock. The holding period of the shares of HealthTronics common stock received in the merger by a Prime stockholder will include the holding period of the shares of Prime common stock that such stockholder surrendered in the merger.

Reporting Requirements. Prime stockholders receiving HealthTronics common stock in the merger should file a statement with their U.S. federal income tax returns setting forth their adjusted tax basis in the Prime common stock exchanged in the merger and the fair market value of the HealthTronics common stock. In addition, Prime stockholders will be required to retain permanent records of the facts relating to the merger.

Tax Consequences to HealthTronics Shareholders

Because shares of HealthTronics common stock will remain unchanged in the merger, the merger will not cause HealthTronics shareholders to recognize any gain or loss.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

PRIME

In the table below, we provide you with selected historical financial data of Prime. We have prepared this information using the consolidated financial statements of Prime for the five years ended December 31, 2003 and the six months ended June 30, 2004 and 2003. The financial statements for the five fiscal years ended December 31, 2003 have been audited. The financial statements for the six months ended June 30, 2004 and 2003 have not been audited. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Prime considers necessary for a fair presentation of the financial position and the results of operations for these periods.

Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004. When you read this selected historical financial data, it is important that you read along with it the historical financial statements and related notes in Prime’s annual and quarterly reports filed with the SEC, as well as the section of Prime’s annual and quarterly reports titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(Amounts in thousands, except per share data)
Statement of Income Data:
Revenue:
Lithotripsy	$35,986	$30,098	$60,416	$70,301	$80,887	$83,335	$89,180
Manufacturing	54,270	47,139	98,955	88,753	51,579	22,157	17,527
Refractive(1)	—	—	—	10,143	22,332	23,501	3,414
Other	475	525	1,022	739	70	1,702	2,053

	90,731	77,762	160,393	169,936	154,868	130,695	112,174

Cost of services and general and administrative expenses:
Lithotripsy	15,706	13,011	24,802	26,292	26,167	22,416	23,001
Manufacturing	49,211	42,420	89,499	74,112	43,901	17,149	12,880
Refractive(1)	—	—	—	8,862	15,224	13,856	1,954
Corporate	2,024	1,440	3,495	3,603	3,986	4,486	5,027
Depreciation and amortization	3,466	3,651	7,063	6,671	14,235	14,187	10,848
Other(1)	—	—	—	17,740	44,580	3,987	2,077

	70,407	60,522	124,859	137,280	148,093	76,081	55,787

Operating income	20,324	17,240	35,534	32,656	6,775	54,614	56,387
Other income (expenses):
Interest and dividends	149	221	313	237	445	1,176	1,505
Interest expense	(4,653)	(4,537)	(8,991)	(9,697)	(10,983)	(10,563)	(9,408)
Loan fees	—	—	(257)	(1,069)	(163)	(173)	(566)
Release of contractual obligation	—	—	—	—	—	—	1,140
Other, net	(32)	(258)	(118)	498	197	83	(79)

Income (loss) before provision (benefit) for income taxes and minority interest	15,788	12,666	26,481	22,625	(3,729)	45,137	48,979
Minority interest in consolidated income	10,264	7,893	17,591	21,830	19,250	27,754	24,508
Provision (benefit) for income taxes	2,021	1,623	2,667	25	(8,514)	6,726	9,432

Net income (loss)	$3,503	$3,150	$6,223	$770	$(14,465)	$10,657	$15,039

Basic earnings (loss) per share:
Net income (loss)	$0.18	$0.18	$0.36	$0.05	$(0.92)	$0.66	$0.89
Weighted average shares outstanding	19,674	17,200	17,157	16,352	15,704	16,085	16,958
Diluted earnings (loss) per share:
Net income (loss)	$0.18	$0.18	$0.36	$0.05	$(0.92)	$0.66	$0.88
Weighted average shares outstanding	19,913	17,398	17,367	16,621	15,704	16,170	17,114
Other Financial Data:
Net cash provided by operating activities	$14,903	$13,429	$37,272	$48,131	$47,532	$45,180	$35,744
Net cash provided by (used in) investing activities	(687)	(17,216)	(19,889)	(20,607)	(17,835)	(33,802)	(26,241)
Net cash used in financing activities	(20,221)	(7,174)	(27,777)	(23,853)	(28,724)	(15,912)	(29,585)

As of June 30, 2004
(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$3,775
Working capital	39,892
Goodwill Total assets	185,299 294,924
Total long-term debt (excluding current portion)	107,444
Shareholders’ equity	127,461

(1)	During 2002, Prime recognized an impairment of approximately $17 million related to the disposal of its refractive vision operations. Additionally, Prime recognized an impairment related to certain lithotripsy assets located in south Florida due to a loss of the related hospital contract. During the year ended December 31, 2001, Prime recognized a charge totaling $44.6 million, of which $8.2 million relates to minority interest, leaving a net impact to Prime of $36.4 million, all but $2.5 million of which was non-cash. Of this amount, approximately $21.6 million was for Prime’s impairment of goodwill associated with acquisitions made in the refractive vision segment during 1999 and 2000, $4.4 million related to a loss on Prime’s sale of its Kansas City refractive center, $3.8 million related to Prime recognizing impairments of certain lithotripsy assets, $3.8 million related to an increase in reserves on lithotripsy receivables, net of the related minority interest position of the increased reserves of $8.2 million, and $2.5 million for the severance of certain contractual obligations. Prime based its increase in reserves on certain lithotripsy receivables on negotiated settlements with hospitals and on additional information now available to Prime from a full year’s operations of its new receivables system, which was placed in service in late 2000. During the second and third quarters of 2000, Prime recorded charges totaling $570,000 for relocating its central business office from North Carolina to Texas. Prime relocated in conjunction with purchasing and implementing its new receivables and scheduling system in late 2000.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA HEALTHTRONICS

In the table below, we provide you with selected historical financial data of HealthTronics. We have prepared this information using the consolidated financial statements of HealthTronics for the five years ended December 31, 2003 and the six months ended June 30, 2004 and 2003. The financial statements for the five fiscal years ended December 31, 2003 have been audited. The financial statements for the six months ended June 30, 2004 and 2003 have not been audited. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which HealthTronics considers necessary for a fair presentation of the financial position and the results of operations for these periods.

Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004. When you read this selected historical financial data, it is important that you read along with it the historical financial statements and related notes in HealthTronics’ annual and quarterly reports filed with the SEC, as well as the section of HealthTronics’ annual and quarterly reports titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Certain reclassifications have been made to the selected historical financial data to conform to Prime’s presentation.

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(Amounts in thousands, except per share data)
Statement of Income Data:
Revenue:
Lithotripsy(1)	$28,753	$26,991	$55,772	$62,195	$28,441	$22,236	$14,723
Manufacturing(2)	3,271	—	—	—	—	—	—
Orthotripsy	8,743	8,599	18,813	11,703	6,435	69	—
Other	8,307	6,753	13,821	13,294	9,006	11,541	9,691

	49,074	42,343	88,406	87,192	43,882	33,846	24,414

Cost of services and general and administrative expenses:
Lithotripsy(1)	13,650	12,239	25,008	25,040	10,822	8,168	6,690
Manufacturing(2)	4,885	—	—	—	—	—	—
Orthotripsy	7,080	6,444	15,403	10,943	6,102	645	—
Other	8,708	9,502	19,837	18,434	10,857	14,287	9,742
Depreciation and amortization	3,060	2,804	5,602	5,687	4,396	367	275

	37,383	30,989	65,850	60,104	32,177	23,467	16,707

Operating income	11,691	11,354	22,556	27,088	11,705	10,379	7,707
Other income (expenses):
Interest and dividends	109	75	191	196	174	227	55
Interest expense	(1,106)	(1,044)	(1,938)	(2,963)	(509)	(379)	(316)
Loan fees	—	—	—	—	—	—	—
Other, net(3)	1,360	2,988	6,949	6,288	4,080	1,293	417

Income (loss) before provision (benefit) for income taxes and minority interest	12,054	13,373	27,758	30,609	15,450	11,520	7,863
Minority interest in consolidated income	10,549	8,729	19,273	16,575	10,230	7,039	5,076
Provision for income taxes	930	1,817	3,224	5,491	2,087	1,860	1,190

Net income (loss)	$575	$2,827	$5,261	$8,543	$3,133	$2,621	$1,597

Basic earnings (loss) per share:
Net income (loss)	$0.05	$0.25	$0.46	$0.77	$0.29	$0.24	$0.16
Weighted average shares outstanding	12,100	11,434	11,504	11,141	10,981	10,826	10,036
Diluted earnings (loss) per share:
Net income (loss)	$0.05	$0.24	$0.45	$0.73	$0.28	$0.24	$0.16
Weighted average shares outstanding	12,143	11,715	11,751	11,739	11,123	11,098	10,238
Other Financial Data:
Net cash provided by operating activities	$91	$1,195	$784	$22,674	$6,117	$4,114	$4,665
Net cash provided by (used in) investing activities	(2,661)	(3,572)	4,492	(3,943)	(47,638)	(5,790)	(4,759)
Net cash provided by (used in) financing activities	2,276	(5,552)	(13,044)	(11,828)	45,603	2,474	4,318

As of June 30, 2004
(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$8,746
Working capital	(6,534)
Goodwill	67,323
Total assets	135,181
Total long-term debt (excluding current portion)	8,580
Shareholders’ equity	46,138

(1)	In December 2001, HealthTronics acquired Litho Group, Inc. consisting of several lithotripsy subsidiaries including five lithotripsy entities in five major markets. In June 2002, HealthTronics sold its lithotripsy subsidiary, US Lithotripsy.
(2)	On March 5, 2004, HealthTronics acquired HMT Holdings AG, which among other things manufactures medical devices.
(3)	Other, net includes HealthTronics Gain on Sales of Investment Interest for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 of $4.5 million, $4.4 million, $3.4 million $700 thousand, and $200 thousand, respectively. These gains approximated $300 thousand and $2.2 million for the six months ended June 30, 2004 and 2003, respectively. During 2002, HealthTronics recognized a $2.2 million gain related to the sale of its US Lithotripsy subsidiary. During the six months ended June 30, 2003 and the year ended December 31, 2003 HealthTronics recognized a $3.9 million pre-tax gain related to the re-syndication of certain of its Litho Group investment interests. In 2001 the gains were primarily from the sales of investment interests in several orthopaedic partnerships.

COMBINED COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003 and the unaudited pro forma consolidated balance sheet at June 30, 2004 have been prepared based on the historical consolidated financial statements of Prime under the assumptions set forth in the accompanying footnotes because for accounting purposes, the merger is treated as a reverse acquisition business combination.

On June 11, 2004 Prime and HealthTronics entered into a definitive agreement pursuant to which Prime will merge with and into HealthTronics. Under the terms of the agreement, Prime stockholders will receive one share of HealthTronics common stock for each share of Prime common stock they own. Because Prime’s stockholders will own approximately 62% of the shares of HealthTronics common stock after the merger, Prime’s designees to the combined company’s board of directors will represent a majority of the combined company’s board of directors, and Prime’s senior management will represent a majority of the senior management of the combined entity, Prime is deemed to be the acquiring company for accounting purposes and the merger will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The consideration paid (purchase price) will be allocated to the tangible and intangible net assets of HealthTronics based on their fair values, and the net assets of HealthTronics will be recorded at fair values as of the completion of the merger and added to those of Prime. The assets acquired and liabilities assumed will be deemed to be those of HealthTronics because HealthTronics will be the surviving legal entity. The effect of this transaction is reflected in the Pro Forma Merger Adjustments in the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003 assume the merger transaction occurred on January 1, 2003. The unaudited pro forma consolidated balance sheet at June 30, 2004 assumes such transactions occurred on that date. We believe the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the merger transaction. The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations would have been if such transaction had occurred on such dates. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of HealthTronics and Prime, including but not limited to: (i) HealthTronics’ Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the six months ended June 30, 2004, which are incorporated by reference into this joint proxy statement/prospectus; and (ii) Prime’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the six months ended June 30, 2004, which are incorporated by reference into this joint proxy statement/prospectus.

Reclassifications have been made to HealthTronics’ historical financial statements to conform to Prime’s historical financial statement presentation.

In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS 141), HealthTronics’ tangible and intangible net assets will be adjusted to their fair values and the excess of the purchase price over the fair value of HealthTronics’ net assets will be recorded as goodwill. The preliminary adjustments to tangible and intangible net assets including goodwill that are shown in these unaudited pro forma consolidated financial statements are based on various preliminary estimates by management. A final determination of these fair values, which cannot be made prior to the completion of the merger, will include management’s consideration of certain valuation studies to be conducted based on the actual net tangible and intangible assets of HealthTronics that exist as of the completion date of the merger.

Unaudited Pro Forma Consolidated Statement of Income

for the Six Months Ended June 30, 2004

(Amounts in thousands, except per share data)

	Prime	HealthTronics	Pro Forma Merger Adjustments			HealthTronics Pro Forma Adjusted
Statement of Income Data:
Revenue:
Lithotripsy	$35,986	$28,753	$			$64,739
Manufacturing	54,270	3,271				57,541
Orthotripsy	—	8,743				8,743
Other	475	8,307				8,782

	90,731	49,074				139,805

Cost of services and general and administrative expenses:
Lithotripsy	15,706	13,650				29,356
Manufacturing	49,211	4,885				54,096
Orthotripsy	—	7,080				7,080
Other	2,024	8,708		18	(1)	10,750
Depreciation and amortization	3,466	3,060		165	(2)	6,691

Operating income	20,324	11,691		(183)		31,832

Other income (expenses):
Interest and dividends	149	109		(24	)(3)	234
Interest expense	(4,653)	(1,106)				(5,759)
Other, net	(32)	1,360				1,328

Income (loss) before provision (benefit) for income taxes and minority interest	15,788	12,054		(207)		27,635
Minority interest in consolidated income	10,264	10,549				20,813
Provision (benefit) for income taxes	2,021	930		(72	)(4)	2,879

Net income (loss)	$3,503	$575		$(135)		$3,943

Basic earnings (loss) per share:
Net income (loss)	$0.18	$0.05				$0.12
Weighted average shares outstanding	19,674	12,100				31,774
Diluted earnings (loss) per share:
Net income (loss)	$0.18	$0.05				$0.12
Weighted average shares outstanding	19,913	12,143				32,056
Other Financial Data:
Net cash provided by operating activities	$14,903	$91				$14,994
Net cash used in investing activities	(687)	(2,661)				(3,348)
Net cash provided by (used in) financing activities	(20,221)	2,276				(17,945)

(1)	To record amortization of deferred compensation related to unvested HealthTronics options converted to options of the combined company. The intrinsic value of unvested stock options of HealthTronics was allocated to deferred compensation that is being amortized over the remaining vesting period of the unvested options.
(2)	To record amortization of the noncompete agreements with certain HealthTronics severed employees. The non compete agreements are being amortized over three years which is the contractual life of the agreements.
(3)	To adjust interest income based on the reduced cash balances due to the combined merger costs. The interest rate of 1% was determined based upon the combined company’s expected interest rate earned on excess cash balances.
(4)	To record the income tax benefit of the pro forma adjustments using a statutory tax rate of 35%.

Unaudited Pro Forma Consolidated Statement of Income

for the Year Ended December 31, 2003

(Amounts in thousands, except per share data)

	Prime	HealthTronics	Pro Forma Merger Adjustments			HealthTronics Pro Forma Adjusted
Statement of Income Data:
Revenue:
Lithotripsy	$60,416	$55,772	$			$116,188
Manufacturing	98,955	—				98,955
Orthotripsy	—	18,813				18,813
Other	1,022	13,821				14,843

	160,393	88,406				248,799

Cost of services and general and administrative expenses:
Lithotripsy	24,802	25,008				49,810
Manufacturing	89,499	—				89,499
Orthotripsy	—	15,403				15,403
Other	3,495	19,837		162	(1)	23,494
Depreciation and amortization	7,063	5,602		330	(2)	12,995

Operating income	35,534	22,556		(492)		57,598

Other income (expenses):
Interest and dividends	313	191		(48	)(3)	456
Interest expense	(8,991)	(1,938)				(10,929)
Loan fees	(257)	—				(257)
Other, net	(118)	6,949				6,831

Income before provision for income taxes and minority interest	26,481	27,758		(540)		53,699
Minority interest in consolidated income	17,591	19,273				36,864
Provision for income taxes	2,667	3,224		(189	)(4)	5,702

Net income	$6,223	$5,261		$(351)		$11,133

Basic earnings per share:
Net income	$0.36	$0.46				$0.39
Weighted average shares outstanding	17,157	11,504				28,661
Diluted earnings per share:
Net income	$0.36	$0.45				$0.38
Weighted average shares outstanding	17,367	11,751				29,118
Other Financial Data:
Net cash provided by operating activities	$37,272	$784				$38,056
Net cash provided by (used in) investing activities	(19,889)	4,492				(15,397)
Net cash used in financing activities	(27,777)	(13,044)				(40,821)

(1)	To record amortization of deferred compensation related to unvested HealthTronics options converted to options of the combined company. The intrinsic value of unvested stock options of HealthTronics was allocated to deferred compensation that is being amortized over the remaining vesting period of the unvested options.
(2)	To record amortization of the noncompete agreements with certain HealthTronics severed employees. The non compete agreements are being amortized over three years which is the contractual life of the agreements.
(3)	To adjust interest income based on the reduced cash balances due to the combined merger costs. The interest rate of 1% was determined based upon the combined company’s expected interest rate earned on excess cash balances.
(4)	To record the income tax benefit of the pro forma adjustments using a statutory tax rate of 35%.

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2004

(Amounts in thousands, except per share data)

	Prime	HealthTronics	Pro Forma Merger Adjustments		HealthTronics Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$3,775	$8,746	$(3,265	)(2)	$7,724
			(1,532	)(2)
Accounts receivable, net	27,054	17,075	—		44,129
Other receivables	630	1,310	—		1,940
Deferred income taxes and income	12,269	800	—		13,069
Prepaid expenses and other current assets	2,624	2,618	—		5,242
Inventory	25,365	11,828	—		37,193

Total current assets	71,717	42,377	(4,797)		109,297

Property and equipment
Equipment, furniture and fixtures	41,111	30,861	(11,247	)(1)	60,725
Land, building and leasehold improvements	12,021	2,717	(1,248	)(1)	13,490

	53,132	33,578	(12,495)		74,215
Less accumulated depreciation and amortization	(25,246)	(12,495)	12,495	(1)	(25,246)

Property and equipment, net	27,886	21,083	—		48,969

Investment in subsidiaries and other investments	2,909	936	—		3,845
Goodwill, net of accumulated amortization	185,299	67,323	(67,323	)(2)	303,906
			118,607	(2)
Other noncurrent assets	7,113	3,462	990	(2)	11,565

TOTAL ASSETS	$294,924	$135,181	$47,477		$477,582

LIABILITIES
Current liabilities
Current portion of long-term debt and capital leases	$3,312	$2,167	$—		$5,479
Notes payable	—	22,273	—		22,273
Accounts payable	9,601	7,376	—		16,977
Accrued expenses	13,817	13,517	568	(2)	27,902
Customer deposits and deferred revenues	5,095	3,578	—		8,673

Total current liabilities	31,825	48,911	568		81,304

Long-term debt and capital leases, net of current portion	107,444	8,580	—		116,024
Other long term obligations	1,575	3,080	300	(2)	4,955
Deferred income taxes	18,404	623	—		19,027

Total liabilities	159,248	61,194	868		221,310

Minority Interest	8,215	27,849	—		36,064

STOCKHOLDERS’ EQUITY
Common Stock	210	24,187	(24,187	)(2)	180,059
			88,247	(2)
			86,909	(2)
			4,742	(2)
			(210	)(2)
			161	(2)
Capital in excess of par value	86,909	—	(86,909	)(2)	—
Deferred stock compensation	—	—	(193	)(2)	(193)
Accumulated earnings	40,342	21,951	(21,951	)(2)	40,342

Total stockholder’s equity	127,461	46,138	46,609		220,208

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$294,924	$135,181	$47,477		$447,582

(footnotes on following page)

(1)	To eliminate the accumulated depreciation of HealthTronics.
(2)	To record the purchase price allocation arising from the reverse purchase acquisition of HealthTronics by Prime as of June 30, 2004. As of June 30, 2004, HealthTronics had 12,394,190 outstanding shares of common stock. The Agreement and Plan of Merger was entered into on June 11, 2004 (the “Announcement Date”) and provides for the principal stockholders of Prime to receive one share of HealthTronics common stock for each share of Prime common stock they own (or approximately 20,662,667 shares of the common stock of HealthTronics) as consideration for the business combination. Based on the average market value of HealthTronics common stock for the period of two business days before and after the Announcement Date ($7.12 per share), HealthTronics’ purchase price is calculated as approximately $88,247,000. HealthTronics’ book value at June 30, 2004 was $46,138,000.

Purchase price value of 100% of the 12,394,190 shares of HealthTronics common stock outstanding at June 30, 2004 valued at $7.12 per share		$88,247,000
Plus:
Net tangible liabilities and minority interest acquired	$89,043,000
Less: Tangible assets acquired:
Total assets acquired	(135,181,000)
Elimination of HealthTronics existing goodwill	67,323,000

Net tangible assets acquired		21,185,000
Fair value of HealthTronics options converted to combined company options, net of intrinsic value of unvested options		4,549,000
Options modified to certain HealthTronics directors and employees severed in connection with the merger		161,000
Transaction costs including certain immediate severance and noncompete costs incurred by Prime		3,265,000
Monthly noncompete payments and severance payment for certain severed HealthTronics employees		868,000
Transaction costs incurred by HealthTronics immediately prior to the acquisition		1,532,000
Less:
Stock issuance costs		(210,000)
Amount allocated to non compete agreements		(990,000)

Excess purchase price over the fair value of HealthTronics’ net assets acquired (goodwill) based upon preliminary purchase price allocations		$118,607,000

As the merger has not yet been completed, the allocation is preliminary. No preliminary adjustments were made for customer contracts, trade secrets, or unpatented technology or in-process research and development because determination of their values, if any, can not be made prior to the completion of the merger but also because management does not expect these intangible assets to have significant value. Significant allocation uncertainties exist as of this filing date and the final allocation may differ materially as the company continues its review of the facts including a tangible and intangible study to be completed by a third party valuation firm.

Management allocated $990,000 to the noncompete agreements based upon the fair value of the noncompete agreements. The fair value was determined based upon the amount of cash that the combined company must pay the severed employees over the three year life of the agreements.

The purchase price adjustment reflects the payment of transaction costs incurred for the merger from available cash and cash equivalents. The transaction costs include investment banking fees, bank fees, legal and accounting fees, printing costs and severance costs for certain HealthTronics employees. Outstanding options to purchase a total of 2,332,000 shares of HealthTronics common stock will be converted into a total of 2,332,000 options to purchase combined company stock. The fair value of these options was determined using the Black-Scholes option pricing model with the following assumptions:

Expected volatility	43%
Risk free interest rate	2.3%
Expected life of options (years)	4
Expected dividend yield	0.0%

The intrinsic value of unvested stock options of HealthTronics was allocated to deferred compensation. The allocation of the purchase price between goodwill and deferred compensation will be affected by the closing price of HealthTronics common stock on the closing date of the merger. A completion date market price of $7.19 (closing price on August 9, 2004) for HealthTronics shares has been used in the calculation of the intrinsic value allocated to deferred compensation.

Included in goodwill are monthly noncompete and severance agreements for certain severed HealthTronics employees. The $568,000 included in accrued expenses represents payments to be made in the twelve months following the balance sheet date while the $300,000 included in other long term obligations represents the payments to be made subsequent to a year following the balance sheet date.

The adjustments to shareholders’ equity reflect the reverse purchase price of HealthTronics. The adjustments, which net to $46,609,000, are:

Common stock
To eliminate HealthTronics common stock	$(24,187,000)
To record the value of HealthTronics common stock issued as purchase price	88,247,000
To reclassify Prime capital in excess of par value to common stock	86,909,000
To record the fair value of HealthTronics options converted to combined company options	4,742,000
To record stock issuance costs relating to the merger	(210,000)
To record options modified in connection with the merger	161,000

Capital in excess of par value
To reclassify Prime capital in excess of par value to common stock	(86,909,000)

Deferred compensation
To record deferred compensation relating to HealthTronics options converted to combined company options	(193,000)

Accumulated Earnings
To eliminate HealthTronics accumulated earnings	(21,951,000)

$46,609,000

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of:

•	HealthTronics common stock as of July 31, 2004 (unless otherwise noted);

•	Prime common stock as of July 31, 2004 (unless otherwise noted); and

•	Pro forma HealthTronics common stock after the effective time of the merger;

by:

•	each current director and executive officer of Prime and HealthTronics (as applicable);

•	all current executive officers and directors as a group of each of Prime and HealthTronics; and

•	each person known by Prime or HealthTronics (as applicable) to own beneficially more than 5% of the outstanding shares of Prime or HealthTronics common stock (as applicable).

Beneficial ownership has been determined in accordance with applicable SEC rules, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.

Unless otherwise indicated, to the knowledge of Prime or HealthTronics (as applicable), the persons listed in the table below have sole voting and investment powers with respect to the shares indicated. The address of the Prime directors and officers is 1301 S. Capital of Texas Highway, Suite B-200, Austin, Texas 78746. The address of the HealthTronics directors and officers is 1841 West Oak Parkway, Suite A, Marietta, Georgia 30062.

The percentages are based on (i) 20,829,343 shares of Prime common stock issued and outstanding as of July 31, 2004, and (ii) 12,397,024 shares of HealthTronics common stock issued and outstanding as of July 31, 2004. The pro forma percentages are based on an aggregate of 33,226,367 shares of Prime and HealthTronics common stock issued and outstanding as of July 31, 2004.

HealthTronics

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Argil J. Wheelock, M.D.(2)	1,597,364		12.6%
Barclays Global Investors, NA et al 45 Fremont Street, 17th Floor San Francisco, CA 94105	964,486	(4)	7.8%
Prides Capital Partners, L.L.C. 200 High Street, Suite 700 Boston, MA 02110	1,186,825	(3)	9.6%
Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Avenue, Suite 2101 New York, NY 10017	701,169	(5)	5.7%
Welch Capital Partners, LLC 101 East 52nd Street, 31st Floor New York, NY 10022	657,319	(6)	5.3%
Martin J. McGahan(7)	148,504		1.2%
Victoria W. Beck(8)	117,016		*
Ted S. Biderman(9)	53,583		*
Bradley G. Devine(10)	56,000		*
W. Price Dunaway(11)	41,668		*
Ronald N. Gully(12)	47,567		*
James R. Andrews, M.D. (13)	101,000		*
Scott A. Cochran(14)	160,500		1.3%
Donny R. Jackson(15)	23,667		*
Timothy J. Lindgren(16)	32,667		*
Russell H. Maddox(17)	146,667		1.2%
Andreas Baenziger, M.D.	400,000		3.2%
J. Richard Steadman, M.D.	—		*
All officers and directors as a group—14 persons	2,926,203		21.8%

*	Less than 1%
(1)	Based on 12,397,024 shares of HealthTronics common stock issued and outstanding as of July 31, 2004.
(2)	Dr. Wheelock’s beneficial ownership includes options to purchase up to 168,000 shares of HealthTronics common stock at a purchase price of $6.50 per share, 50,000 shares at $6.66 per share, 20,000 shares $8.50 per share and 25,000 shares at $10.50 per share.
(3)	Based on the Schedule 13D/A filed on August 6, 2004, voting and investment power with respect to these shares is held solely by Prides Capital Partners, L.L.C. The managers and directors of Prides Capital Partners, L.L.C. are Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu.
(4)	Based on the Schedule 13G filed on February 17, 2004, beneficial ownership is attributable to a reporting group including Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited.
(5)	Based on the Schedule 13G filed on February 17, 2004.
(6)	Based on the Schedule 13G filed on February 12, 2004.
(7)	Mr. McGahan’s beneficial ownership includes options to purchase up to 30,000 shares of HealthTronics common stock at a purchase price of $6.66 per share, 10,000 shares at $7.70 per share and 93,000 shares at $9.00 per share.

(8)	Ms. Beck’s beneficial ownership includes options to purchase up to 5,000 shares of HealthTronics common stock at a purchase price of $6.00 per share, 24,000 shares at $6.50 per share, 10,000 shares at $6.66 per share, 20,000 shares at $6.969 per share, 5,000 shares at $7.70 per share, 5,000 shares at $8.50 per share, 6,000 shares at $10.50 per share and 20,000 shares at $12.0625 per share.
(9)	Mr. Biderman’s beneficial ownership includes options to purchase up to 10,000 shares of HealthTronics common stock at a purchase price of $6.66 per share and 43,333 shares at $9.50 per share.
(10)	Mr. Devine’s beneficial ownership includes options to purchase up to 6,000 shares of HealthTronics common stock at a purchase price of $6.00 per share, 24,000 shares at $6.50 per share, 15,000 shares at $6.66 per share, 5,000 shares at $7.70 per share, 5,000 shares at $10.50 per share and 1,000 shares at $12.0625 per share.
(11)	Mr. Dunaway’s beneficial ownership includes options to purchase up to 8,334 shares of HealthTronics common stock at a purchase price of $8.38 per share and 33,334 shares at $11.03 per share.
(12)	Mr. Gully’s beneficial ownership includes options to purchase up to 20,000 shares of HealthTronics common stock at a purchase price of $5.099 per share, 20,000 shares at $6.66 per share and 6,667 shares at $7.70 per share.
(13)	Dr. Andrews’ beneficial ownership includes options to purchase up to 16,000 shares of HealthTronics common stock at a purchase price of $6.50 per share, 15,000 shares at $6.66 per share, 20,000 shares at $8.25 and 50,000 shares at $12.0625 per share.
(14)	Mr. Cochran’s beneficial ownership includes options to purchase up to 20,000 shares of HealthTronics common stock at a purchase price of $6.50 per share, 17,500 shares at $6.66 per share and 20,000 shares at $8.25 per share.
(15)	Mr. Jackson’s beneficial ownership includes options to purchase up to 2,500 shares of HealthTronics common stock at a purchase price of $6.66 per share, 16,667 shares at $6.80 per share and 2,500 shares at $8.99 per share.
(16)	Mr. Lindgren’s beneficial ownership includes options to purchase up to 2,500 shares of HealthTronics common stock at a purchase price of $6.66 per share, 16,667 shares at $6.80 per share and 2,500 shares at $8.92 per share.
(17)	Mr. Maddox’s beneficial ownership includes options to purchase up to 66,667 shares of HealthTronics common stock at a purchase price of $6.00 per share, 20,000 shares at $6.50 per share, 32,500 shares at $6.66 per share, 20,000 shares at $8.25 per share, 5,000 shares at $8.50 per share and 2,500 shares at $8.99 per share.

Prime

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Dimensional Fund Advisors Inc. 10 South Wacker, Suite 2275 Chicago, IL 60606	1,356,351	(2)	6.5%
Wells Fargo & Company and Wells Capital Management Inc. 420 Montgomery Street San Francisco, CA 94104	1,182,600	(5)	5.7%
Barclays Global Investors, NA et al 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,126,812	(4)	5.4%
Prides Capital Partners, L.L.C.	1,058,016	(18)	5.1%
200 High Street, Suite 700
Boston, MA 02110
SAFECO Common Stock Trust, SAFECO Asset Management Company and SAFECO Corporation	1,053,050	(3)	5.1%
SAFECO Plaza
Seattle, WA 98185
Kenneth S. Shifrin(6)	342,270		1.6%
Joseph M. Jenkins, M.D.(7)	184,773		*
William A. Searles(8)	112,600		*
Michael J. Spalding, M.D.(9)	97,741		*
Michael R. Nicolais(10)	45,000		*
R. Steven Hicks(11)	32,500		*
Carl S. Luikart, M.D.(12)	22,000		*
Perry M. Waughtal	30,000		*
Brad A. Hummel(13)	406,333		1.9%
John Q. Barnidge(14)	107,666		*
James Whittenburg (15)	—		*
Phil J. Supple(16)	44,497		*
Richard A. Rusk(17)	36,292		*
All directors and executive officers as a group (13 persons)	1,461,672		6.7%

*	Less than 1%
(1)	Based on 20,829,343 shares of Prime common stock issued and outstanding as of July 31, 2004.
(2)	Based on the Amendment to Schedule 13G filed on February 6, 2004, the reporting person is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The reporting person possesses voting and/or investment power over the shares, but disclaims beneficial ownership of such shares.
(3)	Based on the Amendment No. 5 to Schedule 13G filed on February 6, 2004, the reporting persons are indirect beneficial owners of these shares based on its ownership or control of one or more investment companies or its sponsorship of employee benefit plans which directly own these shares. The reporting persons disclaim beneficial ownership of such shares.
(4)	Based on the Schedule 13G filed on February 17, 2004, beneficial ownership is attributable to a reporting group including Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited.
(5)	Based on the Schedule 13G filed on January 26, 2004.

(6)	Mr. Shifrin’s beneficial ownership includes options to purchase up to 55,000 shares of Prime common stock at a purchase price of $9.656 per share, 15,000 shares at $8.125 per share, 25,000 shares at $4.906 per share, 50,000 shares at $6.25 per share, 50,000 shares at $7.50 per share and 15,000 shares at $7.79 per share.
(7)	Dr. Jenkins’ beneficial ownership includes options to purchase up to 55,000 shares of Prime common stock at a purchase price of $9.656 per share, 15,000 shares at $8.125 per share, 10,000 shares at $4.906 per share, 15,000 shares at $6.25 per share, 50,000 shares at $7.50 per share and 10,000 shares at $7.79 per share.
(8)	Mr. Searles’ beneficial ownership includes options to purchase up to 30,000 shares of Prime common stock at a purchase price of $9.656 per share, 15,000 shares at $8.125 per share, 2,500 shares at $4.906 per share, 10,000 shares at $6.25 per share, 35,000 shares at $7.50 per share, 10,000 shares at $8.80 per share and 10,000 shares at $7.79 per share.
(9)	Dr. Spalding’s beneficial ownership includes options to purchase up to 30,000 shares of Prime common stock at a purchase price of $9.656 per share, 15,000 shares at $8.125 per share, 5,000 shares at $4.906 per share, 15,000 shares at $6.25 per share, 25,000 shares at $7.50 per share and 7,500 shares at $7.79 per share.
(10)	Mr. Nicolais’ beneficial ownership includes options to purchase up to 25,000 shares of Prime common stock at a purchase price of $7.50 per share, 5,000 shares at $8.80 per share and 10,000 shares at $7.79 per share.
(11)	Mr. Hicks’ beneficial ownership includes options to purchase up to 12,500 shares of Prime common stock at a purchase price of $8.24 per share and 7,500 shares at $7.79 per share.
(12)	Dr. Luikart’s beneficial ownership includes options to purchase up to 12,500 shares of Prime common stock at a purchase price of $8.24 per share and 7,500 shares at $7.79 per share.
(13)	Mr. Hummel’s beneficial ownership includes options to purchase up to 100,000 shares of Prime common stock at a purchase price of $8.50 per share, 50,000 shares at $7.34 per share, 10,000 shares at $4.906 per share, 50,000 shares at $6.25 per share, 100,000 shares at $7.50 per share and 41,667 shares at $7.79 per share.
(14)	Mr. Barnidge’s beneficial ownership includes options to purchase up to 25,000 shares of Prime common stock at a purchase price of $5.15 per share, 27,000 shares at $7.50 per share and 10,000 shares at $7.79 per share.
(15)	Mr. Whittenburg joined Prime as Senior Vice President—Development and General Counsel in March 2004.
(16)	Mr. Supple’s beneficial ownership includes options to purchase up to 6,667 shares of Prime common stock at a purchase price of $4.75 per share, 13,400 shares at $7.50 per share and 11,667 shares at $7.79 per share.
(17)	Mr. Rusk’s beneficial ownership includes options to purchase up to 15,000 shares of Prime common stock at a purchase price of $8.125 per share, 5,000 shares at $4.906 per share, 3,334 shares at $4.75 per share, 6,700 shares at $7.50 per share and 2,000 shares at $7.79 per share.
(18)	Based on the Schedule 13D filed on July 23, 2004, voting and investment power with respect to these shares is held solely by Prides Capital Partners, L.L.C. The managers and directors of Prides Capital Partners, L.L.C. are Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu.

Pro Forma

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Barclays Global Investors, N.A. et al	2,091,298	(3)	6.3%
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Prides Capital Partners, L.L.C.	2,244,841	(4)	6.8%
200 High Street, Suite 700
Boston, MA 02110
Argil J. Wheelock, M.D.	1,597,364		4.8%
Kenneth S. Shifrin	342,270		1.0%
Brad A. Hummel	406,333		1.2%
Andreas Baenziger, M.D.	400,000		1.2%
Joseph M. Jenkins, M.D.	184,773		*
Russell H. Maddox	146,667		*
Scott A. Cochran	160,500		*
William A. Searles	112,600		*
Michael J. Spalding, M.D.	97,741		*
Martin J. McGahan	148,504		*
Victoria W. Beck	117,016		*
James R. Andrews, M.D.	101,000		*
John Q. Barnidge	107,666		*
Bradley G. Devine	56,000		*
Ted S. Biderman	53,583		*
Ronald N. Gully	47,567		*
Michael R. Nicolais	45,000		*
Phil J. Supple	44,497		*
W. Price Dunaway	41,668		*
Richard A. Rusk	36,292		*
R. Steven Hicks	32,500		*
Timothy J. Lindgren	32,667		*
Perry M. Waughtal	30,000		*
Carl S. Luikart, M.D.	22,000		*
Donny R. Jackson	23,667		*
James Whittenburg	—		*
J. Richard Steadman, M.D.	—		*

*	Less than 1%
(1)	Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after July 31, 2004: Dr. Wheelock, 263,000; Mr. Shifrin, 210,000; Mr. Hummel, 351,667; Dr. Jenkins, 155,000; Mr. Maddox, 146,667; Mr. Cochran, 57,500; Mr. Searles, 112,500; Dr. Spalding, 97,500; Mr. McGahan, 133,000; Ms. Beck, 95,000; Dr. Andrews, 101,000; Mr. Barnidge, 62,000; Mr. Devine, 56,000; Mr. Biderman, 53,333; Mr. Gully, 46,667; Mr. Nicolais, 40,000; Mr. Supple, 31,734; Mr. Dunaway, 41,668; Mr. Rusk, 32,034; Mr. Hicks, 20,000; Mr. Lindgren, 21,667; Dr. Luikart, 20,000; and Mr. Jackson, 21,667.
(2)	Based on an aggregate of 33,226,367 shares of Prime and HealthTronics common stock issued and outstanding as of July 31, 2004.
(3)

Based on the Schedule 13G filed with respect to HealthTronics on February 17, 2004 and the Schedule 13G filed with respect to Prime on February 17, 2004, beneficial ownership is attributable to a reporting group including Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance

Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited.

(4)	Based on the Schedule 13D/A filed with respect to HealthTronics on August 6, 2004 and the Schedule 13D filed with respect to Prime on July 23, 2004, voting and investment power with respect to these shares is held solely by Prides Capital Partners, L.L.C. The managers and directors of Prides Capital Partners, L.L.C. are Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of Prime stockholders are governed by Prime’s certificate of incorporation and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, and the laws of the State of Delaware, and the rights of HealthTronics shareholders are governed by HealthTronics’ articles of incorporation and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, and the laws of the State of Georgia. After the merger, the Prime stockholders will become shareholders of HealthTronics and accordingly their rights will be governed by HealthTronics’ articles of incorporation and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, and the laws of the State of Georgia. While the rights and privileges of Prime stockholders are, in many instances, comparable to those of the shareholders of HealthTronics, there are some differences. The following is a summary of the material differences as of the date of this document between the rights of the Prime stockholders and the rights of the HealthTronics shareholders. These differences arise from differences between the respective certificate and articles of incorporation and bylaws of Prime and HealthTronics. For the purposes of this following chart, in the post-merger sections for HealthTronics, we have included summaries of provisions of the amended and restated articles of incorporation that will be voted on by the HealthTronics shareholders at the special meeting, and summaries of provisions of the amended and restated bylaws of HealthTronics that will be adopted by the HealthTronics board of directors upon consummation of the merger.

The following discussion of these differences is only a summary of the material differences and does not purport to be a complete description of all the differences. Please consult the following references to the Delaware General Corporation Law, or DGCL, the Georgia Business Corporation Code, or OCGA, and the respective certificate and articles of incorporation and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, of Prime and HealthTronics for a more complete understanding of these differences.

Prime	HealthTronics
Capital Stock

Pre-Merger:	Pre-Merger:
Prime is authorized to issue:	HealthTronics is authorized to issue:
• 40,000,000 shares of common stock, of which 20,829,343 are issued and outstanding as of July 31, 2004; and	• 30,000,000 shares of common stock, of which 12,397,024 are issued and outstanding as of July 31, 2004.

• 1,000,000 shares of preferred stock, of which none are issued or outstanding.	Post-Merger:
HealthTronics will be authorized to issue:
• 70,000,000 shares of common stock; and

• 30,000,000 shares of preferred stock, which may be issued in one or more series, the preferences, limitations and relative rights of each such series to be determined from time to time by the board of directors.

Number and Term of Directors:

Pre-Merger:	Pre-Merger:
• The board must consist of at least one director. Currently, there are eight directors on the board.	• The board must consist of at least five directors and no more than nine directors. Currently, there are nine directors on the board.

Post-Merger:
• The board must consist of at least one director and no more than fifteen directors.

• Initially, there will eleven directors on the board.

Prime	HealthTronics
Shareholder Consents:

Pre-Merger:	Pre-Merger and Post-Merger:
• Prime stockholders may act by written consent signed by a majority of stockholders.	• HealthTronics shareholders may act by written consent signed by all shareholders.

Removal of Directors:

Pre-Merger:	Pre-Merger:
• At a meeting called expressly for such purpose, any director may be removed, with or without cause, by a majority stockholder vote.	• Any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

Post-Merger:
• Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or all directors, may be removed from office at any time with or without cause, but only by the same affirmative vote of the shareholders required to elect such director, or directors.

Board Vacancies:

Pre-Merger:	Pre-Merger:
• Vacancies may be filled by a majority of directors then in office or by a sole remaining director. If there are no directors, then an election of directors may be held. If the directors in office constitute less than a majority of the board, a Delaware court may, upon application by 10% of Prime’s stockholders, order an election to be held to fill the vacancy or new directorship, or replace the chosen director or directors.	• Vacancies may be filled by approval of the directors or the shareholders. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of directors then in office.
Post-Merger:
• Subject to the rights of the holders of any series of preferred stock then outstanding to fill director vacancies, vacancies resulting from retirement, resignation, removal from office (with or without cause), death or a vacancy resulting from an increase in the number of directors comprising the board, shall be filled by the board of directors.

Votes Per Share:

Pre-Merger:	Pre-Merger and Post-Merger:
• Each stockholder is entitled to one vote per share.	• Each shareholder is entitled to one vote per share.

Adjournment of Shareholder Meetings:

Pre-Merger:	Pre-Merger and Post-Merger:
• If a quorum is not represented at a stockholder meeting, a majority of stockholders who are entitled to vote and are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of Prime, has the power to adjourn the meeting until a quorum is represented.	• The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Prime	HealthTronics
Proxies:

Pre-Merger:	Pre-Merger:
• Proxies must be filed with the secretary of Prime before or at the time of the stockholders meeting.	•	Neither HealthTronics’ articles of incorporation nor its bylaws have any provisions dealing with this matter.

Post-Merger:
	•	A shareholder may appoint a proxy: (i) by executing a written document, which may be accomplished by reasonable means, including facsimile transmission, (ii) orally, which may be made by telephone, or (iii) by any other form of electronic communication. No proxy shall be valid for more than eleven months after the date of such appointment, unless, in the case of a written proxy, a longer period is provided for in the document.

Director Nominations:

Pre-Merger:	Pre-Merger:
• Neither the Prime certificate of incorporation nor its bylaws have any provisions dealing with this matter.	•	Neither HealthTronics’ articles of incorporation nor its bylaws have any provisions dealing with this matter.

Post-Merger:
	•	Nominations of persons for election to the board of directors may be made at a meeting of the shareholders by or at the direction of the board of directors, by any nomination committee or other committee appointed by the board of directors.

	•	Any shareholder entitled to vote for the election of directors at the meeting who complies with the procedures set forth in the bylaws may submit recommendations for directorships to the nomination committee or other committee appointed by the board of directors.

Business Combinations with Interested Shareholders:

Pre-Merger:	Pre-Merger and Post-Merger:
• Prime has not opted out of Section 203 of the DGCL that prevents, under certain circumstances, the company from engaging in business combinations with interested stockholders.	•	HealthTronics has not adopted Section 14-2-1111 of the OCGA which prevents, under certain circumstances, the company from engaging in business combinations with interested shareholders.

Special Meeting of Shareholders:

Pre-Merger:	Pre-Merger:
• May be called by the chairman of the board, the president or the board of directors of Prime and must be called by the president or secretary of Prime at the written request of 10% of stockholders.	•	May be called by the board of directors or the president of HealthTronics or by any holder or holders of at least 25% of all votes entitled to vote at the special meeting.

Prime	HealthTronics
Post-Merger:
• Special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board or the chief executive officer. In addition, subject to the provisions of the bylaws, special meetings of the shareholders shall be called by the board of directors if the holders of more than thirty percent (30%) of the outstanding common stock of the corporation sign, date and deliver to the corporation one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Amendments to Charter or Articles of Incorporation:

Pre-Merger:	Pre-Merger:
• The Prime certificate of incorporation may be amended as provided under the DGCL.	• HealthTronics’ articles of incorporation may be amended as provided under the OCGA.

Post-Merger:
• The corporation reserves the right, at any time and from time to time, to amend, alter, change, or repeal any provision contained in the articles of incorporation, as provided in the OCGA. Notwithstanding the foregoing, provisions in the articles of incorporation related to limitation of director’s liability, indemnification, outside interests and amendment to the articles of incorporation may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the shares entitled to vote thereon and the affirmative vote of a majority of the members of the entire board of directors.

Preemption:

Pre-Merger:	Pre-Merger:
• The Prime certificate of incorporation and bylaws are silent on this issue. Under Delaware law, preemptive rights are denied unless explicitly granted in the certificate of incorporation.	• HealthTronics’ articles of incorporation specifically do not allow preemptive rights.
Post-Merger:
• The HealthTronics articles of incorporation and bylaws will be silent on this issue. Under Georgia law, preemptive rights are denied unless explicitly granted in the articles of incorporation.

Remote Communication:

Pre-Merger:	Pre-Merger and Post-Merger:
• Prime stockholder meetings may be conducted by conference or other methods of remote communications. Such participation generally constitutes presence at the meeting.	• HealthTronics’ articles of incorporation and bylaws do not expressly provide for such voting and participation in its shareholder meetings.

AMENDMENTS TO HEALTHTRONICS’ ARTICLES OF

INCORPORATION—PROPOSALS 2(a)-2(g)

General

HealthTronics’ articles of incorporation were originally prepared at the time of incorporation and were accepted for filing by the Georgia Secretary of State on December 1, 1995. The articles of incorporation were subsequently amended three times by articles of amendment which were accepted for filing by the Georgia Secretary of State on January 2, 1998, May 18, 2001, and May 21, 2001.

HealthTronics’ shareholders will continue to hold the HealthTronics common stock they own before the merger, and HealthTronics shareholders’ rights as shareholders will continue to be governed by Georgia law. However, in connection with the merger, HealthTronics shareholders will be asked at their special meeting to consider and approve amendments to HealthTronics’ current articles of incorporation, which we refer to as the current articles, to replace them with the amended and restated articles of incorporation, the form of which is attached to this document as Annex D, which we refer to as the proposed new articles. HealthTronics’ board of directors has unanimously adopted a resolution approving, and recommending to HealthTronics’ shareholders for approval, the changes to HealthTronics’ current articles reflected in the proposed new articles.

The significant amendments to the current articles that will be effected by the proposed new articles are presented as separate proposals 2(a)-(g) to allow HealthTronics’ shareholders to focus on each significant change. However, if any one of these proposals is not approved, or if the merger agreement is not approved, then none of these amendments will be made to the current articles, and Prime and HealthTronics will not complete the merger. Therefore, you should consider proposals 1 and 2(a) through 2(g) together.

The form of HealthTronics’ proposed new articles is included in this document as Annex D and is incorporated herein by reference. A copy of HealthTronics’ current articles has been previously filed with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 103.

Proposals 2(a)-2(g)

The proposed new articles include a number of significant changes to HealthTronics’ current articles. These changes are broken out for your consideration as follows:

Proposal 2(a)	To increase the number of authorized shares of HealthTronics’ common stock from 30,000,000 to 70,000,000;

Proposal 2(b)	To authorize the issuance of up to 30,000,000 shares of preferred stock;

Proposal 2(c)	To modify the limitation of liability rights for directors of HealthTronics;

Proposal 2(d)	To provide for indemnification of the officers and directors of HealthTronics;

Proposal 2(e)	To set forth certain circumstances under which the new articles may be amended;

Proposal 2(f)	To change the name of HealthTronics to “HealthTronics, Inc.”; and

Proposal 2(g)	To adopt the amended and restated articles of incorporation in the form attached hereto as Annex D, which include the foregoing amendments (if approved by the HealthTronics shareholders) and other changes set forth in the form of amended and restated articles of incorporation.

Significant differences exist between HealthTronics shareholders’ rights as shareholders under the current articles and under the proposed new articles. The material differences are summarized below. However, this discussion of the proposed new articles is necessarily general. It is not intended to be a complete statement of all proposed changes that may affect HealthTronics shareholders’ rights as shareholders, and it is qualified in its entirety by reference to the OCGA, HealthTronics’ current articles, and the form of the proposed new articles attached to this document as Annex D.

Recommendation of HealthTronics’ Board of Directors

The HealthTronics board of directors unanimously approved the new articles, including the items identified in proposals 2(a) through (g), and recommends that HealthTronics shareholders vote at the special meeting “FOR” each of these proposals. Each HealthTronics proxy card executed and returned will be voted for each of these proposals unless contrary instructions are indicated on the proxy card.

Proposal 2(a)—Increase the Number of Authorized Shares of Healthtronics’ Common Stock From 30,000,000 to 70,000,000

Current Articles. HealthTronics’ current articles authorize the issuance of 30,000,000 shares of HealthTronics common stock, no par value.

Proposed Articles. HealthTronics’ proposed new articles authorize the issuance of 70,000,000 shares of HealthTronics common stock, no par value.

Effect of Amendment. Of the 30,000,000 authorized shares of HealthTronics common stock, 12,397,024 shares were issued and outstanding on the record date. An aggregate of approximately 2,294,636 shares of HealthTronics common stock have been reserved for issuance as of the record date pursuant to outstanding warrants and stock options issued under HealthTronics’ stock incentive plans. Under the terms of the merger agreement, holders of Prime common stock will be entitled to receive one share of HealthTronics common stock for each share of Prime common stock they currently own. Of the 40,000,000 authorized shares of Prime common stock, 20,829,343 shares were issued and outstanding on the record date, and an aggregate of approximately 2,636,228 [assumed #] shares of Prime common stock was reserved for issuance as of the record date pursuant to outstanding warrants and stock options issued under Prime’s stock incentive plans. Warrants and options to purchase Prime common stock will become options to purchase an equal number of HealthTronics’ common stock. Accordingly, assuming the proposal to approve and adopt the merger agreement is approved by the Prime and HealthTronics shareholders, HealthTronics will not have a sufficient number of authorized shares of common stock to complete the merger. HealthTronics’ board of directors approved and adopted an increase in HealthTronics’ authorized common stock to provide sufficient shares to complete the merger as well as additional shares which will be available for issuance under HealthTronics’ employee benefit plans and for other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on HealthTronics’ shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control or takeover of HealthTronics more difficult. For example, additional shares could be issued so as to dilute the stock ownership or voting rights of persons seeking to obtain control of HealthTronics. Similarly, the issuance of additional shares to certain persons allied with HealthTronics management could have the effect of making it more difficult to remove HealthTronics current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The purpose of the proposed increase in authorized common stock is not to provide protection against takeovers.

Proposal 2(b)—Authorize the Issuance of up to 30,000,000 Shares of Preferred Stock

Current Articles. HealthTronics’ current articles do not provide for the issuance of preferred stock.

Proposed Articles. HealthTronics’ proposed new articles provide that HealthTronics shall be authorized to issue 30,000,000 shares of preferred stock, no par value, which may be issued in one or more series, the preferences, limitations and relative rights of each such series to be determined from time to time by HealthTronics’ board of directors, which shall not require shareholder approval. Preferred stock authorized with the foregoing characteristics is commonly referred to as “blank check” preferred stock.

Effect of Amendment. HealthTronics’ believes that having blank check preferred stock available to the company will provide it with additional flexibility to raise private capital. Because the HealthTronics board of directors will determine the preferences, limitations and relative rights of any preferred stock HealthTronics may issue—without additional shareholder approval—the board of directors can negotiate terms with investors on an expedited basis. HealthTronics’ believes that this will also help to reduce costs because the company will not have to seek shareholder approval to issue the preferred shares unless it is required to obtain shareholder approval for the transaction under the rules of the Nasdaq National Market. HealthTronics does not presently contemplate any particular transaction involving the issuance of preferred stock.

The proposed creation of preferred stock could have a number of effects on HealthTronics’ shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control or takeover of HealthTronics more difficult. For example, additional shares could be issued so as to dilute the stock ownership or voting rights of persons seeking to obtain control of HealthTronics. Similarly, the issuance of additional shares to certain persons allied with HealthTronics management could have the effect of making it more difficult to remove HealthTronics current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The purpose of the proposed authorization of preferred stock is not to provide protection against takeovers.

Proposal 2(c)—Modify the Limitation of Liability Rights for Directors of HealthTronics

Current Articles. The current articles provide that no director of HealthTronics shall have personal liability to the company or its shareholders for monetary damages for breach of duty of care or the other duties of a director; provided, however, that such liability shall not be eliminated for: (i) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions that involve intentional misconduct or a knowing violation of law; or (iii) any transaction from which the director derived an improper personal benefit.

Proposed Articles. In addition to the foregoing provisions, the proposed new articles provide that if at any time the OCGA shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of HealthTronics shall be eliminated or limited to the fullest extent permitted by the OCGA, as so amended, without further action by the shareholders, unless the provisions of the OCGA, as amended, required further action by the shareholders; and any repeal or modification of the limitation of liability provisions of the OCGA shall not adversely affect the elimination or limitation of liability or alleged liability pursuant to the proposed new articles of any director of HealthTronics for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

Effect of Amendment. Expanding the limitation of liability for directors of HealthTronics is designed to encourage highly qualified and experienced individuals to serve (or continue to serve) on HealthTronics’ board of directors. One effect of providing directors greater protection against personal liability may be to make them more willing to take aggressive actions to defeat unwanted acquisitions. The purpose of the proposed amendments, however, is not to provide protections against takeovers.

Proposal 2(d)—Provide for Indemnification of the Officers and Directors of HealthTronics

Current Articles. HealthTronics’ current articles are silent as to indemnification rights for HealthTronics’ officers and directors.

Proposed Articles. The proposed new articles provide that HealthTronics shall indemnify to the fullest extent permitted by the OCGA any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of HealthTronics or serves, or served at the request of HealthTronics, as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise. In addition, HealthTronics shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings in advance of the final disposition of such proceedings, to the fullest extent permitted by the OCGA.

Effect of Amendment. Providing for the indemnification of the officers and directors of HealthTronics encourages highly qualified and experienced individuals to serve (or continue to serve) on HealthTronics’ management team and board of directors. One effect of indemnifying officers and directors may be to make them more willing to take aggressive actions to defeat unwanted acquisitions. The purpose of the proposed amendments, however, is not to provide protections against takeovers.

Proposal 2(e)—Set Forth Certain Circumstances Under Which the HealthTronics’ Amended and Restated Articles of Incorporation may be Amended

Current Articles. Our current articles are silent as to the amendment of the articles of incorporation.

Proposed Articles. The proposed new articles provide that HealthTronics reserves the right, at any time and from time to time, to amend, alter, change, or repeal any provision contained in the proposed new articles, as provided in the OCGA. The OCGA provides that the board of directors may amend the articles of incorporation without shareholder action to make non-material changes such as deleting names and addresses of initial directors, deleting the name and address of the initial registered agent, and changing the corporate name. Otherwise, the OCGA generally provides that amendments may be made to the articles of incorporation if the board of directors recommends the amendment to the shareholders, and the shareholders entitled to vote on the amendment approve the amendment by a majority vote. Notwithstanding the foregoing, provisions in the proposed new articles related to limitation of director’s liability, indemnification, outside interests and amendment to the proposed new articles may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the shares entitled to vote thereon and the affirmative vote of a majority of the members of HealthTronics’ entire board of directors.

Effect of Amendment. Providing the terms under which the proposed new articles may be amended will provide HealthTronics with greater certainty in the terms and provisions of its governance documents. It is possible that the provisions limiting the ability to change certain sections of the articles of incorporation would make HealthTronics a less attractive target for an unfriendly acquirer who wanted to change such provisions. The purpose of the proposed amendments, however, is not to discourage takeovers.

Proposal 2(f)—Change the Name of HealthTronics to “HealthTronics, Inc.”

Current Articles. HealthTronics’ current articles provides that the name of HealthTronics is “HealthTronics Surgical Services, Inc.”

Proposed Articles. The proposed new articles provide that the name of HealthTronics will be “HealthTronics, Inc.”

Effect of Amendment. The only effect of this amendment is to change the name of HealthTronics from “HealthTronics Surgical Services, Inc.” to “HealthTronics, Inc.”

Proposal 2(g)—Restate our Certificate of Incorporation

The proposed new articles include the changes described in proposals 2(a) through (f) and also include several changes in the language of HealthTronics’ current articles. Except as described in proposals 2(a) through (f), the changes made by the proposed new articles are not substantive. The form of proposed new articles included in this document shows you all of these other changes. In proposal 2(g), we are seeking shareholder approval to amend and restate HealthTronics’ articles of incorporation to reflect the amendments described in proposals 2(a) through (f), in the event those proposals are approved by the shareholders, and to reflect the other non-substantive amendments that will be effected by adoption of the proposed new articles.

Vote Required

Approval of each of proposals 2(a) through (g) requires the affirmative vote of a majority of the outstanding HealthTronics common stock. Thus, if you abstain from voting your shares or direct your proxy to abstain from voting your shares, or if you do not complete and return a proxy card and do not attend the special meeting of HealthTronics shareholders, the effect will be a vote against these proposals. Additionally, broker non-votes, if any, will effectively be a vote against these proposals. HealthTronics and Prime have conditioned approval of each of proposals 2(a) through (g) on approval of all of these proposals and on approval and adoption of the merger agreement. If any of these proposals is not approved, none of them will be implemented, even if one or more of these proposals receives sufficient shareholder votes for approval.

Appraisal Rights

HealthTronics shareholders are not entitled to dissenters’ rights under Article 13 of the OCGA with respect to the proposed amendments to HealthTronics’ articles of incorporation.

AMENDMENT AND RESTATEMENT

OF HEALTHTRONICS’ BYLAWS

General

Upon the consummation of the merger, the HealthTronics board of directors will vote to amend and restate HealthTronics’ bylaws to, among other things, (i) provide for indemnification of the officers and directors of the company, (ii) increase the maximum number of directors permitted to be on the board, (iii) decrease the term of each director from two years to one, (iv) specify director nomination procedures, (vi) establish procedures for shareholder proposals; and (vii) change the officer structure of the company. If the merger agreement is not approved by HealthTronics shareholders and Prime stockholders, or if the merger does not close for some other reason, the current HealthTronics bylaws will not be changed.

HealthTronics’ current bylaws were adopted April 19, 2001. The board of directors of HealthTronics has determined that certain revisions are necessary in order to complete the transactions contemplated by the proposed merger and also to reassure the officers and directors of the company that their exposure to personal liability by virtue of actions they take in their roles as officers and directors of HealthTronics will be limited to the fullest extent permitted by law.

The amended and restated bylaws that will be approved and adopted by the board of directors upon the consummation of the merger are in the form attached to this document in Annex E, which is incorporated herein by reference. The following is a summary of the material amendments in the amended and restated bylaws. This summary is qualified in its entirety by reference to the amended and restated bylaws. You should carefully read the amended and restated bylaws in their entirety because they, and not this document, constitute the legal document that will govern the rights of the HealthTronics shareholders.

Material Amendments Included in the Amended and Restated Bylaws

Indemnification

HealthTronics’ current bylaws do not contain any provisions concerning indemnification of any director or officer. The amended and restated bylaws will require that the company indemnify an individual who is made a party to a proceeding because he is or was a director or officer of HealthTronics if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the company, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In addition, the amended and restated bylaws require that HealthTronics pay for or reimburse any expenses incurred by the officer or director in advance of the final disposition of the proceedings, to the fullest extent permitted by the OCGA.

In addition to the foregoing provisions, the amended and restated bylaws provide that if at any time the OCGA is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its officers and directors, the HealthTronics amended and restated bylaws will be automatically amended, without any action on the part of HealthTronics or the HealthTronics board of directors or shareholders, to provide the same indemnifications protections to the fullest extent provided by such amendments.

Number and Term of Directors:

HealthTronics’ current bylaws require that the board consist of at least five directors and no more than nine directors. There are currently nine directors. The amended and restated bylaws will require that the board consist of at least one director and no more than fifteen directors. Immediately after the consummation of the merger, there will be eleven directors on the board.

Director Nominations:

HealthTronics’ current bylaws do not specify how directors are nominated. The amended and restated bylaws provide that nominations of persons for election to the board of directors may be made at a meeting of the shareholders by or at the direction of the board of directors, or by any nomination committee or other committee appointed by the board of directors. In addition, the amended and restated bylaws provide that any shareholder entitled to vote for the election of directors at the meeting who complies with the procedures set forth in the bylaws may submit recommendations for directors to the nomination committee or other committee appointed by the board of directors.

Shareholder Proposals:

HealthTronics’ current bylaws do not provide for procedures for making shareholder proposals. The amended and restated bylaws provide that a shareholder may make a proposal for business to be brought before a meeting if the shareholder delivers timely notice to the corporate secretary which sets forth a brief description of the business or proposal desired to be brought before the meeting and the reasons for conducting such business or considering such proposal at the meeting, the name and address of the shareholder, the class and number of shares of the corporation owned by the shareholder, and any financial or other material interest of the shareholder in such business or proposal. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed was not properly brought before the meeting and such proposal or business shall not be considered or transacted. If the procedure set forth in the bylaws is deemed to be inconsistent with the rights of shareholders to request inclusion of a proposal in a company’s proxy statement pursuant to SEC rules, the SEC rules shall control.

Officer Structure:

The current bylaws of HealthTronics provide that the officers of the company shall be a president, secretary, treasurer, assistant officers, and vice presidents. The amended and restated bylaws provide for the following officers: chairman of the board, chief executive officer, president, chief financial officer, corporate secretary, and treasurer, and any one or more vice chairmen and vice presidents, as the board of directors may deem necessary. The rights and duties of each of the foregoing officers are briefly described in the amended and restated bylaws and may be added to or limited by the board of directors.

EXPERTS

The consolidated financial statements and schedules of Prime as of December 31, 2003 and 2002, and for each of the years in the three years ended December 31, 2003, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference in this joint proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, Independent Registered Public Accounting Firm, has audited HealthTronics’ consolidated financial statements and schedule included in HealthTronics’ Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in its report, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement. HealthTronics’ financial statements and schedule are incorporated by reference in this joint proxy statement/prospectus in reliance on Ernst & Young LLP’s report, given on its authority as experts in accounting and auditing.

LEGAL AND TAX MATTERS

The validity of the HealthTronics common stock offered hereby will be passed upon by Miller & Martin PLLC. In addition, Akin Gump Strauss Hauer & Feld LLP and Miller & Martin PLLC will issue tax opinions to Prime and HealthTronics, respectively, in connection with the merger agreement.

PRIME NON-GAAP FINANCIAL MEASURES

Prime has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures, in various filings with the SEC, including its Current Reports on Form 8-K filed on February 2, 2004, February 24, 2004, April 28, 2004, June 15, 2004 and July 22, 2004, which are incorporated by reference into this document. In the SEC filings, Prime has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is Prime’s net income. Prime believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which Prime believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of Prime’s operating results before the impact of investing and financing transactions and income taxes. Prime management has historically adjusted EBITDA when evaluating operating performance because Prime believes that the inclusion of minority interest expense is necessary to provide the most accurate measure of Prime’s operating results and as means to evaluate period-to-period results. Prime has chosen to provide this information to investors and creditors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of on-going operations. Prime does not reflect minority interest expense when calculating EBITDA, however, Prime adjusts for minority interest expense and refers to this measure as “Adjusted EBITDA”. Prime has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Prime uses Adjusted EBITDA because it believes this information is useful to investors and creditors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by Prime management in the annual budget process. Prime believes these measures continue to be used by investors and creditors in their assessment of Prime’s operating performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing Prime’s operations that Prime believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Prime’s business than could be obtained absent this disclosure. Prime strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

WHERE YOU CAN FIND MORE INFORMATION

Prime and HealthTronics file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Prime and HealthTronics file at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public at the web site maintained by the SEC at http://www.sec.gov, by Prime at www.primemedical.com and by HealthTronics at www.healthtronics.com.

HealthTronics filed a registration statement on Form S-4 to register with the SEC the issuance of the HealthTronics common stock to Prime stockholders in the merger. This document is part of that registration statement and constitutes a prospectus of HealthTronics in addition to being a proxy statement for HealthTronics for the HealthTronics special meeting, and a proxy statement for Prime for the Prime special meeting. As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

If you are a shareholder of Prime or HealthTronics, you can obtain copies of their annual and quarterly reports directly from Prime or HealthTronics, as applicable, or from the SEC. These documents are available from Prime or HealthTronics, as applicable, without charge, excluding all exhibits. Stockholders may obtain reports of Prime by requesting them in writing from Prime at the following address:

Prime Medical Services, Inc.

1301 S. Capital of Texas Highway, Suite B-200

Austin, Texas 78746

Attention: Investor Relations

Shareholders may obtain reports of HealthTronics by requesting them in writing from HealthTronics at the following address:

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

Attention: Investor Relations

If you would like to request documents from Prime or HealthTronics, please do so by September 22, 2004 [assumed date] so that you may receive them before the Prime special meeting and HealthTronics special meeting. You should rely only on the information contained in this document to vote on the proposals submitted by the Prime board and the HealthTronics board. Prime and HealthTronics have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated August 27, 2004 [assumed date]. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to stockholders of Prime and shareholders of HealthTronics nor the issuance of HealthTronics common stock in the merger shall create any implication to the contrary.

Prime has provided all of the information contained in this document with respect to Prime and HealthTronics has provided all of the information contained in this document with respect to HealthTronics.

If you own Prime common stock or HealthTronics common stock, please sign, date and promptly mail the enclosed proxy in the enclosed prepaid envelope. Prompt return of your proxy will help save additional solicitation expense.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Between

PRIME MEDICAL SERVICES, INC.

and

HEALTHTRONICS SURGICAL SERVICES, INC.

Dated as of June 11, 2004

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Term	Section
Agreement	Preamble
Ancillary Agreements	4.3
Audit	4.9(h)
Business Employee	7.18(c)
Certificates of Merger	1.2
Closing	3.4
Closing Date	3.4
Code	Preamble
Confidentiality Agreement	7.1
Customary Post-Closing Consents	4.4(b)
D&O Insurance	7.3(c)
Delaware Certificate of Merger	1.2
Designees	7.19
DGCL	1.1
Effective Time	1.2
Enforceability Exception	4.3
Environmental Laws	4.12(a)
ERISA	4.11(a)
Exchange Act	4.4(b)
Exchange Agent	3.2(a)
Exchange Fund	3.2(a)
Exchange Instructions	3.2(b)
Exchange Ratio	3.1(b)
GAAP	4.6
GBCC	1.1
Georgia Articles of Merger	1.2
Governmental Authority	3.2(c)
Hazardous Substances	4.12(b)
Healthcare Law	4.25(a)
HIPAA	4.25(f)
HSR Act	4.4(b)
Indemnified Liabilities	7.3(a)
Indemnified Party	7.3(a)
Intellectual Property	4.20
Liens	4.2(b)
Merger	Preamble
Merger Consideration	3.1(b)
PBGC	4.11(b)
PCBs	4.12(e)
Permits	4.16
Person	3.2(c)
Post-Closing Amendment	7.10(b)
proceeding	7.3(a)
Proxy/Prospectus	4.19
Registration Statement	4.19
Representatives	4.25(a)
Sarbanes-Oxley Act	4.5
Securities Act	4.4(b)
SEC	4.5(a)

A-iv

Term	Section
SSA	4.25(a)
Stock Certificate	3.1(b)
Stock Consideration	3.1(b)
Stone	Preamble
Stone Acquisition Proposal	7.2
Stone Benefit Plans	4.11(a)
Stone Breach	10.1(d)
Stone Contract Employees	4.11(i)
Stone Designees	7.19
Stone Disclosure Schedule	4.1(a)
Stone Employee	4.11(a)
Stone Employee Agreement	4.11(a)
Stone Engagement Letters	4.22
Stone ERISA Affiliate	4.11(a)
Stone Legacy Employee	4.11(a)
Stone Material Adverse Effect	4.1(c)
Stone Material Contracts	4.17(a)
Stone Options	3.3(a)
Stone SEC Reports	4.5(a)
Stone Severance Package Table	4.11(i)
Stone Shares	3.1(a)
Stone Special Meeting	7.11(a)
Stone Stockholders’ Approval	4.18
Stone Superior Proposal	10.1(h)
Stone Voting Agreements	Preamble
Stone’s Employee Communication	6.1(n)
Subsidiary	4.1(c)
Surviving Corporation	1.1
Tax Authority	4.9(h)
Tax Returns	4.9(h)
Taxes	4.9(h)
Termination Date	10.1(b)
Termination Fee	10.2(b)
Transactions	3.4
Voting Agreements	Preamble
WARN Act	4.15(c)
Wave	Preamble
Wave Acquisition Proposal	7.2(b)
Wave Benefit Plans	5.11(a)
Wave Breach	10.1(c)
Wave Common Shares	3.1(a)
Wave Contract Employees	5.11(i)
Wave Designees	7.19
Wave Disclosure Schedule	5.1(a)
Wave Employee	5.11(a)
Wave Employee Agreement	5.11(a)
Wave Engagement Letters	5.22
Wave ERISA Affiliate	5.11(a)
Wave Legacy Employee	5.11(a)
Wave Material Adverse Effect	5.1(c)
Wave Material Contracts	5.17(a)

A-v

Term	Section
Wave Options	3.3(e)
Wave Redomestication Approval	5.18
Wave SEC Reports	5.5(a)
Wave Severance Package Table	5.11(h)
Wave Share Issuance Approval	5.18
Wave Special Meeting	7.11(b)
Wave Stockholders’ Approval	5.18
Wave Superior Proposal	10.1(j)
Wave Voting Agreements	Preamble
Wave’s Employee Communication	6.2(n)

Exhibits
2.1	Form of Surviving Corporation Articles of Incorporation
2.2	Form of Surviving Corporation Bylaws
2.3	Surviving Corporation Officers
7.15	Form of Affiliate Agreement
7.18(d)(i)	Form of Board Service and Release Agreement
7.18(d)(ii)	Form of Severance and Noncompetition Agreement
7.18(d)(iii)	Form of Severance and Noncompetition Agreement
7.18(d)(iv)	Form of Retention Agreement
7.18(d)(v)	Form of Board Service, Amendment and Release Agreement

A-vi

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) dated as of June 11, 2004, is by and between Prime Medical Services, Inc., a Delaware corporation (“Stone”), and HealthTronics Surgical Services, Inc., a Georgia corporation (“Wave”).

WHEREAS, the respective Boards of Directors of Wave and Stone deem it advisable and in the best interests of their respective corporations and stockholders that Stone merge with and into Wave (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement, and such Boards of Directors have approved this Agreement and the Merger and each has directed that this Agreement be presented to their respective stockholders for approval; and

WHEREAS, concurrently with the execution and delivery of this Agreement, with the approval of Stone’s Board of Directors, Wave has entered into a voting agreement with Kenneth S. Shifrin, under which such parties have among other things agreed to support the Merger upon the terms and conditions set forth therein (the “Stone Voting Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, with the approval of Wave’s Board of Directors, Stone has entered into a voting agreement with Argil J. Wheelock, under which such parties have among other things agreed to support the Merger upon the terms and conditions set forth therein (the “Wave Voting Agreement” and, along with the Stone Voting Agreement, the “Voting Agreements”); and

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time Stone shall merge with and into Wave and the separate corporate existence of Stone shall thereupon cease and Wave shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”). The Merger shall have the effects set forth in Section 14-2-1106 of the Georgia Business Corporation Code (“GBCC”) and Section 259 of the Delaware General Corporation Law (the “DGCL”), including the Surviving Corporation’s succession to and assumption of all rights and obligations of Stone.

1.2 Effective Time of the Merger. The Merger shall become effective (the “Effective Time”) upon the later of (a) the date of filing of a properly executed Articles of Merger (the “Georgia Articles of Merger”) relating to the Merger with the Secretary of State of Georgia in accordance with the GBCC, (b) the date of filing of a properly executed Certificate of Merger (the “Delaware Certificate of Merger” and, along with the Georgia Articles of Merger, the “Certificates of Merger”) relating to the Merger with the Secretary of State of Delaware in accordance with the DGCL, and (c) at such later time as the parties shall agree and set forth in the Certificates of Merger. The filing of the Certificates of Merger referred to above shall be made as soon as practicable on the Closing Date set forth in Section 3.4.

1.3 Tax Treatment. It is intended that the Merger shall constitute a reorganization under Section 368(a) of the Code.

ARTICLE II

THE SURVIVING CORPORATION

2.1 Certificate of Incorporation. The Articles of Incorporation of Wave in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the terms thereof and the GBCC, provided that at the Effective Time such Articles of Incorporation shall be amended in the form attached as Exhibit 2.1 hereto.

2.2 Bylaws. The bylaws of Wave as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation and bylaws of the Surviving Corporation and the GBCC, provided that at the Effective Time such bylaws shall be amended in the form attached as Exhibit 2.2 hereto.

2.3 Directors and Officers. At and after the Effective Time, the directors of the Surviving Corporation shall be the Designees and the officers of the Surviving Corporation shall be as set forth in Exhibit 2.3 attached hereto, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and bylaws and the GBCC.

ARTICLE III

CONVERSION OF SHARES

3.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock described below:

(a) All shares of Common Stock of Stone, par value $.01 per share (“Stone Shares”), that are held in Stone’s treasury shall be canceled and cease to exist and no cash, shares of Wave’s common stock, no par value (the “Wave Common Shares”), or other consideration shall be delivered in exchange therefor.

(b) Each issued and outstanding Stone Share (other than Stone Shares treated in accordance with Section 3.1(a)) shall be converted into the right to receive one (such one-for-one ratio, the “Exchange Ratio”) Wave Common Share (the “Stock Consideration”). All such Stone Shares, when so converted, shall automatically be retired, shall cease to be outstanding and shall automatically be cancelled, and the holder of a certificate (“Stock Certificate”) that, immediately prior to the Effective Time, represented Stone Shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Stock Certificate in accordance with Section 3.2: (i) the applicable Stock Consideration, and (ii) certain dividends and other distributions under Section 3.1(d), in each case without interest (collectively, the “Merger Consideration”). Notwithstanding the foregoing, if between the date hereof and the Effective Time the Wave Common Shares or Stone Shares shall have been changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(c) The Merger shall not affect any Wave Common Share issued and outstanding immediately prior to the Effective Time.

(d) No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any un-surrendered Stock Certificate with respect to the applicable Merger Consideration represented thereby until the holder of record of such Stock Certificate has surrendered such Stock Certificate in accordance with Section 3.2. Subject to the effect of applicable laws (including escheat and abandoned property laws), following surrender of any such Stock Certificate, the record holder of the certificate or certificates representing the Merger Consideration issued in exchange therefor shall be paid without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to Merger Consideration has not occurred prior to the surrender of such Stock Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Stock Certificate and a payment date subsequent to the surrender of such Stock Certificate.

(e) All Merger Consideration issued upon the surrender of Stock Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Stock Certificates and the Stone Shares formerly represented thereby, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of Stone Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE III.

3.2 Surrender and Payment.

(a) Wave shall authorize one or more transfer agent(s) reasonably acceptable to Stone to act as Exchange Agent hereunder (the “Exchange Agent”) with respect to the Merger. At or prior to the Effective Time, Wave shall deposit with the Exchange Agent for the benefit of the holders of Stone Shares, for exchange in accordance with this Section 3.2 through the Exchange Agent, the aggregate amount of Merger Consideration payable in connection with the Merger (collectively, the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the applicable Merger Consideration in exchange for surrendered Stock Certificates pursuant to Section 3.1 out of the Exchange Fund. Except as contemplated by Section 3.2(d), the Exchange Fund shall not be used for any other purpose.

(b) Promptly after the Effective Time, Wave shall cause the Exchange Agent to send to each holder of record of Stock Certificates a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title with respect to the Stock Certificates shall pass, only upon proper delivery of the Stock Certificates to the Exchange Agent), and instructions for use in effecting the surrender of Stock Certificates for payment therefor in accordance herewith (together, the “Exchange Instructions”). The Exchange Agent shall also provide for holders of Stock Certificates to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Stock Certificates in exchange for the Merger Consideration.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Stone Shares represented by the Stock Certificate(s) surrendered in exchange therefor, no such issuance or payment shall be made unless (i) the Stock Certificate(s) so surrendered have been properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such issuance has paid to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the Exchange Agent’s satisfaction that such tax has been paid or is not applicable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any governmental or regulatory authority or agency (a “Governmental Authority”).

(d) Any portion of the Exchange Fund that remains unclaimed by the holders of Stone Shares one year after the Effective Time shall be returned to Wave, upon demand, and any such holder who has not exchanged such holder’s Stock Certificates in accordance with this Section 3.2 prior to that time shall thereafter look only to Wave, as a general creditor thereof, to exchange such Stock Certificates or to pay amounts to which such holder is entitled pursuant to Section 3.1. If outstanding Stock Certificates are not surrendered prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which any Merger Consideration issuable or payable upon the surrender of such Stock Certificates would otherwise escheat to or become the property of any governmental unit or agency), the Merger Consideration issuable or payable upon the surrender of such Stock Certificates shall, to the extent permitted by applicable law, become the property of Wave, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Wave, Stone, or the Surviving Corporation shall be liable to any holder of Stock Certificates for any amount paid, or Merger Consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

(e) If any Stock Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate is lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Wave may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration in respect thereof pursuant to this Agreement.

3.3 Stock Plans; Convertible Securities.

(a) At the Effective Time, automatically and without any action on the part of the holder thereof, Wave will assume each outstanding employee or director stock option of Stone (the “Stone Options”), and it will become an option (i) to purchase that number of Wave Common Shares obtained by multiplying the number of Stone Shares issuable upon the exercise of such Stone Option by the Exchange Ratio, (ii) at an exercise price per share equal to the per share exercise price of such Stone Option divided by the Exchange Ratio, and (iii) otherwise upon the same terms and conditions as such outstanding Stone Options; except that if Code Section 421 applies to any Stone Option because of the qualifications under Code Section 422 or 423, the exercise price, the number of shares purchasable pursuant to such Stone Option and the terms and conditions of exercise of such Stone Option will comply with Code Section 424(a).

(b) Wave will take all corporate actions necessary to reserve for issuance a sufficient number of Wave Common Shares for delivery upon exercise of Stone Options Wave assumes under Section 3.3(a).

(c) On or prior to the 30th day following the Effective Time, Wave will file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the Wave Common Shares subject to the Stone Options and will use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for as long as such options remain outstanding.

(d) Wave will assume as of the Effective Time each Stone stock option plan providing for the issuance or grant of Stone Options and all of Stone’s obligations with respect to the Stone Options. Upon assumption of such plans, such amendments thereto as may be required to reflect the Merger will be deemed to have been made.

(e) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding employee or director stock option of Wave (the “Wave Options”), and each Wave stock option plan providing for the issuance and grant of Wave Options, shall continue in effect upon the same terms and conditions as existed immediately prior to the Effective Time.

3.4 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at 10:00 a.m., Austin, Texas time, on the business day (the “Closing Date”) on which all of the conditions set forth in ARTICLE VIII are satisfied or waived, at the offices of Akin Gump Strauss Hauer & Feld LLP, 300 West Sixth Street, Suite 2100, Austin, Texas 78701, or at such other date and time as Wave and Stone shall agree.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STONE

Stone represents and warrants to Wave as follows:

4.1 Organization and Qualification.

(a) Stone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 4.1(a) of the disclosure letter delivered by Stone to Wave contemporaneously with the execution hereof (the “Stone Disclosure Schedule”), which include each jurisdiction in which the character of Stone’s properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Stone Material Adverse Effect. Stone has all requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Stone has made available to Wave a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and Stone’s certificate of incorporation and bylaws as so delivered are in full force and effect. Stone is not in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

(b) Section 4.1(b) of the Stone Disclosure Schedule lists the name and jurisdiction of organization of each Subsidiary of Stone and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Each of Stone’s Subsidiaries is an entity duly created, formed or organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization. Each of Stone’s Subsidiaries is authorized to conduct its business and is in good standing under the laws of each jurisdiction listed for such Subsidiary in Section 4.1(b) of the Stone Disclosure Schedule, which includes each jurisdiction in which the character of such Subsidiary’s properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Stone Material Adverse Effect. Each of Stone’s Subsidiaries has the requisite power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Stone has made available to Wave a complete and correct copy of the certificate of incorporation and bylaws (or similar organizational documents) of each of Stone’s Subsidiaries, each as amended to date, and the certificate of incorporation and bylaws (or similar organizational documents) as so delivered are in full force and effect. No Subsidiary of Stone is in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar organizational documents). Other than Stone’s Subsidiaries and as set forth in Section 4.1(b) of the Stone Disclosure Schedule, Stone does not beneficially own or control, directly or indirectly, 5% or more of any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

(c) For this Agreement, (i) a “Stone Material Adverse Effect” means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties, prospects (assuming the Merger would not occur) or results of operations of Stone and its Subsidiaries taken as a whole; provided that such term shall not include effects that result from conditions affecting the economy generally or the medical devices industry or the lithotripsy services industry generally; and (ii) ”Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of the entities so owned or controlled by such party, or by such party and one or more of its owned or controlled entities, or (y) such party or any entity directly or indirectly beneficially owned or controlled by such party is a general partner of a partnership or a manager of a limited liability company.

4.2 Capitalization.

(a) The authorized capital stock of Stone consists of (i) 40,000,000 Stone Shares, par value $.01 per share and (ii) 1,000,000 shares of preferred stock, par value $.01 per share (the “Stone Preferred Stock”). As of the date hereof, (i) 21,045,643 Stone Shares were issued and 20,662,677 Stone Shares were outstanding, (ii) 382,966 Stone Shares held in treasury, (iii) no shares of Stone Preferred Stock were issued and outstanding, (iv) no shares of Stone Preferred Stock were held in treasury and (v) stock options, warrants and convertible securities to acquire 2,963,528 Stone Shares were outstanding under all stock option plans, warrants and agreements of Stone and its Subsidiaries. All of the outstanding Stone Shares are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above or in Section 4.2(a) of the Stone Disclosure Schedule, and other than pursuant to this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, shareholders rights agreements, rights of first refusal, or other agreements or commitments (including “rights plans” or “poison pills”) obligating Stone, or which would obligate the Surviving Corporation after the Effective Time, to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Except as contemplated by the Stone Voting Agreement, there are no agreements, arrangements or other understandings with respect to the right to vote any shares of capital stock of Stone.

(b) Except as set forth in Section 4.2(b) of the Stone Disclosure Schedule, Stone is, directly or indirectly, the record and beneficial owner of all of the outstanding equity securities of each Stone Subsidiary, there are no irrevocable proxies with respect to any such securities, and no equity securities of any Stone Subsidiary are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, equity securities of any Stone Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Stone or any Stone Subsidiary is or may be bound to issue additional equity securities of any Stone Subsidiary or securities convertible into or exchangeable or exercisable for any such equity securities. Except as set forth on Section 4.2(b) of the Stone Disclosure Schedule, all of such equity securities Stone owns are validly issued, fully paid and nonassessable and are owned by it free and clear of all liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, “Liens”).

4.3 Authority. Stone has full corporate power and authority to execute and deliver this Agreement and any ancillary agreements (the “Ancillary Agreements”) to which Stone is or will be a party and, subject to obtaining the Stone Stockholders’ Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Stone is or will be a party and the consummation of the Transactions have been duly and validly authorized by Stone’s Board of Directors, and no other corporate proceedings on the part of Stone are necessary to authorize this Agreement and the Ancillary Agreements to which Stone is or will be a party or to consummate the Transactions, other than the Stone Stockholders’ Approval. This Agreement has been, and the Ancillary Agreements to which Stone is or will be a party are, or upon execution will be, duly and validly executed and delivered by Stone and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes, or upon execution and delivery by all parties will constitute, valid and binding obligations of Stone enforceable against Stone in accordance with their respective terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the “Enforceability Exception”).

4.4 Consents and Approvals; No Violation. The execution and delivery of this Agreement, the consummation of the Transactions and the performance by Stone of its obligations hereunder will not:

(a) subject to receipt of the Stone Stockholders’ Approval, conflict with any provision of Stone’s certificate of incorporation or bylaws or the certificate of incorporation or bylaws (or other similar organizational documents) of any of its Subsidiaries, in each case as amended;

(b) subject to obtaining the Stone Stockholders’ Approval and filing of the Delaware Certificate of Merger with the Secretary of State of Delaware, require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state laws relating to takeovers, if applicable, state securities or blue sky laws, except as set forth in Section 4.4(b) of the Stone Disclosure Schedule and except for approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of the same nature as are contemplated hereby (“Customary Post-Closing Consents”) or (ii) except as set forth in Section 4.4(b) of the Stone Disclosure Schedule, any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (i) result in a Stone Material Adverse Effect, (ii) materially impair the ability of Stone or any of its Subsidiaries, as the case may be, to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the Transactions;

(c) except as set forth in Section 4.4(c) of the Stone Disclosure Schedule, result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Stone or any of its Subsidiaries is a party or by which Stone or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a Stone Material Adverse Effect, (ii) materially impair the ability of Stone or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the Transactions;

(d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Stone or any Subsidiary of Stone;

(e) result in the creation of any Lien upon any shares of capital stock or material properties or assets of Stone or any of its Subsidiaries under any agreement or instrument to which Stone or any of its Subsidiaries is a party or by which Stone or any of its Subsidiaries or any of their properties or assets is bound; or

(f) result in any holder of any securities of Stone being entitled to appraisal, dissenters’ or similar rights.

4.5 Stone SEC Reports.

(a) Stone has filed with the Securities and Exchange Commission (the “SEC”), and has heretofore made available to Wave true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including its Annual Reports to Stockholders incorporated by reference in certain of such reports, required to be filed by it or its predecessors with the SEC since January 1, 2001 under the Securities Act or the Exchange Act (collectively, the “Stone SEC Reports”). As of the respective dates the Stone SEC Reports were filed or, if any Stone SEC Report were amended, as of the date such amendment was filed, each Stone SEC Report, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event since the date of the last Stone SEC Report has occurred that would require Stone to file a Current Report on Form 8-K other than the execution of this Agreement. All documents required to be filed by Stone with the SEC have been filed with the SEC.

(b) The chief executive officer and chief financial officer of Stone have made all certifications (without qualification or exception to the matters certified) required by, and would be able to make such certifications (without qualification or exception to the matters certified) as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; neither Stone nor its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. Stone maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures are effective to ensure that all material information concerning Stone and its Subsidiaries is made known on a timely basis to the individuals responsible for preparing the Stone SEC Reports and other public disclosure and Stone is otherwise in substantial compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards of The Nasdaq National Market and has taken all steps necessary to ensure Stone will be in compliance with such provision of the Sarbanes-Oxley Act and Nasdaq National Market when such provisions become effective in the future.

4.6 Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Stone (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 2001, 2002 and 2003 and its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2004 have been prepared from, and are in accordance with, the books and records of Stone and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Stone and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Stone and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

4.7 Absence of Undisclosed Liabilities. Except (a) as specifically disclosed in the Stone SEC Reports filed and publicly available prior to the date hereof and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2003, neither Stone nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Stone Material Adverse Effect or would be required by GAAP to be reflected on a consolidated balance sheet of Stone and its Subsidiaries or the notes thereto which are not so reflected.

4.8 Absence of Certain Changes. Except as disclosed in the Stone SEC Reports filed and publicly available prior to the date hereof, as set forth in Section 4.8 of the Stone Disclosure Schedule or as contemplated by this Agreement, since December 31, 2003 (a) Stone and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Stone Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Stone, or any repurchase, redemption or other acquisition by Stone or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Stone or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Stone or any of its Subsidiaries, (e) there has not been any change in any method of accounting or accounting practice by Stone or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP and (f) Stone has not changed the independent accounting firm that conducts it audits.

4.9 Taxes. Except as otherwise disclosed in Section 4.9 of the Stone Disclosure Schedule and for matters that would have no Stone Material Adverse Effect:

(a) Stone and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects. All such Tax Returns accurately reflect the facts, income, assets, and operations or other matters or information shown thereon of Stone and each of its Subsidiaries. An extension of time within which to file a Tax Return that has not been filed has not been requested or granted. Stone and each of its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local or foreign law) and has, within the time and manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under applicable laws.

(b) Stone and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to or as of the Closing Date.

(c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, Stone or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Stone or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Stone or any of its Subsidiaries. There are no liens for Taxes upon the assets of Stone or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

(d) Neither Stone nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date. Neither Stone nor any of its Subsidiaries has requested or received a ruling (adverse or otherwise) from any Tax Authority or signed a closing or other agreement with any Tax Authority.

(e) Neither Stone nor any of its Subsidiaries are required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of any voluntary or involuntary change in accounting method (nor has any Taxing Authority proposed any such adjustment or change in accounting method).

(f) Neither Stone nor any of its Subsidiaries has received any notice of any claim made by a Taxing Authority in a jurisdiction, where Stone or Subsidiary does not file a Tax Return, that Stone is or may be subject to taxation in such jurisdiction.

(g) Prior to the date hereof, Stone and its Subsidiaries have disclosed, and provided or made available true and complete copies to Wave of, all Tax sharing, Tax indemnity, or similar agreements to which Stone or any of its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

(h) In this Agreement, (i) “Audit” means any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) “Taxes” means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) “Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes; and (iv) “Tax Returns” means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

(i) Except for the group of which Stone is currently the parent corporation, Stone has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code or similar state or local filing group for tax purposes.

4.10 Litigation. Except as disclosed in the Stone SEC Reports filed and publicly available prior to the date hereof or Section 4.10 of the Stone Disclosure Schedule and for matters that would not have a Stone Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Stone’s knowledge, threatened against or directly affecting Stone, any Subsidiaries of Stone or any of the directors or officers of Stone or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Stone Material Adverse Effect, if adversely determined. Neither Stone nor any of its Subsidiaries, nor any officer, director or employee of Stone or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Stone or such Subsidiary nor, to the knowledge of Stone, is Stone, any Subsidiary or any officer, director or employee of Stone or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the Stone SEC Reports filed and publicly available prior to the date hereof or Section 4.10 of the Stone Disclosure Schedule, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Stone or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 4.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.12.

4.11 Employee Benefit Plans; ERISA.

(a) Section 4.11(a)(1) of the Stone Disclosure Schedule contains a true and complete list of each individual or group employee benefit plan or arrangement (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), sponsored, maintained or contributed to by Stone or any trade or business, whether or not incorporated, which together with Stone would be deemed a “single employer” within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA (a “Stone ERISA Affiliate”) within six years prior to the Effective Time, including each bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, performance awards, retirement, vacation, severance, salary continuation, disability, death benefit, cafeteria/flexible benefits, hospitalization, medical, dependent care assistance, tuition reimbursement or scholarship program, fringe benefits or other plan, arrangement or understanding providing benefits to any former or retired employee, officer, consultant, independent contractor, agent or director of Stone or its Subsidiaries (hereinafter collectively referred to as a “Stone Legacy Employee”) or any current employee, officer, consultant, independent contractor, agent or director of Stone or its Subsidiaries (referred to as a “Stone Employee”) together with any indication of the funding status of each (e.g., trust, insured or general company assets) and any employment, consulting, severance, termination, change in control or indemnification agreement, arrangement or understanding covering any Stone Employee or Stone Legacy Employee or between Stone, any of its Subsidiaries and any Stone Employee or Stone Legacy Employee, without regard to whether the same constitutes an employee benefit plan under ERISA or the number of employees (“Stone Benefit Plans”), and Section 4.11(a)(2) of the Stone Disclosure Schedule lists each individual employment, severance or similar agreement with respect to which Stone or any Stone ERISA Affiliate has any current or future obligation or liability (“Stone Employee Agreement”).

(b) With respect to each Stone Benefit Plan: (i) if intended to qualify under Section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under Section 501(a) of the Code and, to the knowledge of Stone, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been designed and administered in substantial compliance with its terms and applicable law (including but not limited to applicable provisions of ERISA and the Code), except for any noncompliance with respect to any such plan that could not reasonably be expected to result in a Stone Material Adverse Effect; (iii) neither Stone nor any Stone ERISA Affiliate has engaged in, and Stone and each Stone ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Stone or any Stone ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in a Stone Material Adverse Effect; (iv) no disputes are pending or, to the knowledge of Stone or any Stone ERISA Affiliate, threatened, that could reasonably be expected to result in a Stone Material Adverse Effect; (v) neither Stone nor any Stone ERISA Affiliate has engaged in, and Stone and each Stone ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code that could reasonably be expected to result in a Stone Material Adverse Effect; (vi) there have been no “reportable events” within the meaning of Section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”); (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under Section 302 of ERISA or Code Section 412); (viii) no notice of intent to terminate such plan has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans (if applicable), such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any Stone Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of Stone or a Stone ERISA Affiliate.

(c) Stone has delivered to Wave true, complete and correct copies of the following, if applicable to such Stone Benefit Plan, (i) each Stone Benefit Plan (or, in the case of any unwritten Stone Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Department of Labor with respect to each Stone Benefit Plan (if any such report was required), including any financial statements and opinions required by ERISA Section 101(a)(3), (iii) the most recent summary plan description for each Stone Benefit Plan for which such summary plan description is required, and all modifications thereto, (iv) each trust agreement and each insurance or annuity contract relating to any Stone Benefit Plan, and (v) copies of all determination letters and other governmental agency rulings and open requests for rulings or letters with respect to each Stone Benefit Plan.

(d) Stone, and all Stone ERISA Affiliates, have substantially complied with the health care continuation coverage provisions of ERISA Sections 601-608 and Code Section 4980B with respect to all group health plans, as such term is defined in Code Section 5000(b)(1), and the portability requirements of ERISA Section 701 and of Code Section 9801, of Stone and the Stone ERISA Affiliates, and there are no past or current violations of the continuation coverage or portability provisions by Stone and the Stone ERISA Affiliates that could give rise to any Stone Material Adverse Effect.

(e) No Stone Benefit Plan is nor has Stone or any Stone ERISA Affiliate maintained or been required to contribute to (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA and ERISA Section 3(37)) or a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (ii) a defined benefit plan subject to Title IV of ERISA or the minimum funding standards of ERISA Section 302 or Code Section 412, (iii) an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) and ERISA Section 407(d)(6), or (iv) any “voluntary employees beneficiary association” (within the meaning of Section 501(c)(9) of the Code), any “welfare benefit fund” (within the meaning of Section 419 of the Code), or any other trust through which welfare benefits are funded or through which insurance premiums are paid on behalf of Stone Employees or Stone Legacy Employees. No event has occurred with respect to Stone or a Stone ERISA Affiliate in connection with which Stone could be subject to any liability, lien or encumbrance with respect to any Stone Benefit Plan or any employee benefit plan described in Section 3(3) of ERISA maintained, sponsored or contributed to by a Stone ERISA Affiliate under ERISA or the Code.

(f) Except as set forth in Section 4.11(f) of the Stone Disclosure Schedule, no Stone Employees or Stone Legacy Employees are covered by any Stone Benefit Plans or Stone Employee Agreements that provide or will provide severance pay, including accrued unused vacation pay, post-termination health or life insurance benefits (except as required pursuant to Section 4980(B) of the Code or applicable state law) or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, increase the amount payable or trigger any other material obligation pursuant to any Stone Benefit Plans or result in any breach or violation of, or default under any Stone Benefit Plan or any similar benefits, and the consummation of the Transactions shall not cause any payments or benefits to any employee to be either subject to an excise tax or non-deductible to Stone under Sections 4999 and 280G of the Code, respectively.

(g) All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments (including but not limited to any required independent audit), Forms 1099-R, summary annual reports, and summary plan descriptions and summaries of material modification) have been filed or distributed appropriately with respect to each Stone Benefit Plan. All required tax filings with respect to each Stone Benefit Plan have been made, including but not limited to IRS Forms 990-T and 5330, and any taxes due in connection with such filings have been paid.

(h) Stone and its Subsidiaries have (i) correctly categorized all Stone Employees as either employees or independent contractors for federal tax purposes, and are in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Stone Employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Stone Employees; (iii) are not liable for or in arrears for the payment of wage or any taxes or any penalty for failure to comply with any of the foregoing; (iv) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Stone Employees, and (v) have provided Stone Employees with the benefits to which they are entitled to pursuant to the terms of all Stone Benefit Plans.

(i) Attached as Section 4.11(i) of the Stone Disclosure Schedule is a current list of Stone Employees and a severance package table (the “Stone Severance Package Table”) which lists the maximum amount of all severance pay that may be paid to Stone Employees, and a list of Stone Employees with written employment agreements, written letter agreements, agreements covered by resolution of the Stone Board of Directors addressing specific employees, or other agreements set forth in Section 4.11(a)(2) of the Stone Disclosure Schedule (“Stone Contract Employees”).

4.12 Environmental Liability. Except as set forth in Section 4.12 of the Stone Disclosure Schedule or as could not reasonably be expected to result in liabilities that have a Stone Material Adverse Effect:

(a) The businesses of Stone and its Subsidiaries have been and are operated in material compliance with all applicable federal, international, state and local environmental protection, health and safety or similar laws, statutes, ordinances, restrictions, licenses, rules, orders, regulations, permit conditions, injunctive obligations, standard, and legal requirements, including the common law and the Federal Clean Water Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Outer Continental Shelf Lands Act, Comprehensive Environmental Response, Compensation and Liability Act, and Emergency Planning and Community Right to Know Act, each as amended and currently in effect (together, “Environmental Laws”).

(b) Neither Stone nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or any substance regulated under any Environmental Law (together, “Hazardous Substances”), except in material compliance with all Environmental Laws, and, to Stone’s knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Stone or any of its Subsidiaries except in material compliance with all Environmental Laws.

(c) Neither Stone nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Stone, any other communication alleging or concerning any material violation by Stone or any of its Subsidiaries of, or responsibility or liability of Stone or any of its Subsidiaries under, any Environmental Law. There are no pending or, to the knowledge of Stone, threatened claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Stone or any of its Subsidiaries alleging or concerning any material violation of, or responsibility or liability under, any Environmental Law, nor does Stone have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

(d) Stone and its Subsidiaries are in possession of and are in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Authorities under all Environmental Laws required for the operation of the businesses of Stone and its Subsidiaries; there are no pending or, to the knowledge of Stone, threatened actions, proceedings or investigations alleging violations of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and Stone does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

(e) Without in any way limiting the generality of the foregoing, (i) to Stone’s knowledge, all offsite locations where Stone or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances are licensed and operating as required by law and (ii) no polychlorinated biphenyls (“PCBs”), PCB-containing items, asbestos-containing materials, or radioactive materials are used or stored at any property owned, leased or operated by Stone or any of its Subsidiaries except in material compliance with Environmental Laws.

(f) No claims have been asserted or, to Stone’s knowledge, threatened to be asserted against Stone or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of alleged exposure or otherwise related to Hazardous Substances used, handled, generated, transported or disposed by Stone or its Subsidiaries.

4.13 Compliance with Applicable Laws. Stone and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Stone nor any of its Subsidiaries has received any notice from any Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a Stone Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 4.13 is made with respect to Environmental Laws, which are covered exclusively in Section 4.12.

4.14 Insurance. Section 4.14 of the Stone Disclosure Schedule lists each insurance policy relating to Stone or its Subsidiaries currently in effect. Stone has made available to Wave a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder, none of Stone, any of its Subsidiaries nor any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Stone does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Stone Material Adverse Effect. Section 4.14 of the Stone Disclosure Schedule describes any self-insurance arrangements affecting Stone or its Subsidiaries. The insurance policies listed in Section 4.14 of the Stone Disclosure Schedule include all policies which are required by applicable laws in connection with the operation of the businesses of Stone and its Subsidiaries as currently conducted.

4.15 Labor Matters; Employees.

(a) Stone has made available to Wave the following information, complete and accurate in all material respects as of May 1, 2004 for each Stone Employee, including each Stone Employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Stone Benefit Plan.

(b) Except as set forth in Section 4.15 of the Stone Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Stone, threatened against or affecting Stone or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) none of Stone or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Stone or any of its Subsidiaries, (iii) none of the employees of Stone or any of its Subsidiaries are represented by any labor organization and none of Stone or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of Stone or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, (iv) Stone and its Subsidiaries have each at all times been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against any of Stone or any of its Subsidiaries pending or, to the knowledge of Stone, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Stone or any of its Subsidiaries, (vii) neither the Occupational Safety and Health Administration nor any other federal or state agency has threatened to file any citation, and there are no pending citations, relating to Stone or any of its Subsidiaries, and (viii) there is no employee or governmental claim or, to Stone’s knowledge, investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, Workers’ Compensation claims, sexual harassment complaints or demand letters or threatened claims.

(c) Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), none of Stone or any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Stone or any of its Subsidiaries, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Stone or any of its Subsidiaries, nor has Stone or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a Stone Material Adverse Effect.

4.16 Permits. Immediately prior to the Effective Time and except for Customary Post-Closing Consents, Stone and its Subsidiaries hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities (“Permits”) required or necessary to construct, own, operate, use and/or maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Stone Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 4.16 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively in Section 4.12.

4.17 Material Contracts.

(a) Set forth in the list of exhibit number 10 material contracts in the exhibit list in item 15 to Stone’s Annual Report on Form 10-K for the year ended December 31, 2003 and in Section 4.17(a) of the Stone Disclosure Schedule is, collectively, a list of each contract, lease, indenture, agreement, arrangement or understanding to which Stone or any of its Subsidiaries is subject that is currently in effect and is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement were filed by Stone (collectively, the “Stone Material Contracts”).

(b) Except as set forth in Section 4.17(a) or 4.17(b) of the Stone Disclosure Schedule, (i) all Stone Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) Stone is not in material breach or default with respect to, and to the knowledge of Stone, no other party to any Stone Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and (iii) no party to any Stone Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

4.18 Required Stockholder Vote or Consent. The only vote of the holders of any class or series of Stone’s capital stock necessary to consummate the Transactions is adoption of this Agreement by the holders of a majority of the outstanding Stone Shares entitled to vote thereon (the “Stone Stockholders’ Approval”).

4.19 Proxy/Prospectus; Registration Statement. None of the information to be supplied by Stone for inclusion in (a) the joint proxy statement relating to the Stone Special Meeting and the Wave Special Meeting (also constituting the prospectus in respect of Wave Common Shares into which Stone Shares will be converted) (the “Proxy/Prospectus”), to be filed by Stone and Wave with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Wave with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy/Prospectus, at the time the Proxy/Prospectus or any amendment or supplement thereto is first mailed to the Stone stockholders, at the time of the Stone Special Meeting and the Wave Special Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.20 Intellectual Property. Stone or its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (“Intellectual Property”) currently used in the conduct of the business of Stone and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Stone Material Adverse Effect. No Person has notified either Stone or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Stone and its Subsidiaries that could have a Stone Material Adverse Effect, and, to Stone’s knowledge, no Person is infringing on any right of Stone or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Stone’s knowledge, threatened that Stone or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

4.21 Hedging. Except as set forth in Section 4.21 of the Stone Disclosure Schedule, as of the date hereof, neither Stone nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, foreign currency exchange rates, or interest rates.

4.22 Brokers. No broker, finder or investment banker (other than Bank of America Securities LLC, the fees and expenses of which will be paid by Stone) is entitled to any brokerage, finder’s fee or other fee or commission payable by Stone or any of its Subsidiaries in connection with the Transactions based upon arrangements made by and on behalf of Stone or any of its Subsidiaries. True and correct copies of all agreements and engagement letters currently in effect with Bank of America Securities LLC (the “Stone Engagement Letters”) have been provided to Wave.

4.23 Fairness Opinion. Stone’s Board of Directors has received a written opinion from Bank of America Securities LLC to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of the Stone Shares. A true and complete copy of such opinion has been given to Wave.

4.24 Takeover Laws. Stone and Stone’s Board of Directors have each taken all actions necessary to be taken such that no restrictive provision of any “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination,” or other similar anti-takeover statutes, laws or regulations of any state, including the State of Delaware and Section 203 of the DGCL, or any applicable anti-takeover provision in the certificate of incorporation, bylaws or shareholder rights agreements or “poison-pill” plans of Stone, is, or at the Effective Time will be, applicable to Stone, Wave, the Surviving Corporation, the Stone Shares, the Voting Agreements, this Agreement or the Transactions.

4.25 Healthcare Laws.

(a) None of Stone, its Subsidiaries, or any of their officers, directors or managing employees (as the terms “managing employee” is defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) (“Representatives”) has been, or is being, investigated by any federal, state, or local law enforcement or regulatory agency with respect to any activity that contravenes or is alleged to contravene, or constitutes or is alleged to constitute, a violation of any Healthcare Law.

“Healthcare Law” means the following laws, and any regulations issued with respect to such laws, relating to the regulation of the healthcare industry or to payment for services rendered by healthcare providers (as such laws and regulations are currently enforced or as interpreted on the Closing Date by existing, publicly available judicial and administrative decisions and regulations): (i) Sections 1877, 1128, 1128A, 1128B, 1176, and 1177 of the Social Security Act (the “SSA”); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a federal or state healthcare program (including, but not limited to, Medicare, Medicaid and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) the licensure, certification or registration requirements of healthcare facilities, professionals, services, or equipment; (iv) any state certificate of need or similar law governing the establishment of healthcare facilities or services or the making of healthcare capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law; (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state healthcare program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

(b) None of Stone, any of its Subsidiaries or any of their Representatives has engaged in any activity that contravenes or constitutes a violation of any Healthcare Law during their employment or association with Stone or its Subsidiaries, except for violations which either individually or in the aggregate has not resulted and would not result in a Stone Material Adverse Effect.

(c) None of Stone, any of its Subsidiaries, nor any of their Representatives has: (i) had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (ii) been excluded from participation under the Medicare program or a state or federal healthcare program; (iii) been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the offenses for which it could face mandatory exclusion from such programs, as described in SSA Section 1128(a) or any regulations promulgated thereunder, or (iv) engaged in any activity or undergone any occurrence for which it could face permissive exclusion from such programs, as described in SSA Section 1128(b).

(d) Stone and each of its applicable Subsidiaries has a Medicare provider number and a participating provider agreement in force with a Medicare Part B carrier, and, to Stone’s knowledge, materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which Stone or such Subsidiary bills directly to Medicare for services furnished by Stone or such Subsidiary.

(e) Stone and each of its applicable Subsidiaries has a Medicaid provider number and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which Stone or such Subsidiary bills directly to such state’s Medicaid agency for services provided by Stone or such Subsidiary.

(f) Stone and each of its Subsidiaries is in compliance with the privacy regulations promulgated pursuant to the Health Insurance Portability and Accountability Act (“HIPAA”) as set forth at 45 C.F.R. Parts 160 and 164, as may be amended from time to time, and is in compliance with all Business Associate Agreements, as that term is contemplated by HIPAA, to which it is a party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF WAVE

Wave hereby represents and warrants to Stone as follows:

5.1 Organization and Qualification.

(a) Wave is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 5.1(a) of the disclosure letter delivered by Wave to Stone contemporaneously with the execution hereof (the “Wave Disclosure Schedule”), which include each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Wave Material Adverse Effect. Wave has all requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Wave has made available to Stone a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and each such certificate of incorporation and bylaws as so delivered are in full force and effect. Wave is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

(b) Section 5.1(b) of the Wave Disclosure Schedule lists the name and jurisdiction of organization of each Subsidiary of Wave and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Each of Wave’s Subsidiaries is an entity duly created, formed or organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization. Each of Wave’s Subsidiaries is authorized to conduct its business and is in good standing under the laws of each jurisdiction listed in Section 5.1(b) of the Wave Disclosure Schedule, which includes each jurisdiction in which the character of such Subsidiary’s properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Wave Material Adverse Effect. Each of Wave’s Subsidiaries has the requisite power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Wave has made available to Stone a complete and correct copy of the certificate of incorporation and bylaws (or similar organizational documents) of each of Wave’s Subsidiaries, each as amended to date, and the certificate of incorporation and bylaws (or similar organizational documents) as so delivered are in full force and effect. No Subsidiary of Wave is in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar organizational documents). Other than Wave’s Subsidiaries, Wave does not beneficially own or control, directly or indirectly, 5% or more of any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

(c) For this Agreement, a “Wave Material Adverse Effect” means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties, prospects (assuming the Merger would not occur) or results of operations of Wave and its Subsidiaries, taken as a whole; provided, that such term shall not include effects that result from conditions affecting the economy generally or the medical devices industry or the lithotripsy services industry generally.

5.2 Capitalization.

(a) The authorized capital stock of Wave consists of 30,000,000 Wave Common Shares. As of the date hereof, (i) 12,385,739 Wave Common Shares were issued and 12,383,855 Wave Common Shares were outstanding, (ii) 1,883 Wave Common Shares were held in treasury, and (iii) stock options, warrants and convertible securities to acquire 2,293,721 Wave Common Shares were outstanding under all stock option plans, warrants and agreements of Wave. All of the outstanding Wave Common Shares have been validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above and in Section 5.2(a) of the Wave Disclosure Schedule, and other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, shareholder rights agreements, rights of first refusal or other agreements or commitments (including “rights plans” or “poison pills”) obligating Wave, or which would obligate the Surviving Corporation after the Effective Time, to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Except as set forth in Section 5.2(a) of the Wave Disclosure Schedule and as contemplated by the Wave Voting Agreement, there are no agreements, arrangements or other understandings with respect to the right to vote any shares of capital stock of Wave.

(b) Except as set forth in Section 5.2(b) of the Wave Disclosure Schedule, Wave is, directly or indirectly, the record and beneficial owner of all of the outstanding equity securities of each Wave Subsidiary, there are no irrevocable proxies with respect to any such securities, and no equity securities of any Wave Subsidiary are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, equity securities of any Wave Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Wave or any Wave Subsidiary is or may be bound to issue additional equity securities of any Wave Subsidiary or securities convertible into or exchangeable or exercisable for any such equity securities. Except as set forth in Section 5.2(b) of the Wave Disclosure Schedule, all of such equity securities so owned by Wave are validly issued, fully paid and nonassessable and are owned by it free and clear of all Liens.

5.3 Authority. Wave has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and, subject to obtaining the Wave Stockholders’ Approval and other approvals as expressly contemplated by Section 7.11(b), to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Wave is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Wave’s Board of Directors, and no other corporate proceedings on the part of Wave are necessary to authorize this Agreement or the Ancillary Agreements to which it is or will be a party or to consummate the Transactions, other than obtaining the Wave Stockholders’ Approval and other approvals as expressly contemplated by Section 7.11(b). This Agreement has been, and the Ancillary Agreements to which it is or will be a party are, or upon execution will be, duly and validly executed and delivered by Wave and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes or upon execution and delivery by all parties will constitute, valid and binding obligations of Wave enforceable against it in accordance with their respective terms, except for the Enforceability Exception.

5.4 Consents and Approvals; No Violation. The execution and delivery of this Agreement, the consummation of the Transactions and the performance by Wave of its obligations hereunder will not:

(a) subject to receipt of the Wave Stockholders’ Approval and other approvals as expressly contemplated by Section 7.11(b), conflict with any provision of the certificate of incorporation or bylaws, as amended, of Wave or the certificates of incorporation or bylaws (or other similar organizational documents) of any of its Subsidiaries, in each case as amended;

(b) subject to obtaining the Wave Stockholders’ Approval, the filing of the Georgia Articles of Merger with the Secretary of State of Georgia, and other approvals as expressly contemplated by Section 7.11(b), require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the HSR Act, the

Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, state securities or blue sky laws, and Customary Post-Closing Consents or (ii) except as set forth in Section 5.4(b) of the Wave Disclosure Schedule, any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (i) result in a Wave Material Adverse Effect, (ii) materially impair the ability of Wave or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the Transactions;

(c) except as set forth in Section 5.4(c) of the Wave Disclosure Schedule, result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Wave or any of its Subsidiaries is a party or by which Wave or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a Wave Material Adverse Effect, (ii) materially impair the ability of Wave or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the Transactions;

(d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Wave or any of its Subsidiaries;

(e) result in the creation of any Lien upon any material properties or assets or on any shares of capital stock of Wave or its Subsidiaries (other than Stone and its Subsidiaries after the Effective Time) under any agreement or instrument to which Wave or any of its Subsidiaries is a party or by which Wave or any of its Subsidiaries or any of their properties or assets is bound; or

(f) result in any holder of any securities of Wave being entitled to appraisal, dissenters’ or similar rights.

5.5 Wave SEC Reports.

(a) Wave has filed with the SEC, and has heretofore made available to Stone true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including its Annual Reports to Stockholders incorporated by reference in certain of such reports, filed with the SEC since January 1, 2001 under the Securities Act or the Exchange Act (collectively, the “Wave SEC Reports”). As of the respective dates such Wave SEC Reports were filed or, if any such Wave SEC Reports were amended, as of the date such amendment was filed, each Wave SEC Report, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event since the date of the last Wave SEC Report has occurred that would require Wave to file a Current Report on Form 8-K other than the execution of this Agreement. All documents required to be filed by Wave with the SEC have been filed with the SEC.

(b) The chief executive officer and chief financial officer of Wave have made all certifications (without qualification or exception to the matters certified) required by, and would be able to make such certifications (without qualification or exception to the matters certified) as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; neither Wave nor its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. Wave maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the

Exchange Act); such disclosure controls and procedures are effective to ensure that all material information concerning Wave and its Subsidiaries is made known on a timely basis to the individuals responsible for preparing the Wave SEC Reports and other public disclosure and Wave is otherwise in substantial compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards of The Nasdaq National Market and has taken all steps necessary to ensure Wave will be in compliance with such provision of the Sarbanes-Oxley Act and Nasdaq National Market when such provisions become effective in the future.

5.6 Wave Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Wave (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 2001, 2002 and 2003 and its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2004 have been prepared from, and are in accordance with, the books and records of Wave and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Wave and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Wave and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

5.7 Absence of Undisclosed Liabilities. Except (a) as specifically disclosed in the Wave SEC Reports filed and publicly available prior to the date hereof and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2003, neither Wave nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Wave Material Adverse Effect or would be required by GAAP to be reflected on a consolidated balance sheet of Wave and its Subsidiaries or the notes thereto which are not so reflected.

5.8 Absence of Certain Changes. Except as disclosed in the Wave SEC Reports filed and publicly available prior to the date hereof, as set forth in Section 5.8 of the Wave Disclosure Schedule or as contemplated by this Agreement, since December 31, 2003 (a) Wave and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Wave Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Wave, or any repurchase, redemption or other acquisition by Wave or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Wave or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Wave or any of its Subsidiaries, (e) there has not been any change in any method of accounting or accounting practice by Wave or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP and (f) Wave has not changed the independent accounting firm that conducts its audits.

5.9 Taxes. Except as otherwise disclosed in Section 5.9 of the Wave Disclosure Schedule and for matters that would have no adverse effect on Wave:

(a) Wave and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects. All such Tax Returns accurately reflect the facts, income, assets, and operations or other matters or information shown thereon of Wave and each of its Subsidiaries. An extension of time within which to file a Tax Return that has not been filed has not been requested or granted.

Wave and each of its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local or foreign law) and has, within the time and manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under applicable laws.

(b) Wave and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to or as of the Closing Date.

(c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, Wave or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Wave or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Wave or any of its Subsidiaries. There are no liens for Taxes upon the assets of Wave or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

(d) Neither Wave nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date. Neither Wave nor any of its Subsidiaries has requested or received a ruling (adverse or otherwise) from any Tax Authority or signed a closing or other agreement with any Tax Authority.

(e) Neither Wave nor any of its Subsidiaries are required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of any voluntary or involuntary change in accounting method (nor has any Taxing Authority proposed any such adjustment or change in accounting method).

(f) Neither Wave nor any of its Subsidiaries has received any notice of any claim made by a Taxing Authority in a jurisdiction, where Wave or Subsidiary does not file a Tax Return, that Wave is or may be subject to taxation in such jurisdiction.

(g) Prior to the date hereof, Wave and its Subsidiaries have disclosed, and provided or made available true and complete copies to Stone of, all Tax sharing, Tax indemnity, or similar agreements to which Wave or any of its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

(h) Except for the group of which Wave is currently the parent corporation, Wave has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code or similar state or local filing group for tax purposes.

5.10 Litigation. Except as disclosed in the Wave SEC Reports filed and publicly available prior to the date hereof or Section 5.10 of the Wave Disclosure Schedule and for matters that would not have a Wave Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Wave’s knowledge, threatened against or directly affecting Wave, any Subsidiaries of Wave or any of the directors or officers of Wave or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Wave Material Adverse Effect, if adversely determined. Neither Wave nor any of its Subsidiaries, nor any officer, director or employee of Wave or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Wave or such Subsidiary, nor, to the knowledge of Wave, is Wave, any Subsidiary or any officer, director or employee of Wave or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the Wave SEC Reports filed and publicly available prior to the date hereof or Section 5.10 of the Wave Disclosure Schedule, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Wave or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 5.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.12.

5.11 Employee Benefit Plans; ERISA.

(a) Section 5.11(a)(1) of the Wave Disclosure Schedule contains a true and complete list of each individual or group employee benefit plan or arrangement (including plans described in Section 3(3) of ERISA), sponsored, maintained or contributed to by Wave or any trade or business, whether or not incorporated, which together with Wave would be deemed a “single employer” within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA (a “Wave ERISA Affiliate”) within six years prior to the Effective Time, including each bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, performance awards, retirement, vacation, severance, salary continuation, disability, death benefit, cafeteria/flexible benefits, hospitalization, medical, dependent care assistance, tuition reimbursement or scholarship program, fringe benefits or other plan, arrangement or understanding providing benefits to any former or retired employee, officer consultant, independent contractor, agent or director of Wave or its Subsidiaries (hereinafter collectively referred to as a “Wave Legacy Employee”) or any current employee, officer, consultant, independent contractor, agent or director of Wave or its Subsidiaries (referred to as a “Wave Employee”) together with any indication of the funding status of each (e.g., trust, insured or general company assets) and any employment, consulting, severance, termination, change in control or indemnification agreement, arrangement or understanding covering any Wave Employee or Wave Legacy Employee or between Wave, any of its Subsidiaries and any Wave Employee or Wave Legacy Employee, without regard to whether the same constitutes an employee benefit plan under ERISA or the number of employees (“Wave Benefit Plans”), and Section 5.11(a)(2) of the Wave Disclosure Schedule lists each individual employment, severance or similar agreement with respect to which Wave or any Wave ERISA Affiliate has any current or future obligation or liability (“Wave Employee Agreement”).

(b) With respect to each Wave Benefit Plan: (i) if intended to qualify under Section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under Section 501(a) of the Code and, to the knowledge of Wave, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been designed and administered in substantial compliance with its terms and applicable law (including but not limited to applicable provisions of ERISA and the Code), except for any noncompliance with respect to any such plan that could not reasonably be expected to result in a Wave Material Adverse Effect; (iii) neither Wave nor any Wave ERISA Affiliate has engaged in, and Wave and each Wave ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Wave or any Wave ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in a Wave Material Adverse Effect; (iv) no disputes are pending or, to the knowledge of Wave or any Wave ERISA Affiliate, threatened, that could reasonably be expected to result in a Wave Material Adverse Effect; (v) neither Wave nor any Wave ERISA Affiliate has engaged in, and Wave and each Wave ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code that could reasonably be expected to result in a Wave Material Adverse Effect; (vi) there have been no “reportable events” within the meaning of Section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the PBGC; (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under Section 302 of ERISA or Code Section 412); (viii) no notice of intent to terminate such plan has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans (if applicable), such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any Wave Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of Wave or a Wave ERISA Affiliate.

(c) Wave has delivered to Stone true, complete and correct copies of the following, if applicable to such Wave Benefit Plan, (i) each Wave Benefit Plan (or, in the case of any unwritten Wave Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Department of Labor with respect to each Wave Benefit Plan (if any such report was required), including any financial statements and opinions required by ERISA Section 101(a)(3), (iii) the most recent summary plan description for each Wave Benefit Plan for which such summary plan description is required, and all modifications thereto, (iv) each trust agreement and each insurance or annuity contract relating to any Wave Benefit Plan, and (v) copies of all determination letters and other governmental agency rulings and open requests for rulings or letters with respect to each Wave Benefit Plan.

(d) Wave, and all Wave ERISA Affiliates, have substantially complied with the health care continuation coverage provisions of ERISA Sections 601-608 and Code Section 4980B with respect to all group health plans, as such term is defined in Code Section 5000(b)(1), and the portability requirements of ERISA Section 701 and of Code Section 9801, of Wave and the Wave ERISA Affiliates, and there are no past or current violations of the continuation coverage or portability provisions by Wave and the Wave ERISA Affiliates that could give rise to any Wave Material Adverse Effect.

(e) No Wave Benefit Plan is nor has Wave or any Wave ERISA Affiliate maintained or been required to contribute to (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA and ERISA Section 3(37)) or a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (ii) a defined benefit plan subject to Title IV of ERISA or the minimum funding standards of ERISA Section 302 or Code Section 412 or (iii) an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) and ERISA Section 407(d)(6), or (iv) any “voluntary employees beneficiary association” (within the meaning of Section 501(c)(9) of the Code), any “welfare benefit fund” (within the meaning of Section 419 of the Code), or any other trust through which welfare benefits are funded or through which insurance premiums are paid on behalf of Wave Employees or Wave Legacy Employees. No event has occurred with respect to Wave or a Wave ERISA Affiliate in connection with which Wave could be subject to any liability, lien or encumbrance with respect to any Wave Benefit Plan or any employee benefit plan described in Section 3(3) of ERISA maintained, sponsored or contributed to by a Wave ERISA Affiliate under ERISA or the Code.

(f) Except as set forth in Section 5.11(f) of the Wave Disclosure Schedule, no Wave Employees or Wave Legacy Employees are covered by any Wave Benefit Plans or Wave Employee Agreements that provide or will provide severance pay, including accrued unused vacation pay, post-termination health or life insurance benefits (except as required pursuant to Section 4980(B) of the Code or applicable state law) or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, increase the amount payable or trigger any other material obligation pursuant to any Wave Benefit Plans or result in any breach or violation of, or default under any Wave Benefit Plan or any similar benefits, and the consummation of the Transactions shall not cause any payments or benefits to any employee to be either subject to an excise tax or non-deductible to Stone under Sections 4999 and 280G of the Code, respectively.

(g) All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments (including but not limited to any required independent audit), Forms 1099-R, summary annual reports, and summary plan descriptions and summaries of material modification) have been filed or distributed appropriately with respect to each Wave Benefit Plan. All required tax filings with respect to each Wave Benefit Plan have been made, including but not limited to IRS Forms 990-T and 5330, and any taxes due in connection with such filings have been paid.

(h) Wave and its Subsidiaries have (i) correctly categorized all Wave Employees as either employees or independent contractors for federal tax purposes, and are in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Wave Employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Wave Employees; (iii) are not liable for or in arrears for the payment of wage or any taxes or any penalty for failure to comply with any of the foregoing; (iv) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Wave Employees, and (v) have provided Wave Employees with the benefits to which they are entitled to pursuant to the terms of all Wave Benefit Plans.

(i) Attached as Section 5.11(i) of the Wave Disclosure Schedule is a current list of Wave Employees and a severance package table (the “Wave Severance Package Table”) which lists the maximum amount of all severance pay that may be paid to Wave Employees, and a list of Wave Employees with written employment agreements, written letter agreements, agreements covered by resolution of the Wave Board of Directors addressing specific employees, or other agreements set forth in Section 5.11(a)(2) of the Wave Disclosure Schedule (“Wave Contract Employees”).

5.12 Environmental Liability. Except as set forth in Section 5.12 of the Wave Disclosure Schedule or as could not reasonably be expected to result in liabilities that have a Wave Material Adverse Effect:

(a) The businesses of Wave and its Subsidiaries have been and are operated in material compliance with all Environmental Laws.

(b) Neither Wave nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances, except in material compliance with all Environmental Laws, and, to Wave’s knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Wave or any of its Subsidiaries except in material compliance with all Environmental Laws.

(c) Neither Wave nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Wave, any other communication alleging or concerning any material violation by Wave or any of its Subsidiaries of, or responsibility or liability of Wave or any of its Subsidiaries under, any Environmental Law. There are no pending or, to the knowledge of Wave, threatened claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Wave or any of its Subsidiaries alleging or concerning any material violation of, or responsibility or liability under, any Environmental Law, nor does Wave have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

(d) Wave and its Subsidiaries are in possession of and are in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Authorities under all Environmental Laws required for the operation of the businesses of Wave and its Subsidiaries; there are no pending or, to the knowledge of Wave, threatened actions, proceedings or investigations alleging violations of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and Wave does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

(e) Without in any way limiting the generality of the foregoing, (i) to Wave’s knowledge, all offsite locations where Wave or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances are licensed and operating as required by law and (ii) no PCB’s, PCB-containing items, asbestos-containing materials, or radioactive materials are used or stored at any property owned, leased or operated by Wave or any of its Subsidiaries except in material compliance with Environmental Laws.

(f) No claims have been asserted or, to Wave’s knowledge, threatened to be asserted against Wave or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of alleged exposure or otherwise related to Hazardous Substances used, handled, generated, transported or disposed by Wave or its Subsidiaries.

5.13 Compliance with Applicable Laws. Wave and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Wave nor any of its Subsidiaries has received any notice from any Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a Wave Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 5.13 is made with respect to Environmental Laws, which are covered exclusively in Section 5.12.

5.14 Insurance. Section 5.14 of the Wave Disclosure Schedule lists each insurance policy relating to Wave or its Subsidiaries currently in effect. Wave has made available to Stone a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder, none of Wave, any of its Subsidiaries nor any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Wave does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Wave Material Adverse Effect. Section 5.14 of the Wave Disclosure Schedule describes any self-insurance arrangements affecting Wave or its Subsidiaries. The insurance policies listed in Section 5.14 of the Wave Disclosure Schedule include all policies which are required by applicable laws in connection with the operation of the businesses of Wave and its Subsidiaries as currently conducted.

5.15 Labor Matters; Employees.

(a) Wave has made available to Stone the following information, complete and accurate in all material respects as of May 1, 2004 for each Wave Employee, including each Wave Employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Wave Benefit Plan.

(b) Except as set forth in Section 5.15 of the Wave Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Wave, threatened against or affecting Wave or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) none of Wave or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Wave or any of its Subsidiaries, (iii) none of the employees of Wave or any of its Subsidiaries are represented by any labor organization and none of Wave or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of Wave or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, (iv) Wave and its Subsidiaries have each at all times been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against any of Wave or any of its Subsidiaries pending or, to the knowledge of Wave, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Wave or any of its Subsidiaries, (vii) neither the Occupational Safety and Health Administration nor any other federal or state agency has threatened to file any citation, and there are no pending citations, relating to Wave or any of its Subsidiaries, and (viii) there is no employee or governmental claim or, to Wave’s knowledge, investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, Workers’ Compensation claims, sexual harassment complaints or demand letters or threatened claims.

(c) Since the enactment of the WARN Act, none of Wave or any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Wave or any of its Subsidiaries, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Wave or any of its Subsidiaries, nor has Wave or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a Wave Material Adverse Effect.

5.16 Permits. Immediately prior to the Effective Time and except for Customary Post-Closing Consents, Wave and its Subsidiaries hold all of the Permits required or necessary to construct, own, operate, use and/or maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Wave Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 5.16 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively in Section 5.12.

5.17 Material Contracts.

(a) Set forth in the list of exhibit number 10 material contracts in the exhibit list in item 15 to Wave’s Annual Report on Form 10-K for the year ended December 31, 2003 and in Section 5.17(a) of the Wave Disclosure Schedule is, collectively, a list of each contract, lease, indenture, agreement, arrangement or understanding to which Wave or any of its Subsidiaries is subject that is currently in effect and is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement were filed by Wave (collectively, the “Wave Material Contracts”).

(b) Except as set forth in Section 5.17(a) or 5.17(b) of the Wave Disclosure Schedule, (i) all Wave Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) Wave is not in material breach or default with respect to, and to the knowledge of Wave, no other party to any Wave Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and (iii) no party to any Wave Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

5.18 Required Stockholder Vote or Consent. The only votes or written consents of the holders of any class or series of Wave’s capital stock that shall be necessary to consummate the Transactions are the approval by a majority of the votes entitled to be cast by holders of Wave Common Shares of (i) this Agreement, which contemplated transactions include, among others, the amendment of the Wave articles of incorporation in the form set forth in Exhibit 2.1 hereto and the appointment of the persons to the Surviving Corporation’s board of directors as set forth in Exhibit 2.3 hereto, and (ii) the increase in the number of authorized shares of capital stock of Wave (the approval of such matters, collectively, the “Wave Stockholders’ Approval”).

5.19 Proxy/Prospectus; Registration Statement. None of the information to be supplied by Wave for inclusion in (a) the Proxy/Prospectus to be filed by Stone and Wave with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement to be filed by Wave with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy/Prospectus, at the time the Proxy/Prospectus or any amendment or supplement thereto is first mailed to the Stone and Wave stockholders, at the time of the Stone Special Meeting and the Wave Special Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.20 Intellectual Property. Wave or its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property currently used in the conduct of the business of Wave and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Wave Material Adverse Effect. No Person has notified either Wave or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Wave and its Subsidiaries that could have a Wave Material Adverse Effect, and, to Wave’s knowledge, no Person is infringing on any right of Wave or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Wave’s knowledge, threatened that Wave or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

5.21 Hedging . Except as set forth in Section 5.21 of the Wave Disclosure Schedule, as of the date hereof, neither Wave nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, foreign currency exchange rates, or interest rates.

5.22 Brokers. No broker, finder or investment banker (other than SunTrust Robinson Humphrey, the fees and expenses of which will be paid by Wave) is entitled to any brokerage, finder’s fee or other fee or commission payable by Wave or any of its Subsidiaries in connection with the Transactions based upon arrangements made by and on behalf of Wave or any of its Subsidiaries. True and correct copies of all agreements and engagement letters currently in effect with SunTrust Robinson Humphrey (the “Wave Engagement Letters”) have been provided to Stone.

5.23 Fairness Opinion. Wave’s Board of Directors has received a written opinion from SunTrust Robinson Humphrey to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of the Wave Common Shares. A true and complete copy of such opinion has been given to Stone.

5.24 Takeover Laws. Wave and Wave’s Board of Directors have each taken all actions necessary to be taken such that no restrictive provision of any “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination,” or other similar anti-takeover statutes, laws or regulations of any state, including the State of Georgia and Section 14-2-1132 of the GBCC, or any applicable anti-takeover provision in the articles of incorporation, bylaws or shareholder rights agreements or “poison-pill” plans of Wave, is, or at the Effective Time will be, applicable to Stone, Wave, the Surviving Corporation, the Stone Shares, the Wave Common Shares, the Voting Agreements, this Agreement or the Transactions.

5.25 Healthcare Laws.

(a) None of Wave, its Subsidiaries, or any of their Representatives has been, or is being, investigated by any federal, state, or local law enforcement or regulatory agency with respect to any activity that contravenes or is alleged to contravene, or constitutes or is alleged to constitute, a violation of any Healthcare Law.

(b) None of Wave, any of its Subsidiaries, or any of their Representatives has engaged in any activity that contravenes or constitutes a violation of any Healthcare Law during their employment or association with Wave or its Subsidiaries, except for violations which either individually or in the aggregate have not resulted and would not result in a Wave Material Adverse Effect.

(c) None of Wave, any of its Subsidiaries nor any of their Representatives has: (i) had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (ii) been excluded from participation under the Medicare program or a state or federal healthcare program; (iii) been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the offenses for which it could face mandatory expulsion from such programs, as described in SSA Section 1128(a) or any regulations promulgated thereunder, or (iv) engaged in any activity or undergone any occurrence for which it could face permissive exclusion from such programs, as described in SSA Section 1128(b).

(d) Wave and each of its applicable Subsidiaries has a Medicare provider number and a participating provider agreement in force with a Medicare Part B carrier, and, to Wave’s knowledge, materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which Wave or such Subsidiary bills directly to Medicare for services furnished by Wave or such Subsidiary.

(e) Wave and each of its applicable Subsidiaries has a Medicaid provider number and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which Wave or such Subsidiary bills directly to such state’s Medicaid agency for services provided by Wave or such Subsidiary.

(f) Wave and each of its Subsidiaries is in compliance with the privacy regulations promulgated pursuant to HIPAA as set forth at 45 C.F.R. Parts 160 and 164, as may be amended from time to time, and is in compliance with all Business Associate Agreements, as that term is contemplated by HIPAA, to which it is a party.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

6.1 Conduct of Business by Stone Pending the Merger. From the date hereof until the Effective Time, except as Wave otherwise agrees in writing, as set forth in the Stone Disclosure Schedule, or as otherwise contemplated by this Agreement, Stone shall conduct, and shall cause its Subsidiaries to conduct, its business in the ordinary course consistent with past practice and shall use, and shall cause each of its Subsidiaries to use, all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Wave (which consent shall not be unreasonably withheld):

(a) Neither Stone nor its Subsidiaries will adopt or propose any change to its certificate of incorporation or bylaws (or similar organizational documents), except where necessary to amend organizational documents of Subsidiaries that are physician partnerships to reflect changes in the partners thereof in the ordinary course of business consistent with past practices;

(b) Stone will not, and will not permit any of its Subsidiaries to (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Stone or its Subsidiaries (except for intercompany dividends from direct or indirect wholly owned subsidiaries), except for distributions to partners of Subsidiaries in the ordinary course of business consistent with past practices, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Stone or any of its Subsidiaries;

(c) Stone will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire assets of any other Person for aggregate consideration in excess of $500,000, or enter a new line of business or commence business operations in any country in which Stone is not operating as of the date hereof;

(d) Except as set forth in Section 6.1(d) of the Stone Disclosure Schedule, Stone will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (other than among Stone and its direct and indirect wholly owned Subsidiaries) with an aggregate fair market value exceeding $500,000;

(e) Except as set forth in Section 6.1(e) of the Stone Disclosure Schedule, Stone will not, and will not permit any of its Subsidiaries to, enter into any single agreement or arrangement (or series of related agreements or arrangements) pursuant to which it is obligated to incur costs and expenses, or entitled to receive benefits, with an aggregate value in excess of $500,000;

(f) Stone will not settle any material Audit, make or change any material Tax election or file any material amended Tax Return;

(g) Except as otherwise permitted by this Agreement, Stone will not issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise and except pursuant to existing obligations disclosed in the Stone SEC Reports filed and publicly available prior to the date hereof or the Stone Disclosure Schedule), enter into any amendment of any term of any outstanding security of Stone or of any of its Subsidiaries, incur any indebtedness except trade debt in the ordinary course of business and debt pursuant to existing credit facilities or arrangements (except as set forth in Section 6.1(g) of the Stone Disclosure Schedule), or enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business;

(h) Stone will not change any method of accounting or accounting practice by Stone or any of its Subsidiaries, except for any such change required by GAAP;

(i) Stone will not take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a “plant closing” or “mass layoff” (each as defined in the WARN Act);

(j) Stone will not amend or otherwise change the terms of the Stone Engagement Letters, except to the extent that any such amendment or change would result in terms more favorable to Stone;

(k) Stone will not, and will not permit any of its Subsidiaries to (i) take, or agree or commit to take, any action that would make any representation and warranty of Stone hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time;

(l) Neither Stone nor any of its Subsidiaries shall (i) except as set forth in Section 6.1(l) of the Stone Disclosure Schedule, adopt, amend (other than amendments required by law to preserve the qualified status of a Stone Benefit Plan or otherwise comply with ERISA, the Code or other applicable law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any Stone Employee Agreement or severance or similar contract with any Person (including contracts with management of Stone or any Subsidiaries that require that payments be made upon consummation of the Transactions) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Stone Benefit Plan or trust created thereunder) in connection with which Stone or any Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Stone Benefit Plan in a manner, or take any other action with respect to any Stone Benefit Plan, that could result in the liability of Stone or any Subsidiary to any Person, (iv) take any action that could adversely affect the qualification of any Stone Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Stone Benefit Plan, any agreement relating thereto or applicable law, Stone or any Subsidiary are required to pay as contributions thereto, (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Stone Benefit Plan or (vii) other than as required under applicable law, Stone will not fail to make any required contribution to any Stone Benefit Plan, increase compensation, bonus or other benefits payable to, or modify or amend any Stone Employee Agreements including any severance agreements with, any Stone Employee or Stone Legacy Employee, including any executive officer or former employee (except as set forth in Section 6.1(1) of the Stone Disclosure Schedule);

(m) Stone shall not (i) approve an increase in salary for any Stone Employees other than in the ordinary course of business consistent with past practices or (ii) terminate any Stone Employee entitled to any severance payment upon such termination;

(n) Stone agrees that between the date of the Agreement and the Closing Date, Stone will not directly or indirectly communicate to Stone Employees, either in written or oral form, any term, condition, or other matter related to Stone Employees’ employment with either Stone or its Subsidiaries without first notifying Wave at least 3 business days in advance of Stone’s intent to communicate to Stone Employees (“Stone’s Employee Communication”). Stone further agrees that any and all terms of Stone’s Employee Communication is subject to Wave’s reasonable review and approval;

(o) Stone shall not organize or acquire any Person that could become a Subsidiary, except for the formation of Subsidiaries as physician partnerships in the ordinary course of business consistent with past practices; and

(p) Stone will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

6.2 Conduct of Business by Wave Pending the Merger. From the date hereof until the Effective Time, except as Stone otherwise agrees in writing, as set forth in the Wave Disclosure Schedule, or as otherwise contemplated by this Agreement, Wave shall conduct, and shall cause its Subsidiaries to conduct, its business in the ordinary course consistent with past practice and shall use, and shall cause its each of its Subsidiaries to use, all reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Stone (which consent shall not be unreasonably withheld):

(a) Neither Wave nor its Subsidiaries will adopt or propose any change to its certificate of incorporation or bylaws (or similar organizational documents), except where necessary to amend organizational documents of Subsidiaries that are physician partnerships to reflect changes in the partners thereof in the ordinary course of business consistent with past practices;

(b) Wave will not, and will not permit any of its Subsidiaries to (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Wave or its Subsidiaries (except for intercompany dividends from direct or indirect wholly owned subsidiaries), except for distributions to partners of Subsidiaries in the ordinary course of business consistent with past practices, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Wave or any of its Subsidiaries;

(c) Wave will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire assets of any other Person for aggregate consideration in excess of $500,000, or enter a new line of business or commence business operations in any country in which Wave is not operating as of the date hereof;

(d) Except as set forth in Section 6.2(d) of the Wave Disclosure Schedule, Wave will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (other than among Wave and its direct and indirect wholly owned Subsidiaries) with an aggregate fair market value exceeding $500,000;

(e) Except as set forth in Section 6.2(e) of the Wave Disclosure Schedule, Wave will not, and will not permit any of its Subsidiaries to, enter into any single agreement or arrangement (or series of related agreements or arrangements) pursuant to which it is obligated to incur costs and expenses, or entitled to receive benefits, with an aggregate value in excess of $500,000;

(f) Wave will not settle any material Audit, make or change any material Tax election or file any material amended Tax Return;

(g) Except as otherwise permitted by this Agreement, Wave will not issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise and except pursuant to existing obligations disclosed in the Wave SEC Reports filed and publicly available prior to the date hereof or the Wave Disclosure Schedule), enter into any amendment of any term of any outstanding security of Wave or of any of its Subsidiaries, incur any indebtedness except trade debt in the ordinary course of business and debt pursuant to existing credit facilities or arrangements (except as set forth in Section 6.2(g) of the Wave Disclosure Schedule), or enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business;

(h) Wave will not change any method of accounting or accounting practice by Wave or any of its Subsidiaries, except for any such change required by GAAP;

(i) Wave will not take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a “plant closing” or “mass layoff” (each as defined in the WARN Act);

(j) Wave will not amend or otherwise change the terms of the Wave Engagement Letters, except to the extent that any such amendment or change would result in terms more favorable to Wave;

(k) Wave will not, and will not permit any of its Subsidiaries to (i) take, or agree or commit to take, any action that would make any representation and warranty of Wave hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time;

(l) Neither Wave nor any of its Subsidiaries shall (i) except as set forth in Section 6.2(l) of the Wave Disclosure Schedule, adopt, amend (other than amendments required by law to preserve the qualified status of a Wave Benefit Plan or otherwise comply with ERISA, the Code or other applicable law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any Wave Employee Agreement or severance or similar contract with any Person (including contracts with management of Wave or any Subsidiaries that require that payments be made upon consummation of the Transactions) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Wave Benefit Plan or trust created thereunder) in connection with which Wave or any Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Wave Benefit Plan in a manner, or take any other action with respect to any Wave Benefit Plan, that could result in the liability of Wave or any Subsidiary to any Person, (iv) take any action that could adversely affect the qualification of any Wave Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Wave Benefit Plan, any agreement relating thereto or applicable law, Wave or any Subsidiary are required to pay as contributions thereto, (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Wave Benefit Plan or (vii) other than as required under applicable law, Wave will not fail to make any required contribution to any Wave Benefit Plan, increase compensation, bonus or other benefits payable to, or modify or amend any Wave Employee Agreements including any severance agreements with, any Wave Employee or Wave Legacy Employee, including any executive officer or former employee (except as set forth in Section 6.2(1) of the Wave Disclosure Schedule);

(m) Wave shall not (i) approve an increase in salary for any Wave Employees other than in the ordinary course of business consistent with past practices or (ii) terminate any Wave Employee entitled to any severance payment upon such termination;

(n) Wave agrees that between the date of the Agreement and the Closing Date, Wave will not directly or indirectly communicate to Wave Employees, either in written or oral form, any term, condition, or other matter related to Wave Employees’ employment with either Wave or its Subsidiaries without first notifying Stone at least 3 business days in advance of Wave’s intent to communicate to Wave Employees (“Wave’s Employee Communication”). Wave further agrees that any and all terms of Wave’s Employee Communication is subject to Stone’s reasonable review and approval;

(o) Wave shall not organize or acquire any Person that could become a Subsidiary, except for the formation of Subsidiaries as physician partnerships in the ordinary course of business consistent with past practices; and

(p) Wave will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Access and Information. The parties shall each afford to the other and to the other’s financial advisors, legal counsel, accountants, and consultants retained for the specific purpose of advising with respect to the transactions contemplated by this Agreement access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, contracts, leases, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other or destroy all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Notwithstanding the foregoing, the Confidentiality Agreement dated April 30, 2004 between Wave and Stone (the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement.

7.2 Acquisition Proposals.

(a) From the date hereof until the termination of this Agreement, Stone and its Subsidiaries shall not, and shall cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Stone Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to Stone or its Subsidiaries, respectively, or afford access to their respective properties, books or records to any Person that may be considering making, or has made, a Stone Acquisition Proposal. Nothing contained in this Section 7.2(a) shall prohibit Stone and its Board of Directors and officers from (i) taking such actions necessary to comply with Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (ii) furnishing information, including nonpublic information, to or entering into negotiations with, any Person that has indicated its willingness to make an unsolicited bona fide Stone Acquisition Proposal if, and only to the extent that (with respect to clause (ii) of this Section 7.2(a) only):

(A) such interest in making an unsolicited bona fide Stone Acquisition Proposal is made by a third party that Stone’s Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial capability to consummate, such Stone Acquisition Proposal,

(B) Stone’s Board of Directors, after duly consulting with Stone’s outside legal counsel, determines in good faith that such action is necessary for Stone’s Board of Directors to comply with its fiduciary duties imposed by applicable law,

(C) contemporaneously with furnishing such information to, or entering into discussions with, such Person, Stone enters into a customary confidentiality agreement with such Person,

(D) contemporaneously with furnishing such information to, or entering into discussions or negotiations with, such Person, Stone provides written notice to Wave to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and

(E) Stone uses all reasonable efforts to keep Wave informed in all material respects of the status and terms of any such negotiations or discussions (including the identity of the Person with whom such negotiations or discussions are being held) and provides Wave copies of such written proposals and any amendments or revisions thereto or correspondence related thereto; provided, that Wave agrees to execute a confidentiality agreement, in form reasonably acceptable to it, with respect to any such information delivered to Wave pursuant to this clause (E), which confidentiality agreement shall be subject to Wave’s disclosure obligations arising under applicable law or securities exchange regulations.

The term “Stone Acquisition Proposal” means any offer or proposal for, or any indication of interest in, a merger, acquisition, consolidation or other business combination directly or indirectly involving Stone or any Stone Subsidiary or the acquisition of all or a substantial equity interest in, or all or a substantial portion of the assets of, any such Person, other than the Transactions.

(b) From the date hereof until the termination of this Agreement, Wave and its Subsidiaries shall not, and shall cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Wave Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to Wave or its Subsidiaries, respectively, or afford access to their respective properties, books or records to any Person that may be considering making, or has made, a Wave Acquisition Proposal. Nothing contained in this Section 7.2(b) shall prohibit Wave and its Board of Directors and officers from (i) taking such actions necessary to comply with Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (ii) furnishing information, including nonpublic information, to or entering into negotiations with, any Person that has indicated its willingness to make an unsolicited bona fide Wave Acquisition Proposal if, and only to the extent that (with respect to clause (ii) of this Section 7.2(b) only):

(A) such interest in making an unsolicited bona fide Wave Acquisition Proposal is made by a third party that Wave’s Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial capability to consummate, such Wave Acquisition Proposal,

(B) Wave’s Board of Directors, after duly consulting with Wave’s outside legal counsel, determines in good faith that such action is necessary for Wave’s Board of Directors to comply with its fiduciary duties imposed by applicable law,

(C) contemporaneously with furnishing such information to, or entering into discussions with, such Person, Wave enters into a customary confidentiality agreement with such Person,

(D) contemporaneously with furnishing such information to, or entering into discussions or negotiations with, such Person, Wave provides written notice to Stone to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and

(E) Wave uses all reasonable efforts to keep Stone informed in all material respects of the status and terms of any such negotiations or discussions (including the identity of the Person with whom such negotiations or discussions are being held) and provides Stone copies of such written proposals and any amendments or revisions thereto or correspondence related thereto; provided, that Stone agrees to execute a confidentiality agreement, in form reasonably acceptable to it, with respect to any such information delivered to Stone pursuant to this clause (E), which confidentiality agreement shall be subject to Stone’s disclosure obligations arising under applicable law or securities exchange regulations.

The term “Wave Acquisition Proposal” means any offer or proposal for, or any indication of interest in, a merger, acquisition, consolidation or other business combination directly or indirectly involving Wave or any Wave Subsidiary or the acquisition of all or a substantial equity interest in, or all or a substantial portion of the assets of, any such Person, other than the Transactions.

7.3 Directors’ and Officers’ Indemnification and Insurance.

(a) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of Stone and its Subsidiaries or Wave and its Subsidiaries (each an “Indemnified Party”), who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, or investigative (a “proceeding”) against all losses, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and experts and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Surviving Corporation, which will not be unreasonably withheld)) actually and reasonably incurred by the Indemnified Party because the Indemnified Party is or was a director or officer of

Stone, Wave or any of their respective Subsidiaries pertaining to any act or omission existing or occurring at or prior to the Effective Time including any act or omission relating to this Agreement or the Transactions (the “Indemnified Liabilities”) to the full extent permitted under Delaware law (and Georgia law, to the extent applicable) or the Surviving Corporation’s articles of incorporation and bylaws. If any claim for Indemnified Liabilities is asserted or made by an Indemnified Party, any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the DGCL (and the GBCC to the extent applicable) shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; and provided, further, that nothing herein shall impair any rights or obligations of any Indemnified Party. If any claim or claims are brought against any Indemnified Party (whether arising before or after the Effective Time), such Indemnified Party may select counsel for the defense of such claim, which counsel, if selected prior to the Effective Time, shall be reasonably acceptable to Stone (if such claim involves an officer or director of Stone), and reasonably acceptable to Wave (if such claim involves any officer or director of Wave), and which, if selected after the Effective Time, shall be reasonably acceptable to the Surviving Corporation.

(b) The Surviving Corporation shall promptly advance all reasonable out-of-pocket expenses of each Indemnified Party in connection with any such action or proceeding described above, as such expenses are incurred, to the fullest extent permitted by the DGCL (and the GBCC to the extent applicable), subject to the receipt by the Surviving Corporation of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Surviving Corporation.

(c) The Surviving Corporation shall maintain Stone’s and Wave’s existing officers’ and directors’ liability insurance policy (“D&O Insurance”) for a period of at least six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers.

7.4 Further Assurances. Each party shall use all reasonable efforts to obtain all consents and approvals and to do all other things necessary for the consummation of the Transactions. The parties shall take such further action to deliver or cause to be delivered to each other at the Closing and at such other times thereafter as shall be reasonably agreed by such parties such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the Transactions. The parties shall afford each other access to all information, documents, records and personnel who may be necessary for any party to comply with laws or regulations (including the filing and payment of taxes and handling tax audits) to fulfill its obligations with respect to indemnification hereunder or to defend itself against suits or claims of others. Wave and Stone shall duly preserve all files, records or any similar items of Wave or Stone received or obtained as a result of the Transactions with the same care and for the same period of time as it would preserve its own similar assets.

7.5 Expenses. Each party shall bear solely and entirely all expenses that it incurs in connection with or related to the due diligence, authorization, preparation, negotiation, execution and performance of this Agreement, including all reasonable fees and expenses of outside counsel, accountants, financing sources, investment bankers, experts and consultants to a party hereto and its affiliates; provided, however, that if this Agreement is terminated for any reason, then the aggregate expenses (other than fees and expenses of legal counsel and investment bankers) incurred by Wave, on the one hand, and Stone, on the other hand, related to preparing, printing, filing and mailing the Registration Statement, the Proxy/Prospectus and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and Proxy/Prospectus shall be allocated one-half each.

7.6 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each party shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the Transactions.

7.7 Publicity. Neither Stone, Wave nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange, and each party shall use reasonable efforts to provide copies of such release or other announcement to the other party, and give due consideration to such comments as each such other party may have, prior to such release or other announcement.

7.8 Additional Actions. Subject to the terms and conditions of this Agreement, each party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Transactions, subject, however, to the Stone Stockholders’ Approval and the Wave Stockholders’ Approval.

7.9 Filings. Each party shall make all filings such party is required to make in connection herewith or desirable to achieve the purposes contemplated hereby, and shall cooperate as needed with respect to any such filing by any other party.

7.10 Consents. Each of Wave and Stone shall use all reasonable efforts to obtain all consents necessary or advisable in connection with its obligations hereunder.

7.11 Stockholders’ Meetings.

(a) Stone shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its stockholders (the “Stone Special Meeting”) for the purpose of securing the Stone Stockholders’ Approval, (ii) distribute to its stockholders the Proxy/Prospectus in accordance with applicable federal and state law and its certificate of incorporation and bylaws, which Proxy/Prospectus shall contain the recommendation of the Stone Board of Directors that its stockholders approve this Agreement, (iii) use all reasonable efforts to solicit from its stockholders proxies in favor of approval of this Agreement and to secure the Stone Stockholders’ Approval, and (iv) cooperate and consult with Wave with respect to each of the foregoing matters; provided, that nothing contained in this Section 7.11(a) shall prohibit the Stone Board of Directors from failing to take the actions described in (i) through (iv) above if such Board of Directors, after consultation with outside legal counsel, determines in good faith that such action is necessary for Stone’s Board of Directors to comply with its fiduciary duties under applicable law and the Stone Board of Directors receives a written legal opinion from such outside legal counsel to such effect.

(b) Wave shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its stockholders (the “Wave Special Meeting”) for the purpose of securing the Wave Stockholders’ Approval, (ii) distribute to its stockholders the Proxy/Prospectus in accordance with applicable federal and state law and its certificate of incorporation and bylaws, which Proxy/Prospectus shall contain the recommendation of the Wave Board of Directors that its stockholders approve this Agreement, the amendment of the Wave articles of incorporation in the form set forth in Exhibit 2.1 hereto, and the appointment of the persons to the Surviving Corporation’s board of directors as set forth in Exhibit 2.3 hereto, (iii) use all reasonable efforts to solicit from its stockholders proxies in favor of approval of this Agreement and to secure the Wave Stockholders’ Approval, and (iv) cooperate and consult with Stone with respect to each of the foregoing matters; provided, that nothing contained in this Section 7.11(b) shall prohibit the Wave Board of Directors from failing to take the actions described in (i) through (iv) above if Wave’s Board of Directors, after consultation with outside legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties under applicable law and the Wave Board of Directors receives a written legal opinion from such outside legal counsel to such effect.

7.12 Preparation of the Proxy/Prospectus and Registration Statement.

(a) Wave and Stone shall promptly prepare and file with the SEC a preliminary version of the Proxy/Prospectus and will use all reasonable efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy/Prospectus. At any time from (and including) the initial filing with the SEC of the Proxy/Prospectus, Wave shall file with the SEC the Registration Statement containing the Proxy/Prospectus so long as Wave shall have provided to Stone a copy of the Registration Statement containing the Proxy/Prospectus at least ten days prior to any filing thereof and any supplement or amendment at least two days prior to any filing thereof. Subject to the foregoing sentence, Wave and Stone shall jointly determine the date that the Registration Statement is filed with the SEC. Wave and Stone shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Wave shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of Wave Common Shares in the Merger and Stone shall furnish all information concerning Stone and the holders of shares of Stone capital stock as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, Wave and Stone shall cause the Proxy/Prospectus to be mailed to their respective stockholders, and if necessary, after the definitive Proxy/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable. Wave shall advise Stone and Stone shall advise Wave, as applicable, promptly after it receives notice thereof, of the time when the Registration Statement shall become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Wave Common Shares for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(b) Following receipt by KPMG LLP, Stone’s independent auditors, of an appropriate request from Wave pursuant to SAS No. 72, Stone shall use all reasonable efforts to cause to be delivered to Wave a letter of KPMG LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Wave, in form and substance reasonably satisfactory to Wave and customary in scope and substance for “cold comfort” letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy/Prospectus.

(c) Following receipt by Ernst & Young LLP, Wave’s independent auditors, of an appropriate request from Stone pursuant to SAS No. 72, Wave shall use all reasonable efforts to cause to be delivered to Stone a letter of Ernst & Young LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Stone, in form and substance satisfactory to Stone and customary in scope and substance for “cold comfort” letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy/Prospectus.

7.13 Stock Exchange Listing. Wave and Stone shall use all reasonable efforts to cause the Wave Common Shares to be issued in the Merger to be approved for listing on the NASDAQ National Market at or prior to the Effective Time, subject to official notice of issuance.

7.14 Notice of Certain Events. Each party shall promptly as reasonably practicable notify the other parties of:

(a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Authority in connection with the Transactions;

(c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed pursuant to Sections 4.10, or 5.10 or which relate to the consummation of the Transactions;

(d) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date hereof, under any material agreement; and

(e) any Stone Material Adverse Effect or Wave Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Stone Material Adverse Effect or a Wave Material Adverse Effect, as the case may be.

7.15 Affiliate Agreements; Tax Treatment.

(a) Stone shall identify in a letter to Wave all Persons who are, on the date hereof, “affiliates” of Stone, as such term is used in Rule 145 under the Securities Act. Stone shall use all reasonable efforts to cause its respective affiliates to deliver to Wave not later than 10 days prior to the date of the Wave Special Meeting, a written agreement substantially in the form attached as Exhibit 7.15, and shall use all reasonable efforts to cause Persons who become “affiliates” after such date but prior to the Closing Date to execute and deliver agreements at least 5 days prior to the Closing Date.

(b) Each party shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Subsidiary of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

7.16 Stockholder Litigation. Each of Wave and Stone shall give the other the reasonable opportunity to participate in the defense of any litigation against Wave or Stone, as applicable, and its directors relating to the Transactions.

7.17 Indenture and Credit Facility Matters. Wave and Stone shall, and shall cause their respective Subsidiaries to, take all actions that are necessary or appropriate (as mutually agreed by Wave and Stone) for Wave, Stone and certain of their Subsidiaries, as applicable, to assume, guarantee or modify as appropriate the agreements governing (a) Stone’s senior credit facility and Stone’s outstanding publicly held debt securities, each as referred to in the Stone SEC Reports, to avoid defaults thereunder and (b) Wave’s credit facilities, as referred to in the Wave SEC Reports, to avoid defaults thereunder.

7.18 Employment Agreements and Severance Agreements.

(a) The Surviving Corporation shall assume the obligations under the Stone Employee Agreements and severance agreements to which Stone is a party or is otherwise subject, to the extent such agreements are listed on Section 4.11 or Section 6.1(g) of the Stone Disclosure Schedule.

(b) To the extent service is relevant for purposes of eligibility, participation or vesting (but not the accrual of benefits) under any employee benefit plan, program or arrangement established or maintained by Wave in which Business Employees may participate, such Business Employees shall be credited for service accrued as of the Effective Time with Stone and its Subsidiaries to the extent such service was credited under a similar plan, program or arrangement of Stone.

(c) For purposes of this Section 7.18, a “Business Employee” shall mean an individual who is employed by Stone prior to the Effective Time and who thereafter remains or becomes an employee of Wave or one of its Subsidiaries.

(d) Wave shall enter into on or before the Closing Date and shall not terminate, revise, or otherwise amend after the date hereof without the prior written consent of Stone (i) with Argil Wheelock a Board

Service and Release Agreement in the form attached hereto as Exhibit 7.18(d)(i), (ii) with Martin McGahan a Severance and Noncompetition Agreement in the form attached hereto as Exhibit 7.18(d)(ii), (iii) with Ted Biderman a Severance and Noncompetition Agreement in the form attached hereto as Exhibit 7.18(d)(iii), (iv) with Victoria Beck a Retention Agreement in the form attached hereto as Exhibit 7.18(d)(iv), and (v) with Ken Shifrin a Board Service, Amendment and Release Agreement in the form attached hereto as Exhibit 7.18(d)(v).

7.19 Surviving Corporation Board of Directors; Officers. Following the date of this Agreement, the Wave Board of Directors shall cause the number of directors that will comprise the full Board of Directors of the Surviving Corporation at the Effective Time to be eleven (11). Of the members of the initial Board of Directors of the Surviving Corporation at the Effective Time, six (6) shall be designated by Stone (the “Stone Designees”), four (4) shall be designated by Wave (the “Wave Designees”), and one (1) shall be designated as agreed upon by the Stone Designees, as a single group, and the Wave Designees, as a single group (such designee, along with the Stone Designees and the Wave Designees, the “Designees”). The Wave Board of Directors shall take all necessary action to cause the Designees to constitute the full Board of Directors of the Surviving Corporation at the Effective Time. The Wave Board of Directors shall also take such actions as are necessary to cause the persons indicated on Exhibit 2.3 to be elected or appointed to the offices of the Surviving Corporation specified in such Exhibit as of the Effective Time.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

8.1 Conditions to the Obligation of Each Party. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) The Stone Stockholders’ Approval and the Wave Stockholders’ Approval must have been obtained.

(b) No action, suit or proceeding instituted by any Governmental Authority may be pending and no statute, rule, order, decree or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction may be in effect, in each case which would prohibit, restrain, enjoin or restrict the consummation of the Transactions; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (b) must have used all reasonable best efforts to prevent the entry of such injunction or other order.

(c) The Registration Statement must have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement may be in effect and no proceeding for such purpose may be pending before or threatened by the SEC.

(d) Each of Stone and Wave must have obtained all material permits, authorizations, consents, or approvals required to consummate the Transactions.

(e) The Wave Common Shares to be issued in the Merger must have been approved for listing on the NASDAQ National Market, subject to official notice of issuance.

(f) Any applicable waiting period under the HSR Act must have expired or been terminated.

(g) The consummation of the Transactions shall not result in a default or breach of that certain Indenture, dated as of March 27, 1998, by and among Stone, its Subsidiaries that are signatories thereto, and the trustee named therein (as amended or supplemented from time to time); provided, that the parties shall use all reasonable efforts as appropriate to consummate the Transactions without such a breach or default.

8.2 Conditions to the Obligations of Wave. The obligation of Wave to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stone must have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time.

(b) Each of the representations and warranties of Stone contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Stone Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to have a Stone Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement.

(c) From the date hereof through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Stone and its Subsidiaries, taken as a whole, that would constitute a Stone Material Adverse Effect, other than any such change that affects both Wave and Stone in a substantially similar manner.

(d) Wave must have received a certificate signed on behalf of Stone by both the Chief Executive Officer and the Chief Financial Officer of Stone to the effect that each of the conditions specified in Section 8.2(a)-(c) has been satisfied in all respects.

(e) Wave must have received an opinion from an outside law firm prior to the effectiveness of the Registration Statement to the effect that (i) the Merger shall constitute a reorganization under Section 368(a) of the Code, (ii) Wave and Stone shall each be a party to that reorganization, and (iii) no gain or loss shall be recognized by Wave stockholders because of the Merger; provided, however, that Wave must have used all reasonable best efforts to obtain such opinion.

(f) Wave must have received a “cold comfort” letter from KPMG LLP in the form contemplated by Section 7.12(b).

(g) Prior to or simultaneous with the Effective Time, all indebtedness under Wave’s credit facility shall have been repaid or refinanced, or Wave shall have received consent under such credit facility to enter into this Agreement.

8.3 Conditions to the Obligations of Stone. The obligation of Stone to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Wave must have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time.

(b) Each of the representations and warranties of Wave contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Wave Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to have a Wave Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement.

(c) From the date hereof through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Wave and its Subsidiaries, taken as a whole, that would constitute a Wave Material Adverse Effect, other than any such change that affects both Wave and Stone in a substantially similar manner.

(d) Stone must have received a certificate signed on behalf of Wave by both the Chief Executive Officer and the Chief Financial Officer of Wave to the effect that each of the conditions specified in Section 8.3(a)-(c) has been satisfied in all respects.

(e) Stone must have received an opinion from an outside law firm prior to the effectiveness of the Registration Statement to the effect that (i) the Merger shall constitute a reorganization under Section 368(a)

of the Code, (ii) Wave and Stone shall each be a party to that reorganization, and (iii) no gain or loss shall be recognized by Stone stockholders because of the Merger; provided, however, that Stone must have used all reasonable best efforts to obtain such opinion.

(f) Stone must have received a “cold comfort” letter from Ernst & Young LLP in the form contemplated by Section 7.12(c).

(g) Prior to or simultaneous with the Effective Time, all indebtedness under Stone’s credit facility shall have been repaid or refinanced, or Stone shall have received consent under such credit facility to enter into this Agreement.

ARTICLE IX

SURVIVAL

9.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

9.2 Survival of Covenants and Agreements. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Stone or Wave:

(a) by the mutual written consent of Wave and Stone;

(b) by either Wave or Stone, if the Effective Time has not occurred on or before December 31, 2004 (the “Termination Date”), provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date;

(c) by Stone, if there has been a material breach by Wave of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by Wave of written notice of such breach (a “Wave Breach”);

(d) by Wave, if there has been a material breach by Stone of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by Stone of written notice of such breach (a “Stone Breach”);

(e) by either Stone or Wave, if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction restrains or prohibits the consummation of the Merger, and such judgment, injunction, order or decree becomes final and nonappealable;

(f) by either Stone or Wave, if either of the stockholder approvals referred to in Section 7.11 is not obtained because of the failure to obtain the requisite approval upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

(g) by Wave, if (i) Stone’s Board of Directors withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Wave or resolves to do any of the foregoing or Stone’s

Board of Directors recommends to Stone’s stockholders any Stone Acquisition Proposal or resolves to do so; or (ii) a tender offer or exchange offer for outstanding shares of Stone’s capital stock then representing 40% or more of the combined power to vote generally for the election of directors is commenced, and Stone’s Board of Directors does not, within the applicable period required by law, recommend that stockholders not tender their shares into such tender or exchange offer;

(h) by Wave or Stone, if Stone accepts a Stone Superior Proposal. For this Agreement, “Stone Superior Proposal” means a bona fide written Stone Acquisition Proposal that (i) Stone’s Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, is reasonably likely to be consummated taking into account the Person making such Stone Acquisition Proposal and all legal, financial, regulatory and other relevant aspects of such Stone Acquisition Proposal, and Stone’s Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, that such Stone Acquisition Proposal would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Stone Shares than the Transactions; provided, however, that Stone may not terminate this Agreement under this Section 10.1(h) unless it has used all reasonable efforts to provide Wave with two business days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions of such Stone Acquisition Proposal; provided further, that prior to any such termination, Stone shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Wave to make such adjustments in the terms and conditions of this Agreement as would enable Stone to proceed with the Transactions;

(i) by Stone, if (i) Wave’s Board of Directors withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Stone or resolves to do any of the foregoing or Wave’s Board of Directors recommends to Wave’s stockholders any Wave Acquisition Proposal or resolves to do so; or (ii) a tender offer or exchange offer for outstanding shares of capital stock of Wave then representing 40% or more of the combined power to vote generally for the election of directors is commenced, and Wave’s Board of Directors does not, within the applicable period required by law, recommend that stockholders not tender their shares into such tender or exchange offer;

(j) by Wave or Stone, if Wave accepts a Wave Superior Proposal. For this Agreement, “Wave Superior Proposal” means a bona fide written Wave Acquisition Proposal that (i) Wave’s Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, is reasonably likely to be consummated taking into account the Person making such Wave Acquisition Proposal and all legal, financial, regulatory and other relevant aspects of such Wave Acquisition Proposal, and Wave’s Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, that such Wave Acquisition Proposal would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Wave Common Shares than the Transactions; provided, however, that Wave may not terminate this Agreement under this Section 10.1(j) unless it has used all reasonable efforts to provide Stone with two business days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions of such Wave Acquisition Proposal; provided further, that prior to any such termination, Wave shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Stone to make such adjustments in the terms and conditions of this Agreement as would enable Wave to proceed with the Transactions;

(k) by Stone, if the average of the closing prices per share of a Wave Common Share on the Nasdaq National Market, as reported in The Wall Street Journal, for the 30 consecutive trading days immediately preceding the third trading day before Closing is less than $4.92;

(l) by Wave, if the average of the closing prices per share of a Stone Share on the Nasdaq National Market, as reported in the Wall Street Journal, for the 30 consecutive trading days immediately preceding the third trading day before Closing is less than $4.05.

10.2 Effect of Termination. If this Agreement is terminated and the Merger is abandoned under this ARTICLE X, all obligations of the parties shall terminate, except for Sections 7.5, 7.7, 11.2, 11.3, 11.7, 11.8, and the last two sentences of Section 7.1, provided that nothing herein shall relieve any party from liability for any breaches hereof.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

To Stone:

Prime Medical Services, Inc.

1301 S. Capital of Texas Highway, Suite B-200

Austin, Texas 78746

Attention: Brad A. Hummel, President and Chief Executive Officer

Facsimile No.: (512) 328-8510

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

300 W. 6th Street

Austin, Texas 78701

Attention: Timothy L. LaFrey

Facsimile No.: (512) 703-1112

To Wave:

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway, Suite A

Marietta, Georgia 30062

Attention: Argil J. Wheelock, Chief Executive Officer

Facsimile: (770) 419-9490

With a copy (which shall not constitute notice) to:

Miller & Martin PLLC

Suite 1000 Volunteer Building

832 Georgia Avenue

Chattanooga, Tennessee 37402

Attention: Frank M. Williams

Facsimile: (423) 785-8480

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

11.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.3 Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. There are no third party beneficiaries having rights under or with respect to this Agreement.

11.4 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

11.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile transmission. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

11.7 Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the state of Delaware, without reference to rules relating to conflicts of law.

11.8 Attorneys’ Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

11.9 Disclosure Schedules. The disclosures made on any disclosure schedule, including the Stone Disclosure Schedule and the Wave Disclosure Schedule, with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is reasonably evident from the face of the disclosure schedule. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Stone Material Adverse Effect or a Wave Material Adverse Effect, as applicable.

11.10 Amendments and Supplements. At any time before or after approval of the matters presented in connection with the Merger by the respective stockholders of Wave and Stone and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Wave and Stone with respect to any of the terms contained in this Agreement, except as otherwise provided by law; provided, however, that following approval of this Agreement by the stockholders of Wave or Stone, as applicable, there shall be no amendment or change to the provisions hereof unless permitted by the DGCL without further approval by the stockholders of Wave or Stone, as applicable.

11.11 Construction. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

11.12 Extensions, Waivers, Etc. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PRIME MEDICAL SERVICES, INC.

By:	/s/ BRAD A. HUMMEL
Brad A. Hummel, President and Chief Executive Officer

HEALTHTRONICS SURGICAL SERVICES, INC.

By:	/s/ ARGIL J. WHEELOCK
Argil J. Wheelock, Chief Executive Officer

Annex B

June 10, 2004

Board of Directors

Prime Medical Services, Inc. 1301 Capital of Texas Highway, Suite 200B

Austin, TX 78746

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the stockholders of Prime Medical Services, Inc., a Delaware corporation (the “Company”), of the Exchange Ratio (as defined below) proposed to be received by such stockholders provided for in connection with the proposed merger (the “Merger”) of the Company and HealthTronics Surgical Services, Inc., a Georgia corporation (the “Purchaser”). Pursuant to the terms of the Agreement and Plan of Merger (the “Agreement”) to be entered into among the Company and the Purchaser, the stockholders of the Company will exchange their shares of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) for shares of common stock, no par value, of the Purchaser (the “Purchaser Common Stock”). Stockholders of the Company will receive for each share of Company Common Stock, held by them, other than shares held in treasury, consideration equal to one share of Purchaser Common Stock (the “Exchange Ratio”). The parties to the Agreement intend, and we have assumed, that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are more fully set out in the Agreement.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company and the Purchaser prepared by the managements of the Company and the Purchaser, respectively;

(iii)	analyzed certain financial forecasts related to the Company and the Purchaser prepared by the managements of the Company and the Purchaser, respectively;

(iv)	reviewed and discussed with senior executives of the Company and the Purchaser information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Purchaser, respectively;

(v)	discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and the Purchaser and discussed the past and current operations, financial condition and prospects of the Purchaser with senior executives of the Purchaser;

(vi)	reviewed the pro forma impact of the Merger on the Purchaser’s and the Company’s earnings per share, cash flow, consolidated capitalization and financial ratios;

(vii)	reviewed information prepared by members of senior management of the Company and the Purchaser relating to the relative contributions of the Company and the Purchaser to the combined company;

(viii)	reviewed the reported prices and trading activity for the Company Common Stock and the Purchaser Common Stock;

(ix)	compared the financial performance of the Company and the Purchaser and the prices and trading activity of the Company Common Stock and the Purchaser Common Stock with that of certain other publicly traded companies we deemed relevant;

(x)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(xi)	participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial advisors;

(xii)	reviewed the June 8, 2004 draft of the Agreement (the “Draft Agreement”) and certain related documents; and

(xiii)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. We have also assumed that any restructuring of subsidiaries, including physician partnerships, have been effected in compliance with all applicable legal and regulatory requirements. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future performance of the Company and the Purchaser. In arriving at our opinion, at your direction, we have relied upon the Company’s and the Purchaser’s estimates relating to certain strategic, financial and operational benefits anticipated from the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us, and that the Merger will be consummated as provided in the Draft Agreement, with full satisfaction of all covenants and conditions set forth in the Draft Agreement and without any waivers thereof.

We have acted as sole financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, which is contingent upon the rendering of this opinion and the consummation of the Merger. We or our affiliates have provided and may in the future provide financial advisory and financing services to the Company and the Purchaser and have received or may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, serves as agent bank and is a lender under the Company’s senior credit facility and has received fees for the rendering of such services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or loans of the Company and the Purchaser for our own account or for the accounts of customers, and accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion does not in any manner address the prices at which the Purchaser Common Stock will trade following consummation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of the Company and the Purchaser should vote at the stockholders’ meetings held in connection with the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio to be received by the Company’s stockholders in the proposed Merger is fair from a financial point of view to the Company’s stockholders.

Very truly yours,

/s/    BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

Annex C

June 11, 2004

Board of Directors

HealthTronics Surgical Services, Inc.

1841	West Oak Parkway, Suite A

Marietta, GA 30062

Ladies and Gentlemen:

We understand that HealthTronics Surgical Services, Inc. (the “Company”) is considering a proposed merger with Prime Medical Services, Inc. (“Prime”) whereby Prime will merge into the Company (the “Proposed Transaction”). We understand that Prime shareholders will receive one share of the Company’s common stock for each issued and outstanding share of Prime stock, subject to adjustment in certain events (the “Exchange Ratio”). Furthermore, we understand that the Proposed Transaction will be structured as a tax-free reorganization. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated June 11, 2004 (the “Agreement”).

We have been requested by the Company to render our opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, of the Exchange Ratio pursuant to the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement; (2) certain publicly available information concerning the Company and Prime which we believe to be relevant to our inquiry; (2) financial and operating information with respect to the business, operations and prospects of the Company and Prime furnished to us by the Company and Prime; (3) a trading history of the Company’s and Prime’s common stock from June 1999 to the present and a comparison of that trading history with those of other publicly traded companies which we deemed relevant; (4) a comparison of the historical financial results, projected financial results and present financial condition of the Company and Prime with those of publicly traded companies which we deemed relevant; and (5) a comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the management of the Company and Prime concerning their business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company and Prime provided to or discussed with us, we have assumed, at the direction of the management of the Company and Prime and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the respective managements of the Company and Prime as to the future financial performance of the Company and Prime. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and Prime and have not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company or Prime. We have assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement and will be treated as a tax-free reorganization for federal income tax purposes. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse

C-1

Board of Directors

HealthTronics Surgical Services, Inc

June 11, 2004

effect on the Company, Prime or on the expected benefits of the Proposed Transaction. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or Prime. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates actively trade in the debt and equity securities of the Company or Prime for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with the Company or Prime in the ordinary course of business.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio in the Proposed Transaction is fair to the Company. This opinion is being rendered at the behest of the Board of Directors and is for the benefit of the Board of Directors in its evaluation of the Proposed Transaction, and does not constitute a recommendation as to how any stockholder should act or vote with respect to any matters relating to the Proposed Transaction.

SUNTRUST CAPITAL MARKETS, INC.

/s/    SUNTRUST CAPITAL MARKETS, INC.

C-2

Annex D

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HEALTHTRONICS, INC.

ARTICLE I

NAME

The name of the corporation is HealthTronics, Inc. (the “Corporation”).

ARTICLE II

DURATION

The duration of the corporation shall be perpetual.

ARTICLE III

CAPITAL STOCK

The total number of shares of all classes which the Corporation has the authority to issue is One Hundred Million (100,000,000) shares, of which: (i) Seventy Million (70,000,000) shares of stock are designated as common stock, without par value per share (the “Common Stock”), and (ii) Thirty Million (30,000,000) shares of stock are designated as preferred stock, without par value per share (the “Preferred Stock”), which may be issued in one or more series, the preferences, limitations and relative rights of each such series to be determined from time to time by the board of directors, which shall not require shareholder approval.

Subject to the preferences, limitations and relative rights of one or more classes or series of stock, as determined from time to time by the Board of Directors, and except as may be provided in the Georgia Business Corporations Code (the “Code”), the Common Stock shall be entitled to unlimited voting rights and to receive the net assets of the Corporation upon dissolution.

ARTICLE IV

REGISTERED AGENT

The initial registered agent of the Corporation is Frank M. Williams. The street address (including the county) of the Corporation’s initial registered office is Suite 800, 1170 Peachtree Street, N.E. Atlanta, Fulton County, Georgia 30309-6100.

ARTICLE V

PRINCIPAL ADDRESS

The mailing address of the initial principal office of the corporation is 1301 Capital of Texas Highway, Suite 200B, Austin, Texas 78746.

ARTICLE VI

LIMITATION OF DIRECTOR’S LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take action, from and after the date hereof; provided, however, that such liability shall not be eliminated for:

(i) any appropriation, in violation of the director’s duties, of any business opportunity of the Corporation;

(ii) acts or omissions that involve intentional misconduct or a knowing violation of law;

(iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Code; or

(iv) any transaction from which the director derived an improper personal benefit.

If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, required further action by the shareholders.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent permitted by the Code any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer of the Corporation or serves, or served at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise. In addition, the Corporation shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings in advance of the final disposition of such proceedings, to the fullest extent permitted by the Code.

ARTICLE VIII

OUTSIDE INTERESTS

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent.

ARTICLE IX

AMENDMENT TO ARTICLES OF INCORPORATION

The Corporation reserves the right, at any time and from time to time, to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, as provided in the Code. Notwithstanding the foregoing,

Articles VI, VII and VIII, and this Article IX may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the shares entitled to vote thereon and the affirmative vote of a majority of the members of the entire Board of Directors. All rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article IX.

Annex E

HEALTHTRONICS, INC.

AMENDED AND RESTATED BYLAWS

(As adopted on             , 2004)

ARTICLE I

SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

SECTION 2. Special Meeting; Call of Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In addition, subject to the provisions of this Section 2, special meetings of the shareholders shall be called by the Board of Directors if the holders of more than thirty percent (30%) of the outstanding common stock of the Corporation sign, date and deliver to the Corporation one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. A special meeting shall be held at such time and place, either within or without the State of Georgia, as is designated in the call of the meeting by the Board of Directors, the Chairman of the Board or the Chief Executive Officer; provided that in the case of a special meeting of the shareholders that is called at the demand of the shareholders pursuant to the second sentence of this Section 2, the time of such meeting shall not be less than ninety (90) nor more than one hundred twenty (120) days after the receipt and determination of the validity of such demand. The Board of Directors shall fix the record date (which shall be a future date) for a special meeting.

If a special meeting is to be called by the Board of Directors pursuant to demands delivered by the holders of more than thirty percent (30%) of the outstanding common stock of the Corporation, then, within twenty (20) days after the date on which demands are received representing more than thirty percent (30%) of the outstanding common stock of the Corporation, the Board of Directors shall fix the record date for such special meeting. If no record date has been fixed by the Board of Directors within twenty (20) days of the date on which demands are received representing more than thirty percent (30%) of the outstanding common stock of the Corporation, the record date for the special meeting shall be the thirtieth (30th) day after the date on which such demands were received.

SECTION 3. Notice of Meetings. Written notice of each meeting of shareholders, stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called if a special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of shareholders of the Corporation, with postage thereon prepaid.

Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in a waiver of notice of such meeting. Notice of any meeting may be given by the Chairman of the Board, President, the Corporate Secretary or any Assistant Secretary. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

SECTION 4. Quorum; Required Shareholder Vote. Each outstanding share of common stock of the Corporation is entitled to one vote on each matter submitted to a vote. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a different vote is required by law, the Articles of Incorporation or these Bylaws, except in the case of elections for Director, for which the vote of a plurality of the votes cast by the shares entitled to vote for such election shall be the act of the shareholders. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

SECTION 5. Proxies. A shareholder may vote either in person or by proxy. A shareholder may appoint a proxy: (i) by executing a written document, which may be accomplished by any reasonable means, including facsimile transmission; (ii) orally, which may be by telephone; or (iii) by any other form of electronic communication. No proxy shall be valid for more than eleven (11) months after the date of such appointment, unless, in the case of a written proxy, a longer period is expressly provided for in the written document.

SECTION 6. Inspectors of Election; Opening and Closing the Polls. The Board of Directors by resolution shall have the sole authority, except as provided in this Section 6, to appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

SECTION 7. Notice of Shareholder Proposals.

        (a) At any meeting of the shareholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting.

        (b) To be properly brought before a meeting of the shareholders of the Corporation, business and proposals must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(iii) otherwise properly brought before the meeting by a shareholder who complies with the notice procedures set forth in this Section 7.

        (c) For business or proposals to be properly brought before a meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (i) the close of business on the ninetieth (90th) day before the meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation.

        (d) A shareholder’s notice to the Corporate Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting:

(i) a brief description of the business or proposal desired to be brought before the meeting and the reasons for conducting such business or considering such proposal at the meeting;

(ii) the name and address, as they appear on the Corporation’s books, of the shareholder;

(iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder; and

(iv) any financial or other material interest of the shareholder in such business or proposal.

        (e) No business shall be conducted and no proposal shall be considered at a meeting of the shareholders unless proposed in accordance with the procedures set forth in this Section 7. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business or proposal was not properly brought before the meeting in accordance with the foregoing procedures and such business or proposal shall not be transacted or considered.

        (f) To the extent (but only to the extent) this Section 7 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of shareholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, Rule 14a-8 shall control.

ARTICLE II

DIRECTORS

SECTION 1. Board of Directors. The Board of Directors shall manage the business and affairs of the Corporation and may exercise all of the powers of the Corporation subject to any restrictions imposed by law.

SECTION 2. Composition of the Board. The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) members. The exact number of Directors constituting the Board of Directors of the Corporation shall be fixed from time to time solely by the Board of Directors by resolution. No decrease in the number of directors shall shorten the term of an incumbent Director. Each Director shall hold office for the term for which elected, which term shall end at the annual meeting of the shareholders, and until his successor has been elected and qualified, or until his earlier retirement, resignation, removal from office, or death.

SECTION 3. Nomination of Directors.

        (a) Only persons who are nominated in accordance with the procedures specified in this Section 3 shall be eligible for election as directors.

        (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of the shareholders by or at the direction of the Board of Directors, by any nomination committee or other committee appointed by the Board of Directors.

Any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 3 may submit recommendations for directorships to the nomination committee or other committee appointed by the Board of Directors. Any such recommendation shall specify the person recommended and such recommendations, other than those made by or at the direction of the Board of Directors or any nomination committee or other committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Corporate Secretary. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (i) the close of business on the ninetieth (90th) day before the meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation.

        (c) A shareholder’s notice to the Corporate Secretary shall set forth as to each person which such shareholder proposes to recommend for election or re-election as a director:

(i) the name, age, business address and residence address of the person;

(ii) the principal occupation or employment of the person;

(iii) the total number of shares that, to the knowledge of the notifying or recommending shareholder, will be voted for such person;

(iv) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person;

(v) the signed consent of the person to serve, if elected; and

(vi) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

In addition, a shareholder’s notice to the Corporate Secretary shall set forth as to such shareholder giving the notice:

(i) the name and residence address of the shareholder; and

(ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder.

The Corporation may require any recommended nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such recommended nominee to serve as a Director of the Corporation.

        (d) No person shall be eligible for election as a Director of the Corporation unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded.

        (e) Nothing in this Section 3 shall be construed to affect the requirement for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

SECTION 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding to fill Director vacancies, vacancies resulting from retirement, resignation, removal from office (with or without cause), death or a vacancy resulting from an increase in the number of Directors comprising the Board, shall be filled by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of shareholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 5. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or all Directors, may be removed from office at any time with or without cause, but only by the same affirmative vote of the shareholders required to elect such Director, or Directors.

SECTION 6. Resignations. Any Director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, the President, or the Corporate Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE III

ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

SECTION 1. Quorum; Vote Requirement. A majority of the Directors holding office shall constitute a quorum for the transaction of business; if a quorum is present at the meeting, a vote of a majority of the Directors present at such meeting shall be the act of the Board of Directors, unless a greater vote is required by law, the Articles of Incorporation, or by these Bylaws.

SECTION 2. Committees. The Board of Directors may designate from among its members one or more committees, each consisting of one (1) or more Directors, and each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all authority of the Board of Directors to the extent permitted by law.

SECTION 3. Committee Meetings. Regular meetings of committees, of which no notice shall be necessary, shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by such committees. Special meetings of any committee may be called by the Chairman of the Board or the President, or by the Chairman of such committee or by any other two members of the committee, at any time. Notice of any special meeting of any committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors, but notice of any such meeting need not be given to any member of the committee if waived by him before or after the meeting, in writing (including telegram, cablegram, facsimile, or radiogram) or if he shall be present at the meeting; and any meeting of any committee shall be a legal meeting, without any notice thereof having been given, if all the members shall be present thereat. A majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

SECTION 4. Committee Records. Each committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors.

SECTION 5. Alternate Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, and such alternate members may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

SECTION 6. Place, Time, Notice and Call of Directors’ Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders or at such other time and place as the Chairman of the Board may designate. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon notice of the date, time and place of such special meetings as shall be given to each Director orally, either by telephone or in person, or in writing, either by personal delivery or by mail, telegram, facsimile, electronic mail or cablegram no later than the day before such meeting. Notice of a meeting of the Board of Directors need not be given to any Director who signs and delivers to the Corporation a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting (or promptly upon his arrival), any such objection or objections to the transaction of business and thereafter does not vote for or assent to action taken at the meeting.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law or these Bylaws.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. No notice of any adjourned meeting need be given.

Meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any two Directors.

SECTION 7. Action by Directors Without a Meeting; Participation in Meeting by Telephone. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such Committee and shall be filed with the minutes of the proceedings of the Board or such committee. Such written consent shall have the same force and effect as a unanimous vote of the Board or such committee and any document executed on behalf of the Corporation may recite that the action was duly taken at a meeting of the Board or such committee.

Members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which means all persons participating in the meeting can hear each other, and participation in a meeting of the Board or such committee by such means shall constitute personal presence at such meeting.

SECTION 8. Directors’ Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation which shall be paid to its members for attendance at meetings of, or services on, the Board of Directors or any committee of the Board. The Board of Directors shall also have the power to reimburse Directors for reasonable expenses of attendance at Directors’ meetings and committee meetings.

ARTICLE IV

OFFICERS

SECTION 1. Executive Structure. The Board of Directors shall elect the following officers: Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Corporate Secretary, and Treasurer, and may elect one or more Vice Chairmen and Vice Presidents, as the Board of Directors may deem necessary. The Board of Directors shall designate from among such elected officers a Chief Executive Officer. The Chief Executive Officer may appoint such assistant officers, whose duties shall consist of assisting one or more of the Officers in the discharge of the duties of any such Officer, as may be specified from time to time by the Chief Executive

Officer, whose titles may include such designations as the Chief Executive Officer shall deem appropriate. All Officers (including assistant officers) shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders. All assistant officers shall be appointed for a term specified by the Chief Executive Officer but not later than the meeting of the Board of Directors following the next annual meeting of shareholders. Any two or more offices may be held by the same person.

SECTION 2. Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Corporation, and all other officers and agents of the Corporation shall be subject to his direction. He shall be accountable to the Board of Directors for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and required implementation of the policies of the Corporation as determined and specified from time to time by the Board of Directors and he shall be responsible for the general management and direction of the business and affairs of the Corporation. For the purpose of fulfilling his duties and responsibilities, the Chief Executive Officer shall have, subject to these Bylaws and the Board of Directors, plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Corporation and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors.

SECTION 3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meetings of the shareholders and Board of Directors.

SECTION 4. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

SECTION 5. Vice Chairman. Any Vice Chairman elected shall have such duties and authority as may be conferred upon him by the Board of Directors.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall have the care, custody, control and handling of the funds and assets of the Corporation, and shall render a statement of the assets, liabilities and operations of the Corporation to the Board of Directors at its regular meetings.

SECTION 7. Treasurer. The Treasurer shall perform such duties as may be assigned to the Treasurer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chief Executive Officer.

SECTION 8. Corporate Secretary. Due notice of all meetings of the shareholders and Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his office including authentication of corporate documents. Each assistant Corporate Secretary appointed by the Chief Executive Officer may perform all duties of the Corporate Secretary.

SECTION 9. Other Duties and Authority. Each Officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chief Executive Officer.

SECTION 10. Removal of Officers. Any Officer may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby. In addition, an Officer of the Corporation shall cease to be an Officer upon ceasing to be an employee of the Corporation or any of its subsidiaries.

ARTICLE V

STOCK

SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation and shall be signed by the Chairman of the Board, the Chief Executive Officer or the President, together with the Corporate Secretary or an Assistant Secretary of the Corporation. The signatures of such officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation. No share certificates shall be issued until consideration for the shares represented thereby has been fully paid. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of issue.

SECTION 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face “Canceled”. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate and provision for appointment of a transfer agent and a registrar) as it deems appropriate.

SECTION 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

SECTION 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

ARTICLE VI

DEPOSITORIES AND SIGNATURES

SECTION 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

SECTION 2. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer the President, any Vice Chairman, any Vice President, Secretary or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such manner and by such other officers, employees or agents of the Corporation as the Board of Directors may from time to time direct.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

SECTION 1. Definitions. As used in this Article, the term:

        (a) “Corporation” includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

        (b) “Director” means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A “Director” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a Director.

        (c) “Disinterested Director” means a director who at the time of a vote referred to in Section 3(c) or a vote or selection referred to in Section 4(b), 4(c) or 7(a) of this Article VII is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

        (d) “Employee” means an individual who is or was an Employee of the Corporation or an individual who, while an Employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An “Employee” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Employee” includes, unless the context requires otherwise, the estate or personal representative of an Employee.

        (e) “Expenses” includes counsel fees.

        (f) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

        (g) “Officer” means an individual who is or was an Officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An “Officer” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an Officer.

        (h) “Official capacity” means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

        (i) “Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (j) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

SECTION 2. Basic Indemnification Arrangement.

        (a) Except as provided in subsection (d) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (a), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a Director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

        (b) A person’s conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(a) above.

        (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(a) above.

        (d) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under Section 2(a) above, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

SECTION 3. Advances for Expenses.

        (a) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding because he is a Director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(a) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation’s Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(b), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

        (b) The undertaking required by subsection 3(a)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

        (c) Authorizations under this Section shall be made: (i) by the Board of Directors: (A) when there are two or more disinterested directors, by a majority vote of all disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote; or (B) when there are fewer than two disinterested Directors, by a majority of the Directors present, in which authorization directors who do not qualify as disinterested Directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a Director who at the time does not qualify as a disinterested Director with respect to the proceeding may not be voted on the authorization.

SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

        (a) The Corporation shall not indemnify a Director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(a) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a Director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a Director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

        (b) The determination referred to in subsection 4(a) above shall be made:

(i) If there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote;

(ii) by special legal counsel:

(A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

(B) If there are fewer than two disinterested Directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested Directors may participate); or

(iii) by the shareholders; but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

        (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a Director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(b) above, except that if there are fewer than two disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(b)(ii)(A) above to select counsel.

        (d) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (b) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

        (e) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this Article. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(c) or Section 4(c).

SECTION 5. Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a party to a proceeding because he is a Director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

(i) The Director or Officer is entitled to indemnification under this part; or

(ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the Director or Officer or to advance expenses to the Director or Officer, even if the Director or Officer has not met the relevant standard of conduct set forth in subsection 2(a) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(d), but if the Director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

If the court determines that the Director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the Director’s or Officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

SECTION 6. Indemnification of Employees.

At the discretion of the Board of Directors, the Corporation may indemnify and advance expenses under this Article to an Employee of the Corporation who is not a Director or Officer to the same extent, consistent with public policy, as to a Director or Officer.

SECTION 7. Shareholder Approved Indemnification.

        (a) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a Director who at the time does not qualify as a disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

(iv) for any transaction from which he received an improper personal benefit.

        (b) Where approved or authorized in the manner described in subsection 7(a) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(a)(i)-(iv) above; and

(ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

SECTION 8. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee, or agent of the Corporation or who, while a Director, Officer, Employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a Director, Officer, Employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

SECTION 9. Witness Fees. Nothing in this Article shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 10. Report to Shareholders. If the Corporation indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders’ meeting.

SECTION 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

SECTION 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such Director, Officer, Employee or other person may otherwise be entitled by contract or as a matter of law.

SECTION 13. Amendments to Georgia Business Corporation Code. In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its Directors and Officers, as applicable, the indemnification protections set forth in this Article VII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

ARTICLE VIII

AMENDMENTS OF BYLAWS

The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

Part II

Information Not Required In Prospectus

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

HealthTronics is organized under the laws of the State of Georgia and is governed by the Georgia Business Corporation Code, as in effect or hereafter amended, or the OGCA. Section 14-2-852 of the OGCA requires that HealthTronics indemnify a director “who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.” Section 14-2-857 of the OGCA requires that a corporation indemnify officers under the same standard.

Section 14-2-851 of the OGCA provides that HealthTronics may indemnify a director or officer who is a party to a proceeding against liability incurred in the proceeding if (i) the director or officer conducted himself or herself in good faith, and (ii) the director or officer reasonable believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

HealthTronics’ current articles of incorporation provide that no director shall have any personal liability to HealthTronics or its shareholders for monetary damages for breach of duty of care or the other duties of a director except (i) for any appropriation, in violation of his or her duties, of any business opportunity of HealthTronics, (ii) for acts or omissions that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. These provisions may limit HealthTronics and its shareholders from holding a director personally liable for certain acts or omissions.

In addition to the foregoing provisions, the proposed amended and restated articles of incorporation provide that if at any time the OCGA shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by the OCGA, as so amended, without further action by the shareholders, unless the provisions of the OCGA, as amended, required further action by the shareholders; and any repeal or modification of the foregoing provisions of the OCGA shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

The current articles of incorporation for HealthTronics are silent as to indemnification of directors and officers of the corporation. The proposed amended and restated articles of incorporation provide that the corporation shall indemnify to the fullest extent permitted by the OCGA any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation or serves, or served at the request of the corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise. In addition, the corporation shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings in advance of the final disposition of such proceedings, to the fullest extent permitted by the OCGA.

HealthTronics maintains directors and officers liability insurance, which insures against liabilities that directors or officers of HealthTronics may incur in such capacities.

Certain payments under the severance and non-compete agreements and board service and release agreements described in “The Merger—Interests of Certain Persons in the Merger” on page 61 may be deemed to be excess parachute payments under Section 280G of the Internal Revenue Code. The recipients of those payments will be subject to a 20% excise tax on such amounts, if any, under Section 4999 of the Internal Revenue Code, and HealthTronics will be denied a deduction with respect to the same amounts. Pursuant to the terms of some of the severance and non-compete agreements and board service and release agreements, HealthTronics has agreed to indemnify recipients of the payments for the payment of the excise tax and any resulting additional excise or income taxes. The amounts paid by HealthTronics pursuant to the indemnification provisions will also not be deductible by HealthTronics.

The merger agreement provides that for six years after the merger, HealthTronics will indemnify the present and former officers and directors of Prime and HealthTronics from liabilities arising out of actions or omissions in their capacities as such at or before the effective time of the merger, to the full extent permitted under Delaware law (and Georgia law to the extent applicable) or HealthTronics’ articles of incorporation and bylaws. In addition, HealthTronics will maintain its and Prime’s current directors’ and officers’ insurance coverage for six years after the effective time of the merger, but only to the extent related to actions or omissions before the effective time of the merger, provided that HealthTronics may substitute insurance policies with substantially similar coverage and amounts containing terms no less advantageous than those maintained by Prime and HealthTronics as of the effective time of the merger.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.		Exhibit Description (1)

2.1		Agreement and Plan of Merger, dated as of June 11, 2004, by and between HealthTronics Surgical Services, Inc. and Prime Medical Services, Inc. (incorporated by reference to Exhibit 10.1 to HealthTronics’ Current Report on Form 8-K filed June 15, 2004, Reg. No. 000-30406).

3.1		Amended Articles of Incorporation of HealthTronics Surgical Services, Inc. (incorporated by reference to Exhibit 3.1 to HealthTronics’ Annual Report on Form 10-KSB filed April 1, 2002, Registration No. 000-30406).

3.2		Restated Bylaws of HealthTronics Surgical Services, Inc. (incorporated by reference to Exhibit 3.2 to HealthTronics’ Annual Report on Form 10-KSB filed April 1, 2002, Registration No. 000-30406).

3.3		Form of Amended and Restated Articles of Incorporation of HealthTronics Surgical Services, Inc. (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).

3.4		Form of Amended and Restated Bylaws of HealthTronics Surgical Services, Inc. (included as Annex E to the joint proxy statement/prospectus contained in the Registration Statement).

**5.1		Opinion of Miller & Martin PLLC regarding legality of the securities to be registered.

**8.1		Opinion of Miller & Martin PLLC regarding tax matters.

**8.2		Opinion of Akin Gump Strauss Hauer & Feld LLP regarding tax matters.

10.1		Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Kenneth S. Shifrin (incorporated by reference to Exhibit 10.3 to HealthTronics’ Current Report on Form 8-K filed June 15, 2004, Reg. No. 000-30406).

10.1	(a)

Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Argil J. Wheelock, M.D. (incorporated by reference to Exhibit 10.2 to HealthTronics’ Current Report on Form 8-K filed June 15, 2004, Reg. No.

000-30406).

10.2		Entity Interest Agreement between HealthTronics, Inc. and USL (incorporated by reference to Exhibit 10.2 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.3

Distributorship Agreement between HealthTronics, Inc. and USL and amendments thereto (incorporated by reference to Exhibit 10.3 to HealthTronics’ Registration Statement on Form

SB-2, Reg. No. 333-66977).

10.4		Patent License Agreement dated June 3, 1995 between OssaTronics, Inc. and HMT High Medical Technologies GmbH along with amendments thereto (incorporated by reference to Exhibit 10.4 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5	(a)	Patent Purchase Agreement between VISSH Voennomedicinsky Institute and HMT (incorporated by reference to Exhibit 10.4(a) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5	(b)	U.S. Patent Number 4,979,501 for a method and an apparatus for medical treatment of the pathological state of bones (incorporated by reference to Exhibit 10.4(b) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

Exhibit No.	Exhibit Description (1)

10.5(c)	Provisional Patent Application for the use of acoustic shock waves in the treatment of medical, dental and veterinary conditions (incorporated by reference to Exhibit 10.4(c) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5(d)	U.S. Patent Number 5,595,178 for a system and an apparatus for treatment of degenerative bone (incorporated by reference to Exhibit 10.4(d) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5(e)	Second Amendment to Patent License Agreement (incorporated by reference to Exhibit 10.4(e) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.6	Distributorship and Manufacturing Agreements between HealthTronics and HMT for both the OssaTron(R) (11/22/94) and the LithoTron(R) (1/24/96) and amendments to both agreements dated March 1, 1996 and August 7, 1996 (incorporated by reference to Exhibit 10.5 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.7	HealthTronics’ 401(k) plan (incorporated by reference to Exhibit 10.6 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.8	Agreement dated February 15, 1995 between OssaTronics, Inc., John Warlick, Argil Wheelock, MD, Karl-Heinz Restle and Scott A. Cochran (incorporated by reference to Exhibit 10.7 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.9	Manufacturing Agreement dated June 20, 1996 between HealthTronics and HMT (incorporated by reference to Exhibit 10.8 of Form SB-2, Reg. No. 333-66977).

10.10	Credit Agreement between HealthTronics Surgical Services, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.12 to HealthTronics’ Annual Report on Form 10-KSB filed April 1, 2002, Reg. No. 000-30406).

10.10(a)	Amended Credit Agreement dated March 5, 2004 by and among HealthTronics Surgical Services, Inc., SunTrust Bank and Regions Bank (incorporated by reference to Exhibit 10.12(a) to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.11	Lease Agreement between HealthTronics, Inc. and Prucrow Industrial Properties, L.P. dated January 27, 2000 (incorporated by reference to Exhibit 10.2 to HealthTronics’ Quarterly Report on Form 10-QSB filed May 15, 2000, Reg. No. 000-30406).

10.12	First Amendment to Lease Agreement dated December 30, 2002 between HealthTronics, Inc. and LIT PC, L.P. (incorporated by reference to Exhibit 10.14 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

10.13	Second Amendment to Lease Agreement dated February 21, 2003 between HealthTronics Surgical Services, Inc. and LIT PC, L.P. (incorporated by reference to Exhibit 10.15 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

10.14	Deferred Compensation Plan for HealthTronics Surgical Services, Inc. (incorporated by reference to Exhibit 10.16 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

10.15	Amended and Restated Employment Agreement with Dr. Wheelock (incorporated by reference to Exhibit 10.17 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.16	Amended and Restated Employment Agreement with Mr. McGahan (incorporated by reference to Exhibit 10.18 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

Exhibit No.		Exhibit Description (1)

10.17		Amended and Restated Employment Agreement with Mr. Biderman (incorporated by reference to Exhibit 10.19 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.18		Employment Agreement with Dr. Bänziger (incorporated by reference to Exhibit 10.20 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.18	(a)	First Amendment to Employment Agreement with Dr. Bänziger (incorporated by reference to Exhibit 10.20(a) to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.18	(b)	Second Amendment to Employment Agreement with Dr. Bänziger (incorporated by reference to Exhibit 10.20(b) to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.19		Deferred Compensation Plan for HealthTronics Surgical Services, Inc. adopted January 1, 2004 (incorporated by reference to Exhibit 10.21 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.20		Distribution Agreement between HT Prostate Therapy Management Company, LLC, EDAP TMS, S.A., EDAP S.A. and Technomed Medical Systems, S.A. dated February 5, 2004 (incorporated by reference to Exhibit 10.1 to HealthTronics’ Quarterly Report on Form 10-Q filed May 10, 2004, Reg. No. 000-30406) (portions of this agreement have been omitted and marked confidential [*****] and filed separately with the Commission).

†10.21		Form of Board Service and Release Agreement by and between HealthTronics and Argil J. Wheelock, M.D.

†10.22		Form of Severance and Non-Competition Agreement by and between HealthTronics and Martin J. McGahan.

†10.23		Form of Severance and Non-Competition Agreement by and between HealthTronics and Ted S. Biderman.

†10.24		Employment Agreement by and between HealthTronics and Victoria Beck.

†10.25		Form of Board Service, Amendment and Release Agreement by and between HealthTronics and Kenneth S. Shifrin.

†21.1		List of subsidiaries of HealthTronics Surgical Services, Inc.

**23.1		Consent of Miller & Martin PLLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

**23.2		Consent of Miller & Martin PLLC (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

**23.3		Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

*23.4		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for HealthTronics Surgical Services, Inc.

*23.5		Consent of KPMG LLP, Independent Public Accountants for Prime Medical Services, Inc.

†24.1		Power of Attorney.

*99.1		Form of Proxy Card for HealthTronics Surgical Services, Inc. Special Meeting.

*99.2		Form of Proxy Card for Prime Medical Services, Inc. Special Meeting.

Exhibit No.	Exhibit Description (1)

*99.3	Consent of SunTrust Robinson Humphrey, financial advisor to the board of directors of HealthTronics International, Inc.

*99.4	Consent of Bank of America Securities LLC, financial advisor to the board of directors of Prime Medical Services, Inc.

99.5	Letter from FDA dated July 21, 1997 approving the PMA for the LithoTron(R) Lithotripsy System, subject to certain conditions (incorporated by reference to Exhibit 99.1 of Form SB-2, Reg. No. 333-66977).

99.6	Letter from FDA dated October 12, 2000 approving the PMA for the OssaTron(R) Orthopaedic Extracorporeal Shock Wave System, subject to certain conditions (incorporated by reference to Exhibit 99.2 to HealthTronics’ Annual Report on Form 10-KSB40 filed March 28, 2001, Reg. No. 000-30406).

99.7	Letter from FDA dated March 14, 2003 approving the PMA for the OssaTron(R) Orthopaedic Extracorporeal Shock Wave System for the treatment of lateral epicondylitis or tennis elbow (incorporated by reference to Exhibit 99.3 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

(1)	The exhibits listed below will be furnished to any security holder upon written request for such exhibit to Investor Relations, HealthTronics Surgical Services, Inc., 1841 West Oak Parkway, Suite A, Marietta, Georgia 30062. The Securities and Exchange Commission, or SEC, maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.
*	Filed herewith.
**	To be filed by amendment.
†	Previously filed.

ITEM 22. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(B) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

3. that every prospectus: (a) that is filed pursuant to paragraph (1) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

4. to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

5. the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

6. to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request; and

7. to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on August 11, 2004.

HEALTHTRONICS SURGICAL SERVICES, INC.

By:	/S/ ARGIL J. WHEELOCK, M.D.
Argil J. Wheelock, M.D. Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Argil J. Wheelock, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 11, 2004

* Martin J. McGahan	President, Chief Operating Officer, Chief Financial Officer and a Director (Principal Financial Officer)	August 11, 2004

* Victoria W. Beck	Chief Accounting Officer (Principal Accounting Officer)	August 11, 2004

* James R. Andrews, M.D.	Director	August 11, 2004

* Dr. Andreas Baenziger	Director	August 11, 2004

* Scott A. Cochran	Director	August 11, 2004

* Donny R. Jackson	Director	August 11, 2004

* Timothy J. Lindgren	Director	August 11, 2004

Russell H. Maddox	Director	August , 2004

* J. Richard Steadman, M.D.	Director	August 11, 2004

S-1

*	Martin J. McGahan, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement on Form S-4 on behalf of the above-named officers and directors of HealthTronics Surgical Services, Inc., pursuant to powers of attorney executed on behalf of such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ MARTIN J. MCGAHAN	Attorney-in-Fact	August 11, 2004

S-2

Exhibit Index

Exhibit No.		Exhibit Description (1)

2.1		Agreement and Plan of Merger, dated as of June 11, 2004, by and between HealthTronics Surgical Services, Inc. and Prime Medical Services, Inc. (incorporated by reference to Exhibit 10.1 to HealthTronics’ Current Report on Form 8-K filed June 15, 2004, Reg. No. 000-30406).

3.1		Amended Articles of Incorporation of HealthTronics Surgical Services, Inc. (incorporated by reference to Exhibit 3.1 to HealthTronics’ Annual Report on Form 10-KSB filed April 1, 2002, Registration No. 000-30406).

3.2		Restated Bylaws of HealthTronics Surgical Services, Inc. (incorporated by reference to Exhibit 3.2 to HealthTronics’ Annual Report on Form 10-KSB filed April 1, 2002, Registration No. 000-30406).

3.3		Form of Amended and Restated Articles of Incorporation of HealthTronics Surgical Services, Inc. (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).

3.4		Form of Amended and Restated Bylaws of HealthTronics Surgical Services, Inc. (included as Annex E to the joint proxy statement/prospectus contained in the Registration Statement).

**5.1		Opinion of Miller & Martin PLLC regarding legality of the securities to be registered.

**8.1		Opinion of Miller & Martin PLLC regarding tax matters.

**8.2		Opinion of Akin Gump Strauss Hauer & Feld LLP regarding tax matters.

10.1		Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Kenneth S. Shifrin (incorporated by reference to Exhibit 10.3 to HealthTronics’ Current Report on Form 8-K filed June 15, 2004, Reg. No. 000-30406).

10.1	(a)

Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Argil J. Wheelock, M.D. (incorporated by reference to Exhibit 10.2 to HealthTronics’ Current Report on Form 8-K filed June 15, 2004, Reg. No.

000-30406).

10.2		Entity Interest Agreement between HealthTronics, Inc. and USL (incorporated by reference to Exhibit 10.2 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.3

Distributorship Agreement between HealthTronics, Inc. and USL and amendments thereto (incorporated by reference to Exhibit 10.3 to HealthTronics’ Registration Statement on Form

SB-2, Reg. No. 333-66977).

10.4		Patent License Agreement dated June 3, 1995 between OssaTronics, Inc. and HMT High Medical Technologies GmbH along with amendments thereto (incorporated by reference to Exhibit 10.4 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5	(a)	Patent Purchase Agreement between VISSH Voennomedicinsky Institute and HMT (incorporated by reference to Exhibit 10.4(a) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5	(b)	U.S. Patent Number 4,979,501 for a method and an apparatus for medical treatment of the pathological state of bones (incorporated by reference to Exhibit 10.4(b) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5	(c)	Provisional Patent Application for the use of acoustic shock waves in the treatment of medical, dental and veterinary conditions (incorporated by reference to Exhibit 10.4(c) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

Exhibit No.	Exhibit Description (1)

10.5(d)	U.S. Patent Number 5,595,178 for a system and an apparatus for treatment of degenerative bone (incorporated by reference to Exhibit 10.4(d) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.5(e)	Second Amendment to Patent License Agreement (incorporated by reference to Exhibit 10.4(e) to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.6	Distributorship and Manufacturing Agreements between HealthTronics and HMT for both the OssaTron(R) (11/22/94) and the LithoTron(R) (1/24/96) and amendments to both agreements dated March 1, 1996 and August 7, 1996 (incorporated by reference to Exhibit 10.5 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.7	HealthTronics’ 401(k) plan (incorporated by reference to Exhibit 10.6 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.8	Agreement dated February 15, 1995 between OssaTronics, Inc., John Warlick, Argil Wheelock, MD, Karl-Heinz Restle and Scott A. Cochran (incorporated by reference to Exhibit 10.7 to HealthTronics’ Registration Statement on Form SB-2, Reg. No. 333-66977).

10.9	Manufacturing Agreement dated June 20, 1996 between HealthTronics and HMT (incorporated by reference to Exhibit 10.8 of Form SB-2, Reg. No. 333-66977).

10.10	Credit Agreement between HealthTronics Surgical Services, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.12 to HealthTronics’ Annual Report on Form 10-KSB filed April 1, 2002, Reg. No. 000-30406).

10.10(a)	Amended Credit Agreement dated March 5, 2004 by and among HealthTronics Surgical Services, Inc., SunTrust Bank and Regions Bank (incorporated by reference to Exhibit 10.12(a) to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.11	Lease Agreement between HealthTronics, Inc. and Prucrow Industrial Properties, L.P. dated January 27, 2000 (incorporated by reference to Exhibit 10.2 to HealthTronics’ Quarterly Report on Form 10-QSB filed May 15, 2000, Reg. No. 000-30406).

10.12	First Amendment to Lease Agreement dated December 30, 2002 between HealthTronics, Inc. and LIT PC, L.P. (incorporated by reference to Exhibit 10.14 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

10.13	Second Amendment to Lease Agreement dated February 21, 2003 between HealthTronics Surgical Services, Inc. and LIT PC, L.P. (incorporated by reference to Exhibit 10.15 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

10.14	Deferred Compensation Plan for HealthTronics Surgical Services, Inc. (incorporated by reference to Exhibit 10.16 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

10.15	Amended and Restated Employment Agreement with Dr. Wheelock (incorporated by reference to Exhibit 10.17 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.16	Amended and Restated Employment Agreement with Mr. McGahan (incorporated by reference to Exhibit 10.18 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.17	Amended and Restated Employment Agreement with Mr. Biderman (incorporated by reference to Exhibit 10.19 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.18	Employment Agreement with Dr. Bänziger (incorporated by reference to Exhibit 10.20 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

Exhibit No.		Exhibit Description (1)

10.18	(a)	First Amendment to Employment Agreement with Dr. Bänziger (incorporated by reference to Exhibit 10.20(a) to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.18	(b)	Second Amendment to Employment Agreement with Dr. Bänziger (incorporated by reference to Exhibit 10.20(b) to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.19		Deferred Compensation Plan for HealthTronics Surgical Services, Inc. adopted January 1, 2004 (incorporated by reference to Exhibit 10.21 to HealthTronics’ Annual Report on Form 10-K filed March 15, 2004, Reg. No. 000-30406).

10.20		Distribution Agreement between HT Prostate Therapy Management Company, LLC, EDAP TMS, S.A., EDAP S.A. and Technomed Medical Systems, S.A. dated February 5, 2004 (incorporated by reference to Exhibit 10.1 to HealthTronics’ Quarterly Report on Form 10-Q filed May 10, 2004, Reg. No. 000-30406) (portions of this agreement have been omitted and marked confidential [*****] and filed separately with the Commission).

†10.21		Form of Board Service and Release Agreement by and between HealthTronics and Argil J. Wheelock, M.D.

†10.22		Form of Severance and Non-Competition Agreement by and between HealthTronics and Martin J. McGahan.

†10.23		Form of Severance and Non-Competition Agreement by and between HealthTronics and Ted S. Biderman.

†10.24		Employment Agreement by and between HealthTronics and Victoria Beck.

†10.25		Board Service, Amendment and Release Agreement by and between HealthTronics and Kenneth S. Shifrin.

†21.1		List of subsidiaries of HealthTronics Surgical Services, Inc.

**23.1		Consent of Miller & Martin PLLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

**23.2		Consent of Miller & Martin PLLC (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

**23.3		Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

*23.4		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for HealthTronics Surgical Services, Inc.

*23.5		Consent of KPMG LLP, Independent Public Accountants for Prime Medical Services, Inc.

†24.1		Power of Attorney.

*99.1		Form of Proxy Card for HealthTronics Surgical Services, Inc. Special Meeting.

*99.2		Form of Proxy Card for Prime Medical Services, Inc. Special Meeting.

*99.3		Consent of SunTrust Robinson Humphrey, financial advisor to the board of directors of HealthTronics International, Inc.

*99.4		Consent of Bank of America Securities LLC, financial advisor to the board of directors of Prime Medical Services, Inc.

Exhibit No.	Exhibit Description (1)

99.5	Letter from FDA dated July 21, 1997 approving the PMA for the LithoTron(R) Lithotripsy System, subject to certain conditions (incorporated by reference to Exhibit 99.1 of Form SB-2, Reg. No. 333-66977).

99.6	Letter from FDA dated October 12, 2000 approving the PMA for the OssaTron(R) Orthopaedic Extracorporeal Shock Wave System, subject to certain conditions (incorporated by reference to Exhibit 99.2 to HealthTronics’ Annual Report on Form 10-KSB40 filed March 28, 2001, Reg. No. 000-30406).

99.7	Letter from FDA dated March 14, 2003 approving the PMA for the OssaTron(R) Orthopaedic Extracorporeal Shock Wave System for the treatment of lateral epicondylitis or tennis elbow (incorporated by reference to Exhibit 99.3 to HealthTronics’ Annual Report on Form 10-K filed March 26, 2003, Reg. No. 000-30406).

(1)	The exhibits listed below will be furnished to any security holder upon written request for such exhibit to Investor Relations, HealthTronics Surgical Services, Inc., 1841 West Oak Parkway, Suite A, Marietta, Georgia 30062. The Securities and Exchange Commission, or SEC, maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

*	Filed herewith.
**	To be filed by amendment.
†	Previously filed.